Filed Pursuant to Rule 424(b)(4)
Registration No. 333-294164
PROSPECTUS
40,516,960 Shares
Pershing Square USA, Ltd.
Common Shares
$50.00 per share
The Company. Pershing Square USA, Ltd., a Delaware statutory trust (the “Company”), is a non-diversified, closed-end management investment company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and managed by its investment manager, Pershing Square Capital Management, L.P. (“PSCM” or the “Manager”). The Company has not commenced investment operations.
The Combined Transaction. This offering and the PS Inc. IPO (as defined herein) are component parts of a single offering, which is referred to as the “combined offering.” The combined offering is being conducted alongside the Combined Private Placement (as defined herein) and together the combined offering and the Combined Private Placement are referred to as the “combined transaction.” The Company has secured commitments of $2.974 billion from a group of private placement investors which, taken together with the aggregate proceeds of this offering is expected to result in aggregate gross proceeds to the Company of $5,000,000,000 (before the sales load, placement and structuring fees, offering expenses and any exercise of the Underwriters’ option to purchase additional Common Shares, each as further described in this prospectus).
Investment Objective. The Company’s investment objective is to preserve capital and seek maximum, long-term capital appreciation and growth in intrinsic value per share commensurate with reasonable risk, where risk is defined as the probability of permanent loss of capital, rather than price volatility. There can be no assurance that the Company’s investment objective will be achieved.
Listing. The Common Shares have been approved for listing on the New York Stock Exchange (“NYSE”), subject to notice of issuance under the symbol “PSUS.”
No Trading History; Trading Discount. The Common Shares have no history of public trading. Shares of closed-end investment companies frequently trade at a discount from their net asset value. The risk of loss if a discount to net asset value per Common Share (“NAV”) were to emerge may be greater for investors expecting to sell their Common Shares in a relatively short period after the completion of the combined offering of which this offering is a component part, as discussed further below under “The Combined Offering.”
Investing in the Common Shares involves certain risks. See “Risk Factors” beginning on page 49 of this prospectus. You should carefully consider these risks together with all of the other information contained in this prospectus before making a decision to purchase Common Shares.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public Offering Price	$50.00	$2,025,848,000
Sales Load(2)	$1.1168/2.23%	$45,248,750/2.23%
Proceeds, before expenses, to the Company(3)	$48.8832	$1,980,599,250

The Underwriters expect to deliver the Common Shares to purchasers on or about April 30, 2026.
Global Coordinators and Bookrunners

Citigroup	UBS Investment Bank	BofA Securities	Jefferies	Wells Fargo Securities

RBC Capital Markets	BTG Pactual	Keefe, Bruyette & Woods, Inc. A Stifel Company

Co-Lead Managers

Academy Securities	Huntington Capital Markets	Loop Capital Markets

Oppenheimer & Co.	Piper Sandler	Roberts & Ryan	Wedbush Securities

Co-Managers

Aegis Capital Corp	AmeriVet Securities	C.L. King & Associates
CastleOak Securities, L.P.	Clear Street	InspereX
Jones	R. Seelaus & Co., LLC	Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank		Tigress Financial Partners

Selected Selling Group Members

Charles Schwab & Co., Inc.	Robinhood Financial LLC

Prospectus dated April 28, 2026

(notes continued from front cover)
(1)
The underwriters of this offering (the “Underwriters”) have been granted an option to purchase up to 6,077,544 additional Common Shares at the public offering price, less the sales load, within 45 days of the date of this prospectus solely to cover over-allotments in this offering, if any. If such option is exercised in full, the total public offering price, sales load paid by the Company and proceeds, before expenses, to the Company, will be $2,329,725,200, $52,036,062 and $2,277,689,138, respectively. See “Underwriting.”

(2)
The Company will pay an aggregate sales load of $45,248,750, which is 2.23% of the aggregate offering price. The aggregate sales load consists of a sales load of $1.00 per share (2.0%) in respect of Common Shares sold to institutional investors and a sales load of $1.25 per share (2.5%) in respect of Common Shares sold to retail investors. Certain of the underwriters of this offering (the “Underwriters”) will also receive additional fees for structuring the combined offering. The aggregate sales load and structuring fees will be paid by the Company and will be borne by all Common Shareholders. See “Underwriting.”

(3)
PS Inc. will acquire Common Shares from the Company at the public offering price less the sales load for resale to the Underwriters. All of the net proceeds of the combined offering will be received by the Company and the combined offering will not result in any proceeds to PS Inc. The Company estimates that it will incur aggregate offering expenses of approximately $8.9 million, or approximately $0.09 per Common Share (other than the sales load, placement fees and structuring fees).

(continued from front cover)
The order in which the Global Coordinators and Bookrunners are listed in this prospectus is random.
The Company (continued). The Manager has chosen to operate its investment strategy in a 1940 Act registered closed-end investment company because it believes that this corporate structure offers a tax-efficient investment vehicle for the Manager to implement its strategy, as companies that qualify as regulated investment companies (“RICs”) under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally are not subject to U.S. federal income tax. Investors may be subject to tax on distributions from the Company and dispositions of the Common Shares, or “deemed distributions” in respect of net capital gains retained by the Company (in which case investors may be able to claim a corresponding credit or refund in respect of the entity-level taxes paid by the Company). See “U.S. Federal Income Tax Considerations” for more information.
The Manager. Pershing Square Capital Management, L.P. serves as the Company’s investment manager and is responsible for the management of the Company. Founded in 2003, the Manager is a leading alternative asset manager led by its founder and Chief Executive Officer, William A. Ackman, who has spent 34 years in the alternative asset management industry. Mr. Ackman is supported by an experienced investment team with an average of 15 years in the industry. The Manager is headquartered in New York City and had 44 employees as of December 31, 2025. As of March 31, 2026, the Manager had $26.6 billion of total assets under management and $17.0 billion of fee-paying assets under management, approximately 96% of which is attributable to permanent capital (as defined herein). The Manager’s investment team is highly aligned with its portfolio companies, fund investors and its shareholders due to, among other reasons, the $5.8 billion (as of December 31, 2025) invested by its employees and their affiliates in its funds and Howard Hughes Holdings Inc., its approach to performance compensation, and employee ownership of the company. Mr. Ackman is the largest indirect owner of Pershing Square Holdco, L.P. (“PS Holdco”), the existing parent company of the Manager. Mr. Ackman will remain the largest indirect shareholder of PS Inc. following the statutory conversion of PS Holdco to a Nevada corporation and the change of its name to “Pershing Square Inc.”

PSCM also currently serves as the investment manager to its three primary investment funds, which PSCM refers to as its “core funds,” Pershing Square Holdings, Ltd., a Guernsey-registered closed-ended investment company whose shares are listed on the London Stock Exchange (“PSH”), Pershing Square, L.P., a private investment fund organized as a Delaware limited partnership (“PSLP”), and Pershing Square International, Ltd., a Cayman Islands exempted company, which operates as a private investment fund (“PSIL”). PSH, PSLP, and PSIL (collectively, the “Affiliated Funds”) all have similar investment programs and generally invest in the same assets in similar proportions, subject to certain exceptions. Following the completion of the combined offering, the Company will become one of the Manager’s core funds. Each core fund will continue to have a similar investment program and generally invest in the same assets in similar proportions, subject to regulatory, tax, liquidity and other considerations applicable to the Company or the Affiliated Funds.
Investment Strategy. The Company seeks to achieve its investment objective by acquiring long-term, large minority stakes in 12 to 15 high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which the Manager believes they have underperformed their potential and/or when the Manager believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their businesses. PSUS, alongside the other core funds, will accumulate large minority stakes over time. Such stakes will vary in size depending on the size of the portfolio company and the Manager’s assessment of potential for loss versus opportunity for gain. Generally, the Manager seeks to accumulate positions of a size across its core funds that enable it to be a significant and influential shareholder, typically making it the largest, or among the largest, active shareholders (i.e., excluding passive investors such as index funds). The Company intends to invest principally in companies with simple, predictable, and free-cash-flow generative businesses, strong balance sheets, and exceptional management and governance, in industries with significant barriers to entry and limited exposure to extrinsic factors it cannot control. The Manager looks for opportunities to assist portfolio companies in accelerating growth, increasing efficiency, improving capital allocation, managing through challenges and otherwise improving performance in order to generate long-term value. The Manager is a long-term investor and pursues a long-term investment strategy in which it generally makes investments for its funds with the expectation of holding the investment for multiple years and does not typically engage in short-term trading of the securities of the companies in which its funds invest. The Manager intends to make investments on behalf of the Company in a manner consistent with the core investment strategy it has historically employed. See “Investment Objective, Strategy and Policies.”
Hedging Strategy. The Manager complements its core investment strategy by seeking to identify and execute upon asymmetric hedges in order to protect the investment portfolio against specific macroeconomic risks, and to capitalize on market volatility. The Manager typically structures these hedges using asymmetric instruments such as options and credit default swaps, which offer the opportunity for large gains (relative to the individual asymmetric instruments and the size of the Company’s investment portfolio, taken as a whole) if potential risks occur without exposing the Company to significant costs or meaningful losses (relative to the size of the Company’s investment portfolio, taken as a whole) if such risks do not occur, as the amount of capital at risk is typically expected to represent a small, single-digit percentage of the Company’s total assets. The Manager has historically, and expects to continue to, reinvest profits from asymmetric hedges during periods of market disruption by increasing its funds’ investments in existing portfolio companies and by occasionally acquiring new positions, taking advantage of the depressed valuations of common stocks that typically occur during market disruptions. The Manager’s opportunistic hedging strategy has allowed it to increase its funds’ exposure to high-quality companies at materially discounted valuations, contributing to its long-term investment performance. The Manager believes its opportunistic hedging strategy is highly synergistic to its core investment strategy and is a superior alternative to holding a large cash position or maintaining a continuous hedging program, both of which can be a significant drag on long-term performance. The Manager has substantial experience in negotiating relevant agreements for derivative transactions, and has longstanding relationships with the counterparties to such agreements, allowing it to successfully identify and execute hedges and other derivative transactions on a timely basis over multiple market cycles. See “Investment Objective, Strategy and Policies – Investment Techniques – Hedging Transactions.”
Concentration. As part of the Company’s investment program, the Manager intends to concentrate the Company’s assets in a relatively limited number of investments because the Manager believes that (i) there are a limited number of attractive investments available in the marketplace at any one time, and (ii) investing in a relatively modest number of attractive investments about which it has detailed knowledge provides a better opportunity to generate superior, risk-adjusted, long-term returns when compared with a highly diversified portfolio of investments it can know less well.
i

The concentration of the Company’s investment positions is subject to limitations applicable to the Company under the 1940 Act and the Company’s qualification as a RIC under Subchapter M of the Code. See “Investment Objective, Strategy and Policies - Investment Restrictions” and “U.S. Federal Income Tax Considerations.”
The Combined Offering. In recognition of the importance of this offering to the Manager’s long-term success and to provide an additional incentive for prospective investors to purchase Common Shares in this offering, Pershing Square Inc., the parent company of the Manager (“PS Inc.”) will deliver to each investor who purchases Common Shares in this offering, for no additional consideration, 1 share of its common stock (the “PS Inc. Common Stock”), for every 5 Common Shares purchased in this offering, including any Common Shares acquired by the Underwriters in connection with the exercise of their option to purchase additional Common Shares from the Company as described in this prospectus. This prospectus relates to the distribution of the Common Shares offered hereby. The PS Inc. IPO is the initial public offering of PS Inc. Common Stock. Following the combined offering, PS Inc. Common Stock will be listed on the NYSE under the symbol “PS” and PS Inc. will be a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Shares and the PS Inc. Common Stock will each trade separately on the NYSE, and investors may freely trade each security separately. Please refer to the separate prospectus (the “PS Inc. Prospectus”) that is an exhibit to the registration statement of which this prospectus forms a part and is being delivered to all investors in the combined offering for more information about the business and operations of PS Inc. Please also refer to the matters described under the heading “Risk Factors” in the PS Inc. Prospectus with respect to various material risks related to an investment in PS Inc. Common Stock. On the closing date of the combined offering, PS Inc. will acquire from the Company and sell to the Underwriters the Common Shares offered hereby, at the initial public offering price less the sales load, and immediately thereafter deliver to the Company the net proceeds of this offering. All of the net proceeds of the combined offering will be received by the Company and the combined offering will not result in any proceeds to PS Inc.
The Combined Private Placement. In connection with the combined offering, the Company has secured commitments from a group of qualified investors (the “private placement investors”) consisting of U.S. and international institutional investors, including family offices (28%), pension funds (24%), insurance companies (20%), ultra-high-net-worth investors (13%) and other investors (15%), to acquire Common Shares at a price of $50.00 per share in a private placement transaction exempt from registration (the “Combined Private Placement”) under the Securities Act of 1933, as amended (the “Securities Act”), and in connection therewith PS Inc. will deliver to each private placement investor, for no additional consideration, 1.5 shares of PS Inc. Common Stock for every 5 Common Shares purchased in the Combined Private Placement. The Combined Private Placement will include the purchase of an aggregate of 59,483,040 million Common Shares, which includes the $200 million common shares investment made by the Manager and its affiliates (as further described in this prospectus), representing aggregate proceeds to be received by the Company of $2.974 billion. In connection therewith, PS Inc. will deliver to the private placement investors (excluding its affiliates), for no additional consideration, an aggregate of 16.6 million shares of PS Inc. Common Stock. The agreements with the private placement investors provide that the Combined Private Placement will be settled concurrently with, and will be contingent upon, the closing of the combined offering and the satisfaction of other customary closing conditions.
Use of Leverage. Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of the Company’s 7.50% Series A Cumulative Preferred Shares as described in this prospectus. Following the completion of the combined offering, and the investment of the net proceeds from this offering, subject to market conditions, the Company intends, as part of its leveraging strategy, to issue unsecured, fixed-rate bonds, and anticipates that over time it will maintain a ratio of approximately 15% to low 20s% debt to total assets in order to enhance its long-term returns. The Company intends to operate with a capital structure that it expects will allow it to be an investment grade bond issuer.
The use of leverage is subject to numerous risks. When leverage is employed, the NAV and the market price of the Common Shares will be more volatile than if leverage was not used. The Company cannot assure you that the use of leverage would result in a higher return on the Common Shares. Any leveraging strategy the Company may employ may not be successful. In addition, the use of leverage is subject to restrictions under the 1940 Act. See “Use of Leverage.”
* * *

You should read this prospectus, which contains important information about the Company, along with the accompanying PS Inc. Prospectus which is filed as an exhibit to the registration statement of which this prospectus forms a part, which contains important information about PS Inc., before deciding whether to participate in the combined offering, and retain them for future reference. Additional information about the Company is available on the SEC’s website at http://www.sec.gov. The Company will also produce both annual and semi-annual reports that will contain important information about the Company. For a free copy of the Company’s annual or semi-annual report (following the Company’s completion of an annual or semi-annual period, as applicable) or to request other information or ask questions about the Company, please write to the Company at IR@persq.com or call 212-813-3700 or visit the Company’s website at www.pershingsquareusa.com (under construction). This reference to the website does not incorporate the contents of the website into this prospectus.
You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Company.
The Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained in this prospectus. The Company and PS Inc. have not, and the Underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company and PS Inc. are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date of this prospectus. The Company’s business, financial condition and prospects may have changed since that date.

Prospectus

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. The factors listed under “Risk Factors,” as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in the Common Shares, you should be aware that the occurrence of the events described in “Risk Factors” and elsewhere in this prospectus could have a material adverse effect on our business, results of operation and financial position. The forward-looking statements contained in this prospectus involve a number of risks and uncertainties, including statements concerning:
•	the current and future business, operations, financial condition, operating results or prospects of the Company and those of the issuers of the securities in which the Company invests;
•	the return or impact of current and future investments;
•
general market conditions and the state of the general economy, including changes in or a slowing of the general economy, trade barriers and tariffs, inflation risk, interest rate risk, risk of recession, risks related to shutdowns of the U.S. federal government, a failure to increase the U.S. debt ceiling and risks with respect to the stability of the U.S. banking system;

•
the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing the operations of the Company or the issuers of securities in which the Company invests;

•	the Company’s ability to deploy any capital raised in this offering;
•	the Company’s ability to issue unsecured, fixed rate bonds and ability to obtain an investment grade bond issuer rating;
•	the Company’s contractual arrangements and relationships with third parties, including the Manager, administrator, custodian and transfer agent;
•	the impact of supply chain constraints on the issuers of the securities in which the Company invests and the global economy;
•	uncertainty surrounding global financial stability;
•
geopolitical tensions and hostilities, including with respect to the Middle East, Eastern Europe, Taiwan, North Korea and Iran, and the potential for such tensions and hostilities to adversely impact the industries and issuers of the securities in which the Company invests;

•	the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks;
•
the Manager’s ability to anticipate and identify evolving market expectations with respect to environmental, social and governance matters, including the environmental impacts of the Company’s portfolio companies’ supply chain and operations; and

•	the ability of the Manager to locate suitable investments for the Company and to monitor and administer the Company’s investments.
You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the date of this prospectus. Except as required by the federal securities laws, the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.
v

The forward-looking statements in this prospectus are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company’s actual operating results and financial condition could differ materially from those implied or expressed in the forward-looking statements or from our historical performance for any reason, including the factors set forth in “Risk Factors” and the other information included in this prospectus.

PROSPECTUS SUMMARY
This is only a summary of information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the Company’s Common Shares. You should carefully read the more detailed information contained elsewhere in this prospectus and the PS Inc. Prospectus prior to making an investment in the Company, especially the information set forth under the headings “Investment Objective, Strategy and Policies” and “Risk Factors.” Please also refer to the matters described under the heading “Risk Factors” in the PS Inc. Prospectus that accompanies this prospectus and is filed as an exhibit to the registration statement of which this prospectus forms a part with respect to various material risks related to an investment in PS Inc. Common Stock.
The Company
Pershing Square USA, Ltd., a Delaware statutory trust, is a closed-end investment company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and managed by its investment manager, Pershing Square Capital Management, L.P. (“PSCM” or the “Manager”). The Company has not commenced investment operations. The Manager has chosen to operate its investment strategy in a 1940 Act registered closed-end investment company because it believes that this corporate structure offers a tax-efficient investment vehicle for the Manager to implement its strategy, as companies that qualify as regulated investment companies (“RICs”) under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally are not subject to U.S. federal income tax. It is possible the Company may decide to retain some or all of its net capital gains, and to designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level tax on the retained amount, Investors will be required to include their share of the deemed distribution in income as if it had actually been distributed to them, and Investors will be entitled to claim a credit or refund equal to their allocable share of the corporate-level tax the Company pays on the retained capital gain. The amount of the deemed distribution net of such tax will be added to the Investor's cost basis for their Common Shares. Investors may be subject to tax on distributions from the Company and dispositions of the Common Shares. See “U.S. Federal Income Tax Considerations” for more information. Throughout this prospectus, Pershing Square USA, Ltd. is referred to as the “Company” or as “we,” “us,” or “our.”
Common Shares
The Company’s common shares of beneficial interest, no par value per share, are called “Common Shares” and the holders of Common Shares are called “Common Shareholders” throughout this prospectus.
The Combined Offering
Pershing Square Inc. (“PS Inc.”) is offering 40,516,960 Common Shares of PSUS for resale at $50.00 per share through a group of underwriters (the “Underwriters”) led by Citigroup Global Markets Inc., UBS Securities LLC, BofA Securities, Inc., Jefferies LLC and Wells Fargo Securities, LLC. You must purchase at least 5 Common Shares ($250.00) in order to participate in this offering. In connection with this offering, the Underwriters have been granted an option to purchase up to 6,077,544 additional Common Shares within 45 days of the date of this prospectus solely to cover over-allotments, if any. See “Underwriting.” In connection with the combined offering, the Company has secured commitments from a group of private placement investors in the Combined Private Placement. The aggregate gross proceeds of this offering and the Combined Private Placement to the Company are expected to be $5,000,000,000 (before the sales load, placement and structuring fees, offering expenses and any exercise of the Underwriters’ option to purchase additional Common Shares, each as further described in this prospectus).
In recognition of the importance of this offering to the Manager’s long-term success and to provide an additional incentive for prospective investors to purchase Common Shares of PSUS in this offering, PS Inc. will deliver to each investor who purchases Common Shares in this offering, for no additional consideration, 1 share of PS Inc. Common Stock for every 5 Common Shares purchased in this offering, including any Common Shares acquired by the Underwriters in connection with the exercise of their option to purchase additional Common Shares from the Company as described in this prospectus. On the closing date of the combined offering, PS Inc. will acquire from the Company and sell to the Underwriters the Common Shares offered hereby, at the initial public offering price less the sales load, and immediately thereafter deliver to the Company the net proceeds of this offering. All of the net proceeds of the combined offering will be received by the Company and the combined offering will not result in any proceeds to PS Inc. This prospectus relates to the foregoing distribution of such Common Shares.
This offering and the initial public offering (the “PS Inc. IPO”) of the common stock (the “PS Inc. Common Stock”) of PS Inc. are component parts of a single offering, which is referred to as the “combined offering.” The PS Inc. IPO is the initial public offering of PS Inc. Common Stock. Following the PS Inc. IPO, PS Inc. Common Stock will be listed on the NYSE under the symbol “PS” and PS Inc. will be a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Shares and the PS Inc. Common Stock will each trade separately on the NYSE, and investors may freely trade each security separately.
Please refer to the prospectus (the “PS Inc. Prospectus”) that is filed as an exhibit to the registration statement of which this prospectus forms a part and is being delivered to all investors in the combined offering for more information about the business and operations of PS Inc. Please also refer to the matters described under the heading “Risk Factors” in the PS Inc. Prospectus with respect to various material risks related to an investment in PS Inc. Common Stock.
In connection with the combined offering, the Company has secured commitments from a group of qualified investors (the “private placement investors”) consisting of U.S. and international institutional investors, including family offices (28%), pension funds (24%), insurance companies (20%), ultra-high-net-worth investors (13%) and other investors (15%), to acquire Common Shares at a price of $50.00 per share, and in connection therewith PS Inc. will deliver to each private placement investor, for no additional consideration, 1.5 shares of

PS Inc. Common Stock for every 5 Common Shares purchased in the Combined Private Placement in a combined private placement transaction (the “Combined Private Placement” and together with the combined offering, the “combined transaction”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Combined Private Placement will include the purchase of an aggregate of 59,483,040 million Common Shares, which includes the $200 million common shares investment made by the Manager and its affiliates (as further described in this prospectus), representing aggregate proceeds to be received by the Company of $2.974 billion. In connection therewith, PS Inc. will deliver to the private placement investors (excluding its affiliates), for no additional consideration, an aggregate of 16.6 million shares of PS Inc. Common Stock. The agreements with the private placement investors provide that the Combined Private Placement will be settled concurrently with, and will be contingent upon, the closing of the combined offering and the satisfaction of other customary closing conditions. Certain of the Underwriters are also acting as placement agents in the Combined Private Placement and are expected to receive aggregate placement fees of approximately $41.3 million in connection with the Combined Private Placement.
The combined transaction is expected to result in aggregate gross proceeds to the Company of $5,000,000,000 (inclusive of the gross proceeds of the Combined Private Placement before the sales load, placement and structuring fees, offering expenses and any exercise of the Underwriters’ option to purchase additional Common Shares, each as further described in this prospectus).
Investment Objective
The Company’s investment objective is to preserve capital and seek maximum, long-term capital appreciation and growth in intrinsic value per share commensurate with reasonable risk, where risk is defined as the probability of permanent loss of capital, rather than price volatility. There can be no assurance that the Company’s investment objective will be achieved.
Investment Strategy
The Company seeks to achieve its investment objective by acquiring and holding large minority stakes in 12 to 15 high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which the Manager believes they have underperformed their potential and/or when the Manager believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their businesses. PSUS, alongside the other core funds, will accumulate large minority stakes over time. Such stakes will vary in size depending on the size of the portfolio company and the Manager’s assessment of potential for loss versus opportunity for gain. Generally, the Manager seeks to accumulate positions of a size across its core funds that enable it to be a significant and influential shareholder, typically making it the largest, or among the largest, active shareholders (i.e., excluding passive investors such as index funds). The Manager may, from time to time, increase the number of holdings in the Company’s investment portfolio as a result of market or economic conditions or due to other considerations.

The Manager is a long-term investor and pursues a long-term investment strategy in which it generally makes investments for its funds with the expectation of holding the investment for multiple years and does not typically engage in short-term trading of the securities of the companies in which its funds invest. The Manager believes its commitment to its long term investment strategy provides the management teams and boards of directors of its portfolio companies with the necessary stability and support to create substantial long-term value and serves as an excellent recruitment tool when its portfolio companies seek to hire world-class senior executives who prefer the stability and backing afforded by a significant long-term shareholder. The Manager intends to make investments on behalf of the Company in a manner consistent with the core investment strategy it has historically employed.
Consistent with the Manager’s core investment principles and business strategy, it expects to identify investment opportunities for the Company in high-quality companies that have a number of the characteristics enumerated below. The Manager will use these criteria and guidelines in evaluating investments, but may make investments in companies that do not meet all of these criteria.
•
Simple, predictable, and free-cash-flow-generative. The Manager will generally seek investments in companies with a proven track record of growth and free cash flow generation, and predictable future financial performance that it expects will generate strong, sustainable growth in cash flows over the long term.

•
Formidable barriers to entry. The Manager will generally seek investments in companies that have long-term sustainable competitive advantages, significant barriers to entry, or “wide moats” around their business, and low risks of disruption due to competition, innovation or new entrants.

•
Limited exposure to extrinsic factors. The Manager will generally seek investments that are not materially negatively affected by macroeconomic factors, commodity prices, regulatory risks, interest rate volatility and/or cyclical risk.

•	Strong financial position. The Manager will generally seek investments in companies that are conservatively financed relative to their free-cash-flow generation.
•	Minimal capital markets dependency. The Manager will generally seek investments in companies that generally do not need to raise equity capital to fund their businesses.
•	Large capitalization. The Manager will generally seek investments in companies with large enterprise values and significant long-term growth potential.
•
Attractive valuation. The Manager will seek to make investments in companies at a discount to their intrinsic values with the businesses operated ‘as-is,’ and at a potentially substantially greater discount relative to their value if the businesses were optimized.

•
Exceptional management and governance. The Manager will generally seek investments in companies that have trustworthy, talented, experienced, and highly competent boards and management teams. The Manager may also seek investments in companies where it believes it can be a catalyst for effectuating corporate change through active corporate engagement.

While the Manager is comfortable making investments in a wide range of industries and asset classes, it generally prefers investments in simple businesses or assets that generate cash flows that can be estimated within a reasonable range over the long term. In seeking investment opportunities, the Manager is willing to accept a high degree of situational, legal, and/or capital structure complexity in the Company’s investments if it believes that the resulting complexity allows for a bargain purchase.
The Manager will generally seek to make investments in three broad categories of opportunities: (i) businesses that generate relatively predictable, growing, free cash flows, (ii) businesses or assets that the Manager believes are significantly undervalued and often have a catalyst to realize value, and (iii) mispriced probabilistic securities or investments where the Manager believes that the market price of a security or other investment under- or over-estimates the probability of a favorable change in interest rates or credit conditions, volatility and movement in markets, exchange rates or commodity prices, the outcome of a legal decision, contract or patent award or such other event that is expected to lead to a significant change in the valuation of such security or investment. The Manager intends to concentrate the Company’s assets in a relatively limited number of investments because the Manager believes that (i) there are a limited number of attractive investments available in the marketplace at any one time, and (ii) investing in a relatively modest number of attractive investments about which it has detailed knowledge provides a better opportunity to deliver superior, risk-adjusted, long-term returns when compared with a highly diversified portfolio of investments it can know less well.
The Manager complements its core investment strategy by seeking to identify and execute upon asymmetric hedges in order to protect the investment portfolio against specific macroeconomic risks, and to capitalize on market volatility. The Manager typically structures these hedges using asymmetric instruments such as options and credit default swaps, which offer the opportunity for large gains (relative to the individual asymmetric instruments and the size of the Company’s investment portfolio, taken as a whole) if potential risks occur without exposing the Company to significant costs or meaningful losses (relative to the size of the Company’s investment portfolio, taken as a whole) if such risks do not occur, as the amount of capital at risk is typically expected to represent a small, single-digit percentage of the Company’s total assets. The Manager has historically, and expects to continue to, reinvest profits from asymmetric hedges during periods of market disruption by increasing its funds’ investments in existing portfolio companies and by occasionally acquiring new positions, taking advantage of the depressed valuations of common stocks that typically occur during market disruptions. The Manager’s opportunistic hedging strategy has allowed it to increase its funds’ exposure to high-quality companies at materially discounted valuations, contributing to its long-term investment performance. The Manager believes its opportunistic hedging strategy is highly synergistic to its core investment strategy and is a superior alternative to holding a large cash position or maintaining a continuous hedging program, which can be a significant drag on long-term performance. The Manager has substantial experience in negotiating relevant agreements for derivative transactions, and has longstanding relationships with the counterparties to such agreements, allowing it to successfully identify and execute hedges and other derivative transactions on a timely basis over multiple market cycles.
The Manager has no overarching strategy or asset allocation model that specifies what percentage of the Company’s portfolio should be invested in each investment category. Rather, cash, cash equivalents, and/or U.S. Treasurys are generally the default investment choices until the Manager identifies new opportunities. Allocations among different investment categories are a function of their potential risk and reward compared with available opportunities in the marketplace. Accordingly, the Company may hold significant cash balances on an ongoing basis.
In seeking to achieve the Company’s investment objective, the Company may also invest in other types of investments such as equity securities of foreign issuers; securities convertible into equity; rights, options and warrants; swaps (including equity, foreign exchange, total return, interest rate, index, commodity and credit-default swaps), swaptions and other derivatives; instruments such as futures contracts, foreign currency, forward contracts on stock indices and products, exchange-traded funds (“ETFs”), and any other financial instruments the Manager believes will achieve the Company’s investment objective. Debt investments made by the Company will typically be in money market funds organized in the United States and in U.S. Treasury bills; however, the Company may also invest in other debt securities, including distressed debt securities of companies in or exiting bankruptcy. The Company may invest in securities sold pursuant to initial public offerings. Investments in options on financial indices may be used to establish or increase long or short positions or to hedge the Company’s investments. In order to mitigate market-related downside risk, the Company may acquire put options, short market indices, baskets of securities and/or purchase credit-default swaps, but is not committed to maintaining market hedges at any time.
Under normal circumstances, the Company will invest at least 80% of its net assets, plus any borrowings for investment purposes, in securities issued by issuers located in the United States. This policy may be changed without shareholder approval; however, you would be notified in writing 60 days in advance of any changes. A company is considered to be located in the United States if (i) it is organized under the laws of a state comprising the United States and has a principal office within the United States; (ii) it derives at least 50% of its total revenues or profits from businesses in the United States or has at least 50% of its assets in the United States; or (iii) its equity securities are traded principally on a stock exchange in the United States. American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and other types of depositary receipts traded principally on a stock exchange in the United States will count toward the 80% policy.
Derivative instruments used by the Company will be counted toward the Company’s 80% policy discussed above to the extent they have investment exposure similar to (or address market risk factors associated with) the securities included within that policy. Such derivative instruments will be valued for such purpose in accordance with the requirements of Rule 35d-1 under the 1940 Act.
The concentration of the Company’s investment positions is subject to limitations applicable to the Company under the 1940 Act and its qualification as a RIC under Subchapter M of the Code. See “Investment Objective, Strategy and Policies - Investment Restrictions” and “U.S. Federal Income Tax Considerations.”
The Manager believes that investments that meet the Company’s objective are often found in companies undergoing significant changes in strategy, capital structure, corporate governance, management, legal exposure, corporate form, shareholder composition and control, liquidity and financial condition, and in companies that are affected by external changes in the economic and political environment, including changes in the relevant tax code.
The Manager also believes that investment opportunities that meet the Company’s objective may at times occur in misunderstood companies, distressed securities, companies in or exiting bankruptcy, spin-offs, rights offerings, liquidations, companies for which litigation is a major asset or liability, under-followed small and mid-capitalization companies and other special situations.
The Manager may seek to be a catalyst to realize value from an investment by taking an engaged role in effectuating corporate change, either working alone or in conjunction with management and/or other investors, where the Manager believes the potential for reward justifies the commitment of time, energy and capital. The Manager believes that these techniques can both accelerate and maximize the realization of value from an investment and that constructive engagement with portfolio companies enables it to effectuate change without paying a control premium.
The Manager believes its long-term investment horizon also increases its influence at its portfolio companies, provides stability and support for management teams and boards of directors of its portfolio companies, and serves as an excellent recruitment tool when its portfolio companies seek to hire world-class senior executives, all of which the Manager believes help to drive its investment performance. Historically, the Manager has shown that it can achieve meaningful influence over companies in which it invests and assist them in creating long-term value, with ownership stakes that it has acquired at a lower price than the substantial premium that is typically required to be paid to obtain control of a company.
For more than 22 years, the Manager has accumulated significant experience in engaging with portfolio companies and guiding management teams, boards of directors and other shareholders through strategic and operational changes and restructurings. The Manager believes that its successful track record and reputation as a value-creating owner enhances its ability to generate higher long-term rates of return.
The Company will not make an initial investment in the equity of companies whose securities are not publicly traded (i.e., private equity) but may invest in privately placed securities of public issuers. Notwithstanding the foregoing, it is possible that, in limited circumstances, public companies in which the Company has invested may later be taken private and the Company may make additional investments in the equity or debt of such companies. The Company may make investments in the debt securities of a private company, provided that there is an observable market price for such debt securities.
Our Competitive Strengths
The Manager believes that the Company as managed by the Manager has the following key competitive strengths:
•	Disciplined Investment Strategy
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Simple, concentrated approach. The Manager believes that its core investment strategy has succeeded due to the inherent simplicity of its concentrated approach to fundamental value investing and the alignment of its organization with this approach.

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Successful investment idea generation, monitoring and execution. The Manager has a proven expertise and a long history in sourcing attractive investment ideas, finding unconventional sources of value and executing innovative value-creating transactions as well as differentiated expertise in executing privately negotiated transactions. The Manager looks for opportunities to assist portfolio companies in accelerating growth, increasing efficiency, improving capital allocation, managing through challenges and otherwise improving performance in order to generate long-term value.

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Concentrated, liquid portfolio of simple, predictable and free cash-flow generative businesses. The Manager expects that the substantial majority of the Company’s investment portfolio will be invested in long-term, large minority stakes in 12 to 15 high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which the Manager believes they have underperformed their potential and/or when the Manager believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their businesses. PSUS, alongside the other core funds, will accumulate large minority stakes over time. Such stakes will vary in size depending on the size of the portfolio company and the Manager’s assessment of potential for loss versus opportunity for gain. Generally, the Manager seeks to accumulate positions of a size across its core funds that enable it to be a significant and influential shareholder, typically making it the largest, or among the largest, active shareholders (i.e., excluding passive investors such as index funds). The Company intends to invest principally in companies with simple, predictable, and free-cash-flow generative businesses, strong balance sheets, and exceptional management and governance, in industries with significant barriers to entry and limited exposure to extrinsic factors it cannot control. The Manager may, from time to time, increase the number of holdings in the Company’s investment portfolio as a result of market or economic conditions or due to other considerations. See “Investment Objective, Strategy and Policies.” The Manager applies a concentrated, research-intensive, fundamental value investing strategy. Investment concentration and modest portfolio turnover allow the Manager the time to do extensive research and actively monitor each investment over the course of ownership.
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Exposure to the Manager’s asymmetric hedging program. The Manager complements its core investment strategy by seeking to identify and execute upon asymmetric hedges in order to protect the investment portfolio against specific macroeconomic risks, and to capitalize on market volatility. The Manager believes its opportunistic hedging strategy is highly synergistic to its core investment strategy and is a superior alternative to holding a large cash position or maintaining a continuous hedging program, both of which can be a significant drag on long-term performance.

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Value creation through active corporate engagement. The Manager may seek to be a catalyst to realize value from an investment by taking an engaged role in effectuating corporate change, either working alone or in conjunction with management and/or other investors, where the Manager believes the potential for reward justifies the commitment of time, energy and capital. The Manager believes that these techniques can both accelerate and maximize the realization of value from an investment and that constructive engagement with portfolio companies enables it to effectuate change without paying a control premium.

•	Focus on managerial, operating and governance changes as levers to create substantial, enduring and longer-term value. The Manager may seek investments that it believes will benefit from structural, financial and operational improvements.
•	Manager’s Track Record of Preserving Capital and Generating Strong Returns with Low Correlation to the Broader Equity Market Supported by Stable Permanent Capital Base.
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Proven track record. For more than 22 years, the Manager has managed portfolios as an engaged investor in large-cap companies. For information on the long-term performance of the core funds managed by the Manager, see Appendix A - Supplemental Performance Information of the Affiliated Funds. For a listing of the Manager’s public company engagements since its inception in 2004, see Appendix B - Public Company Engagements of the Manager.

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Low correlation to the broader equity market. The Manager’s core investment strategy has exhibited relatively low market correlation (i.e., average returns of the investment strategy were higher than the broader equity market during times in which the returns of the broader equity market declined and similar to the broader equity market during times in which the broader equity market increased).

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Stability of capital base enables superior, long-term investment returns. The Manager views the stability of its capital base, substantially all of which is permanent capital, as one of its most important competitive advantages. “Permanent capital” refers to assets under management attributable to entities the capital of which is not subject to withdrawal or redemption at the option of the investor. Assets under management for this purpose is determined based on an entity’s gross assets. Permanent capital allows the Manager to take a long-term view and be opportunistic during periods of market volatility, without being exposed to the need to raise capital by selling assets to meet redemptions during such periods. In addition to the Company, Pershing Square Holdings (“PSH”), a Guernsey-registered closed-ended investment company whose shares are listed on the London Stock Exchange and Howard Hughes Holdings Inc. (“HHH”) are the Manager’s permanent capital vehicles. The Manager believes that permanent capital also enables superior, long-term investment returns. Permanent capital has also been and is expected to continue to be a highly attractive talent attraction and retention tool, allowing the Manager to hire and retain top analysts for its investment team and other high-quality employees throughout the company. Permanent capital and the Manager’s long-term investment horizon are also excellent recruitment tools when the Manager’s portfolio companies seek to hire world-class senior executives who prefer the stability and backing afforded by a significant long-term shareholder who is not required to seek an exit for its holdings due to investor redemptions or limits due to fund life.
•	Highly Experienced Investment Team
•	The Manager is led by a renowned investor. Mr. Ackman works alongside an experienced team and has developed a robust platform to pursue a disciplined investment philosophy.
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Experienced investment team and robust operations platform. The Manager’s investment team consists of nine members with an average of 17 years of industry experience, including in the investment banking and/or private equity industries. These investment professionals have exceptional academic and professional backgrounds. Each investment team member plays a material role in the construction and management of the portfolio, which has enabled the Manager to hire and retain the highest quality investment professionals.

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Highly collaborative culture and reputation. The Manager believes its unique culture and reputation are fundamental to its success. The Manager combines investment excellence with a flat organizational structure. Each member of the Manager’s investment team plays a meaningful role in the construction and management of the portfolio. Its collaborative partnership culture, permanent capital base, the highly attractive economics of its business and its approach to employee compensation have resulted in limited employee turnover over time.

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Public positions taken by management team. The Manager has a long history of publicizing its investment rationale and utilizing the media as a medium to enhance transparency and to catalyze corporate changes. The Company believes that the Manager’s approach of bringing public awareness to its strategies and investment themes among existing and prospective holdings is valuable to Common Shareholders.

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Extensive capital markets experience. The Manager has been active in raising equity and debt for the entities it manages in the public capital markets since the 2014 initial public offering of PSH. More recently, the Manager has assisted PSH in executing a series of debt financing transactions. In July 2020, Pershing Square Tontine Holdings, Ltd., a special purpose acquisition company co-sponsored by an affiliate of the Manager, completed its $4 billion initial public offering and listed on the NYSE. In addition, the Manager designed and created Pershing Square SPARC Holdings, Ltd. (“SPARC”), a new form of acquisition company, that had its Form S-1 Registration Statement declared effective by the SEC in September 2023. On April 7, 2026, the Manager announced that it had made a proposal to the Board of Directors of Universal Music Group N.V. (“UMG”) concerning a business combination transaction in which UMG would merge with SPARC, with the newly merged company to become a Nevada corporation (“New UMG”) and list its common stock on the NYSE. There is no assurance that the Manager’s proposal will be accepted by UMG or result in a transaction as proposed by the Manager or any other transaction.
•	Favorable Structural Features
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No performance fees. Unlike the other funds managed by the Manager, the Company will not be subject to any performance fees. The Company believes that this has the potential to meaningfully increase long-term NAV performance, which may reduce the likelihood that the Common Shares will trade at a discount to NAV.

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Liquidity facilitated by NYSE-listing. Investors in many alternative investment funds own non-traded interests with limited redemption and liquidity features, whereas, the Company intends to be a publicly traded, NYSE-listed, closed-end investment company. The Company expects that it will have significant liquidity supported by its scale, name recognition and the Manager’s brand-name profile and substantial media following. The Manager believes that the Company has the potential to be one of the largest U.S.-listed closed-end investment companies and expects that the Manager’s brand-name profile and substantial media following will drive substantial investor interest and liquidity in the market for the Common Shares.

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Transparent, Weekly NAV. Most alternative investment funds publish monthly or quarterly net asset values and often rely on opaque, unobservable and lagging valuations for private assets. The Company will publish a weekly NAV based on its concentrated, transparent and highly liquid investment portfolio of publicly traded large-capitalization companies. In addition, the Manager has a history of publicizing its investment rationale and using the media to enhance transparency around its investment rationale, which, combined with the public reporting required under the 1940 Act as well as other types of anticipated public reporting that result from the Manager’s investment strategy (such as Schedules 13D and 13F, as applicable), the Company believes it will provide greater transparency to investors than is typical for other investment funds.

•	Favorable capital structure for the Manager’s strategy. The Company will have a favorable capital structure to support the strategy of the Manager. The Company’s closed-ended structure removes any negative impact from redemptions, lengthens the duration of the capital base available to the Manager and enhances the Manager’s ability to successfully execute upon its investment strategy by: (i) providing the Manager with a longer time horizon to realize value from an investment, as there is reduced need for the Manager to manage cash for potential redemptions; (ii) facilitating its active corporate and strategic engagements; (iii) expanding the Manager’s investment universe by allowing it to take meaningful stakes in large-cap companies in a way in which few other investors can, as well as larger and potentially less liquid stakes in companies with smaller market capitalizations; and (iv) facilitating constructive relationships with companies in which it seeks to invest.
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Delivery of PS Inc. Common Stock for no additional consideration. In recognition of the importance of this offering to the Manager’s long-term success and to provide an additional incentive for prospective investors to purchase Common Shares in this offering, PS Inc. will deliver to each investor who purchases Common Shares in this offering, for no additional consideration, 1 share of PS Inc. Common Stock for every 5 Common Shares purchased, including any Common Shares acquired by the Underwriters in connection with the exercise of their option to purchase additional Common Shares from the Company as described in this prospectus. All of the net proceeds of the combined offering will be received by the Company and the combined offering will not result in any proceeds to PS Inc. Similarly, PS Inc. will issue shares of PS Inc. Common Stock to the investors in the Combined Private Placement for no additional consideration. All of the net proceeds of the Combined Private Placement will be received by the Company and the Combined Private Placement will not result in any proceeds to PS Inc.

See “Investment Objective, Strategy and Policies - Our Competitive Strengths” for additional information.
The Manager
Pershing Square Capital Management, L.P. serves as the Company’s investment manager and is responsible for the management of the Company. Founded in 2003, the Manager is a leading alternative asset manager led by its founder and Chief Executive Officer, William A. Ackman, who has spent 34 years in the alternative asset management industry. Mr. Ackman is supported by an experienced investment team with an average of 15 years in the industry. The Manager’s investment team is highly aligned with its portfolio companies, fund investors and its shareholders due to, among other reasons, the $5.8 billion (as of December 31, 2025) invested by its employees and their affiliates in its funds and HHH, its approach to performance compensation, and employee ownership of the company. The Manager is headquartered in New York City and had 44 employees as of

December 31, 2025. As of March 31, 2026, the Manager had $26.6 billion of total assets under management and $17.0 billion of fee-paying assets under management, approximately 96% of which is attributable to permanent capital.
Mr. Ackman is the largest indirect owner of PS Holdco, the existing parent company of the Manager. Mr. Ackman will remain the largest indirect shareholder of PS Inc. following the statutory conversion of PS Holdco to a Nevada corporation and the change of its name to “Pershing Square Inc.” (the “Corporate Conversion”).
PSCM also currently serves as the investment manager to its three primary investment funds, which PSCM refers to as its “core funds,” PSH, Pershing Square, L.P., a private investment fund organized as a Delaware limited partnership (“PSLP”), and Pershing Square International, Ltd., a Cayman Islands exempted company, which operates as a private investment fund (“PSIL”). PSH, PSLP and PSIL (collectively, the “Affiliated Funds”) all have similar investment programs and generally invest in the same assets in similar proportions, subject to certain exceptions.
Following the completion of the combined offering, the Company will become one of the Manager’s core funds. Each core fund will continue to have a similar investment program and generally invest in the same assets in similar proportions, subject to regulatory, tax, liquidity and other considerations applicable to the Company or the Affiliated Funds. The Manager has in the past served and may, from time to time in the future, serve as the investment adviser for co-investment special purpose vehicles established to increase economic exposure to certain investments. See “Portfolio Management – Entities Managed by the Manager.”
The Manager’s core investment strategy involves acquiring long-term, large minority stakes in high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which the Manager believes they have underperformed their potential and/or when the Manager believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their businesses. The Manager looks for opportunities to assist portfolio companies in accelerating growth, increasing efficiency, improving capital allocation, managing through challenges and otherwise improving performance in order to generate long-term value. For information on the long-term performance of the core funds managed by the Manager, see Appendix A - Supplemental Performance Information of the Affiliated Funds. For a listing of the Manager’s public company engagements since its inception in 2004, see Appendix B - Public Company Engagements of the Manager.
The Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is currently a member of the National

Futures Association (the “NFA”) and is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator (a “CPO”).
On May 31, 2024, the Manager sold a 10% interest in the Manager for $1.05 billion to a consortium of strategic investors, including institutions, family offices, and alternative asset management industry leaders (the “Strategic Investment”) and in connection with the Strategic Investment completed an internal reorganization of its ownership structure pursuant to which PS Holdco became the parent company of the Manager.
On May 5, 2025, PS Holdco completed transactions, including the acquisition of 15% of the shares outstanding of HHH (collectively, the “Howard Hughes Transaction”), pursuant to which it intends to transform HHH, one of the Affiliated Funds’ long-term holdings, into a diversified holding company. As a first step, on December 17, 2025, HHH entered into an agreement to acquire Vantage Group Holdings, Ltd. (“Vantage” and such acquisition, the “Vantage Acquisition”), a privately held specialty insurance and reinsurance holding company, for approximately $2.1 billion in cash. In connection with the Vantage Acquisition, it is expected that the Manager will be engaged as investment manager for Vantage and its insurance company subsidiaries. The Vantage Acquisition is expected to close in the second quarter of 2026, subject to customary regulatory approvals and closing conditions. HHH has also announced that, over time, it intends to acquire controlling ownership of high-quality, durable growth public and private operating companies, while continuing to invest in and grow its master planned communities real estate business.
As part of the Howard Hughes Transaction, PS Holdco acquired nine million shares of common stock of HHH for $900 million, representing approximately 15% of the issued and outstanding common stock of HHH. PS Holdco (including through the Affiliated Funds) exercises the power to vote 40% of the issued and outstanding common stock of HHH (making it the largest single shareholder of HHH by voting power), as part of the Manager’s overall strategy with respect to HHH. On a combined basis, PS Holdco and the Affiliated Funds hold a 47% total interest in HHH. Additional information regarding the Howard Hughes Transaction is further described herein.
The Manager provides investment management services to the Affiliated Funds pursuant to investment management agreements under which the Manager earns management and performance fees based on each such Affiliated Fund’s net asset value. The Manager provides certain services, including investment advisory services, pursuant to the Manager’s Services Agreement with HHH (the “Services Agreement”) under which the Manager is entitled to (i) a quarterly base management fee of $3,750,000 and (ii) a quarterly variable fee of 0.375% of the value of the HHH stock price relative to a reference price determined in accordance with the Services Agreement, in each case, subject to annual adjustments for inflation. In addition to investment advisory services, the Manager also provides HHH with other services, including corporate development, transaction execution and capital markets advisory services.
Pershing Square Investment
An affiliate of the Manager and PS Inc., Pershing Square PSUS Holdings, LLC, a Nevada limited liability company (“PSUS Holdings”) will purchase (i) in the Combined Private Placement a number of Common Shares at a price of $50.00 per Common Share such that, together with the Common Shares previously acquired by the Manager and its affiliates, PSUS Holdings’ aggregate investment in the Common Shares will equal $200 million, and (ii) $50 million aggregate liquidation preference of the Company’s 7.50% Series A Cumulative Preferred Shares, no par value per share (the “Series A Preferred Shares”), at a price of $50.00 per Series A Preferred Share in a transaction exempt from registration under the Securities Act (collectively, the “Pershing Square Investment”). PSUS Holdings has also agreed with the Company that it and its affiliates will not sell, transfer or otherwise dispose of $100 million of such Common Shares or the Series A Preferred Shares acquired by it or its affiliates as part of the Pershing Square Investment prior to the date that is the twenty five (25) year anniversary of the closing date of the combined transaction, subject to certain exceptions.
Who May Want to Invest
Investors should consider their investment goals, time horizons and risk tolerance before investing in the Company. An investment in the Company is not appropriate for all investors, and the Company is not intended to be a complete investment program. The Company is designed for investors seeking access to the investment acumen of the Manager as a long-term investment and not as a trading vehicle.
Use of Proceeds
The Company intends to invest the net proceeds of the combined offering in accordance with its investment objective and policies as stated herein. The Company currently anticipates that it will be able to invest a substantial majority of the net proceeds of the combined offering in accordance with its investment objective and policies within approximately sixty (60) days after the completion of the combined offering.
See “Use of Proceeds” for additional information.
Use of Leverage
Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares, which will provide greater flexibility under Rule 18f-4 to utilize derivatives. Under Rule 18f-4, the value-at-risk (“VaR”) limits are greater (250% relative VaR test rather than 200% relative VaR test) for a closed-end investment company that has preferred shares outstanding than for a closed-end investment company that does not have preferred shares outstanding. Following the completion of the combined offering and the investment of the net proceeds from this offering, subject to market conditions, the Company intends, as part of its leveraging strategy, to issue unsecured, fixed-rate bonds, and anticipates that over time it will maintain a ratio of approximately 15% to low 20s% debt to total assets in order to enhance its long-term returns. The Company intends to operate with a capital structure that it expects will allow it to be an investment grade bond issuer.
The proposed capital structure for the Company is consistent with the Manager’s historical practice of accessing a modest amount of low-cost, long-term, covenant-light, investment grade bonds. Historically, the Manager has only agreed to debt incurrence covenants for its core funds at thresholds well above the amount of leverage it intends to use in its core investment strategy and has generally not used any margin borrowings for its core funds. Accordingly, the Manager believes its leverage strategy has the potential to enhance its funds’ long-term returns without adding meaningful risk to its funds’ portfolios. There can be no assurance that the Company will in the future be able to borrow money on terms that the Manager deems favorable.
Under the 1940 Act, the Company is not permitted to issue “senior securities” if, immediately after the issuance of such senior securities, the Company would have an asset coverage of less than 300%, calculated as the ratio of the Company’s total assets less all liabilities and indebtedness not represented by senior securities, over the aggregate amount of the Company’s senior securities (i.e., for every dollar of indebtedness outstanding, the Company is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred stock (i.e., for every dollar of preferred stock outstanding, the Company is required to have at least two dollars of assets). The 1940 Act also provides that the Company may not declare distributions or purchase its stock (including through tender offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable.
Holders of preferred shares will have the right to elect two Trustees at all times. In accordance with the requirements of the 1940 Act, in the event that the Company failed to pay dividends on its preferred shares for two years, holders of preferred shares would become entitled to elect a majority of the Trustees until the dividends are paid.
The Company may also use derivatives, including equity options, in order to obtain security-specific, non-recourse leverage in an effort to reduce the capital commitment to a specific investment, while potentially enhancing the returns on capital invested in that investment. Furthermore, the Company may use derivatives, such as equity and credit derivatives and put options, to achieve a synthetic short position in a company or an equity or credit index without exposing the Company to some of the typical risks of short selling, which include the possibility of unlimited losses and the risks associated with maintaining a stock borrow. In addition, the Company from time to time may enter into total return swaps, which are equity derivatives with inherent recourse leverage. The Company generally does not expect to use total return swaps to obtain leverage, but, rather, to manage regulatory, tax, legal or other issues. The Company must comply with

Rule 18f-4 under the 1940 Act with respect to its use of derivatives. Rule 18f-4, among other things, requires the Company to adopt and implement a comprehensive written derivatives risk management program and to comply with a relative or absolute limit on fund leverage risk calculated based on VaR.
The use of leverage, if employed, is subject to numerous risks. When leverage is employed, the Company’s NAV and the return on the Common Shares will be more volatile than if leverage was not used. A reduction in the Company’s NAV may cause a reduction in the return on the Common Shares. The Company cannot assure you that the use of leverage would result in a higher return on the Common Shares.
Any leveraging strategy the Company may employ may not be successful. See “Use of Leverage” and “Risk Factors - Derivatives Risk - Leverage Risk.”
Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares. The Company expects to issue all of the Series A Preferred Shares to PSUS Holdings at a price per share equal to the liquidation preference of the Series A Preferred Shares of $50.00 per share. Pursuant to the terms of the Series A Preferred Shares and in accordance with the requirements of the 1940 Act, the Manager, as the holder of the Series A Preferred Shares, will be entitled to elect two Trustees at all times and in accordance with the requirements of the 1940 Act would become entitled to elect a majority of the Trustees in the event that two full years’ dividends on the Series A Preferred Shares are unpaid. The issuance of the Series A Preferred Shares to the Manager was approved by the Company’s Board of Trustees (the “Board”), including the Trustees who are not “interested persons” of the Company for purposes of Section 2(a)(19) of the 1940 Act. See “Use of Leverage - Derivative Transactions” and “Description of Capital Structure - Preferred Shares” for more information.
Management of the Company
Pershing Square Capital Management, L.P. acts as the Manager pursuant to a restated investment management agreement with the Company (the “Investment Management Agreement”). Pursuant to the Investment Management Agreement, the Manager is responsible for the management of the Company and administers the affairs of the Company to the extent requested by the Board. As compensation for its services, the Company pays the Manager a fee, payable quarterly in advance on the first business day of each fiscal quarter, based on the Company’s NAV on the last day of the previous fiscal quarter equal to 0.50% (or 2.0% on an annualized basis) (the “Management Fee”). In contrast to other funds managed by the Manager, the Manager is not entitled to an incentive allocation or any other form of performance fee from the Company. The Company represents the Manager’s first offering of its core investment strategy that is not subject to a performance fee.

The Company’s executive officers are:
William A. Ackman, Chief Executive Officer
Ryan Israel, Chief Investment Officer
Ben Hakim, President
Michael Gonnella, Chief Financial Officer
Halit Coussin, Chief Compliance Officer
Jessica A. Falzone, Secretary
For additional information about the Company’s executive officers see “Management of the Company - Executive Officers Who Are Not Trustees.”
Investment Team
Mr. Ackman, Mr. Israel and each of the other members of the PSCM investment team bring significant investment expertise as well as broad industry networks that encompass a wide array of sectors, industry participants, and intermediaries. Mr. Ackman and the other investment professionals work as a team. Analysts are generalists and work in small teams on every investment in the portfolio. The Manager believes that each member of the investment team has complementary skills and experience relevant to its strategy, as well as a track record of working together and providing creative solutions for complex transactions, which the Manager believes represents an important competitive advantage.
The investment team has experience in:
•	sourcing, structuring, and executing on a wide range of investment opportunities;
•	providing constructive strategic and operational guidance to management teams and boards of directors, to drive long-term shareholder value creation;
•
leveraging insights from their substantial investment, financial, operational oversight and governance experience to help optimize the financial condition, operating performance and strategy of a company; and

•	leveraging their extensive network of relationships to augment or complement the senior management team or board of directors of a company.
For additional information about Mr. Ackman and the investment team, see “Portfolio Management - Investment Team.”
Distributions
The Company intends to elect to be treated and to qualify annually as a RIC under Subchapter M of the Code. The Company intends to distribute at least the minimum amount necessary to qualify for the favorable U.S. federal income tax treatment generally accorded to RICs. Such treatment requires that the Company must, among other things, satisfy certain quarterly asset diversification tests and derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). The Company will be subject to tax on any undistributed taxable income or gains, including net capital gain. See “U.S. Federal Income Tax Considerations.” Dividends, if any, are expected to be declared and paid annually. Payments will vary in amount, depending on investment income received and expenses of operation as well as reinvestment activity. The Company is not a suitable investment for any investor who requires regular dividend income. See “Distributions.”
The Company reserves the right to change its dividend distribution policy at the discretion of the Board.
Before investing you should consult your tax adviser.
Listing
The Common Shares have been approved for listing on the New York Stock Exchange (“NYSE”), subject to notice of issuance, under the symbol “PSUS.”
Selected Risk Considerations
Set forth below are certain selected risk considerations applicable to the Company and an investment in the Common Shares. It is not purported to be complete and the section entitled “Risk Factors” should be reviewed carefully before making any decision to invest in the Common Shares. Please also refer to the matters described under the heading “Risk Factors” in the accompanying PS Inc. Prospectus which is filed as an exhibit to the registration statement of which this prospectus forms a part with respect to various material risks related to an investment in PS Inc. Common Stock.
No Investing History. The Company is a closed-end investment company with no investing history. The Company does not have any historical financial statements or other meaningful operating or financial data on which potential investors may evaluate the Company and its performance.
Non-Diversified Status. The Company is a non-diversified company. As defined in the 1940 Act, a non-diversified company may have a significant part of its investments in a smaller number of issuers than can a diversified company. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified company, like the Company, more susceptible to the risk that one single event or occurrence or adverse developments affecting any single issuer can have a significant adverse impact upon the Company and the Company may be more susceptible to greater losses because of these developments.
Market and Investment Risk. The Common Shares have no history of public trading and there currently is no public trading market for the Common Shares. Following the combined offering, the Common Shares will be listed on the NYSE. We cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market on the NYSE or how liquid that market might become. An active public market for the Common Shares may not develop or be sustained after the combined offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your Common Shares at a price that is attractive to you, or at all. As with any stock, the price of the Common Shares will fluctuate with market conditions and other factors, many of which are beyond the Company’s control. In addition, there can be no assurance that following the combined offering, the combined trading prices of a Common Share and a share of PS Inc. Common Stock will equal or exceed the public offering price of the Common Shares in this offering.
In addition to allocations made to retail investors by the Underwriters, a portion of the Common Shares and the PSI Common Stock offered pursuant to the combined offering will, at request, be offered to retail investors through Charles Schwab & Co., Inc. (“Charles Schwab”) and Robinhood Financial, LLC (“Robinhood”), via their respective online brokerage platforms. Charles Schwab and Robinhood will act as selling group members for the combined offering. These platforms are not affiliated with the Company or PS Inc. There may be risks associated with the use of such platforms that we cannot foresee, including risks related to the technology and operation of such platforms, and the publicity and the use of social media by users of such platforms that we cannot control.
The Common Shares are designed for long-term investors and the Company should not be treated as a trading vehicle. Shares of closed-end investment companies frequently trade at a discount from net asset value, which creates a risk of loss for investors purchasing shares in this offering. The risk of loss if a discount to NAV were to emerge may be greater for investors expecting to sell their shares in a relatively short period after the completion of the combined offering. In addition, an investor participating in the combined offering must acquire both the Common Shares and the PS Inc. Common Stock. An investor that desires to invest for a period of time in only the Common Shares or the PS Inc. Common Stock (and not both) may seek to sell the security that it does not intend to hold, which would put downward pricing pressure on the security that is sold. This may increase the likelihood of the Common Shares trading at a discount to NAV. These risks are separate and distinct from the risk that the Company’s NAV could decrease as a result of its investment activities. At any point in time, an investment in the Common Shares may be worth less than the original amount invested.
In connection with this offering, the Underwriters may purchase and sell Common Shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. There is no short position or over-allotment option with respect to the Common Shares issued to the private placement investors in the Combined Private Placement. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Shares and syndicate short positions involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase from PS Inc., as the selling shareholder, in this offering. These activities may stabilize, maintain or otherwise affect the market price of the Common Shares, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time without notice. However, transactions in the Common Shares by the

Underwriters may require corresponding purchases or sales by the underwriters of PS Inc. Common Stock, which may make it less likely that the Underwriters engage in any stabilizing transactions and may reduce the effectiveness of any such stabilizing transactions, relative to an initial public offering of a fund in which the Underwriters may engage in stabilization transactions without needing to make corresponding transactions in the stock of another entity. Generally, the Underwriters would not be expected to engage in stabilizing transactions or purchase Common Shares to cover syndicate short positions, unless the combined trading price of a Common Share and a share of PS Inc. Common Stock is in the aggregate less than the public offering price of $50.00. This may increase the volatility of the trading price of the Common Shares and the likelihood that the Common Shares trade at a discount to NAV.
In addition, an investment in the Common Shares represents an indirect investment in the securities owned by the Company. The value of, or income generated by, the investments held by the Company are subject to the possibility of rapid and unpredictable fluctuation. These movements may result from factors affecting individual companies, or from broader influences, including real or perceived changes in prevailing interest rates, changes in inflation or expectations about inflation, economic, political, social and financial market conditions including the level of confidence in financial institutions and the financial system generally, natural/environmental disasters, cyberattacks, terrorism, governmental or quasi-governmental actions, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and other similar events, that each of which may be temporary or last for extended periods.
Different sectors, industries and security types may react differently to such developments and, when the market performs well, there is no assurance that the Company’s investments will increase in value along with the broader markets. Volatility of financial markets, including potentially extreme volatility caused by the events described above, can expose the Company to greater market risk than normal, possibly resulting in greatly reduced liquidity. The Manager potentially could be prevented from considering, managing and executing investment decisions at an advantageous time or price or at all as a result of any domestic or global market or other disruptions, particularly disruptions causing heightened market volatility and reduced market liquidity which could also result in impediments to the normal functioning of workforces, including personnel and systems of the Company’s service providers and market intermediaries. Furthermore, during periods in which the Company may use leverage, the Company’s investment, market discount and certain other risks will be magnified.
An investment in the Common Shares is subject to risk of the possible loss of the entire amount that you invest.
Risks Related to Restrictions on Position Size. The Company’s portfolio positions may be limited by the concentration and diversification limitations and requirements applicable to registered investment companies under the 1940 Act and to RICs under the Code. These concentration and diversification limitations and requirements could limit the ability of the Manager to utilize the Company’s capital to accumulate positions of scale sufficient to successfully employ its investment techniques. In addition, if the concentration of the Company’s investments caused it to violate the asset diversification requirements applicable to RICs, the Company could lose its RIC status and thereby become subject to corporate-level taxes.
Closed-End Investment Company; Liquidity Risk. The Company is a non-diversified closed-end investment company designed primarily for long-term investors and is not intended to be a trading vehicle. Closed-end investment companies differ from open-end investment companies (commonly known as mutual funds) in that investors in a closed-end investment company do not have the right to redeem their shares on a daily basis at a price based on the company’s net asset value.
Equity Securities Risk. Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have generally experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Company. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Company may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services.
Not a Complete Investment Program. An investment in the Company’s Common Shares should not be considered a complete investment program. The Company is intended for long-term investors seeking capital appreciation. An investment in the Company is not meant to provide a vehicle for those who wish to play short-term swings in the market. Common Shareholders should take into account the Company’s investment objective as well as the Common Shareholder’s other investments when considering an investment in the Company. Before making an investment decision, a prospective investor should consider (i) the suitability of this investment with respect to his or her investment objectives and personal situation and (ii) factors such as his or her personal net worth, income, age, risk tolerance and liquidity needs.
Leverage Risk. Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares as described in this prospectus. Following the completion of the combined offering and the investment of the net proceeds from this offering, subject to market conditions, the Company intends, as part of its leveraging strategy, to issue unsecured, fixed-rate bonds, and anticipates that over time it will maintain a ratio of approximately 15% to low 20s% debt to total assets in order to enhance its long-term returns. The Company intends to operate with a capital structure that it expects will allow it to be an investment grade bond issuer. The Manager’s use of leverage has historically involved accessing a modest amount of low-cost, long-term, covenant-light, investment grade bonds. Historically, the Manager has only agreed to debt incurrence covenants for its core funds at thresholds well above the amount of leverage it intends to use in its core investment strategy and has generally not used any margin borrowings for the core funds. There can be no assurance that the Company will be able to utilize leverage on terms that the Manager deems favorable at any given time. The use of leverage creates an opportunity for increased returns on the Company’s investment portfolio, but also creates risks for the Common Shareholders, including the likelihood of greater volatility of NAV and the market price of the Common Shares than a comparable portfolio without leverage. The use of leverage is also accompanied by interest expense and other costs of borrowing. If the benefits to NAV of the use of leverage do not exceed such expenses or costs, it will have a negative effect on total return. The Company may also be subject to certain restrictions on investments imposed by the guidelines of one or more rating agencies, which may issue ratings for any debt securities or preferred shares issued by the Company. The Company cannot assure you that the use of leverage, if employed, will result in a higher return on the Common Shares. Any leveraging strategy the Company employs may not be successful.
Counterparty Risk. The Company and the Manager depend on the services of custodians, counterparties, administrators and other agents, including to carry out certain securities and derivatives transactions and other administrative services. The Company and the Manager are subject to risks of errors and mistakes made by these third parties, which may be attributed to the Company or the Manager and subject the Company and the Manager to reputational damage, penalties or losses. The terms of the contracts with these third-party service providers are often customized and complex, and many of these arrangements occur in markets or relate to products that are subject to limited or no regulatory oversight. The Company may be unsuccessful in seeking reimbursement or indemnification from these third-party service providers.
The Company is subject to the risk that the counterparty to one or more of these contracts defaults, either voluntarily or involuntarily, on its performance under the contract. Any such default may occur suddenly and without notice to the Company. Moreover, if a counterparty defaults, the Company and the Manager may be unable to take action to cover the Company’s exposure, either because the Company lacks contractual recourse or because market conditions make it difficult to take effective action. This inability could occur in times of market stress, when defaults are most likely to occur. In addition, the Company and the Manager may not accurately anticipate the effects of market stress or counterparty financial condition, and as a result, the Company and the Manager may not have taken sufficient action to reduce the Company’s risks effectively. Default risk may arise from events or circumstances that are difficult to detect, foresee or evaluate. In addition, concerns about, or a default by, one large participant could lead to significant liquidity problems for other participants, which may in turn expose the Company and the Common Shareholders to significant losses.
In the event of the insolvency of a counterparty or any other party that is holding assets of the Company as collateral, the Company might not be able to recover equivalent assets in full as they will rank among the counterparty’s unsecured creditors in relation to the assets held as collateral. In addition, the Company’s cash held with a counterparty generally will not be segregated from the custodian’s or counterparty’s own cash, and the Company may therefore rank as an unsecured creditor in relation thereto.
Legal, Tax and Regulatory Risks. Legal, tax and regulatory changes could occur that may have material adverse effects on the Company. For example, the regulatory and tax environment for derivative instruments in which the Company may participate is evolving, and such changes in the regulation or taxation of derivative instruments may have material adverse effects on the value of derivative instruments held by the Company and the ability of the Company to pursue its investment strategies.
To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Company must, among other things, satisfy certain quarterly asset diversification tests and derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). The Company intends to distribute at least the minimum amount necessary to qualify for such favorable U.S. federal income tax treatment and will be subject to tax on any undistributed taxable income or gains, including net capital gain.
If, for any taxable year, the Company does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (the “IRS”) and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

Cybersecurity Risk. As in other parts of the economy, the Company and its service providers, as well as exchanges and market participants through or with which the Company trades, and other infrastructures and services on which the Company or its service providers rely, are susceptible to ongoing risks related to cyber incidents and the risks associated with financial, economic, public health, labor and other global market developments and disruptions.
Management Risk. The Company is subject to management risk because it is an actively managed investment portfolio. The Manager will apply investment techniques and risk analyses in making investment decisions for the Company, but there can be no guarantee that these will produce the desired results.
Corporate Engagement Risk. The Manager may pursue active corporate engagement and seek to effectuate corporate, managerial or similar changes with respect to an investment. The costs in time, resources and capital involved in such an investment strategy depend on the circumstances, which are only in part within the Manager’s control, and may be significant. Such a strategy requires the accumulation of large positions, which are less liquid than smaller positions and therefore the price at which such positions may be sold when seeking to exit an investment could be adversely affected. In addition, the expenses associated with such an investment strategy, including potential litigation, expenses related to the recruitment and retention of board members, executives and other individuals providing business assistance to the Manager in connection with such an investment strategy (including, for example, consultants and corporate whistleblowers) or other transactional costs, will be borne by the Company. Such expenses may reduce returns or result in losses.
Key Personnel Risk. The Manager is dependent on the services of William A. Ackman and Ryan Israel, the Manager’s Chief Investment Officer. If the services of Mr. Ackman and Mr. Israel were to become unavailable for any reason, this occurrence could have a material adverse effect on the Company’s results, financial performance and the trading price of the Company’s Common Shares. All of the investment decisions of the Company are made by the investment team, with Mr. Ackman having ultimate decision-making authority for all portfolio positions. Mr. Ackman, Mr. Israel and the investment team also rely on the diligence, skill and network of business contacts of the other professionals employed by the Manager as well as external advisers and professionals. For a description of the investment team, see “Portfolio Management - Investment Team.” The investment team will, among other things, evaluate, negotiate, structure and monitor the Company’s investments. The Company’s future success will depend on the continued service of Mr. Ackman and Mr. Israel, along with the Manager’s ability to retain and motivate its other active key personnel and to strategically recruit, retain and motivate new talent. The departure of Mr. Ackman and Mr. Israel or of a significant number of members of the investment team could have a material adverse effect on the Company’s ability to achieve its investment objective. In addition, the Manager may not be successful in its efforts to recruit, retain and motivate the required personnel as the global market for qualified investment professionals is extremely competitive.
Conflicts of Interest Risk. The Manager and its affiliates engage in competing activities and act in multiple capacities, advising the Company, its other funds and HHH, which creates potential conflicts of interest. When allocating investment opportunities conflicts of interest could arise from the fact that incentive allocations or performance fees might be earned by the Manager by allocating such opportunities to its other funds that charge an incentive allocation or other form of performance fee, and not to the Company, which is not subject to an incentive allocation or any other form of performance fee. Conflicts may also arise in connection with pursuing active corporate engagement, where the Manager may acquire fiduciary duties to its various portfolio companies which could potentially conflict with duties owed to the Company. See “Conflicts of Interest.”
Large Investor Risk. Ownership of Common Shares may be concentrated among certain institutional investors who purchase Common Shares in this offering. The purchase of Common Shares by one or more institutional investors or by the management investors could, depending on the size of such ownership, result in such investors being in a position to exercise significant influence on matters put to a vote of shareholders. Dispositions of shares by large investors could adversely impact the market price and premium or discount to NAV at which the Common Shares trade. The Manager will have an aggregate investment in the Company of $250 million upon the completion of the Pershing Square Investment. PSUS Holdings has also agreed with the Company that it will not sell, transfer or otherwise dispose of $100 million of such Common Shares or the Series A Preferred Shares acquired as part of the Pershing Square Investment prior to the date that is the twenty-five (25) year anniversary of the closing date of the combined offering, subject to certain exceptions.
Anti-Takeover Provisions in the Company’s Governing Documents
The Company’s Second Amended and Restated Agreement and Declaration of Trust, dated as of July 29, 2024, and as amended through the date hereof (the “Declaration of Trust”) and the Company’s By-Laws (the “Bylaws” and together with the Declaration of Trust, the “Governing Documents”) include provisions that could limit the ability of other entities or persons to acquire control of the Company or convert the Company to an open-end company.
In addition, as a Delaware statutory trust, the Company is subject to the control share acquisition statute contained in Subchapter III of the Delaware Statutory Trust Act (the “DSTA Control Share Statute”), which automatically applies to listed closed-end investment companies, such as the Company. The DSTA Control Share Statute provides that an acquirer of shares above a series of voting power thresholds has no voting rights under the Delaware

Statutory Trust Act (the “DSTA”) or the governing documents of the Company with respect to shares acquired in excess of that threshold (i.e., the “control shares”) unless approved by shareholders.
See “Anti-Takeover and Other Provisions in the Company’s Governing Documents” and “Risk Factors - Anti-Takeover Provisions Risk.”
Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent
The Company has engaged State Street Bank and Trust Company (“State Street”), whose principal business address is One Congress Street, Boston, Massachusetts 02114, to serve as the Company’s administrator, custodian, transfer agent and dividend disbursing agent. Under the service agreements between State Street and the Company, State Street provides certain administrative services necessary for the operation of the Company. Such services include maintaining certain Company books and records, providing accounting and tax services and preparing certain regulatory filings. State Street also serves as the custodian of the Company’s assets pursuant to a custody agreement. Under the custody agreement, State Street holds the Company’s assets in compliance with the 1940 Act. Additionally, State Street serves as transfer agent and dividend disbursing agent with respect to the Common Shares and acts as the administrator of the Company’s dividend reinvestment plan.

SUMMARY OF COMPANY EXPENSES
The following tables contain information about the Company’s costs and expenses that Common Shareholders purchasing shares in the combined offering will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” are based on estimated amounts for the Company’s first full year of operations. The amounts shown in the tables assume that the Company issues 40,516,960 Common Shares in this offering, resulting in an aggregate public offering price of $2.026 billion and a $5 billion aggregate offering amount for the combined transaction. The purpose of the tables and the example below is to help you understand the fees and expenses that you, as a Common Shareholder purchasing shares in the combined offering, would bear directly or indirectly. The following table should not be considered a representation of the Company’s future expenses. Actual expenses may be greater or less than presented depending on the aggregate number of shares ultimately issued in the combined transaction and other factors.

Shareholder Transaction Expenses
Sales load, commissions and fees (as a percentage of aggregate offering price)(1)	1.93%
Offering expenses borne by the Company (as a percentage of aggregate offering price)(2)	0.18%
Dividend reinvestment plan fees	(3)

Annual Expenses	Percentage of Average Net Assets Attributable to Common Shares
Management fee(4)	2.00%
Interest payments on borrowed funds(5)	—%
Other expenses(6)	0.20%
Total annual expenses	2.20%
Dividends on preferred shares(7)	0.08%
Total annual expenses and dividends on preferred shares(7)	2.28%

(1)
Sales load, commissions and fees are based on (i) a sales load of $1.00 per share (2.0%) for Common Shares sold to institutional investors in this offering and a sales load of $1.25 per share (2.5%) for Common Shares sold to retail investors in this offering, for a total sales load of $45.2 million, (ii) $41.3 million in placement fees to be paid to the placement agents in the combined private placement and (iii) $10 million in structuring fees. See “Underwriting” for more information.

(2)
The Company estimates that it will incur offering expenses (other than the sales load, placement fees and structuring fees) including legal, accounting, SEC and other filing-related fees of approximately $8.9 million or $0.09 per Common Share. The Company has also agreed to reimburse the Underwriters for certain out-of-pocket expenses, including counsel fees, in connection with the combined transaction.

(3)
The service fee of the administrator of the dividend reinvestment plan and expenses for administering the plan will be paid for by the Company. There will be no brokerage charges to Common Shareholders with respect to Common Shares issued directly by the Company as a result of dividends or other distributions payable either in Common Shares or in cash. However, each participant will pay a pro-rata share of brokerage commissions incurred with respect to any purchases of Common Shares in the open market made by the administrator in connection with the reinvestment of cash dividends and other cash distributions under the dividend reinvestment plan. See “Dividend Reinvestment Plan.”

(4)
As compensation for its services, the Company pays the Manager a fee, payable quarterly in advance on the first business day of each fiscal quarter, based on the Company’s NAV on the last day of the previous fiscal quarter equal to 0.50% (or 2.0% on an annualized basis).

(5)
The Company’s borrowings and use of other forms of leverage may increase or decrease from time to time in its discretion. Therefore, the actual amount of interest expense borne by the Company will vary over time in accordance with the level of the Company’s borrowings and use of other forms of leverage and variations in market interest rates and the Company may determine not to use leverage at all in the future.

(6)	Based on estimated expenses for the Company’s first year of operations including an estimate of fees and expenses to be allocated to the Company. See “Portfolio Management - Allocation of Expenses.”
(7)	Dividends on preferred shares set forth in the table above assumes $50 million aggregate liquidation preference of Series A Preferred Shares (with a dividend rate of 7.50% per annum).

Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares (1) sales load, placement fees and structuring fees of 1.93% of the aggregate offering price of the combined transaction (in each case as determined and described above) and other offering expenses of 0.18% of the aggregate offering price of the combined transaction, (2) “Total annual expenses” of 2.52% of the Company’s NAV in the first year, and “Total annual expenses” of 2.20% of the Company’s NAV in each subsequent year, (3) dividends on Series A Preferred Shares (with a dividend rate of 7.50% per annum) of 0.08% of the Company’s NAV and (4) a 5% annual return:*

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$47	$94	$143	$276

*
The example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Company’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The 5% assumed annual return includes the reinvestment of any dividends or distributions at NAV.

THE COMPANY
Pershing Square USA, Ltd. is a non-diversified, closed-end investment company registered under the 1940 Act. The Company was organized as a Delaware statutory trust on November 28, 2023, pursuant to a Certificate of Trust, and is governed by the laws of the State of Delaware. The Company has a limited operating history and no investing history or history of public trading. Its principal office is located at 787 Eleventh Avenue, 9th Floor, New York, New York 10019 and its telephone number is (212) 813-3700.
Pershing Square Capital Management, L.P. serves as the Company’s investment manager and is responsible for the management of the Company. The Manager has chosen to operate its investment strategy in a 1940 Act registered closed-end investment company because it believes that this corporate structure offers a tax-efficient investment vehicle for the Manager to implement its strategy, as companies that qualify as RICs under Subchapter M of the Code generally are not subject to U.S. federal income tax. Investors may be subject to tax on distributions from the Company and dispositions of the Common Shares. See “U.S. Federal Income Tax Considerations” for more information.

USE OF PROCEEDS
On the closing date of the combined offering, PS Inc. will acquire from the Company and sell to the Underwriters the Common Shares offered hereby, at the initial public offering price less the sales load, and immediately thereafter deliver to the Company the net proceeds of this offering.
The proceeds of this offering received by the Company, before offering expenses, will be $1,980,599,250 ($2,277,689,138) if the Underwriters exercise their option to purchase additional Common Shares from the Company in full). The foregoing assumes that the Company will pay an aggregate sales load of $45,248,750 ($1.1168 per share) in respect of such Common Shares. The aggregate sales load will be paid by the Company and will be borne by all Common Shareholders. PS Inc. is issuing shares of PS Inc. Common Stock to the investors in this offering for no additional consideration. All of the net proceeds of the combined offering will be received by the Company. The combined offering will not result in any proceeds to PS Inc.
The Company intends to invest the net proceeds of the combined offering in accordance with the Company’s investment objective and policies as stated below. The Company currently anticipates that it will be able to invest a substantial majority of the net proceeds of the combined offering in accordance with its investment objective and policies within approximately sixty (60) days after the completion of the combined offering.
The proceeds of the Combined Private Placement received by the Company, after deducting placement fees of approximately $41.3 million but before expenses, will be approximately $2.933 billion. The placement fees will be paid by the Company. PS Inc. will issue shares of PS Inc. Common Stock to the investors in the Combined Private Placement for no additional consideration concurrently with the completion of the combined offering. All of the net proceeds of the Combined Private Placement will be received by the Company. The Combined Private Placement will not result in any proceeds to PS Inc.
The combined transaction is expected to result in aggregate gross proceeds to the Company of $5,000,000,000 (before the sales load, placement and structuring fees, offering expenses and any exercise of the Underwriters’ option to purchase additional Common Shares, each as further described in this prospectus) and net proceeds of approximately $4.89 billion ($5.19 billion if the Underwriters exercise their option to purchase additional Common Shares from the Company in full) after all expenses (sales loads, placement fees, structuring fees and offering expenses).

INVESTMENT OBJECTIVE, STRATEGY AND POLICIES
Investment Objective
The Company’s investment objective is to preserve capital and seek maximum, long-term capital appreciation and growth in intrinsic value per share commensurate with reasonable risk, where risk is defined as the probability of permanent loss of capital, rather than price volatility. The Company’s investment objective is considered non-fundamental and may be changed by the Board without the approval of Common Shareholders. There can be no assurance that the Company’s investment objective will be achieved.
Investment Strategy and Policies
The Company seeks to achieve its investment objective by acquiring and holding large minority stakes in 12 to 15 high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which the Manager believes they have underperformed their potential and/or when the Manager believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their businesses. PSUS, alongside the other core funds, will accumulate large minority stakes over time. Such stakes will vary in size depending on the size of the portfolio company and the Manager’s assessment of potential for loss versus opportunity for gain. Generally, the Manager seeks to accumulate positions of a size across its core funds that enable it to be a significant and influential shareholder, typically making it the largest, or among the largest, active shareholders (i.e., excluding passive investors such as index funds). By working with management teams and boards of directors, the Manager seeks to assist portfolio companies in creating substantial long-term value. The Manager may, from time to time, increase the number of holdings in the Company’s investment portfolio as a result of market or economic conditions or due to other considerations.
The Manager is a long-term investor and pursues a long-term investment strategy in which it generally makes investments for its funds with the expectation of holding the investment for multiple years and does not typically engage in short-term trading of the securities of the companies in which its funds invest. The Manager believes its commitment to its long term investment strategy provides the management teams and boards of directors of its portfolio companies with the necessary stability and support to create substantial long-term value and serves as an excellent recruitment tool when its portfolio companies seek to hire world-class senior executives who prefer the stability and backing afforded by a significant long-term shareholder. The Manager intends to make investments on behalf of the Company in a manner consistent with the core investment strategy it has historically employed. The Company may be prevented from achieving its investment objective during any time in which the Company’s assets are not substantially invested in accordance with its investment strategy and policies.
Consistent with the Manager’s core investment principles and business strategy, it expects to identify investment opportunities for the Company in high-quality companies that have a number of the characteristics enumerated below. The Manager will use these criteria and guidelines in evaluating investments, but may make investments in companies that do not meet all of these criteria.
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Simple, predictable, and free-cash-flow-generative. The Manager will generally seek investments in companies with a proven track record of growth and free cash flow generation, and predictable future financial performance that it expects will generate strong, sustainable growth in cash flows over the long term.

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Formidable barriers to entry. The Manager will generally seek investments in companies that have long-term sustainable competitive advantages, significant barriers to entry, or “wide moats” around their business, and low risks of disruption due to competition, innovation or new entrants.

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Limited exposure to extrinsic factors. The Manager will generally seek investments that are not materially negatively affected by macroeconomic factors, commodity prices, regulatory risks, interest rate volatility and/or cyclical risk.

•	Strong financial position. The Manager will generally seek investments in companies that are conservatively financed relative to their free-cash-flow generation and their underlying asset values.
•	Minimal capital markets dependency. The Manager will generally seek investments in companies that generally do not need to raise equity capital to fund their businesses.
•	Large capitalization. The Manager will generally seek investments in companies with large enterprise values and significant long-term growth potential.

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Attractive valuation. The Manager will seek to make investments in companies at a discount to their intrinsic values with the businesses operated ‘as-is,’ and at a potentially substantially greater discount relative to their value if the businesses were optimized.

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Exceptional management and governance. The Manager will generally seek investments in companies that have trustworthy, talented, experienced, and highly competent boards and management teams. The Manager may also seek investments in companies where it believes it can be a catalyst for effectuating corporate change through active corporate engagement.

While the Manager is comfortable making investments in a wide range of industries and asset classes, it generally prefers investments in simple businesses or assets that generate cash flows that can be estimated within a reasonable range over the long term. In seeking investment opportunities, the Manager is willing to accept a high degree of situational, legal, and/or capital structure complexity in the Company’s investments if it believes that the resulting complexity allows for a bargain purchase.
The Manager will generally seek to make investments in three broad categories of opportunities: (i) businesses that generate relatively predictable, growing, free cash flows, (ii) businesses or assets that the Manager believes are significantly undervalued and often have a catalyst to realize value, and (iii) mispriced probabilistic securities or investments where the Manager believes that the market price of a security or other investment under- or over-estimates the probability of a favorable change in interest rates or credit conditions, volatility and movement in markets, exchange rates or commodity prices, the outcome of a legal decision, contract or patent award or such other event that is expected to lead to a significant change in the valuation of such security or investment.
The Manager intends to concentrate the Company’s assets in a relatively limited number of investments because the Manager believes that (i) there are a limited number of attractive investments available in the marketplace at any one time, and (ii) investing in a relatively modest number of attractive investments about which it has detailed knowledge provides a better opportunity to deliver superior, risk-adjusted, long-term returns when compared with a highly diversified portfolio of investments it can know less well.
The Manager complements its core investment strategy by seeking to identify and execute upon asymmetric hedges in order to protect the investment portfolio against specific macroeconomic risks, and to capitalize on market volatility. The Manager typically structures these hedges using asymmetric instruments such as options and credit default swaps, which offer the opportunity for large gains (relative to the individual asymmetric instruments and the size of the Company’s investment portfolio, taken as a whole) if potential risks occur without exposing the Company to significant costs or meaningful losses (relative to the size of the Company’s investment portfolio, taken as a whole) if such risks do not occur, as the amount of capital at risk is typically expected to represent a small, single-digit percentage of the Company’s total assets. The Manager has historically, and expects to continue to, reinvest profits from asymmetric hedges during periods of market disruption by increasing its funds’ investments in existing portfolio companies and by occasionally acquiring new positions, taking advantage of the depressed valuations of common stocks that typically occur during market disruptions. The Manager’s opportunistic hedging strategy has allowed it to increase its funds’ exposure to high-quality companies at materially discounted valuations, contributing to its long-term investment performance. The Manager believes its opportunistic hedging strategy is highly synergistic to its core investment strategy and is a superior alternative to holding a large cash position or maintaining a continuous hedging program, both of which can be a significant drag on long-term performance. The Manager has substantial experience in negotiating relevant agreements for derivative transactions, and has longstanding relationships with the counterparties to such agreements, allowing it to successfully identify and execute hedges and other derivative transactions on a timely basis over multiple market cycles.
The Manager has no overarching strategy or asset allocation model that specifies what percentage of the Company’s portfolio should be invested in each investment category. Rather, cash, cash equivalents, and/or U.S. Treasurys are generally the default investment choices until it identifies new opportunities. Allocations among different investment categories are a function of their potential risk and reward compared with available opportunities in the marketplace. Accordingly, the Company may hold significant cash balances on an ongoing basis.
In seeking to achieve the Company’s investment objective, the Company may also invest in other types of investments such as equity securities of foreign issuers; securities convertible into equity; rights, options and warrants; swaps (including equity, foreign exchange, total return, interest rate, index, commodity and credit-default swaps), swaptions and other derivatives; instruments such as futures contracts, foreign currency, forward contracts on stock indices and products, ETFs, and any other financial instruments the Manager believes will achieve the Company’s investment objective. Debt investments made by the Company will typically be in money market funds organized in the United States and in U.S. Treasury bills; however, the Company may also invest in other debt securities, including distressed debt securities of companies in or exiting bankruptcy. The Company may invest in securities sold pursuant to initial public offerings. Investments in options on financial indices may be used to establish or increase long or short positions or to hedge the Company’s investments. In order to mitigate market-related downside risk, the Company may acquire put options, short market indices, baskets of securities and/or purchase credit-default swaps, but is not committed to maintaining market hedges at any time.
Under normal circumstances, the Company will invest at least 80% of its net assets, plus any borrowings for investment purposes, in securities issued by issuers located in the United States. This policy may be changed without shareholder approval; however, you would be notified in writing 60 days in advance of any changes. A company is considered to be located in the United States if (i) it is organized under the laws of a state comprising the United States and has a principal office within the United States; (ii) it derives at least 50% of its total revenues or profits from businesses in the United States or has at least 50% of its assets in the United States; or (iii) its equity securities are traded principally on a stock exchange in the United States. ADRs, GDRs and other types of depositary receipts traded principally on a stock exchange in the United States will count toward the 80% policy.
Derivative instruments used by the Company will be counted toward the Company’s 80% policy discussed above to the extent they have investment exposure similar to (or address market risk factors associated with) the securities and/or markets included within that policy. Such derivative instruments will be valued for such purpose in accordance with the requirements of Rule 35d-1 under the 1940 Act.
The concentration of the Company’s investment positions is subject to limitations applicable to the Company under the 1940 Act and its qualification as a RIC under Subchapter M of the Code. Pursuant to these restrictions, the Company will not invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any one industry, subject to certain exceptions.
The Manager believes that investments that meet the Company’s objective are often found in companies undergoing significant changes in strategy, capital structure, corporate governance, management, legal exposure, corporate form, shareholder composition and control, liquidity and financial condition, and in companies that are affected by external changes in the economic and political environment, including changes in the relevant tax code.
The Manager also believes that investment opportunities that meet the Company’s objective may at times occur in misunderstood companies, distressed securities, companies in or exiting bankruptcy, spin-offs, rights offerings, liquidations, companies for which litigation is a major asset or liability, under-followed small and mid-capitalization companies and other special situations.
The Manager believes its long-term investment horizon also increases its influence at its portfolio companies, provides stability and support for management teams and boards of directors of its portfolio companies, and serves as an excellent recruitment tool when its portfolio companies seek to hire world-class senior executives, all of which the Manager believes help to drive its investment performance. The Manager constructively engages with management teams and boards of directors of its portfolio companies to accelerate growth, increase efficiency, improve capital allocation, manage through crises and otherwise improve performance in order to generate long-term value. Historically, the Manager has shown that it can achieve meaningful influence over companies in which it invests and assist them in creating long-term value, with ownership stakes that it has acquired at a lower price than the substantial premium that is typically required to be paid to obtain control of a company. For more than 22 years, the Manager has accumulated significant experience in engaging with portfolio companies and guiding management teams, boards of directors and other shareholders through strategic and operational changes and restructurings. The Manager believes that its successful track record and reputation as a value-creating owner enhances its ability to generate higher long-term rates of return.
The Company will not make an initial investment in the equity of companies whose securities are not publicly traded (i.e., private equity), but may invest in privately placed securities of public issuers. Notwithstanding the foregoing, it is possible that, in limited circumstances, public companies in which the Company has invested may later be taken private and the Company may make additional investments in the equity or debt of such companies. The Company may make investments in the debt securities of a private company, provided that there is an observable market price for such debt securities.

Our Competitive Strengths
The Manager believes that the Company as managed by the Manager has the following key competitive strengths:
Disciplined Investment Strategy
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Simple, concentrated approach. The Manager believes that its core investment strategy has succeeded due to the inherent simplicity of its concentrated approach to fundamental value investing and the alignment of its organization with this approach. Concentration in a limited number of investments enables it to manage a scalable investment portfolio with a limited number of investment personnel. This strategy allows the Manager to hire and retain qualified investment professionals as each member of the investment team plays a meaningful role in the construction and management of the portfolio.

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Successful investment idea generation, monitoring and execution. The Manager has a proven expertise and a long history in sourcing attractive investment ideas, finding unconventional sources of value and executing innovative value-creating transactions as well as differentiated expertise in executing privately negotiated transactions. The Manager looks for opportunities to assist portfolio companies in accelerating growth, increasing efficiency, improving capital allocation, managing through challenges and otherwise improving performance in order to generate long-term value. Fundamental analysis conducted by the Manager typically seeks to identify how a business could be more efficiently operated, structured, managed and financed. Additionally, the Manager has an extensive and flexible investment opportunity set and is not constrained by industry or asset classes.

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Concentrated, liquid portfolio of simple, predictable and free cash-flow generative businesses. The Manager expects that the substantial majority of the Company’s investment portfolio will be invested in long-term, large minority stakes in 12 to 15 high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which the Manager believes they have underperformed their potential and/or when the Manager believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their businesses. PSUS, alongside the other core funds, will accumulate large minority stakes over time. Such stakes will vary in size depending on the size of the portfolio company and the Manager’s assessment of potential for loss versus opportunity for gain. Generally, the Manager seeks to accumulate positions of a size across its core funds that enable it to be a significant and influential shareholder, typically making it the largest, or among the largest, active shareholders (i.e., excluding passive investors such as index funds). The Manager may, from time to time, increase the number of holdings in the Company’s investment portfolio as a result of market or economic conditions or due to other considerations. See “- Investment Objective, Strategy and Policies.” The Manager applies a concentrated, research-intensive, fundamental value investing strategy. Investment concentration and modest portfolio turnover allow the Manager the time to do extensive research and actively monitor each investment over the course of ownership. Given the portfolio’s expected limited turnover and concentration, the Manager’s investment approach can be successful even in highly competitive market environments in which there are only a limited number of extraordinary investment opportunities. The Manager is comfortable making investments in a wide range of industries and asset classes, but generally prefers investments in simple businesses or assets that generate cash flows that can be estimated within a reasonable range over the long term, have low sensitivity to macroeconomic factors and low commodity exposure and/or cyclical risk. The Manager is willing to accept a high degree of situational, legal and/or capital structure complexity in its investments if it believes that the potential for reward justifies it. Investment concentration enables the Manager to conduct extensive research and actively monitor each investment over the course of its ownership.

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Exposure to the Manager’s asymmetric hedging program. The Manager complements its core investment strategy by seeking to identify and execute upon asymmetric hedges in order to protect the investment portfolio against specific macroeconomic risks, and to capitalize on market volatility. The Manager typically structures these hedges using asymmetric instruments such as options and credit default swaps, which offer the opportunity for large gains (relative to the individual asymmetric instruments and the size of the Company’s investment portfolio, taken as a whole) if potential risks occur without exposing the Company to significant costs or meaningful losses (relative to the size of the Company’s investment portfolio, taken as a whole) if such risks do not occur, as the amount of capital at risk is typically expected to represent a small, single-digit percentage of the Company’s total assets. The Manager has historically, and expects to continue to, reinvest profits from asymmetric hedges during periods of market disruption by increasing its funds’ investments in existing portfolio companies and by occasionally acquiring new positions, taking advantage of the depressed valuations of common stocks that typically occur during market disruptions. The Manager’s opportunistic hedging strategy has allowed it to increase its funds’ exposure to high-quality companies at materially discounted valuations, contributing to its long-term investment performance. The Manager believes its opportunistic hedging strategy is highly synergistic to its core investment strategy and is a superior alternative to holding a large cash position or maintaining a continuous hedging program, both of which can be a significant drag on long-term performance. The Manager has substantial experience in negotiating relevant agreements for derivative transactions, and has longstanding relationships with the counterparties to such agreements, allowing it to successfully identify and execute hedges and other derivative transactions on a timely basis over multiple market cycles. In addition to conventional top-down macroeconomic research, the Manager is well-positioned to leverage fundamental perspectives from individual companies. The Manager believes individual company research with respect to current and potential future portfolio company investments can yield variant macroeconomic insights and is therefore highly synergistic with the Manager’s core equity strategy, which has a coverage universe spanning the vast majority of S&P 500 companies. The Manager has deep experience investing in asymmetric hedges and derivatives across interest rates, currency, commodities, credit and equities.
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Value creation through active corporate engagement. The Manager believes its long-term investment horizon also increases its influence at its portfolio companies, provides stability and support for management teams and boards of directors of its portfolio companies, and serves as an excellent recruitment tool when its portfolio companies seek to hire world-class senior executives, all of which the Manager believes help to drive its investment performance. The Manager constructively engages with management teams and boards of directors of its portfolio companies with the goal of accelerating growth, increasing efficiency, improving capital allocation, managing through challenges, and/or better positioning companies which have underperformed or have unrecognized sources of value generation. As part of this corporate engagement, Mr. Ackman and the Manager’s other investment professionals have from time to time served on the boards of its portfolio companies. Historically, the Manager has shown that it can achieve meaningful influence over companies in which it invests and assist them in creating long-term value, with ownership stakes that it has acquired at a lower price than the substantial premium that is typically required to be paid to obtain control of a company. The Manager believes that its successful track record and its reputation as a value-creating owner enhances its ability to generate higher rates of return.

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Focus on managerial, operating and governance changes as levers to create substantial, enduring and longer-term value. The Manager may seek investments that it believes will benefit from structural, financial, and operational improvements. The Manager’s focus on board engagements and oversight to catalyze management, operational and/or governance changes has enabled it to earn attractive returns over longer holding periods. With reduced turnover in the portfolio, the Manager can better understand its investments and reduce frictional costs. The Company believes that the Manager’s reputational equity is also enhanced because as a longer-term investor, its recommendations for corporate change are then more welcomed by the companies in which the Company invests and the major shareholders who own them. Longer-term investing in high-quality businesses is also more scalable. Once the Manager is in a position of influence and invested in a high-quality business run by able management who manages the business well and allocates free cash flow intelligently, absent excessive overvaluation or a substantially better use of capital, the Manager believes that there are few good reasons to sell.

Manager’s Track Record of Preserving Capital and Generating Strong Returns with Low Correlation to the Broader Equity Market Supported by Stable Permanent Capital Base
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Proven track record. For more than 22 years, the Manager has managed portfolios as an engaged investor in large-cap companies. For information on the long-term performance of the core funds, see “Appendix A - Supplemental Performance Information of the Affiliated Funds.” For a listing of the Manager’s public company engagements since its inception in 2004, see “Appendix B - Public Company Engagements of the Manager”

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Low correlation to the broader equity market. The Manager’s core investment strategy has exhibited relatively low market correlation (i.e., the average returns of its investment strategy were higher than the broader equity market during times in which the returns of the broader equity market declined and similar to the broader equity market during times in which the broader equity market increased). In addition, the Manager’s investment strategy has proven to be defensive in bear markets,[1] outperforming the S&P 500 during the global financial crisis, COVID-19 pandemic, and recent elevated interest rate environment.

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Stability of capital base enables superior, long-term investment returns. The Manager views the stability of its capital base, substantially all of which is permanent capital, as one of its most important competitive advantages. Permanent capital allows the Manager to take a long-term view and be opportunistic during periods of market volatility, without being exposed to the need to raise capital by selling assets to meet redemptions during such periods. The Manager believes that permanent capital also enables superior, long-term investment returns. Permanent capital has also been and is expected to continue to be a highly attractive talent attraction and retention tool, allowing the Manager to hire and retain top analysts for its investment team and other high-quality employees throughout the company. Permanent capital and the Manager’s long-term investment horizon are also excellent recruitment tools when the Manager’s portfolio companies seek to hire world-class senior executives who prefer the stability and backing afforded by a significant long-term shareholder who is not required to seek an exit for its holdings due to investor redemptions or limits due to fund life.

Highly Experienced Investment Team, Collaborative Culture and Reputation
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The Manager is led by a renowned investor. Mr. Ackman founded the Manager in 2003 and is principally responsible for the Manager’s investment policies and implementation. He is the Chairman and Chief Executive Officer of PS Holdco and will be the Chairman and Chief Executive Officer of PS Inc. following the Corporate Conversion. He works alongside an experienced team and has developed a robust platform to pursue a disciplined investment philosophy. The Manager’s investment team engages in a deep diligence process in evaluating its investments. The Manager seeks to create a portfolio of investments in companies with strong business fundamentals to minimize potential downside risks. Mr. Ackman has more than 34 years of experience in the hedge fund and asset management industry and is a leading proponent of value creation through active corporate engagement. Prior to forming the Manager, Mr. Ackman co-founded and co-managed Gotham Partners Management Co., LLC, an investment adviser that managed public and private equity hedge fund portfolios. Mr. Ackman also serves as the Executive Chairman of the Board of Directors of HHH and Chairman and Chief Executive Officer of SPARC.

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Experienced investment team and robust operations platform. The Manager’s investment team consists of nine members with an average of 17 years of industry experience, including in the investment banking and/or private equity industries. These investment professionals have exceptional academic and professional backgrounds. Each investment team member plays a material role in the construction and management of the portfolio, which has enabled the Manager to hire and retain the highest quality investment professionals. The investment team is also supported by 26 professionals who focus on all operational aspects of fund management, including finance, legal and compliance, technology and investor relations. See “Portfolio Management - The Manager” below for further information on the investment team. Certain of the Manager’s investment and other professionals serve as executive officers of the Company as follows: Mr. Ackman is the Company’s Chief Executive Officer, Mr. Israel is the Company’s Chief Investment Officer, Mr. Hakim is the Company’s President, Mr. Gonnella is the Company’s Chief Financial Officer, Ms. Coussin is the Company’s Chief Compliance Officer and Ms. Falzone is the Company’s Secretary.

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Highly collaborative culture and reputation. The Manager believes its unique culture and reputation are fundamental to its success. The Manager combines investment excellence with a flat organizational structure. Each member of the Manager’s investment team plays a meaningful role in the construction and management of the portfolio. Its collaborative partnership culture, permanent capital base, the highly attractive economics of its business and its approach to employee compensation have resulted in limited employee turnover over time. The Manager’s collaborative culture is also demonstrated in its track record of constructive engagements with boards of directors and oversight of portfolio companies, which has

[1]
“Bear markets” refers to S&P 500 index “bear markets,” which are commonly defined as a decline of a broad-based securities index (in this case the S&P 500) by 20% or more over at least a two-month period.

allowed it to establish a reputation and credibility as a preferred partner. The Manager believes its reputation has been an important driver of its outperformance since inception, allowing it to garner substantial influence and drive long-term value creation in its portfolio companies without paying a control premium.
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Public positions taken by management team. The Manager has a long history of publicizing its investment rationale and utilizing the media as a medium to enhance transparency and to catalyze corporate changes. The Company believes that the Manager’s approach of bringing public awareness to its strategies and investment themes among existing and prospective holdings is valuable to Common Shareholders. Additionally, regulatory requirements result in the Company’s holdings being publicly disclosed periodically providing a high degree of transparency about the portfolio. Given that the majority of the Company’s portfolio will generally consist of highly liquid, publicly traded large-capitalization companies generally with North American headquartered operations, the market value of the Company’s underlying investments is generally expected to be based on readily available and reliable market data.

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Extensive capital markets experience. The Manager has been active in raising equity and debt for the entities it manages in the public capital markets since the 2014 initial public offering of PSH More recently, the Manager has assisted PSH in executing a series of debt financing transactions. In July 2020, Pershing Square Tontine Holdings, Ltd., a special purpose acquisition company co-sponsored by an affiliate of the Manager, completed its $4 billion initial public offering and listed on the NYSE. In addition, the Manager designed and created SPARC, a new form of acquisition company, that had its Form S-1 Registration Statement declared effective by the SEC in September 2023. On April 7, 2026, the Manager announced that it had made a proposal to the Board of Directors of UMG concerning a business combination transaction in which UMG would merge with SPARC, with the newly merged company to become New UMG and list its common stock on the NYSE. There is no assurance that the Manager’s proposal will be accepted by UMG or result in a transaction as proposed by the Manager or any other transaction.

Favorable Structural Features
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No performance fees. Unlike the other funds managed by the Manager and unlike conventional alternative investment funds, which typically charge 15%-30% annual performance fees on realized and unrealized profits in addition to management fees, the Company will not be subject to any performance fees. The Company believes that this has the potential to meaningfully increase long-term NAV performance, which may reduce the likelihood that the Common Shares will trade at a discount to NAV.

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Liquidity facilitated by NYSE-listing. Investors in many alternative investment funds own non-traded interests with limited redemption and liquidity features, whereas, the Company intends to be a publicly traded, NYSE-listed, closed-end investment company. The Company expects that it will have significant liquidity supported by its scale, name recognition and the Manager’s broad following. The Manager believes that the Company has the potential to be one of the largest U.S.-listed closed-end investment companies and expects that the Manager’s brand-name profile and broad retail following, along with a substantial media following, will drive substantial investor interest and liquidity in the market for the Common Shares.

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Transparent, Weekly NAV. Most alternative investment funds publish monthly or quarterly net asset values and often rely on opaque, unobservable and lagging valuations for private assets. The Company will publish a weekly NAV based on its concentrated, transparent and highly liquid investment portfolio of publicly traded large-capitalization companies. In addition, the Manager has a history of publicizing its investment rationale and using the media to enhance transparency around its investment rationale, which, combined with the public reporting required under the 1940 Act as well as other types of anticipated public reporting that result from the Manager’s investment strategy (such as Schedules 13D and 13F, as applicable), the Company believes will make information about its investment portfolio more transparent to investors than the investment portfolios of other alternative investment funds.

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Favorable capital structure for the Manager’s strategy. The Company will have a favorable capital structure to support the strategy of the Manager. The Company’s closed-ended structure removes any negative impact from redemptions, lengthens the duration of the capital base available to the Manager and enhances the Manager’s ability to successfully execute upon its investment strategy by: (i) providing the

Manager with a longer time horizon to realize value from an investment, as there is reduced need for the Manager to manage cash for potential redemptions; (ii) facilitating its active corporate and strategic engagements; (iii) expanding the Manager’s investment universe by allowing it to take meaningful stakes in large-cap companies in a way in which few other investors can, as well as larger and potentially less liquid stakes in companies with smaller market capitalizations; and (iv) facilitating constructive relationships with companies in which it seeks to invest.
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Delivery of PS Inc. Common Stock for no additional consideration. In recognition of the importance of this offering to the Manager’s long-term success and to provide an additional incentive for prospective investors to purchase Common Shares in this offering, PS Inc. will deliver to each investor who purchases Common Shares in this offering, for no additional consideration, 1 share of PS Inc. Common Stock for every 5 Common Shares purchased, including any Common Shares acquired by the Underwriters in connection with the exercise of their option to purchase additional Common Shares from the Company as described in this prospectus. All of the net proceeds of the combined offering will be received by the Company and the combined offering will not result in any proceeds to PS Inc. Similarly, PS Inc. will issue shares of PS Inc. Common Stock to the investors in the Combined Private Placement for no additional consideration. All of the net proceeds of the Combined Private Placement will be received by the Company and the Combined Private Placement will not result in any proceeds to PS Inc.

Research and Investment Process
The Manager takes a concentrated, research-intensive, fundamental value approach to investing. The Manager’s research process is typically based on a bottom-up analysis, although it includes top-down factors in its overall analysis (e.g., how will a company be impacted by a downturn in the economy, a rise or fall in interest rates, etc.).
Typically, the Manager establishes a limited number of new investment positions per year, from a large number of potential investment opportunities reviewed by the investment team. After identifying appropriate subsets within this broad initial review, the investment team discusses these potential investments to further refine and limit its focus. Once a potential investment is deemed sufficiently promising, the investment team typically performs additional research involving the analysis of public filings and extensive secondary sources and analyzes the historical record of the potential investment, looking for sources of comparable data on both public and private companies. Mr. Ackman is the ultimate decision maker for all investment positions. Mr. Israel is the Manager’s Chief Investment Officer.
Mr. Ackman, Mr. Israel and the other investment professionals work as a team. Analysts are generalists and work in small teams on every investment in the portfolio. These teams are fluid and change from investment to investment depending on the availability of resources as well as the specific knowledge and interests of the analysts. All analysts, including those not directly responsible for a specific security, are expected to ask questions, challenge investment theses and voice opinions about investments in the portfolio. The Manager believes that this process results in ideas being thoroughly vetted prior to making an investment, and carefully monitored once in the portfolio. In addition to a weekly investment team meeting at which the entire portfolio and potential new investments are discussed, analysts meet informally throughout each day.
The Manager’s collaborative investment process is an important competitive advantage of the firm. The Manager’s robust idea generation process yields more opportunities than it utilizes, which allows the Manager to allocate capital only to what the Manager believes are its best ideas. Investments are originated through a wide range of sources, including a proprietary library in which the Manager continuously tracks, updates and reviews hundreds of ideas it has considered over time. Each investment professional has working knowledge of a large number of companies at any point in time, and the members of the investment team are the primary source of its investment ideas. Each idea typically goes through an initial due diligence process conducted by a two-member subset of the investment team, at least one of whom typically has deep industry expertise and serves as a check on the process. The dedicated team conducts initial due diligence, reviews company and industry research, interviews industry experts, and creates a financial model to determine initial views of the company’s intrinsic value. Once sufficient work is completed and the Manager determines that an investment idea meets a threshold of potential viability as an investment, Mr. Ackman, the Manager’s Portfolio Manager, and/or Mr. Israel, the Manager’s Chief Investment Officer, also conduct due diligence on the subject company. All investment proposals are formally presented and discussed at weekly meetings with the entire investment team. The Manager typically begins to execute positions in approved ideas immediately upon investment team approval. Because compensation for the Manager’s investment professionals is based on overall fund performance rather than the performance of any specific investment, the Manager’s investment professionals are incentivized to deliver long-term, overall fund performance.
The Manager complements its core investment strategy by seeking to identify and execute upon asymmetric hedges in order to protect the investment portfolio against specific macroeconomic risks, and to capitalize on market volatility. In order to generate asymmetric investment ideas, the Manager’s investment professionals continuously analyze macroeconomic developments, which has the additional benefit of providing insights into macroeconomic considerations that are relevant for its current and potential future portfolio company investments, and the Manager believes that its individual company research also yields variant macroeconomic insights, making its asymmetric hedging strategy highly synergistic with the research-intensive approach of its core investment strategy. For more information, see “- Investment Techniques - Hedging Transactions” below.
Investment Techniques
Concentration
The Company will not attempt to maintain a highly diversified portfolio and intends to concentrate its investment positions. The Company’s concentration of investment positions will, however, remain subject to restrictions applicable to the Company as a matter of “fundamental policy.” Pursuant to these restrictions, the Company will not invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any one industry, subject to certain exceptions. Under the 1940 Act, a matter of fundamental policy cannot be changed without the affirmative vote of the holders of a majority of the outstanding voting securities of the Company, voting together as a single class. The 1940 Act defines this as the lesser of (i) 67% or more of the Company’s voting securities present at a meeting, if the holders of more than 50% of the Company’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Company’s outstanding voting securities. The Company’s concentration of investment positions will also be subject to restrictions necessary in order for the Company to elect to qualify and thereafter maintain its qualification as a RIC under Subchapter M of the Code.
Derivatives
The Company may use a variety of financial instruments, such as equity, credit and/or other derivatives, options, interest rate swaps, caps and floors, futures and forward contracts, both for investment purposes and for risk management purposes. For more information see “Use of Leverage - Derivative Transactions.”
Swap Agreements
The Company may enter into swap agreements. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Company’s exposure to equity securities, long-term or short-term interest rates, non-U.S. currency values, corporate borrowing rates, or other factors. Swap agreements can take many different forms and are known by a variety of names. The Company is not limited to any particular form of swap agreement if consistent with its investment objective.
Depending on how they are used, swap agreements may increase or decrease the overall volatility of the Company’s portfolio. The most significant factor in the performance of swap agreements is the change in the individual equity values, specific interest rate, currency or other factors that determine the amounts of payments due to and from the Company. If a swap agreement calls for payments by the Company, the Company must be prepared to make such payments when due. In addition, if a counterparty’s creditworthiness declines, the value of swap agreements with such counterparty may be expected to decline, potentially resulting in losses by the Company.
The Company may also seek both long and short exposure to credit-related instruments by entering into a series of purchase and sale contracts or by investing in, among other instruments, swaps, including equity, foreign exchange, total return, credit default, commodity, index and interest rate swaps; options; forward contracts; and futures contracts and options on futures contracts that provide long or short exposure to other credit obligations.
Currency
The Company may invest in securities of non-U.S. issuers and may invest in currencies (including non-U.S. currencies) and currency forward contracts. In addition, the Company may trade in futures contracts (including index futures) and in options on such contracts, as well as in other financial products traded on commodities exchanges.

The Company also may maintain short positions in forward currency exchange transactions, which would involve the Company agreeing to exchange an amount of a currency the Company did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Company contracted to receive in the exchange.
The Manager generally expects that currency trading will not constitute a material component of the Company’s investment program. The Manager’s investment in currency derivatives has historically been principally for the purpose of hedging foreign currency risks related to its investments in common equity securities.
Futures
The Company may purchase or sell futures contracts or options thereon. The Company’s investment program does not limit the Company in its use of futures. Trading in commodity futures contracts and options is a highly specialized activity that may entail greater-than-ordinary investment or trading risks. Furthermore, low margin or premiums normally required in such trading may provide a large amount of leverage, and a relatively small change in the price of a security or contract can produce a disproportionately larger profit or loss.
Leverage
Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares, which will provide greater flexibility under Rule 18f-4 to utilize derivatives. Following the completion of the combined transaction and the investment of the net proceeds from the combined transaction, the Company may use leverage for investment purposes, subject to the leverage limits of the 1940 Act. The use of leverage has a number of risks, including the risk that the Company may be required to liquidate assets at a disadvantageous time. Leverage exaggerates the financial markets’ effects on the Company’s NAV. See “Use of Leverage.”
Hedging Transactions
The Manager complements its core investment strategy by seeking to identify and execute upon asymmetric hedges in order to protect the investment portfolio against specific macroeconomic risks, and to capitalize on market volatility. The Manager typically structures these hedges using asymmetric instruments such as options and credit default swaps, which offer the opportunity for large gains (relative to the individual asymmetric instruments and the size of the Company’s investment portfolio, taken as a whole) if potential risks occur without exposing the Company to significant costs or meaningful losses (relative to the size of the Company’s investment portfolio, taken as a whole) if such risks do not occur, as the amount of capital at risk is typically expected to represent a small, single-digit percentage of the Company’s total assets. The Manager has historically, and expects to continue to, reinvest profits from asymmetric hedges during periods of market disruption by increasing its funds’ investments in existing portfolio companies and by occasionally acquiring new positions, taking advantage of the depressed valuations of common stocks that typically occur during market disruptions. The Manager’s opportunistic hedging strategy has allowed it to increase its funds’ exposure to high-quality companies at materially discounted valuations, contributing to its long-term investment performance. The Manager believes its opportunistic hedging strategy is highly synergistic to its core investment strategy and is a superior alternative to holding a large cash position or maintaining a continuous hedging program, both of which can be a significant drag on long-term performance. The Manager has substantial experience in negotiating relevant agreements for derivative transactions, and has longstanding relationships with the counterparties to such agreements, allowing it to successfully identify and execute hedges and other derivative transactions on a timely basis over multiple market cycles.
The Manager does not attempt to hedge all macroeconomic, market or other risks inherent in the Company’s investments. While the Company may enter into hedging transactions to seek to reduce risk or to capitalize on market volatility, such hedging transactions may result in poorer overall performance for the Company than if it had not engaged in any such transaction. Moreover, it should be noted that the Company’s portfolio will always be exposed to certain risks that cannot be hedged.
Initial Public Offerings
The Company may invest in securities being offered in a secondary or initial public offering (“IPO”), although the Manager does not expect investments in IPOs to constitute a material component of the Company’s investment program. Investing in IPOs is risky, and the price of stocks purchased in IPOs tends to fluctuate more widely than the price of stocks of more established companies.

Other Investment Companies
The Company may invest in securities issued by other investment companies within the limits prescribed by the 1940 Act and the rules and regulations thereunder and any exemptive orders currently or in the future obtained by the Company from the SEC. These securities include shares of open-end investment companies (i.e., mutual funds), including money market funds, other closed-end investment companies and ETFs. As a shareholder in an investment company, the Company will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Company’s management fees with respect to assets so invested. Shareholders would therefore be subject to two layers of expenses to the extent the Company invests in other investment companies. In addition, the securities of other investment companies could also be leveraged and will therefore be subject to the leverage risks described herein.
Subsidiaries
The Company may seek to gain exposure to futures and swaps primarily through investments in PSUS Cayman, Ltd., a wholly-owned subsidiary of the Company organized under the laws of the Cayman Islands (the “Cayman Subsidiary”). In order to comply with certain issuer diversification limits imposed by the Code, the Company may invest up to 25% of its total assets in the Cayman Subsidiary.
The Board has oversight responsibility for the investment activities of the Company, including its investment in the Cayman Subsidiary, and its role as sole shareholder of the Cayman Subsidiary. The Company and the Cayman Subsidiary will be subject to the same investment restrictions and limitations on a consolidated basis and will follow the same compliance policies and procedures as the Company. The Company complies with the provisions of the 1940 Act governing investment policies (Section 8) on a consolidated basis with the Cayman Subsidiary. With respect to any wholly-owned subsidiary of the Company, including the Cayman Subsidiary, the Company will comply with the provisions of the 1940 Act governing capital structure and leverage on an aggregate basis with such subsidiary. Any such subsidiary, including the Cayman Subsidiary, will also comply with the provisions relating to affiliated transactions and custody of the 1940 Act and will have the same custodian as the Company.
Portfolio Turnover
While the Manager pursues a long-term investment strategy and does not typically engage in short-term trading of its portfolio companies, portfolio turnover generally involves some expense to the Company, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The Company’s portfolio turnover rate may vary from year to year. Higher portfolio turnover may decrease the after-tax return to individual investors in the Company.
Investment Restrictions
Fundamental Investment Restrictions
The Company operates under the following restrictions that constitute fundamental policies that, except as otherwise noted, cannot be changed without the affirmative vote of the holders of a majority of the outstanding voting securities of the Company voting together as a single class. The 1940 Act defines a majority of the outstanding voting securities as the lesser of (i) 67% or more of a company’s voting securities present at a meeting, if the holders of more than 50% of the company’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the company’s outstanding voting securities. The fundamental policies of the Company are:
1.
The Company may not issue senior securities or borrow money except to the extent permitted under (i) the 1940 Act or interpretations or modifications by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction or otherwise as permitted by applicable law. See “Use of Leverage.”

2.
The Company may not act as an underwriter of securities issued by others, except insofar as the Company may be deemed an underwriter under the Securities Act in selling its own securities or portfolio securities and except to the extent permitted under (i) the 1940 Act or interpretations or modifications by the SEC, SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction or otherwise as permitted by applicable law.

3.
The Company may not purchase or sell real estate, commodities or commodity contracts, except that, to the extent permitted by applicable law, the Company may (i) invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; (ii) acquire, hold and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Company’s ownership of other assets; (iii) invest in instruments directly or indirectly secured by commodities or securities issued by entities that invest in or hold such commodities and acquire temporarily commodities as a result thereof; and (iv) purchase and sell forward contracts, financial futures contracts and options thereon.

4.
The Company will not make loans to other persons, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time.

5.
The Company may not invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any one industry. Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities and tax-exempt securities of governments or their political subdivisions will not be considered to represent an industry. The Company determines industries by reference to the Global Industry Classification Standard, including by reference to its “sub-industry” classification, as it may be amended from time to time.

The Company’s fundamental investment restrictions will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC, SEC staff or other authority of competent jurisdiction as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.
All percentage limitations in the case of the foregoing fundamental policies apply immediately after a purchase or initial investment and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action.
Non-Fundamental Investment Restrictions
All other investment policies of the Company are considered non-fundamental and, along with the Company’s investment objective, which is also non-fundamental, may be changed by the Board without prior approval of the Company’s outstanding voting securities at any time.

USE OF LEVERAGE
Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares, which will provide greater flexibility under Rule 18f-4 to utilize derivatives. Under Rule 18f-4, the VaR limits are greater (250% relative VaR test rather than 200% relative VaR test) for a closed-end investment company that has preferred shares outstanding than for a closed-end investment company that does not have preferred shares outstanding.
Following the completion of the combined transaction and the investment of the net proceeds from the combined transaction, subject to market conditions, the Company intends, as part of its leveraging strategy, to issue unsecured, fixed-rate bonds, and anticipates that over time it will maintain a ratio of approximately 15% to low 20s% debt to total assets in order to enhance its long-term returns. The Company intends to operate with a capital structure that it expects will allow it to be an investment grade bond issuer. The Manager’s use of leverage has historically involved accessing a modest amount of low-cost, long-term, covenant-light, investment grade bonds. Historically, the Manager has only agreed to debt incurrence covenants for its core funds at thresholds well above the amount of leverage it intends to use in its strategy and has generally not used any margin borrowings for its core funds. Accordingly, the Manager believes its leverage strategy has the potential to enhance its funds’ long-term returns without adding meaningful risk to its funds’ portfolios. There can be no assurance that the Company will in the future be able to borrow money on terms that the Manager deems favorable.
The use of leverage, if employed, can create risks. When leverage is employed, the Company’s NAV, the market price of the Common Shares and the return to the Common Shareholders will be more volatile than if leverage were not used. Changes in the value of the Company’s portfolio, including securities bought with the proceeds of leverage, will be borne entirely by the Common Shareholders. If there is a net decrease or increase in the value of the Company’s investment portfolio, leverage will decrease or increase, as the case may be, the Company’s NAV to a greater extent than if the Company did not utilize leverage. A reduction in the Company’s NAV may cause a reduction in the market price of its shares. Any leveraging strategy the Company employs may not be successful. See “Risk Factors - Leverage Risk.”
Certain types of leverage the Company may use could result in the Company being subject to covenants relating to asset coverage and portfolio composition requirements. The Company may be subject to certain restrictions on investments imposed by one or more lenders or by the guidelines of one or more rating agencies, which may issue ratings for any debt securities or preferred shares issued by the Company. The terms of any borrowings or rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. The Manager does not believe that these covenants or guidelines will impede it from managing the Company’s portfolio in accordance with its investment objective and policies if the Company were to utilize leverage.
Under the 1940 Act, the Company is not permitted to issue senior securities if, immediately after the issuance of such senior securities, the Company would have an asset coverage of less than 300%, calculated as the ratio of the Company’s total assets less all liabilities and indebtedness not represented by senior securities, over the aggregate amount of the Company’s senior securities (i.e., for every dollar of indebtedness outstanding, the Company is required to have at least three dollars of assets) or less than 200% with respect to senior securities representing preferred stock (i.e., for every dollar of preferred stock outstanding, the Company is required to have at least two dollars of assets). The 1940 Act also provides that the Company may not declare distributions or purchase its stock (including through tender offers) if, immediately after doing so, it will have an asset coverage ratio of less than 300% or 200%, as applicable. Under the 1940 Act, certain short-term borrowings (such as for cash management purposes) are not subject to these limitations if (i) repaid within 60 days, (ii) not extended or renewed and (iii) not in excess of 5% of the total assets of the Company. The Company will initially treat reverse repurchase agreements as derivative transactions for purposes of Rule 18f-4 (as described below).
The Company may also use derivatives, including equity options, in order to obtain security-specific, non-recourse leverage in an effort to reduce the capital commitment to a specific investment, while potentially enhancing the returns on capital invested in that investment. Furthermore, the Company may use derivatives, such as equity and credit derivatives and put options, to achieve a synthetic short position in a company or an equity or credit index without exposing the Company to some of the typical risks of short selling, which include the possibility of unlimited losses and the risks associated with maintaining a stock borrow. In addition, the Company from time to time may enter into total return swaps, which are equity derivatives with inherent recourse leverage.

The Company generally does not expect to use total return swaps to obtain leverage, but, rather, to manage regulatory, tax, legal or other issues. The Company must comply with Rule 18f-4 under the 1940 Act with respect to its use of derivatives. Rule 18f-4, among other things, requires the Company to adopt and implement a comprehensive written derivatives risk management program and to comply with a relative or absolute limit on fund leverage risk calculated based on VaR.
Preferred Shares
The Company’s Governing Documents provide that the Board may authorize and issue preferred shares with or without rights as determined by the Board, by action of the Board without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any preferred shares that might be issued. Any such preferred share offering would be subject to the limits imposed by the 1940 Act. In addition, the Company generally is not permitted to declare any cash dividend or other distribution on the Company’s Common Shares, or purchase any such Common Shares, unless, at the time of such declaration, the Company would have asset coverage (i.e., subject to the asset coverage requirements described above) of at least 200% after deducting the amount of such dividend or other distribution. The 1940 Act grants to the holders of senior securities representing stock issued by the Company certain voting rights. Failure to maintain certain asset coverage requirements under the 1940 Act could entitle the holders of preferred shares to elect a majority of the Board. See “Description of Capital Structure - Preferred Shares.”
Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares. The Company expects to issue all of the Series A Preferred Shares to PSUS Holdings at a price per share equal to the liquidation preference of the Series A Preferred Shares of $50.00 per share. Pursuant to the terms of the Series A Preferred Shares and in accordance with the requirements of the 1940 Act, the Manager, as the holder of the Series A Preferred Shares, will be entitled to elect two Trustees at all times and in accordance with the requirements of the 1940 Act would become entitled to elect a majority of the Trustees in the event that two full years’ dividends on the Series A Preferred Shares are unpaid. The issuance of the Series A Preferred Shares to the Manager was approved by the Board, including the Trustees who are not “interested persons” of the Company for purposes of Section 2(a)(19) of the 1940 Act. Under Rule 18f-4, the VaR limits are greater (250% relative VaR test rather than 200% relative VaR test) for a closed-end investment company that has preferred shares outstanding than for a closed-end investment company that does not have preferred shares outstanding. See “- Derivative Transactions” and “Description of Capital Structure - Preferred Shares” for more information.
Borrowings
The Company is permitted, without prior approval of the Common Shareholders, to borrow money. The Company may issue notes or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting the Company’s assets as security. In connection with such borrowings, the Company may be required to maintain minimum average balances with the lender or to pay a commitment or other fee to maintain a line of credit. Any such requirements will increase the cost of borrowing over the stated interest rate. Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares as described in this prospectus. The Manager’s use of leverage for its core funds has historically involved accessing a modest amount of low-cost, long-term, covenant-light, investment grade bonds. Historically, the Manager has only agreed to debt incurrence covenants for its core funds at thresholds well above the amount of leverage it intends to use in its strategy and has generally not used any margin borrowings for its core funds. Accordingly, the Manager believes its leverage strategy has the potential to enhance its funds’ long-term returns without adding meaningful risk to its funds’ portfolios. There can be no assurance that the Company will be able to utilize leverage on terms that the Manager deems favorable at any given time.
Limitations. Borrowings by the Company are subject to certain limitations under the 1940 Act, including the amount of asset coverage required. In addition, agreements related to the borrowings may also impose certain requirements, which may be more stringent than those imposed by the 1940 Act. See “Risk Factors - Leverage Risk.”

Distribution Preference. The rights of lenders to the Company to receive interest on, and repayment of, principal of any such borrowings will be senior to those of the Common Shareholders and the holders of preferred shares, and the terms of any such borrowings may contain provisions that limit certain activities of the Company, including the payment of dividends to Common Shareholders and the holders of preferred shares in certain circumstances.
Temporary Borrowings
The Company may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of distributions or the settlement of securities transactions which otherwise might require untimely dispositions of Company securities.
Derivative Transactions
Derivatives are financial instruments whose value depends upon, or is derived from, the value of something else, such as one or more underlying investments, indices or currencies. The Company and the Manager may use various derivative strategies to try to improve the Company’s returns by managing risks, such as by using hedging techniques to try to protect the Company’s assets. A derivative contract will obligate or entitle the Company to deliver or receive an asset or cash payment based on the change in value of one or more investments, indices or currencies. Derivatives may be traded on organized exchanges, or in individually negotiated transactions with other parties (these are known as “over-the-counter” derivatives).
Rule 18f-4 under the 1940 Act permits the Company to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Section 18 of the 1940 Act, among other things, prohibits closed-end investment companies, including the Company, from issuing or selling any “senior security” representing indebtedness (unless the company maintains 300% “asset coverage”) or any senior security representing stock (unless the company maintains 200% “asset coverage”). Under Rule 18f-4, “Derivatives Transaction” includes (i) any swap, security-based swap, futures contract, forward contract, option, any combination of the foregoing, or any similar instrument, under which a fund is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (ii) any short sale borrowing; and (iii) reverse repurchase agreements and similar financing transactions (the Company has elected to treat such transactions as derivatives transactions under the rule). Under Rule 18f-4, the Company will execute derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a VaR limit, certain other testing and derivatives risk management program requirements and requirements related to Board reporting. Under Rule 18f-4, the VaR limits are greater (250% relative VaR test rather than 200% relative VaR test) for a closed-end investment company that has preferred shares outstanding than for a closed-end investment company that does not have preferred shares outstanding.
The Company must comply with Rule 18f-4 with respect to its Derivatives Transactions. Rule 18f-4, among other things, requires the Company to adopt and implement a comprehensive written derivatives risk management program (“DRMP”) and to comply with a relative or absolute limit on fund leverage risk calculated based on VaR. The DRMP is administered by a “derivatives risk manager,” who is appointed by the Board.
The Manager has registered as a CPO under the Commodity Exchange Act (“CEA”) and expects to rely on CFTC Rule 4.12(c)(3) with respect to its operation of the Company. CFTC Rule 4.12(c)(3) allows for “substituted compliance” with respect to certain CFTC recordkeeping, reporting and disclosure requirements on the basis of the Company’s compliance with SEC rules and regulations applicable to the Company and the Manager. As a result, the Manager will not be subject to certain aspects of the CFTC’s rules ordinarily applicable to CPOs, including the specific disclosure requirements under CFTC rules in connection with its management of the Company. Certain of the Manager’s funds are operated by the Manager pursuant to an exclusion from registration as a CPO with respect to such portfolios under the CEA. Therefore, the Manager is not subject to registration or regulation with respect to such portfolios under the CEA. The CPO of a registered investment company with less than three years of operating history is required under Rule 4.12(c)(3) to disclose the performance of all accounts and pools that are managed by the CPO and that have investment objectives, policies and strategies substantially similar to those of the newly-formed registered investment company. See Appendix A - Supplemental Performance Information of the Affiliated Funds.
Futures Contracts and Related Options. The Company may purchase and sell financial futures contracts and related options on financial futures. A futures contract is an agreement to buy or sell a set quantity of an underlying asset at a future date, or to make or receive a cash payment based on the value of a securities index, or some other asset, at a stipulated future date. The terms of futures contracts are standardized. In the case of a financial futures contract based upon a broad index, there is no delivery of the securities comprising the underlying index, margin is uniform, a clearing corporation is the counterparty and the Company makes or receives daily margin payments based on price movements in the index. An option gives the purchaser the right to buy or sell securities or currencies, or in the case of an option on a futures contract, the right to buy or sell a futures contract in exchange for a premium.
Foreign Currency Forward Contracts. The Company may enter into foreign currency forward contracts to protect the value of its assets against future changes in the level of foreign exchange rates or to enhance returns. A foreign currency forward contract is an obligation to buy or sell a given currency on a future date and at a set price or to make or receive a cash payment based on the value of a given currency at a future date. Delivery of the underlying currency is expected, the terms are individually negotiated, the counterparty is not a clearing corporation or an exchange, and payment on the contract is made upon delivery, rather than daily.
Swap Transactions. The Company may enter into swap transactions. Swap agreements are two-party contracts entered into primarily by institutional investors for periods typically ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. There are various types of swaps, including but not limited to credit default swaps, interest rate swaps, total return swaps and index swaps.
Swap Options. The Company may enter into swap options. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms.
Options on Securities and Financial Indices. The Company may purchase and sell put and call options on securities, and financial indices traded on U.S. or non-U.S. securities exchanges or in the over-the-counter market. An option gives the purchaser the right to buy or sell securities in exchange for a premium. The Company will only sell options that are secured either by the Company’s ownership of the underlying security or by cash or other liquid assets segregated or earmarked within the Company’s account at the custodian or in a separate account at the custodian.

RISK FACTORS
An investment in the Common Shares carries a number of risks, including the risk that the entire investment may be lost. In addition to all other information set out in this prospectus, the following specific factors should be considered when deciding whether to make an investment in the Common Shares. The Common Shares are only suitable for investors (i) who understand the potential risk of capital loss, (ii) for whom an investment in the Common Shares is part of a diversified investment program, and (iii) who fully understand and are willing to assume the risks involved in such an investment program.
The Company believes that the risks described below are the material risks relating to the Common Shares at the date of this prospectus. Additional risks and uncertainties not currently known to the Company, or that the Company deems to be immaterial at the date of this prospectus, may also have an adverse effect on the performance of the Company and the value of the Common Shares. The order in which the risks are presented below is not intended to provide an indication of the likelihood of their occurrence or of their magnitude or significance. Prospective investors should review this prospectus carefully and in its entirety and consult with their professional advisers before investing in the Common Shares. Please also refer to the information set forth under the heading “Risk Factors” in the PS Inc. Prospectus that accompanies this prospectus and is an exhibit to the registration statement of which this prospectus forms a part with respect to various material risks related to the PS Inc. Common Stock.
No Investment History
The Company is a non-diversified, closed-end investment company with no investment history. The Company does not have any meaningful historical financial statements or other meaningful operating or financial data on which potential investors may evaluate the Company and its performance. An investment in the Common Shares is therefore subject to all of the risks and uncertainties associated with a new business, including the risk that the Company will not achieve its investment objective and that the value of any potential investment in the Common Shares could decline substantially as a consequence.
Non-Diversified Status and Concentration
The Company is a non-diversified company. As defined in the 1940 Act, a non-diversified company may have a significant part of its investments in a smaller number of issuers than can a diversified company. Having a larger percentage of assets in a smaller number of issuers makes a non-diversified company, like the Company, more susceptible to the risk that one single event or occurrence or adverse developments affecting any single issuer can have a significant adverse impact upon the Company and the Company may be more susceptible to greater losses because of these developments.
In executing the Company’s investment strategy, the Manager may accumulate significant positions in particular investments and expects that the substantial majority of the Company’s capital will be invested in large minority stakes in 12 to 15 companies, although the Manager may, from time to time, increase the number of holdings in the Company’s investment portfolio as a result of market or economic conditions or due to other considerations. From time to time, the Company may invest a significant proportion of its capital in one or a limited set of investments. The Company’s investment technique of concentrating investment positions increases the volatility of investment results over time and may exacerbate the risk that a loss in any such position could have a material adverse impact on the Company’s NAV and, in turn, the value of any investment in the Company. Although it may at times choose to do so, the Manager is under no obligation to hedge the Company’s positions to mitigate such risks.
Market and Investment Risk
The Common Shares have no history of public trading and there currently is no public trading market for the Common Shares. Following the combined offering, the Common Shares will be listed on the NYSE. The Common Shares will trade separate from the PS Inc. Common Stock, which will also be listed on the NYSE following the PS Inc. IPO as described in the accompanying PS Inc. Prospectus. Please see the risk factor captioned “No public market for our common stock currently exists, and an active trading market for our common stock may never develop or be sustained after this offering. Following this offering, our stock price may fluctuate significantly” in the accompanying PS Inc. Prospectus for additional information. In addition, there can be no assurance that following the combined offering, the combined trading prices of a Common Share and a share of PS Inc. Common Stock will equal or exceed the public offering price of the Common Shares in this offering. In addition to allocations made to retail investors by the Underwriters, a portion of the Common Shares and the PSI Common Stock offered pursuant to the combined offering will, at request, be offered to retail investors through Charles Schwab and Robinhood, via their respective online brokerage platforms. Charles Schwab and Robinhood will act as selling group members for the combined offering. These platforms are not affiliated with the Company or PS Inc. There may be risks associated with the use of such platforms that we cannot foresee, including risks related to the technology and operation of such platforms, and the publicity and the use of social media by users of such platforms that we cannot control.
We cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market on the NYSE or how liquid that market might become. An active public market for the Common Shares may not develop or be sustained after the combined offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your Common Shares at a price that is attractive to you, or at all. As with any stock, the price of the Common Shares will fluctuate with market conditions and other factors, many of which are beyond the Company’s control. The Common Shares are designed for long-term investors and the Company should not be treated as a trading vehicle. Shares of closed-end investment companies frequently trade at a discount from net asset value, which creates a risk of loss for investors purchasing shares in this offering. The risk of loss if a discount to NAV were to emerge may be greater for investors expecting to sell their shares in a relatively short period after the completion of the combined offering. In addition, an investor participating in the combined offering must acquire both the Common Shares and the PS Inc. Common Stock. An investor that desires to invest for a period of time in only the Common Shares or the PS Inc. Common Stock (and not both) may seek to sell the security that it does not intend to hold, which would put downward pricing pressure on the security that is sold. This may increase the likelihood of the Common Shares trading at a discount to NAV. These risks are separate and distinct from the risk that the Company’s NAV could decrease as a result of its investment activities. At any point in time, an investment in the Common Shares may be worth less than the original amount invested. In connection with this offering, the Underwriters may purchase and sell Common Shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. There is no short position or over-allotment option with respect to the Common Shares issued to the private placement investors in the Combined Private Placement. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Shares and syndicate short positions involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase from PS Inc., as the selling shareholder, in this offering. These activities may stabilize, maintain or otherwise affect the market price of the Common Shares, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time without notice. However, transactions in the Common Shares by the Underwriters may require corresponding purchases or sales by the underwriters of PS Inc. Common Stock, which may make it less likely that the Underwriters engage in any stabilizing transactions and may reduce the effectiveness of any such stabilizing transactions, relative to an initial public offering of a fund in which the Underwriters may engage in stabilization transactions without needing to take corresponding transactions in the stock of another entity. Generally, the Underwriters would not be expected to engage in stabilizing transactions or purchase Common Shares to cover syndicate short positions, unless the combined trading price of a Common Share and a share of PS Inc. Common Stock is in the aggregate less than the public offering price of $50.00. This may increase the volatility of the trading price of the Common Shares and the likelihood that the Common Shares trade at a discount to NAV.
In addition, an investment in the Common Shares represents an indirect investment in the securities owned by the Company. The value of, or income generated by, the investments held by the Company are subject to the possibility of rapid and unpredictable fluctuation. These movements may result from factors affecting individual companies, or from broader influences, including real or perceived changes in prevailing interest rates, changes in inflation or expectations about inflation, economic, political, social and financial market conditions including the level of confidence in financial institutions and the financial system generally, natural/environmental disasters, cyberattacks, terrorism, governmental or quasi-governmental actions, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and other similar events, each of which may be temporary or last for extended periods.
Different sectors, industries and security types may react differently to such developments and, when the market performs well, there is no assurance that the Company’s investments will increase in value along with the broader markets. Volatility of financial markets, including potentially extreme volatility caused by the events described above, can expose the Company to greater market risk than normal, possibly resulting in greatly reduced liquidity. The Manager potentially could be prevented from considering, managing and executing investment decisions at an advantageous time or price or at all as a result of any domestic or global market or other disruptions, particularly disruptions causing heightened market volatility and reduced market liquidity, which could also result in impediments to the normal functioning of workforces, including personnel and systems of the Company’s service providers and market intermediaries. Furthermore, during periods in which the Company may use leverage, the Company’s investment, market discount and certain other risks will be magnified.
An investment in the Common Shares is subject to risk of the possible loss of the entire amount that you invest.
Closed-End Investment Company; Liquidity Risks
The Company is a non-diversified, closed-end investment company designed primarily for long-term investors and is not intended to be a trading vehicle. Closed-end investment companies differ from open-end investment companies (commonly known as mutual funds) in that investors in a closed-end investment company do not have the right to redeem their shares on a daily basis at a price based on the investment company’s net asset value.
Equity Securities Risk
Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Although common stocks have historically generated higher average total returns than fixed-income securities over the long-term, common stocks also have generally experienced significantly more volatility in those returns and, in certain periods, have significantly underperformed relative to fixed-income securities. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Company. A common stock may also decline due to factors which affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. The value of a particular common stock held by the Company may decline for a number of other reasons which directly relate to the issuer, such as management performance, financial leverage, the issuer’s historical and prospective earnings, the value of its assets and reduced demand for its goods and services. Also, the prices of common stocks are sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Company has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur. In addition, common stock prices may be particularly sensitive to rising interest rates, as the cost of capital rises and borrowing costs increase. Common stocks in which the Company may invest are structurally subordinated to preferred stock, bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and are therefore inherently more risky than preferred stock or debt instruments of such issuers.
Investments in ADRs and other similar global instruments are generally subject to risks associated with equity securities and investments in non-U.S. securities. Unsponsored ADRs (and other similar global programs) are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored programs and the prices of unsponsored programs may be more volatile than if such instruments were sponsored by the issuer.
Decision-Making Authority Risk
Investors have no authority to make decisions or to exercise business discretion on behalf of the Company, except as set forth in the Company’s Governing Documents. The authority for all such decisions is generally delegated to the Board, which in turn, has delegated the day-to-day management of the Company’s investment activities to the Manager, subject to oversight by the Board.
Market and Selection Risk
Market risk is the possibility that the market values of securities owned by the Company will decline. There is a risk that equity and/or bond markets will go down in value, including the possibility that such markets will go down sharply and unpredictably.
Stock markets are volatile, and the prices of equity securities fluctuate based on changes in a company’s financial condition and overall market and economic conditions. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues, recessions, or other events could have a significant impact on the Company and its investments. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock held by the Company. Also, the price of common stocks is sensitive to general movements in the stock market and a drop in the stock market may depress the price of common stocks to which the Company has exposure. Common stock prices fluctuate for several reasons, including changes in investors’ perceptions of the financial condition of an issuer or the general condition of the relevant stock market, or when political or economic events affecting the issuers occur.
The prices of fixed-income securities tend to fall as interest rates rise, and such declines tend to be greater among fixed-income securities with longer maturities. Market risk is often greater among certain types of fixed-income securities, such as zero coupon bonds that do not make regular interest payments but are instead bought at a discount to their face values and paid in full upon maturity. As interest rates change, these securities often fluctuate more in price than securities that make regular interest payments and therefore subject the Company to greater market risk than a company that does not own these types of securities.
When-issued and delayed delivery transactions are subject to changes in market conditions from the time of the commitment until settlement, which may adversely affect the prices or yields of the securities being purchased. The greater the Company’s outstanding commitments for these securities, the greater the Company’s exposure to market price fluctuations.
Selection risk is the risk that the securities that the Manager selects will underperform the equity and/or bond market, the market relevant indices or other funds with similar investment objectives and investment strategies. No guarantee or representation is made that the Manager’s investment strategy will be successful.
Valuation Risk
The Company is subject to valuation risk, which is the risk that one or more of the securities in which the Company invests are valued at prices that the Company is unable to obtain upon sale due to factors such as incomplete data, market instability or human error. Securities for which market quotations are readily available will be valued at the market value thereof. The Manager, which is also the Company’s valuation designee designated by the Board pursuant to Rule 2a-5 under the 1940 Act, may use an independent pricing service to value securities at their market value. When market quotations are not readily available or are deemed to be inaccurate or unreliable, the Manager values the Company’s investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board. Because the secondary markets for certain investments may be limited, such instruments may be difficult to value. Prior to engaging in a fair value process, the Manager may seek to obtain quotations from independent brokers who may trade in such securities or other financial instruments as a basis to substantiate the perceived value of the subject holding. See “Net Asset Value.”
As a general principle, the “fair value” of a security or other investment is the amount that the Company might reasonably expect to realize upon its sale. There is no single standard for determining fair value. Rather, in determining the fair value of a security or other investment, the Manager will take into account the relevant factors and surrounding circumstance. Fair value pricing may require determinations that are inherently subjective and inexact about the value of a security or other asset. As a result, there can be no assurance that fair value priced assets will not result in future adjustments to the prices of securities or other assets, or that fair value pricing will reflect a price that the Company is able to obtain upon sale, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset. For example, the Company’s NAV could be adversely affected if the Company’s determinations regarding the fair value of the Company’s investments were materially higher than the values that the Company ultimately realizes upon the disposal of such investments. Where market quotations are not readily available, valuation may require more research than for more liquid investments. In addition, elements of judgment may play a greater role in valuation in such cases than for investments with a more active secondary market because there is less reliable objective data available. The Company determines its NAV daily and therefore all assets, including assets valued at fair value, are valued daily. The Company will report its NAV on a weekly and monthly basis as described in more detail under “Net Asset Value.”
The Company’s NAV is a critical component in several operational matters including computation of the Management Fee and other fees. Consequently, variance in the valuation of the Company’s investments will impact, positively or negatively, the fees and expenses Common Shareholders will pay.

Reliance on the Manager Risk
The Company is dependent upon services and resources provided by the Manager. The Manager is not required to devote its full time to the business of the Company and there is no guarantee or requirement that any investment professional or other employee of the Manager will allocate a substantial portion of his or her time to the Company. The loss of one or more individuals involved with the Manager could have a material adverse effect on the performance or the continued operation of the Company. For additional information on the Manager, see “Portfolio Management - The Manager.” In addition, the Board has delegated broad authority to the Manager to manage the business and affairs of the Company. Certain (but not all) of the principal risks associated with the Company’s relationship with the Manager are set out below:
Key Personnel Risk. The Manager is dependent on the services of William A. Ackman and Ryan Israel, the Manager’s Chief Investment Officer. If the services of Mr. Ackman and Mr. Israel were to become unavailable for any reason, this occurrence could have a material adverse effect on the Company’s results, financial performance and the trading price of the Company’s Common Shares. All of the investment decisions of the Company are made by the investment team, with Mr. Ackman having ultimate decision-making authority for all portfolio positions. Mr. Ackman, Mr. Israel and the investment team also rely on the diligence, skill and network of business contacts of the other professionals employed by the Manager as well as external advisers and professionals. For a description of the investment team, see “Portfolio Management - Investment Team.” The investment team will, among other things, evaluate, negotiate, structure and monitor the Company’s investments. The Company’s future success will depend on the continued service of Mr. Ackman and Mr. Israel, along with the Manager’s ability to retain and motivate its other active key personnel and to strategically recruit, retain and motivate new talent. The departure of Mr. Ackman and Mr. Israel or of a significant number of members of the investment team could have a material adverse effect on the Company’s ability to achieve its investment objective. In addition, the Manager may not be successful in its efforts to recruit, retain and motivate the required personnel as the global market for qualified investment professionals is extremely competitive.
Failure to Identify Investment Opportunities Risk. The Company’s investment strategy depends on the ability of the Manager to successfully identify attractive investment opportunities. Any failure to identify appropriate investment opportunities would increase the amount of the Company’s assets invested in cash or cash equivalents and, as a result, may reduce its rates of return. The Company will face competition for investments from, for example, public and private investment funds, strategic buyers and/or investment banks. Many of these competitors may be substantially larger and have greater financial resources than are available to the Company. There can be no assurance that the Manager will be able to identify and make investments that are consistent with the Company’s investment objective or generate attractive returns for the Common Shareholders or that the Company will not be significantly affected by competitive pressures for investment opportunities.
Risks Related to Restrictions on Position Size. The Company’s portfolio positions may be limited by the concentration and diversification limitations and requirements applicable to registered investment companies under the 1940 Act and to RICs under the Code. These concentration and diversification limitations and requirements could limit the ability of the Manager to utilize the Company’s capital to accumulate positions of scale sufficient to successfully employ its investment techniques. In addition, if the concentration of the Company’s investments caused it to violate the asset diversification requirements applicable to RICs, the Company could lose its RIC status and thereby become subject to corporate-level taxes.
Manager Due Diligence Risk. When assessing an investment opportunity, the Manager has relied and will continue to rely on resources that may provide limited or incomplete information. In some cases, whether or not known to the Manager at the time, such resources may not be sufficient, accurate, complete or reliable. In particular, the Manager has relied and will continue to rely on publicly available information and data filed with various government regulators. Although the Manager has evaluated and will continue to evaluate information and data as it deemed or deems appropriate, and has sought and will continue to seek independent corroboration when reasonably available, the Manager has not and may choose not to evaluate all publicly available information and data with respect to any investment and has often not been and will often not be in a position to confirm the completeness, genuineness or accuracy of the information and data that it did or will evaluate.
In addition, when assessing an investment opportunity for the Company, investment analyses and decisions by the Manager may be undertaken on an expedited basis in order to take advantage of what it perceives to be short-lived investment opportunities. In such cases, the available information at the time of an investment decision may be limited, inaccurate and/or incomplete.

As a result, there can be no assurance that due diligence investigations carried out by the Manager will reveal or highlight all relevant facts (including fraud) or risks that may be necessary or helpful in evaluating investment opportunities or foresee future developments that could have a material adverse effect on an investment. Any failure to identify relevant facts may result in inappropriate investment decisions, which may have a material adverse effect on the value of any investment in the Company.
Misconduct Risk. There is a risk that the Manager’s employees could engage in misconduct or other behavior that harms the operations and financial condition of the Company. Employees of the Manager are often required to deal with confidential matters relating to portfolio companies. Additionally, the Manager is subject to a number of obligations and standards arising from its business and authority over the assets it manages, and it is not always possible to detect or deter employee misconduct. The violation of these obligations, or the accusation of any such violation, and standards by any of the Manager’s key personnel, employees, joint venture partners, consultants or anyone acting on the Manager’s behalf could materially adversely affect the Manager’s reputation which could consequently negatively impact the operating performance of the Company and the price of the Common Shares. While the Manager believes it has effective policies and procedures in place designed to deter and detect employee misconduct, the steps it has taken may not be effective in all cases. If any of the Manager’s employees were to engage in misconduct or were to be accused of such misconduct, whether or not substantiated, its business and reputation could be adversely affected and a loss of investor confidence could result, which would harm the Company.
Limited Liability. The Manager has not assumed any responsibility to the Company other than to render the services described in the Investment Management Agreement, and it will not be responsible for any action of the Board in declining to follow the Manager’s advice or recommendations. Pursuant to the Investment Management Agreement, the Manager and certain related persons will not be liable to the Company for their acts under the Investment Management Agreement, absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The Company has agreed to indemnify and hold harmless the Manager and certain related persons with respect to all costs, charges, expenses, losses, damages or liabilities arising from or in connection with, or concerning, the conduct of the Company’s business or affairs or the execution or discharge of the duties, powers, authorities or discretions of the Manager under the Investment Management Agreement, and not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties under the Investment Management Agreement. These protections may lead the Manager to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.
No Prior Registered Investment Companies. The Manager has not previously served as investment adviser to an investment company registered under the 1940 Act. As a result, the Manager will be addressing certain operational and compliance requirements of the 1940 Act for the first time in connection with the commencement of investment operations of the Company. None of the Manager’s other funds or HHH are registered under the 1940 Act, unlike the Company, and, therefore, none of them are subject to the investment, leverage and derivative restrictions, diversification requirements and other regulatory requirements imposed on registered investment companies by the 1940 Act and on RICs by the Code. If any of the Manager’s other funds or HHH had been registered under the 1940 Act and/or operated as RICs under the Code, their respective returns might have been lower and their ability to undertake certain transactions or investments may have been restricted. As a result, the Manager’s future performance will depend on its ability to implement the operational and compliance-related requirements of the 1940 Act, while also successfully implementing its investment strategy within the investment and regulatory parameters applicable to registered investment companies under the 1940 Act. Any failure to do so may have a material adverse effect on the performance of the Company.
Conflicts of Interest Risk
The Manager engages in competing activities and acts in multiple capacities, advising the Company, its other funds and HHH, which creates potential conflicts of interest. When allocating investment opportunities conflicts of interest could arise from the fact that incentive allocations or performance fees might be earned by the Manager by allocating such opportunities to its other funds that charge an incentive allocation or performance fee, and not to the Company, which is not subject to an incentive allocation or any other form of performance fee. Conflicts may also arise in connection with pursuing active corporate engagement, where the Manager may acquire fiduciary duties to its various portfolio companies which could potentially conflict with duties owed to the Company. See “Conflicts of Interest.”

In addition, although the Manager does not anticipate that the Howard Hughes Transaction will disrupt the operation of its other funds, including the Company, the Howard Hughes Transaction involves a number of special risks, including the potential diversion of the Manager’s attention from its core funds, including the Company, and its core investment strategy, along with increasing demands on the Manager’s investment processes and infrastructure. Such risks could adversely affect the business and operations of the Company.
Corporate Engagement Risk
The Manager may pursue active corporate engagement and seek to effectuate corporate, managerial or similar changes with respect to an investment. The costs in time, resources and capital involved in such an investment strategy depend on the circumstances, which are only in part within the Manager’s control, and may be significant. Such a strategy requires the accumulation of large positions, which are less liquid than smaller positions and therefore the price at which such positions may be sold when seeking to exit an investment could be adversely affected. In addition, the expenses associated with such an investment strategy, including potential litigation, expenses related to the recruitment and retention of board members, executives and other individuals providing business assistance to the Manager in connection with such an investment strategy (including, for example, consultants and corporate whistleblowers) or other transactional costs, will be borne by the Company. Such expenses may reduce returns or result in losses.
The success of the Manager’s active corporate engagement may require, among other things: (i) that the Manager properly identify portfolio companies whose equity prices can be improved through active corporate engagement and/or strategic action; (ii) that the Company, together with the other core funds, acquire sufficiently large positions of such portfolio companies at a sufficiently attractive price; (iii) a positive response by the management of portfolio companies to shareholder engagement; (iv) a positive response by other shareholders to the Manager’s proposals; and (v) a positive response by the markets to any actions taken by portfolio companies in response to the Manager’s proposals. None of the foregoing can be assured.
The Manager may secure the appointment of persons to a portfolio company’s board of directors. In doing so, individual(s) (including members, partners, officers, managers, employees or affiliates of the Manager and their respective affiliates or designees) serving on the board of directors of the portfolio company will acquire fiduciary duties to the company and to the company’s shareholders, members, unitholders, partners or other owners of the company in addition to the duties such persons owe the Company. Such fiduciary duties may require such individuals to take actions that are in the best interests of the company or its shareholders, members, unitholders, partners or other owners. Accordingly, situations may arise where persons appointed to portfolio company boards may have a conflict of interest between any duties that they owe to the company and its shareholders, members, unitholders, partners or other owners, on the one hand, and any duties that they owe to the Company on the other hand. Pursuing active corporate engagement in respect of the Company’s investments may prove ineffective for a variety of reasons, including: (i) opposition of the management, board of directors and/or shareholders of the subject company, which may result in litigation and may erode, rather than increase, shareholder value; (ii) intervention of one or more governmental agencies; (iii) efforts by the subject company to pursue a “defensive” strategy, including a merger with, or a friendly tender offer by, a company other than the Company or its affiliates; (iv) market conditions resulting in material changes in securities prices; (v) the presence of corporate governance mechanisms, such as staggered boards, poison pills and classes of shares with increased voting rights; and (vi) the necessity for compliance with applicable securities laws. In addition, opponents of proposed corporate governance changes may seek to involve regulatory agencies in investigating the transaction or the Company and such regulatory agencies may independently investigate the participants in a transaction, including the Company, as to compliance with securities or other laws. This risk may be exacerbated to the extent the Manager develops and utilizes novel strategies or techniques with respect to its active corporate engagement. Furthermore, successful execution of active corporate engagement may depend on the active cooperation of shareholders and others with an interest in the subject company. Some shareholders may have interests which diverge significantly from those of the Company and some of those parties may be indifferent to the Manager’s proposed changes. Moreover, securities that the Manager believes are fundamentally underpriced or incorrectly priced may not ultimately be valued in the capital markets at prices and/or within the timeframe the Manager anticipates, even if the Manager’s proposals are successfully implemented by the portfolio company.
The 1940 Act limits the Company’s ability to enter into certain transactions with certain of its affiliates. As a result of these restrictions, the Company may be prohibited from buying or selling any security directly from or to any pooled investment vehicle managed by the Manager or any of its affiliated persons. The 1940 Act also prohibits certain “joint” transactions with certain of the Company’s affiliates, which could include investments in the same portfolio company (whether at the same or different times),including controlling interests. The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing. These limitations may limit the scope of investment opportunities that would otherwise be available to the Company.
Material Non-Public Information Risk. The Company may substantially participate in or influence the conduct of affairs or management of issuers of securities acquired by it. Members, partners, officers, managers, employees or affiliates of the Manager and its affiliates or designees may serve as directors of, or in a similar capacity with, companies in which the Company invests. In the event that material non-public information is obtained with respect to such companies or the Company becomes subject to trading restrictions pursuant to the internal trading policies of such companies or as a result of applicable law or regulations, the Company may be prohibited for a period of time from purchasing or selling the securities of such companies, and as a result be prevented from increasing its exposure (or maintaining its relative ownership stake, in the case that additional securities are issued by such company) to an investment position which appreciates or divesting from or exiting an investment position which decreases in value. Any such restrictions may have a material adverse effect on the Company and the value of any investment in the Company.
Control Investments Risk
The Company may take a controlling stake in certain investments. These investments may involve a number of risks, such as the risk of liability for environmental damage, product defect, failure to supervise management, violation of governmental regulations and other types of liability. In addition, in connection with the disposition of these investments, the Company may make representations and warranties about such investments’ business and financial affairs typical of those made in connection with the sale of any business, or may be responsible for the contents of disclosure documents under applicable securities law. The Company may also be required to indemnify the purchasers of such investments or underwriters to the extent that any such representations and warranties or disclosure documents turn out to be incorrect, inaccurate or misleading. All of these risks or arrangements may create contingent or actual liabilities, and materially affect the Company and any investment in the Company.
Non-Control Investments Risk
The Company will generally make investments in companies that it does not control. As a result, these investments are subject to the risk that the company in which the investment is made may make business, financial and management decisions contrary to the Manager’s expectations or with which the Manager does not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve the interests of the Company. If any of the foregoing were to occur with respect to one or more significant investments, the values of such investments by the Company could decrease.
Dividend Risk
Dividends the Company receives on common stocks are not fixed but are declared at the discretion of an issuer’s board of directors. There is no guarantee that the companies in which the Company invests will declare dividends in the future or that dividends, if declared, will remain at current levels or increase over time. Securities that pay dividends may be sensitive to changes in interest rates, and as interest rates rise, or fall, the prices of such securities may fall. A sharp rise in interest rates, or other market downturn, could result in a decision to decrease or eliminate a dividend.
Restricted and Illiquid Investments Risk
The Company may invest in illiquid or less liquid investments or investments in which no secondary market is readily available or which are otherwise illiquid, including private placement securities (as described under “Investment Objective, Strategy and Policies – Investment Strategy and Policies”). The Company may not be able to readily dispose of such investments at prices that approximate those at which the Company could sell such investments if they were more widely traded and, as a result of such illiquidity, the Company may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. Limited liquidity can also affect the market price of investments, thereby adversely affecting the Company’s NAV and ability to make dividend distributions. The financial markets have in recent years experienced periods of extreme secondary market supply and demand imbalance, resulting in a loss of liquidity during which market prices were suddenly and substantially below traditional measures of intrinsic value. During such periods, some investments could be sold only at arbitrary prices and with substantial losses. Periods of such market dislocation may occur again at any time.
Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. For example, Rule 144A under the Securities Act provides an exemption from the registration requirements of the Securities Act for the resale of certain restricted securities to qualified institutional buyers, such as the Company. However, an insufficient number of qualified institutional buyers interested in purchasing the Rule 144A-eligible securities that the Company holds could affect adversely the marketability of certain Rule 144A securities, and the Company might be unable to dispose of such securities promptly or at reasonable prices. When registration is required to sell a security, the Company may be obligated to pay all or part of the registration expenses and considerable time may pass before the Company is permitted to sell a security under an effective registration statement. If adverse market conditions develop during this period, the Company might obtain a less favorable price than the price that prevailed when the Company decided to sell. The Company may be unable to sell restricted and other illiquid investments at opportune times or prices.
Derivatives Risk
The Company may engage in transactions involving derivative instruments, such as options contracts, futures contracts, options on futures contracts, indexed securities, credit linked notes, credit default swaps and other swap agreements. Derivatives are financial instruments whose value depends upon, or is derived from, the value of something else, such as one or more underlying investments, indices or currencies. The Company’s investments in derivatives may be for hedging, investment or leverage purposes, or to manage interest rates or the duration of the Company’s portfolio. A derivative contract will obligate or entitle the Company to deliver or receive an asset or cash payment based on the change in value of one or more investments, indices or currencies. Derivatives may be traded on organized exchanges, or in individually negotiated transactions with other parties (these are known as “over-the-counter” derivatives). The Company may be limited in its use of derivatives by rules adopted by the SEC governing derivatives transactions such as Rule 18f-4 under the 1940 Act, described below. Although the Company has the flexibility to make use of derivatives, it may choose not to for a variety of reasons, even under very volatile market conditions. Derivative transactions may subject the Company to increased risk of principal loss due to imperfect correlation between the values of the derivatives and the underlying securities or unexpected price or interest rate movements. The use of derivatives may subject the Company to risks, including, but not limited to:
Counterparty Risk. The risk that the counterparty in a derivative transaction will be unable to honor its financial obligation to the Company, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. If the Company’s counterparty to a derivative transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its financial obligations may be substantially increased. The counterparty risk for cleared derivatives is generally lower than for uncleared over-the-counter derivative transactions since generally a clearing organization becomes substituted for each counterparty to a cleared derivative contract and, in effect, guarantees the parties’ performance under the contract as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to the Company.
Swaps Risk. A swap is a contract that generally obligates the parties to exchange payments based on a specified reference security, basket of securities, security index or index component. Swaps can involve greater risks than direct investment in securities because swaps may be leveraged and are subject to counterparty risk (e.g., the risk of a counterparty defaulting on the obligation or bankruptcy), credit risk and pricing risk (i.e., swaps may be difficult to value). Certain swaps may also be considered illiquid. It may not be possible for the Company to liquidate a swap position at an advantageous time or price, which may result in significant losses. In a credit default swap, the “buyer” is obligated to pay the “seller” a periodic stream of payments over the term of the contract provided that no event of default on an underlying reference obligation has occurred. Credit default swap transactions involve greater risks than if the Company had invested in the reference obligation directly.
Futures Risk. Futures markets are highly volatile and are influenced by a variety of factors, including national and international political and economic developments. In addition, because of the low margin deposits normally required in futures trading, a high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures contract may result in substantial losses to the trader. Moreover, futures positions are marked to market each day and variation margin payment must be paid to or by a trader. Positions in futures contracts may be closed out only on the exchange on which they were entered into or through a linked exchange, and no secondary market exists for such contracts. Certain futures exchanges do not permit trading in particular futures contracts at prices that represent a fluctuation in price during a single day’s trading beyond certain set limits. If prices fluctuate during a single day’s trading beyond those limits, the Company could be prevented from promptly liquidating unfavorable positions and thus be subjected to substantial losses.
Options Risk. Trading in options involves a number of risks. Specific market movements of the option and the instruments underlying an option cannot be predicted. No assurance can be given that a liquid offset market will exist for any particular option or at any particular time. If no liquid offset market exists, the Company might not be able to effect an offsetting transaction in a particular option. To realize any profit in the case of an option, therefore, the option holder would need to exercise the option and comply with margin requirements for the underlying instrument. A writer could not terminate the obligation until the option expired or the writer was assigned an exercise notice. The purchaser of an option is subject to the risk of losing the entire purchase price of the option. The writer of an option is subject to the risk of loss resulting from the difference between the premium received for the option and the price of the instrument underlying the option that the writer must purchase or deliver upon exercise of the option. The writer of a naked option may have to purchase the underlying contract in the market for substantially more than the exercise price of the option in order to satisfy their delivery obligations. This could result in a large net loss.
Currency Risk. The risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.
Leverage Risk. The risk associated with certain types of derivative strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
Liquidity Risk. The risk that certain derivative positions may be difficult or impossible to close out at the time that the Company would like or at the price that the Company believes the position is currently worth. This risk is heightened to the extent the Company engages in over-the-counter derivative transactions, which are generally less liquid than exchange-traded instruments.
Correlation Risk. The risk that changes in the value of a derivative will not match the changes in the value of the portfolio holdings that are being hedged or of the particular market or security to which the Company seeks exposure. Furthermore, the ability to successfully use derivative instruments depends in part on the ability of the Manager to predict pertinent market movements, which cannot be assured.
Index Risk. If the derivative is linked to the performance of an index, it will be subject to the risks associated with changes in that index. If the index changes, the Company could receive lower interest payments or experience a reduction in the value of the derivative to below what the Company paid. Certain indexed derivatives may create leverage, to the extent that they increase or decrease in value at a rate that is a multiple of the changes in the applicable index.
Hedging Risk. When managing exposure to market risks, the Company may from time to time use futures and forward contracts, options, interest rate swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments (over the counter (“OTC”) and otherwise) to limit the Company’s exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices and to pursue an asymmetric hedging strategy. The use of derivative financial instruments and other risk management strategies may not be properly designed to hedge, manage or otherwise reduce the risks the Manager has identified. In addition, the Manager may not be able to identify, or may not have fully identified, all applicable material market risks to which the Company is exposed. The Manager may also choose not to hedge, in whole or in part, any of the risks that have been identified. The scope of risk management activities undertaken by the Manager varies based on the level and volatility of interest rates, the prevailing foreign currency exchange rates, the types of investments that are made and other changing market conditions. The Manager does not seek to hedge exposure in all currencies or all investments, which means that exposure to certain market risks are not limited. The use of hedging transactions and other derivative instruments to reduce the effects of a decline in the value of a position does not eliminate the possibility of fluctuations in the value of the position or prevent losses if the value of the position declines. Moreover, it may not be possible to limit the exposure to a market development that is so generally anticipated that a hedging or other derivative transaction cannot be entered into at an acceptable price. Further, it may not be possible to fully or perfectly limit exposure against all changes in the value of the Company’s investments because the value of investments is likely to fluctuate as a result of a number of factors, some of which will be beyond the Manager’s control or ability to hedge. As such, the Company’s investment portfolio will always be exposed to certain risks that cannot be hedged.
In addition, the success of any hedging or other derivative transaction generally will depend on the Manager’s ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument and the position being hedged, the creditworthiness of the counterparty and other factors, some of which may be beyond the ability to hedge. The degree of correlation between price movements of the instruments used in connection with hedging activities and price movements in a position being hedged may vary. For various reasons, the Manager may not seek to establish, or be successful in establishing, a perfect correlation between the instruments used in hedging or other derivative transactions and the positions being hedged. An imperfect correlation could prevent the Company from achieving the intended result and give rise to a loss. As a result, while the Company may enter into such a transaction in order to reduce exposure to market risks, unintended market changes may result in poorer overall investment performance than if it had not been executed. Such transactions may also limit the opportunity for gain if the value of a hedged position increases.
Hedging arrangements themselves also may entail certain other risks. These arrangements may require the posting of cash collateral at a time when the Company has insufficient cash such that the posting of the cash is either impossible or requires the sale of assets at prices that do not reflect their underlying value. In addition, if the Company’s derivative counterparties or clearinghouses fail to meet their obligations with respect to the posting of cash collateral, efforts to mitigate certain risks may be ineffective. Moreover, these hedging arrangements may generate significant transaction costs, including potential tax costs, that reduce returns.
Regulatory Risk. Certain categories of derivative contracts, including, without limitation, swaps, futures, certain types of options and non-deliverable currency forwards (collectively referred to as “commodity interests” under CFTC rules), are subject to regulation under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) in the U.S. and under comparable regimes in Europe, Asia and other non-U.S. jurisdictions. Commodity interests traded in the OTC market are subject to variation and initial margin requirements. The Dodd-Frank Act provisions regarding clearing, mandatory trading, reporting and documentation of swaps and other derivatives have impacted and may continue to impact the costs to the Company of trading these instruments and, as a result, may affect returns to investors in the Company. In addition, the CEA and CFTC rules require advisers to registered investment companies to register with and comply with applicable regulations of the CFTC if a fund that is advised by the investment adviser either (i) enters into derivatives subject to CFTC regulation with a value above a specified threshold based on the fund’s liquidation value or (ii) markets itself as providing investment exposure to such instruments. The Manager has registered as a CPO under the CEA. However, the Manager expects to rely on CFTC Rule 4.12(c)(3) with respect to its operation of the Company. CFTC Rule 4.12(c)(3) allows for “substituted compliance” with respect to certain CFTC recordkeeping, reporting and disclosure requirements on the basis of the Company’s compliance with SEC rules and regulations applicable to the Company and the Manager. As a result, the Manager will not be subject to certain aspects of the CFTC’s rules ordinarily applicable to CPOs, including the specific disclosure requirements under CFTC rules, in connection with its management of the Company. The CPO of a registered investment company with less than three years of operating history is required under Rule 4.12(c)(3) to disclose the performance of all accounts and pools that are managed by the CPO and that have investment objectives, policies and strategies substantially similar to those of the newly-formed registered investment company. See “Appendix A - Supplemental Performance Information of the Affiliated Funds.” Certain of the Manager’s funds are operated by the Manager pursuant to an exclusion from registration as a CPO with respect to such portfolios under the CEA, and therefore, are not subject to registration or regulation with respect to such portfolios under the CEA.
Rule 18f-4 under the 1940 Act permits the Company to enter into Derivatives Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Section 18 of the 1940 Act, among other things, prohibits closed-end investment companies, including the Company, from issuing or selling any “senior security” representing indebtedness (unless the company maintains 300% “asset coverage”) or any senior security representing stock (unless the company maintains 200% “asset coverage”). Under Rule 18f-4, “Derivatives Transaction” includes (i) any swap, security-based swap, futures contract, forward contract, option, any combination of the foregoing, or any similar instrument, under which a company is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (ii) any short sale borrowing; and (iii) reverse repurchase agreements and similar financing transactions (the Company has elected to initially treat all such transactions as derivatives transactions under the rule).
Under Rule 18f-4, the Company will execute derivatives and other transactions that potentially create senior securities (except reverse repurchase agreements) subject to a VaR limit, certain other testing and derivatives risk management program requirements and requirements related to board reporting. Reverse repurchase agreements will be included in the calculation of whether the Company is a limited derivatives user and reverse repurchase agreements and similar financing transactions will be included for purposes of VaR testing. Under Rule 18f-4, the VaR limits are greater (250% relative VaR test rather than 200% relative VaR test) for a closed-end investment company that has preferred shares outstanding than for a closed-end investment company that does not have preferred shares outstanding.
Convertible Securities Risk
Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The market values of convertible securities tend to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security tends to trade increasingly on a yield basis and thus may not decline in price to the same extent as the underlying common stock. Convertible securities rank senior to common stock in an issuer’s capital structure and consequently entail less risk than the issuer’s common stock.
The Company may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security. A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant, purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing instrument. Synthetic convertible securities are also subject to the risks associated with derivatives.
Warrants and Rights Risk
If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Company loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock. The failure to exercise subscription rights to purchase common stock would result in the dilution of the Company’s interest in the issuing company. The market for such rights is not well developed, and, accordingly, the Company may not always realize full value on the sale of rights.
Debt Securities Risk
The values of debt securities may increase or decrease as a result of the following: market fluctuations, changes in interest rates, actual or perceived inability or unwillingness of issuers, guarantors or liquidity providers to make scheduled principal or interest payments, or illiquidity in debt securities markets. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. A rising interest rate environment may cause the value of the Company’s fixed income securities to decrease, an adverse impact on the liquidity of the Company’s fixed income securities, and increased volatility of the fixed income markets. During periods of falling interest rates, the income received by the Company may decline. Changes in interest rates will likely have a greater effect on the values of debt securities of longer durations. Returns on investments in debt securities could trail the returns on other investment options, including investments in equity securities. High levels of inflation and/or a significantly changing interest rate environment can lead to heightened levels of volatility and reduced liquidity.

Corporate Debt Risk
Corporate debt instruments pay fixed, variable or floating rates of interest. Some debt securities, such as zero coupon bonds, do not make regular interest payments but are issued at a discount to their principal or maturity value. The value of fixed-income securities in which the Company may invest will change in response to fluctuations in interest rates. In addition, the value of certain fixed-income securities can fluctuate in response to perceptions of creditworthiness, political stability or soundness of economic policies. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk). Fixed income securities generally are not traded on exchanges. The off-exchange market may be illiquid and there may be times when no counterparty is willing to purchase or sell certain securities. The nature of the market may make valuations difficult or unreliable.
Distressed Securities Risk
An investment in the securities of financially distressed issuers can involve substantial risks. These securities may present a substantial risk of default or may be in default at the time of investment. The Company may incur additional expenses to the extent it is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings. In any reorganization or liquidation proceeding relating to a portfolio company, the Company may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Among the risks inherent in investments in a troubled entity is the fact that it frequently may be difficult to obtain information as to the true financial condition of such issuer. The Manager’s judgment about the credit quality of the issuer and the relative value and liquidity of its securities may prove to be wrong.
New Issues Risk
The Company may invest in IPOs of U.S. equity securities and there is no assurance that the Company will have access to profitable IPOs. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, some companies in IPOs are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them. Further, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the IPO. When an IPO is brought to the market, availability may be limited and the Company may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. The limited number of shares available for trading in some IPOs may make it more difficult for the Company to buy or sell significant amounts of shares.
Small-Cap and Mid-Cap Company Risk
Investing in the securities of companies with small or medium-sized market capitalizations (“small-cap” and “mid-cap” companies, respectively) presents some particular investment risks. Small-cap and mid-cap companies may have limited product lines and markets, as well as shorter operating histories, less experienced management and more limited financial resources than larger companies, and may be more vulnerable to adverse general market or economic developments. Stocks of these companies may be less liquid than those of larger companies, and may experience greater price fluctuations than larger companies. In addition, small-cap or mid-cap company securities may not be widely followed by investors, which may result in reduced demand.
Issuer-Specific Risk
An individual security may be more volatile, and may perform differently, than the market as a whole. The value of an issuer’s securities may deteriorate because of a variety of factors, including disappointing earnings reports by the issuer, unsuccessful products or services, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or the competitive environment. Certain unanticipated events, such as natural disasters, may have a significant adverse effect on the value of an issuer’s securities.
Credit Risk
Credit risk is the risk that issuers, guarantors, or insurers may fail, or become less able or unwilling, to pay interest and/or principal when due. Changes in the actual or perceived creditworthiness of an issuer, factors affecting an issuer directly (such as management changes, labor relations, collapse of key suppliers or customers, or material changes in overhead), factors affecting the industry in which a particular issuer operates (such as competition or technological advances) and changes in general social, economic or political conditions can increase the risk of default by an issuer, which may affect a security’s credit quality or value. Generally, the longer the maturity and the lower the credit quality of a security, the more sensitive it is to credit risk. In addition, lower credit quality may lead to greater volatility in the price of a security and may negatively affect a security’s liquidity. Ratings represent a rating agency’s opinion regarding the quality of the security and are not a guarantee of quality and do not protect against a decline in the value of a security. A downgrade or default affecting any of the Company’s securities, or the issuers of the securities, in which the Company invests could affect the Company’s performance. In addition, rating agencies may fail to make timely changes to credit ratings in response to subsequent events and a rating may become stale in that it fails to reflect changes in an issuer’s financial condition. The credit quality of a security or instrument can deteriorate suddenly and rapidly, which may negatively impact its liquidity and value. The securities in which the Company invests may be subject to credit enhancement (for example, guarantees, letters of credit, or bond insurance). Entities providing credit or liquidity support also may be affected by credit risk. Credit enhancement is designed to help assure timely payment of the security; it does not protect the Company against losses caused by declines in a security’s value due to changes in market conditions.
Non-U.S. Securities Risk
The Company may invest in non-U.S. securities. Such investments involve certain risks not involved in domestic investments. Securities markets in foreign countries often are not as developed, efficient or liquid as securities markets in the United States and, therefore, the prices of non-U.S. securities can be more volatile. Certain foreign countries may impose restrictions on the ability of issuers of non-U.S. securities to make payments of principal and interest or dividends to investors located outside the country. In addition, the Company will be subject to risks associated with adverse political and economic developments in foreign countries, which could cause the Company to lose money on its investments in non-U.S. securities. The Company will be subject to additional risks if it invests in non-U.S. securities, which include seizure or nationalization of foreign deposits. Non-U.S. securities may trade on days when the Common Shares are not priced or traded.
Rules adopted under the 1940 Act permit the Company to maintain its non-U.S. securities and foreign currency in the custody of certain eligible non-U.S. banks and securities depositories, and the Company expects that it will generally hold its non-U.S. securities and foreign currency in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight of their operations. Also, the laws of certain countries limit the Company’s ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Company to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Company can earn on its investments and typically results in a higher operating expense ratio for the Company than for investment companies invested only in the United States.
Certain banks in foreign countries may not be eligible sub-custodians for the Company, in which event the Company may be precluded from purchasing securities in certain foreign countries in which it otherwise would invest or the Company may incur additional costs and delays in providing transportation and custody services for such securities outside of such countries. The Company may encounter difficulties in effecting portfolio transactions on a timely basis with respect to any securities of issuers held outside their countries.
The economies of certain foreign markets may not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain foreign economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, economic conditions, such as volatile currency exchange rates and interest rates, political events, military action and other conditions may, without prior warning, lead to the governments of certain countries, or the U.S. Government with respect to certain countries, prohibiting or imposing substantial restrictions through capital controls and/or sanctions on foreign investments in the capital markets or certain industries in those countries. Capital controls and/or sanctions may include the prohibition of, or restrictions on, the ability to own or transfer currency, securities, derivatives or other assets and may also include retaliatory actions of one government against another government, such as seizure of assets. Any of these actions could severely impair the Company’s ability to purchase, sell, transfer, receive, deliver or otherwise obtain exposure to foreign securities and assets, including the ability to transfer the Company’s assets or income back into the United States, and could negatively impact the value and/or liquidity of such assets or otherwise adversely affect the Company’s operations, causing the Company’s assets and the Common Shares to decline in value.
Other potential foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing legal judgments in foreign courts and political and social instability. Diplomatic and political developments, including rapid and adverse political changes, social instability, regional conflicts, terrorism and war, could affect the economies, industries and securities and currency markets, and the value of the Company’s investments, in non-U.S. countries. These factors are extremely difficult, if not impossible, to predict and take into account with respect to the Company’s investments.
In general, less information is publicly available with respect to foreign issuers than is available with respect to U.S. companies. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for the Manager to completely and accurately determine a company’s financial condition.
Many foreign governments do not supervise and regulate stock exchanges, brokers and the sale of securities to the same extent as such regulations exist in the United States. They also may not have laws to protect investors that are comparable to U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company’s securities based on material non-public information about that company. In addition, some countries may have legal systems that may make it difficult for the Company to vote proxies, exercise shareholder rights, and pursue legal remedies with respect to its non-U.S. securities.
Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement and clearance procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically associated with the settlement of U.S. investments. Communications between the United States and foreign countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates in markets that still rely on physical settlement. At times, settlements in certain foreign countries have not kept pace with the number of securities transactions. These problems may make it difficult for the Company to carry out transactions. If the Company cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Company cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Company could be liable for any losses incurred.
While the volume of transactions effected on foreign stock exchanges has increased in recent years, it remains appreciably below that of the NYSE. Accordingly, the Company’s non-U.S. securities may be less liquid and their prices may be more volatile than comparable investments in securities in U.S. companies.
Leverage Risk
Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares as described in this prospectus. Following the completion of the combined transaction and the investment of the net proceeds from the combined transaction , subject to market conditions, the Company intends, as part of its leveraging strategy, to issue unsecured, fixed-rate investment grade bonds and anticipates that over time it will maintain a ratio of approximately 15% to low 20s% debt to total assets in order to enhance its long-term returns. The Company intends to operate with a capital structure that it expects will allow it to be an investment grade bond issuer. The Manager’s use of leverage has historically involved accessing a modest amount of low-cost, long-term, covenant-light, investment grade bonds. Historically, the Manager has only agreed to debt incurrence covenants for the core funds at thresholds well above the amount of leverage it intends to use in its strategy and has generally not used any margin borrowings for the core funds. There can be no assurance that the Company will be able to utilize leverage on terms that the Manager deems favorable at any given time. The use of leverage creates an opportunity for increased returns on the Company’s investment portfolio, but also creates risks for the Common

Shareholders, including the likelihood of greater volatility of NAV and the market price of the Common Shares than a comparable portfolio without leverage. The use of leverage is also accompanied by interest expense and other costs of borrowing. If the benefits to NAV of the use of leverage do not exceed such expenses or costs, it will have a negative effect on total return.
The Company may also be subject to certain restrictions on investments imposed by the guidelines of one or more rating agencies, which may issue ratings for any debt securities or preferred shares issued by the Company. The terms of any borrowings or these rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. The Manager does not believe that these covenants or guidelines will impede it from managing the Company’s portfolio in accordance with the Company’s investment objective and policies.
The Company cannot assure you that the use of leverage, if employed, will result in a higher return on the Common Shares. Any leveraging strategy the Company employs may not be successful.
In addition to the foregoing, the use of leverage treated as indebtedness of the Company for U.S. federal income tax purposes may reduce the amount of Company dividends that are otherwise eligible for the dividends received deduction in the hands of corporate shareholders.
The Company may invest in the securities of other investment companies. Such investment companies may also be leveraged, and will therefore be subject to the leverage risks described above and potentially other risks depending on the types of leverage employed by such investment companies. This additional leverage may in certain market conditions reduce the Company’s NAV and the returns to Common Shareholders.
Event Risk
Event risk is the risk that corporate issuers may undergo restructurings, such as mergers, leveraged buyouts, takeovers, or similar events financed by increased debt. As a result of the added debt, the credit quality and market value of a company’s securities may decline significantly.
Defensive Investing Risk
For defensive purposes, including in response to adverse market, economic, political or other conditions, the Company may allocate assets into cash or short-term fixed-income securities without limitation. In doing so, the Company may succeed in avoiding losses but may otherwise fail to achieve its investment objective. Further, the value of short-term fixed-income securities may be affected by changing interest rates and by changes in credit ratings of the investments. If the Company holds cash uninvested it will be subject to the credit risk of the depository institution holding the cash.
When-Issued, Forward Commitment and Delayed Delivery Transactions Risk
The Company may purchase securities on a when-issued basis (including on a forward commitment or “TBA” (to be announced) basis) and may purchase or sell securities for delayed delivery. When-issued and delayed delivery transactions occur when securities are purchased or sold by the Company with payment and delivery taking place in the future to secure an advantageous yield or price. Securities purchased on a when-issued or delayed delivery basis may expose the Company to counterparty risk of default as well as the risk that securities may experience fluctuations in value prior to their actual delivery. The Company will not accrue income with respect to a when-issued or delayed delivery security prior to its stated delivery date. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the price or yield available in the market when the delivery takes place may not be as favorable as that obtained in the transaction itself.
Securities Lending Risk
The Company may lend its portfolio securities (in which case the Company will receive all revenues from such securities lending). By doing so, the Company attempts to increase its income through the receipt of interest on the loan, in addition to the underlying dividends and other income from the securities. In the event of the bankruptcy of the borrower of the securities, the Company could experience delays in recovering the loaned securities or the revenues from securities lending. To the extent that the value of the securities the Company lent has increased, the Company could experience a loss if such securities are not recovered.

Dilution Risk
The voting power of current Common Shareholders will be diluted to the extent that current Common Shareholders do not purchase Common Shares in any future offerings of Common Shares or do not purchase sufficient Common Shares to maintain their percentage interest. If the Company is unable to invest the proceeds of such offering as intended, the Company’s NAV may decrease, and the Company may not participate in market advances to the same extent as if such proceeds were fully invested as planned. If the Company sells Common Shares at a price below NAV pursuant to the consent of Common Shareholders, shareholders will experience a dilution of the aggregate NAV because the sale price will be less than the Company’s then-current NAV.
Market Disruption and Geopolitical Risk and Recent Market Conditions
Factors such as economic slowdowns, equity prices, equity market volatility, asset or market correlations, interest rates, inflation, counterparty risks, availability of credit, economic uncertainty, changes in laws or regulations (including laws relating to the financial markets generally or the taxation or regulation of asset managers), trade barriers and tariffs, disease, supply chain pressures, commodity prices, currency exchange rates and controls, heightened geopolitical tensions, governmental instability or dysfunction, wars or other armed conflicts, U.S. federal government shutdowns, terrorist acts (including cyberterrorism), major or prolonged power outages or network interruptions, pandemics or severe public health events, the effects of climate change and changes in law and/or regulation, and uncertainty regarding government and regulatory policy can have a material impact on the Company’s operating results, financial condition, the value of the Company’s investments and return on the Common Shares. For example, geopolitical instability has in recent years become more prevalent. The ongoing conflicts in the Middle East, Eastern Europe and Iran, and the global responses thereto, have contributed, and may continue to contribute, to volatility in the global financial markets, which may adversely impact the value of the Company’s investments and return on the Common Shares.
Other market, economic and geopolitical factors that may adversely affect the performance of the Company’s investments include, without limitation:
•	economic slowdown or recession in the United States and internationally;
•	U.S. federal government shutdowns;
•	changes in interest rates and/or a lack of availability of credit in the United States and internationally;
•	higher prices for commodities and other goods; and
•	changes in law and/or regulation, and uncertainty regarding government and regulatory policy.
Despite overall resilience in some geographies, many economies have in recent years experienced periods of deceleration. Further economic deceleration or contraction in the rate of global growth in certain industries, sectors or geographies, including as a result of the ongoing conflicts in the Middle East and Eastern Europe, and any global responses thereto, as discussed above may contribute to poor financial results at the issuers in which the Company invests, which may result in lower returns on the Common Shares. For example, periods of economic weakness have contributed and may in the future contribute to decreased consumer demand for certain goods and services, which could have an adverse effect on certain of the Company’s investments. The performance of the issuers in which the Company invests would also likely be negatively impacted if pressure on wages and other inputs increasingly pressures profit margins. To the extent the performance of those companies (as well as valuation multiples) does not improve, the Company may exit positions at values that are less than projected or even at a loss, thereby significantly affecting investment performance.
Legal, Tax and Regulatory Risks
Legal, tax and regulatory changes could occur that may have material adverse effects on the Company. The financial services industry generally, and the activities of investment companies and their managers, in particular, have been subject to intense and increasing regulatory oversight. Such scrutiny may increase the Company’s exposure to potential liabilities and to legal, compliance and other related costs. Increased regulatory oversight may impose administrative burdens on us, including, without limitation, responding to investigations and implementing new policies and procedures. Such burdens may divert time, attention and resources from portfolio management activities.

Changes enacted by the current or a subsequent presidential administration could significantly impact the regulation of financial markets in the U.S. Areas subject to potential change, amendment or repeal include trade barriers, tariffs and trade policy, foreign policy, corporate tax rates, energy and infrastructure policies, the environment and sustainability, criminal and social justice initiatives, immigration, healthcare and the oversight of certain federal financial regulatory agencies and the Federal Reserve. Certain of these changes can, and have, been effectuated through executive order. Other potential changes that could be pursued a presidential administration could include an increase in the corporate income tax rate and changes to regulatory enforcement priorities. It is not possible to predict which, if any, of these actions will be taken or, if taken, their effect on the economy, securities markets or the financial stability of the U.S. The Company may be affected by governmental action in ways that are not foreseeable, and there is a possibility that such actions could have a significant adverse effect on the Company and its ability to achieve its investment objective.
In addition, the SEC and its staff are engaged in various initiatives and reviews that seek to improve and modernize the regulatory structure governing investment companies. Any new rules, guidance or regulatory initiatives resulting from these efforts could increase the Company’s expenses and impact its returns to Common Shareholders or, in the extreme case, impact or limit the Company’s use of various portfolio management strategies or techniques and adversely impact the Company.
To qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Company must, among other things, satisfy certain quarterly asset diversification tests and derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). The Company intends to distribute at least the minimum amount necessary to qualify for such favorable U.S. federal income tax treatment and will be subject to tax on any undistributed taxable income or gains, including net capital gain.
If for any taxable year the Company does not qualify as a RIC, all of its taxable income for that year (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes).
Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or a presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although the Company cannot predict the impact, if any, of these changes to the Company’s business, they could adversely affect the Company’s business, financial condition, operating results and cash flows. Until the Company knows what policy changes are made and how those changes impact the Company’s business and the business of the Company’s competitors over the long term, the Company will not know if, overall, the Company will benefit from them or be negatively affected by them.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.
Subsidiary Risk
The Company may seek to gain exposure to futures and swaps primarily through investments in the Cayman Subsidiary. By investing in the Cayman Subsidiary, the Company is indirectly exposed to the risks associated with the Cayman Subsidiary’s investments. The investments held by the Cayman Subsidiary are subject to the same risks that apply to similar investments if held directly by the Company. The Cayman Subsidiary is not a registered investment company under the 1940 Act. However, the Company wholly owns and controls the Cayman Subsidiary, making it unlikely that it will take action contrary to the interests of the Company and the Common Shareholders. The Board has oversight responsibility for the investment activities of the Company, including its investment in the Cayman Subsidiary, and its role as sole shareholder of the Cayman Subsidiary. The Company and the Cayman Subsidiary will be subject to the same investment restrictions and limitations on a consolidated basis and will follow the same compliance policies and procedures as the Company. Changes in the laws of the United States and/or the

Cayman Islands could result in the inability of the Cayman Subsidiary to operate as described herein and could adversely affect the Company. For example, the Cayman Islands does not currently impose any income, corporate or capital gains tax or withholding tax on the Cayman Subsidiary. If Cayman Islands law changes such that the Cayman Subsidiary must pay Cayman Islands taxes, the Common Shareholders could suffer decreased investment returns.
Execution Risk
The Company’s investment and trading strategies depend on its ability to establish and maintain an overall market position in a combination of financial instruments selected by the Manager. The Company’s trading orders may not be executed in a timely and efficient manner due to various circumstances, including, for example, trading volume surges or systems failures attributable to the Company, the Manager, the Company’s counterparties, brokers, dealers, agents or other service providers. In such event, the Company might only be able to acquire or dispose of some, but not all, of the components of such position, or if the overall position were to need adjustment, the Company might not be able to make such adjustment. As a result, the Company would not be able to achieve the market position selected by the Manager, which may result in a loss. In addition, the Company will rely heavily on electronic execution systems (and may rely on new systems and technology in the future), and such systems may be subject to certain systemic limitations or mistakes, causing the interruption of trading orders made by the Company. Losses resulting from delays in trade execution and settlement could have a material adverse effect on the performance of the Company.
Reliance on Third-Party Service Providers Risk
The Company and the Manager are reliant on third-party service providers for certain investment services and technology platforms that facilitate the Company’s and the Manager’s operations, including, but not limited to, prime brokerage and cloud-based services. The Company and the Manager generally have less control over the delivery of such third-party services, and as a result, may face disruptions to their ability to operate as a result of interruptions of such services. For example, a prolonged global failure of cloud services could result in cascading systems failures.
The Company and the Manager depend on the services of custodians, counterparties, administrators and other agents, including to carry out certain securities and derivatives transactions and other administrative services. The Company is subject to risks of errors and mistakes made by these third parties, which may be attributed to the Company and subject the Company to reputational damage, penalties or losses. The terms of the contracts with these third-party service providers are often customized and complex, and many of these arrangements occur in markets or relate to products that are subject to limited or no regulatory oversight. The Company may be unsuccessful in seeking reimbursement or indemnification from these third-party service providers.
The Company is subject to the risk that the counterparty to one or more of these contracts defaults, either voluntarily or involuntarily, on its performance under the contract. Any such default may occur suddenly and without notice to the Company. Moreover, if a counterparty defaults, the Company and the Manager may be unable to take action to cover the Company’s exposure, either because the Company lacks contractual recourse or because market conditions make it difficult to take effective action. This inability could occur in times of market stress, when defaults are most likely to occur. In addition, the Company and the Manager may not accurately anticipate the effects of market stress or counterparty financial condition, and as a result, the Company and the Manager may not have taken sufficient action to reduce the Company’s risks effectively. Default risk may arise from events or circumstances that are difficult to detect, foresee or evaluate. In addition, concerns about, or a default by, one large participant could lead to significant liquidity problems for other participants, which may in turn expose the Company and the Common Shareholders to significant losses.
In the event of the insolvency of a counterparty or any other party that is holding assets of the Company as collateral, the Company might not be able to recover equivalent assets in full as they will rank among the counterparty’s unsecured creditors in relation to the assets held as collateral. In addition, the Company’s cash held with a counterparty generally will not be segregated from the counterparty’s own cash, and the Company may therefore rank as an unsecured creditor in relation thereto.
Cybersecurity Risk
The Company’s operations are highly dependent on technology platforms and other information technology systems (in particular third-party information technology systems). Such systems face ongoing cybersecurity threats and attacks, which, if successful, could result in the loss of the confidentiality, integrity or availability of such systems and the data held by such systems. Attacks on such systems could involve attempts intended to obtain unauthorized access to the Company’s proprietary information, destroy data, disable, degrade or sabotage such systems, or divert or otherwise steal funds, including through the introduction of computer viruses, “phishing” attempts and other forms of social engineering. Attacks on such systems could also involve ransomware or other forms of cyber extortion. Cyberattacks and other data security threats could originate from a wide variety of external sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. Cyberattacks and other security threats could also originate from the malicious or accidental acts of insiders, such as employees of the Manager, consultants, independent contractors or other service providers.
There has been an increase in the frequency and sophistication of cyber and data security threats, with attacks ranging from those that are common to many businesses to those that are more advanced and persistent, which may target the Company or the Manager because it holds a significant amount of confidential and sensitive information about investors and investments. As a result, the Company may face a heightened risk of a security breach, ransomware attack or other disruption with respect to this information. Measures taken to ensure the integrity of systems may not provide adequate protection, especially because cyberattack techniques are continually evolving, may persist undetected over extended periods of time, and may not be mitigated in a timely manner to prevent or minimize the impact on the Company, the Manager and investors. Such attacks also may be enhanced through malicious actors’ use of artificial intelligence. Further, the use of remote work environments, mobile technology and virtual platforms, as well as geopolitical tensions or conflicts, such as the ongoing conflicts in the Middle East and Eastern Europe, may create a heightened risk of cyberattacks or other data security breaches.
In addition, the Company could also suffer losses in connection with updates to, or the failure of its service providers to timely update, technology platforms. The Company and the Manager rely on third-party service providers for certain aspects of their operations, as well as for certain technology platforms, including cloud-based services. See “—Reliance on Service Providers Risk.” These third-party service providers also face ongoing cybersecurity threats and the risk of compromises to their systems, and as a result, unauthorized individuals could gain, and in some past instances have gained, access to certain confidential data of their clients.
Breaches in the Company’s security or in the security of its third-party service providers, whether malicious in nature or through inadvertent transmittal or other loss of data, could potentially jeopardize the information that is processed and stored in, and transmitted through, such computer systems, or otherwise cause interruptions or malfunctions in businesses and operations. If the Manager’s systems or those of third-party service providers (or its data stored within) are compromised, either as a result of malicious activity or through inadvertent transmittal or other loss of data, or do not operate properly or are disabled, and if this occurs and the Company or the Manager fails to provide the appropriate regulatory or other notifications in a timely manner, the Company could suffer financial loss, increased costs, a disruption of its operations, liability to its counterparties or investors, regulatory actions (and resulting fines or other penalties), negative publicity or reputational damage. The costs related to cybersecurity or other data security threats or disruptions may not be fully insured or indemnified by other means. Furthermore, any such breach may cause investors to lose confidence in the effectiveness of the Company’s and the Manager’s security measures and in the Company more generally.
Climate Change Risk
The Company faces risks associated with climate change, including risks related to the impact of climate and sustainability-related legislation and regulation, risks related to business trends on climate change and sustainability, and risks stemming from the physical impacts of climate change. Climate and sustainability-related regulations or interpretations of existing laws may result in enhanced disclosure obligations, which could negatively affect the Company and materially increase compliance costs and regulatory scrutiny.
In addition to increasing climate and sustainability-related disclosure obligations, initiatives seeking to address climate change through regulation of greenhouse gas emissions have been adopted by, are pending or have been proposed before international and regional regulatory authorities around the world, which could result in, among other risks, changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, or the discontinuance of certain operations, litigation seeking monetary or injunctive relief related to climate impacts, a declining market for products and services seen as greenhouse gas intensive or less effective than alternatives in reducing greenhouse gas emissions and risks tied to changing customer or community perceptions of an asset’s relative contribution to greenhouse gas emissions. These risks could result in a material adverse effect on the value of issuers in which the Company invests and, therefore, the return on the Common

Shares. Further, significant chronic or acute physical effects of climate change, including extreme weather events such as hurricanes or floods, can also have an adverse impact on certain of the Company’s investments, especially those investments that rely on physical factories, stores, plants or other assets located in the affected areas or that focus on tourism or recreational travel.
Risks Related to Environmental, Social and Governance Matters
The Company and the Manager may be subject to competing demands from different investors and other stakeholder groups with divergent views on environmental, social and governance (“ESG”) matters, including the role of ESG in the investment process. For example in recent years, certain investors have placed increasing importance on the impacts of investments made by private funds, while certain other investors have raised concerns as to whether the incorporation of ESG factors in the investment process may be inconsistent maximizing returns for investors. This divergence in views increases the risk that any action by the Company or the Manager, or lack thereof, with respect to ESG matters will be perceived negatively by at least some stakeholders.
Securities Act Liability
The Securities Act contains several provisions providing for private rights of action for investors who suffer losses due to material misstatements or omissions in connection with the offer and sale of securities. You may have additional difficulty determining liability and damages for claims brought under these provisions in connection with the combined offering. Even though this offering and the PS Inc. IPO are component parts of a single offering, it is uncertain how a court would assess liability and calculate any damages to which you may be entitled from PS Inc. in a successful claim, given that investors in the combined offering will pay no additional or separate consideration for shares of PS Inc. Common Stock.
Large Investor Risk
Ownership of Common Shares may be concentrated among certain institutional investors who purchase Common Shares in this offering. The purchase of Common Shares by one or more institutional investors or by the management investors could, depending on the size of such ownership, result in such investors being a position to exercise significant influence on matters put to a vote of shareholders. Dispositions of shares by large investors could adversely impact the market price and premium or discount to NAV at which the Common Shares trade. In certain circumstances, dispositions of Common Shares by large investors could potentially limit the Company’s use of any capital loss carryforwards and certain other losses to offset future realized capital gains (if any).
The Manager will have an aggregate investment in the Company of $250 million upon the completion of the Pershing Square Investment. PSUS Holdings has also agreed with the Company that it will not sell, transfer or otherwise dispose of $100 million of such Common Shares or the Series A Preferred Shares acquired as part of the Pershing Square Investment prior to the date that is the twenty-five (25) year anniversary of the closing date of the combined offering, subject to certain exceptions. In connection with the completion of the combined offering and the Pershing Square Investment, the Company will enter into the Registration Rights Agreement, pursuant to which PSUS Holdings (or its permitted transferees, as applicable) will, following the expiration of the lock-up period of the Common Shares acquired in the Pershing Square Investment (i.e., the date that is the twenty-five (25) year anniversary of the closing date of the combined offering), have the right to cause the Company to use commercially reasonable efforts to file a registration statement and to use best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of the Common Shares acquired in the Pershing Square Investment and any other equity securities of the Company purchased on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The Company will bear the cost of registering these securities. The registration and availability of such a significant number of Common Shares for trading in the public market may have an adverse effect on the market price of the Common Shares.
Forum Selection Clause Risk
The Declaration of Trust includes an exclusive forum provision which states that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative suit, action or proceeding brought on behalf of the Company, (ii) any suit, action or proceeding asserting a claim of breach of a fiduciary duty owed by any trustee, officer, or employee of the

Company to the Company or the shareholders, (iii) any suit, action or proceeding asserting a claim against the Company or any trustee, officer, or employee of the Company arising pursuant to any provision of the DSTA, the Declaration of Trust or the Bylaws, or federal law, or (iv) any suit, action or proceeding asserting a claim against the Company or any trustee, officer, or employee of the Company governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such suit, action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. These exclusive forum provisions may increase costs for a shareholder to bring a claim or may limit a shareholder’s ability to bring a claim in a judicial forum that they find convenient or favorable. Further, the enforceability of an exclusive forum provision is questionable. These exclusive forum provisions do not apply to any claims, suits, actions or proceedings asserted under the U.S. federal securities laws.
Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the exclusive forum provision in the Declaration of Trust. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a different judicial forum, including one that it may find favorable or convenient for a specified class of disputes with the Company or the Company’s trustees, officers or other shareholders, which may discourage such lawsuits. Alternatively, if a court were to find this provision in the Declaration of Trust inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions.
Anti-Takeover Provisions Risk
The Company’s Governing Documents include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of the Board and could have the effect of depriving Common Shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Company. See “Anti-Takeover and Other Provisions in the Company’s Governing Documents.”

MANAGEMENT OF THE COMPANY
Board of Trustees
Pursuant to the Company’s Declaration of Trust and Bylaws, the Company’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Company’s management and operations. The Manager, under the general supervision of the Board, acts as the Company’s investment manager. The Board consists of six Trustees. Five of the Trustees are not “interested persons” of the Company or of the Manager for purposes of Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board.
The following is a list of the names, business addresses, ages, present positions with the Company and length of time served with the Company, principal occupations during the past five years and other directorships held by each Trustee during the past five years.
Trustees
Information regarding the Board is as follows:

Name, Address(1) and Age of Trustee	Position(s) Held with the Company	Term of Office(2) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolio Companies in Fund Complex(3) Overseen by Trustee	Other Directorships Held by the Trustee During Past Five Years
Independent Trustees:
Barry Barbash, Age 72	Trustee and Chairman of the Board	Since 2024
Current: Investment Management Consultant (2023 - Present); Adjunct Professor (2004 - Present)

Former: Senior Counsel, Willkie Farr and Gallagher LLP (2019 - 2023); Partner, Willkie Farr and Gallagher LLP (1987 - 1993 and 2006 - 2019)
				N/A	None.
Evan Bakst, Age 59	Trustee	Since 2024	Current: Managing Partner, Treetop Capital (2013 - Present) Former: Director, Alphatec Holdings, Inc. (2018 - 2025); Director, Sonacare Medicare, LLC (n/k/a Sonablate Corp.) (2014 - 2021)	N/A	None.
Anne Farlow, Age 60	Trustee	Since 2024	Current: Caledonia Investments plc (2022 - Present); Member of Development Committee, Sidney Sussex College, Cambridge (2023 - Present) Former: Chairman, Pershing Square Holdings, Ltd. (2014 - 2024)	N/A	Current: Caledonia Investments plc (2022 - Present)

Name, Address(1) and Age of Trustee	Position(s) Held with the Company	Term of Office(2) and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolio Companies in Fund Complex(3) Overseen by Trustee	Other Directorships Held by the Trustee During Past Five Years
Bruce Herring, Age 60	Trustee	Since 2024
Current: Board Member, Anchor Health (2019 - Present); Member, Board of Trustees, Babson College (2006 - Present); Member, Board of Trustees, Olin College (2020 - Present); Massachusetts Commission on Judicial Conduct (Member, 2021 - Present; Chair, 2025 - Present)

Former: Board Member, Financial Accounting Foundation (2020 – 2024); Board Member, RAW Art Works (2009 - 2025)
				N/A	None.
Lisa Polsky, Age 69	Trustee	Since 2024
Current: Trustee for AQR Funds (2025 – Present); Director, HSBC Bank USA, N.A. (2023 - Present); Director, MFA Financial, Inc. (2019 - Present); Director, Vertex Holdco, Inc. (2021 - Present)

Former: Member, Advisory Council, ConsenSys Software, Inc. (2020 - 2022); Trustee, Guardian Life’s Variable Products Trust (2016 - 2022); Director, Deutsche Bank AG (2016 - 2021)
				N/A	Current: Director, MFA Financial, Inc. (2019 - Present)
Interested Trustee:
Nicholas A. Botta, Age 52	Trustee	Since 2024
Former: Vice Chairman, PSCM (2024 – 2025); President, PSCM (2017 - 2024); Director, Pershing Square Holdco GP, LLC (2024 – 2025); Director, Pershing Square International, Ltd. (2014 – 2025); Director, Pershing Square Holdings, Ltd. (2012 – 2024);
				N/A	None.

(1)	The business address of each trustee is c/o Pershing Square Capital Management, L.P., 787 Eleventh Avenue, 9th Floor, New York, New York 10019.
(2)
The Trustees shall be elected at an annual meeting or special meeting in lieu thereof called by the Board for that purpose and each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified.

(3)	The “Fund Complex” consists solely of the Company as there are no related or affiliated 1940 Act registered investment companies.
The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this prospectus, that each Trustee should serve as a Trustee of the Company.

References to the qualifications, attributes and skills of Trustees do not constitute the holding out of any Trustee as being an expert under Section 7 of the Securities Act or the rules and regulations of the SEC and shall not impose any greater responsibility or liability on any such person or the Board by reason thereof.
Independent Trustees
Barry Barbash. Mr. Barbash retired from the full-time practice of law in July of 2023. He was, until his retirement, an active practitioner in the asset management area for more than 40 years. He is the former Director of the SEC’s Division of Investment Management, a position he held from 1993 to 1998. In his capacity as Director of the Division of Investment Management, Mr. Barbash had principal oversight responsibility for the U.S. mutual fund and closed-end investment company industry, U.S. and non-U.S. investment managers and U.S. based or sponsored private funds, including hedge funds. From 2006 to 2023, Mr. Barbash was a Partner, and then Senior Counsel, in the Asset Management Group of the law firm of Willkie Farr and Gallagher LLP. His practice included advising financial services company clients on a wide range of transactions and regulatory matters. Mr. Barbash was an associate and then a Partner at Willkie Farr and Gallagher LLP prior to his role as Director of the SEC’s Division of Investment Management. He was a Partner with the law firm of Shearman & Sterling LLP, now known as A&O Shearman, from 1998 to 2006. Since his retirement from Willkie Farr and Gallagher LLP, Mr. Barbash has served as an investment management consultant and has taught as an adjunct professor of law at two Washington DC-based law schools.
Mr. Barbash earned an A.B., summa cum laude from Bowdoin College and a J.D. from Cornell Law School.
Evan Bakst. Mr. Bakst has more than 30 years of private equity and public market investing experience. He is the Founder and Managing Partner of Treetop Capital, a fundamental, value-oriented investment firm focused primarily on private and public small to midcap healthcare companies. Before launching Treetop, Mr. Bakst spent seven years (2005-2012) at Tremblant Capital, a long/short equity hedge fund, where he led the global healthcare group and was a member of the Executive, Operating, Investment and Risk Committees. Prior to joining Tremblant, Mr. Bakst was a Principal at JPMorgan Partners, LLC (2000-2005), where he shared the day-to-day responsibility for managing the healthcare buyout practice. Previously, Mr. Bakst was a Managing Director at The Beacon Group and a Consultant at Bain and Company. Mr. Bakst is currently an observer on the Board of Sonablate Corp. and was formerly on the Boards of Accordant Health Services, Alphatec Holdings, Inc., Cadent Holdings, Inc., FundsXpress Inc., Iasis Healthcare, MedQuest Associates, National Surgical Care, Quality Tubing Inc. and ValueOptions.
Mr. Bakst earned a B.A. in Economics from the University of California, Berkeley, and an M.B.A. from the Harvard Business School.
Anne Farlow. Ms. Farlow has significant experience with closed end investment companies, initially as a private equity investment professional and latterly as a non-executive board director. She served as the Chairman of the Board and independent director of Pershing Square Holdings, Ltd., a FTSE100 investment company managed by the Manager from its listing on the London stock exchange in 2014, until May 2024. She is a non-executive director of Caledonia Investments plc, an investment trust listed on the London Stock Exchange, and is on the Development Committee of Sidney Sussex College, Cambridge. Since 2005, she has been an active investor in and non-executive director of various unlisted companies. From 2000 to 2005, she was a director of Providence Equity Partners in London, and was one of the partners responsible for investing a $2.8 billion fund in telecom and media companies in Europe. From 1992 to 2000, she was a director of Electra Partners, and was based in London from 1992 to 1996 and Hong Kong from 1996 to 2000. Prior to working in private equity, Ms. Farlow worked as a banker for Morgan Stanley, and as a management consultant for Bain and Company.
Ms. Farlow graduated from Cambridge University with a MA in engineering in 1986 and a MEng in chemical engineering in 1987. She obtained an MBA from Harvard Business School in 1991.
Bruce Herring. Mr. Herring was a member of the Financial Accounting Foundation (FAF) Board of Trustees from 2020 to 2024. Mr. Herring retired in 2018 as President of Strategic Advisers, a Fidelity Investments Company with approximately $340 billion in assets under management, capping a career at Fidelity that spanned more than three decades. As President of Strategic Advisers, he oversaw a team of 300 professionals focused on retail and workplace managed account solutions, wealth planning and personal trust offerings and guidance and planning methodologies. Previously, Mr. Herring served as Chief Investment Officer for the Global Asset Allocation division that managed Fidelity’s multi-asset class fund and managed account offerings. In his prior role, he was Group Chief Investment Officer of Fidelity’s Equity division where he managed international and domestic funds and portfolio management teams. He also oversaw investment offices in London and Hong Kong. Earlier in his career, he was a portfolio manager running sector based, regional non-U.S., and U.S. equity portfolios for fifteen years. He also directed research in Tokyo and the U.S.
Mr. Herring has served since 2006 as a Trustee for his alma mater, Babson College. He has chaired the Affordability Task Force, the Investment Committee (over 10 years), and the Presidential Search Committee. He is a member of the Executive Committee and for 6 years was Vice Chair of the Babson College Board. He has served as a member of the Massachusetts Commission on Judicial Conduct since 2021 and as its Chair since 2025. He also is a member of the Olin College board of trustees and chairs their Investment Committee. From 2009 to 2025, he served as the Board Chair for RAW Art Works, a nonprofit that supports underserved youth on Boston’s north shore. Mr. Herring has also served as a member of the Board of Anchor Health and Fitness since 2019.
Mr. Herring graduated from Babson College with a B.S. in Finance and Investment in 1987. He is also a CFA charterholder.
Lisa Polsky. Ms. Polsky has served on corporate boards since joining Piper Jaffray’s board in 2007, where she chaired the Compensation and Audit Committees. She served on the Board of thinkorswim, an on-line broker, which was sold to TD Ameritrade. She is a Qualified Financial Expert who has chaired Audit Committees for Piper and Guardian Variable Products Trust, and currently chairs the Audit Committee for MFA Financial. Ms. Polsky chaired the Risk Committee for Deutsche Bank U.S. and served on the board of Verifone. Ms. Polsky is currently a member of HSBC’s North America and U.S. Bank Boards, and MFA Financial’s board where she chaired the Nominating & Governance Committee and currently chairs the Audit Committee. Over her career, Ms. Polsky has been on the Board of the Philadelphia Stock Exchange, chaired the Security Industry Association’s Risk Committee, as well as serving on the Boards of the Global Assn. of Risk Professionals (GARP), International Assn. of Financial Engineers (IAFE) and the International Swaps and Derivatives Assn (ISDA). In addition to her Board work, Ms. Polsky has been a Senior Advisor to AQR Capital, and served on the Advisory Boards of ConsenSys, a global blockchain and etherium software web 3 company, and Ultra Capital, a sustainable infrastructure fund. Ms. Polsky has also served as a Trustee for AQR Capital mutual funds since November 2025.
Ms. Polsky spent the first half of her career building and running businesses. She launched Citibank’s FX Option business in 1982, expanding it to cover fixed income, precious metals and equity derivatives. At Bankers Trust, Ms. Polsky ran and helped build the hedge fund business, and launched structured products on funds. She joined Morgan Stanley in 1996, becoming the firm’s Chief Risk Officer. She helped expand the risk management function across risk types as well as from banking into asset management. In asset management, Ms. Polsky worked to launch a hedge fund platform with Morgan Stanley alumni. She was also a member of Jane Street Capital, a high-frequency trading firm and market-maker in ETFs, focusing on their risk management framework. Ms. Polsky served as the Chief Risk Officer at CIT from 2010-2015, working closely with the Federal Reserve and other regulators, resolving issues under a Written Agreement and building out the governance and risk frameworks necessary to comply with Enhanced Prudential Standards.
She is in the Risk Management Hall of Fame, the Derivative Strategy Hall of Fame and is a Women’s Bond Club Merit Award winner. She is a founding member of Women on Wall Street and an angel investor in 100 Women in Hedge Funds. Ms. Polsky received a B.S. degree in International Business & Economics from New York University in 1979.
Interested Trustee
Nicholas A. Botta. Mr. Botta served as the Manager’s Vice-Chairman from 2024 to 2025, as a Director of Pershing Square Holdings, Ltd. from 2012 to 2024 and as a director of Pershing Square International, Ltd. from 2014 to 2025. Until March 2017, when Mr. Botta became President of the Manager, he was the Manager’s Chief Financial Officer. Mr. Botta also worked as controller and then as Chief Financial Officer of Gotham Partners from 2000 to 2003. From 1997 to 2000, Mr. Botta was a senior auditor at Deloitte & Touche in its securities group. He was also a senior accountant from 1995 to 1997 for Richard A. Eisner & Co., LLP.
Mr. Botta received his Bachelor of Accounting from Bernard Baruch College in 1996. Mr. Botta is a certified public accountant.

Executive Officers Who Are Not Trustees
Information regarding the Company’s executive officers is as follows:

Name, Address(1) and Age of Officer	Position(s) Held with the Company	Term of Office(2) and Length of Time Served	Principal Occupation(s) During Past Five Years
William A. Ackman, Age 59	Chief Executive Officer	Since 2024
Current: Chief Executive Officer, Pershing Square Capital Management, L.P. (2003 - Present); Chairman, Pershing Square Holdco GP, LLC(3) (2024 - Present); CEO and Chairman, Pershing Square SPARC Holdings, Ltd. (2021 - Present); Executive Chairman, Howard Hughes Holdings Inc. (2025 - present); Managing Member of the General Partner, Table Management, L.P., a family office (2011 - Present); Trustee, Pershing Square Foundation (2012 - Present)

Former: Director, Universal Music Group, N.V. (2022 - 2025); Chairman, Howard Hughes Holdings Inc. (formerly Howard Hughes Corporation) (2010 - 2024); Chief Executive Officer and Chairman, Pershing Square Tontine Holdings, Ltd. (2020 - 2022)

Ryan Israel, Age 41	Chief Investment Officer	Since 2024
Current: Chief Investment Officer, Pershing Square Capital Management, L.P. (2022 - Present); Director, Pershing Square Holdco GP, LLC(3) (2024 - Present); Chief Investment Officer and Director, Howard Hughes Holdings Inc. (2025 - present)

Ben Hakim, Age 50	President	Since 2024
Current: President, Pershing Square Capital Management, L.P. (2024 - Present); Director, Pershing Square Holdco GP, LLC(3) (2025 - Present); Director, Howard Hughes Holdings Inc. (2024 - Present); President, Pershing Square SPARC Holdings, Ltd. (2021 - Present)

Former: President, Pershing Square Tontine Holdings, Ltd. (2020 - 2022); Chief Financial Officer, Pershing Square Tontine Holdings, Ltd. (2020 - 2020)

Michael Gonnella, Age 45	Chief Financial Officer	Since 2024
Current: Chief Financial Officer, Pershing Square Capital Management, L.P. (2017 - Present); Chief Financial Officer, Pershing Square SPARC Holdings, Ltd. (2021 - Present)

Former: Chief Financial Officer, Pershing Square Tontine Holdings, Ltd. (2020 - 2022)

Halit Coussin, Age 54	Chief Compliance Officer	Since 2024
Current: Chief Legal Officer and Chief Compliance Officer, Pershing Square Capital Management, L.P. (2015 - Present); Director, Pershing Square Holdco GP, LLC(3) (2024 - Present); Director, Pershing Square Holdings, Ltd. (2024 - Present)

Name, Address(1) and Age of Officer	Position(s) Held with the Company	Term of Office(2) and Length of Time Served	Principal Occupation(s) During Past Five Years
Jessica A. Falzone, Age 36	Secretary	Since 2024
Current: Counsel and Compliance Officer, Pershing Square Capital Management, L.P. (2024 - Present); Corporate Secretary, Pershing Square SPARC Holdings, Ltd. (2025 - Present)

Former: Senior Vice President and Counsel, Lazard Asset Management LLC (2023 - 2024); Vice President and Counsel, Lazard Asset Management LLC (2018 - 2023)

(1)	The business address of each executive officer is c/o Pershing Square Capital Management, L.P., 787 Eleventh Avenue, 9th Floor, New York, New York 10019.
(2)	Each officer serves at the pleasure of the Board or until his or her successor is elected or his or her resignation or removal.
(3)	Following the Corporate Conversion will become a member of the board of directors of PS Inc.
The following is information concerning the business experience of the Company’s executive officers.
William A. Ackman, Chief Executive Officer. Mr. Ackman has served as the Founder and Chief Executive Officer of the Manager since its founding in 2003 and has also served as the Chairman of the board of directors of PS Holdco since June 2024. Prior to founding PSCM, Mr. Ackman co-founded and co-managed Gotham Partners Management Co., LLC (“Gotham Partners”), an investment adviser that managed public and private equity hedge fund portfolios, until 2003. Mr. Ackman also serves as Executive Chairman of the HHH Board of Directors since May 2025 and as the Chairman and Chief Executive Officer of SPARC since November 2021. In addition, Mr. Ackman serves on the board of the Pershing Square Foundation which he founded in 2006. Mr. Ackman previously served as Chief Executive Officer and Chairman of Pershing Square Tontine Holdings, Ltd., as a member of the Federal Reserve Bank of New York’s Investor Advisory Committee on Financial Markets and as a director of Universal Music Group N.V. Mr. Ackman received a Masters in Business Administration from the Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.
Ryan Israel, Chief Investment Officer. Mr. Israel joined the Manager’s investment team in 2009 and has served as Chief Investment Officer of the Manager since August 2022. He has also served as a member of the board of directors of PS Holdco since June 2024. Mr. Israel is also a member of the HHH Board of Directors and serves as Chief Investment Officer for HHH. Mr. Israel was previously an analyst at The Goldman Sachs Group, Inc. in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.
Ben Hakim, President. Mr. Hakim joined the Manager’s investment team in 2012 and has served as President of the Manager since May 2024. He has also served as President of SPARC since November 2021, as a member of the HHH Board of Directors since May 2024 and as a member of the PS Holdco board of directors since February 2025. He previously served as President of Pershing Square Tontine Holdings, Ltd. Mr. Hakim was previously a Senior Managing Director at Blackstone Inc., where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.
Michael Gonnella, Chief Financial Officer. Mr. Gonnella has served as the Manager’s Chief Financial Officer since March 2017. Mr. Gonnella also serves as the Chief Financial Officer of SPARC, and previously served as Chief Financial Officer of Pershing Square Tontine Holdings, Ltd. Mr. Gonnella joined the Manager in 2005. Prior to his appointment as Chief Financial Officer of the Manager, Mr. Gonnella served as senior controller of the Manager. Mr. Gonnella is a certified public accountant and received his Bachelor of Science from Seton Hall University in 2002 and his Master of Accountancy in Taxation from Rutgers Business School.
Halit Coussin, Chief Compliance Officer. Ms. Coussin has served as the Manager’s Chief Compliance Officer since 2007, Chief Legal Officer since September 2015 and as a member of the PS Holdco board of directors since June 2024 and a director of PSH since November 2024. Prior to joining the Manager in 2007, Ms. Coussin served as an associate attorney at Schulte, Roth & Zabel LLP, where her practice focused on advising hedge fund managers on a variety of regulatory and compliance matters. Ms. Coussin received her LL.M. from New York University in 2000 and her LL.B. magna cum laude from Tel Aviv University in 1998.
Jessica A. Falzone, Secretary. Ms. Falzone joined the Manager in 2024 as Counsel and Compliance Officer. She also serves as Corporate Secretary of Pershing Square SPARC Holdings, Ltd. She previously served as Senior Vice President and Counsel at Lazard Asset Management LLC from February 2023 and Vice President and Counsel from March 2018. Prior to joining Lazard, Ms. Falzone was an associate attorney at Schulte Roth & Zabel LLP. Ms. Falzone received her J.D. from University of Pennsylvania Carey Law School in 2014 and her B.A. summa cum laude from Binghamton University in 2011.
Communications with Trustees
Common Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual Trustee or any group or committee of the Board, correspondence should be addressed to the Board or any such individual Trustee or group or committee of Trustees by either name or title. All such correspondence should be sent to Pershing Square USA, Ltd., c/o Pershing Square Capital Management, L.P., 787 Eleventh Avenue, 9th Floor, New York, New York 10019.
Committees of the Board
The Board has established the Audit Committee and may establish additional committees in the future. The Company does not have a nominating committee; such matters are considered by the full Board, including the independent Trustees, or, when applicable, by only the independent Trustees. The Company does not have a compensation committee because the Company’s executive officers do not receive any direct compensation from the Company.
Audit Committee
The Audit Committee operates pursuant to a charter approved by the Board. The Audit Committee’s charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging the Company’s independent accountants, reviewing the plans, scope and results of the audit engagement with the Company’s independent accountants, approving professional services provided by the Company’s independent accountants (including compensation therefore), reviewing the independence of the Company’s independent accountants and reviewing the adequacy of the Company’s internal controls over financial reporting. The Audit Committee is presently composed of three persons, including Evan Bakst, Bruce Herring and Lisa Polsky. Each of the members of the Audit Committee meets the independence requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of the Company or of the Manager as defined in Section 2(a)(19) of the 1940 Act. Lisa Polsky serves as the chair of the Audit Committee. The Board has determined that Lisa Polsky qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K under the Exchange Act.
A copy of the charter of the Audit Committee is available in print to any shareholder who requests it, and it will also be available on the Company’s website at www.pershingsquareusa.com (under construction).
Staffing
The Company does not currently have any directly compensated full-time paid employees and does not expect to have any such employees. The Company’s day-to-day investment operations are managed by the Manager. Services necessary for the Company’s business are provided by individuals who are employees of the Manager or the administrator, pursuant to the terms of the Investment Management Agreement and the Administration Agreement, as applicable.
Board Leadership Structure
The business and affairs of the Company are managed by the Board. Among other things, the Board sets broad policies for the Company, approves the appointment of the Manager, administrator and executive officers and has oversight of the valuation process used to establish the Company’s NAV. The role of the Board, and of any of the individual Trustees, is one of oversight and not of management of the Company’s day-to-day affairs. The Company’s day-to-day operations are managed by the Manager and the other service providers who have been approved by the Board.

The Board is currently comprised of six Trustees, five of whom (including the chairman) are not “interested persons” of the Company or of the Manager for purposes of Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board. Generally, the Board acts by majority vote of all the Trustees, including a majority vote of the independent Trustees if required by applicable law.
Under the Company’s Governing Documents, the Board may designate one of the Trustees as chair to preside over meetings of the Board and meetings of shareholders, and to perform such other duties as may be assigned to him or her by the Board. The Board has appointed Barry Barbash to serve in the role of chairman of the Board. The chairman’s role is to preside at all meetings of the Board and to act as a liaison with the Manager, counsel and other Trustees generally between meetings. The chairman serves as a key point person for dealings between management and the Board. The chairman also may perform such other functions as may be delegated by the Board from time to time.
The Board reviews its leadership structure periodically as part of its annual self-assessment process and believes that its structure is presently appropriate to enable it to exercise its oversight of the Company.
Code of Ethics
The Company and the Manager have each adopted a code of ethics compliant with Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with the code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this prospectus forms a part. The codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.
Board’s Role in Risk Oversight
The Board expects to perform its risk oversight function primarily through (i) the Audit Committee, which reports to the entire Board and (ii) monitoring by the Company’s Chief Compliance Officer in accordance with the Company’s compliance policies and procedures.
As described above in more detail under “- Committees of the Board,” the Audit Committee assists the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
The Board will perform its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Company’s Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum (i) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the Non-Interested Trustees at least once each year.
The Company believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which the Company is already subject as a closed-end investment company registered with the SEC. Specifically, as a closed-end investment company registered with the SEC the Company must comply with certain regulatory requirements that control the levels of risk in the Company’s business and operations. For example, the Company’s ability to incur indebtedness is limited such that the Company’s asset coverage must equal at least 300% immediately after each time it incurs indebtedness. In addition, the Company intends to elect to be treated and to qualify annually as a RIC under Subchapter M of the Code. As a RIC the Company must, among other things, meet certain income source and asset diversification requirements. See “U.S. Federal Income Tax Considerations.”

The Company believes that the extent of the Board’s (and the Audit Committee’s) role in risk oversight complements the Board’s leadership structure because it allows the Company’s Non-Interested Trustees executive sessions with the Chief Compliance Officer, auditor and independent valuation providers and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.
The Board believes that Board roles in risk oversight must be evaluated on a case by case basis and that the existing Board role in risk oversight is appropriate. However, the Board continually re-examines the manner in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.
Trustee Compensation
The Company’s Trustees who do not also serve in an executive officer capacity for the Company or the Manager and who are not otherwise “interested persons” of the Company under the 1940 Act receive annual cash retainer fees. Additional annual compensation is payable to the chairman of the Board, the chairperson of the Audit Committee and Trustees serving on the Audit Committee. Such amounts are paid quarterly in arrears. The Trustees do not accrue any pension or retirement benefits as part of Company expenses, nor will they receive any annual benefits upon retirement. The following table sets forth the compensation payable to each independent trustee on an annual basis for the Company’s most recently completed Fiscal year.

Name of Person, Position	Aggregate Compensation from the Company(1)(2)	Pension or Retirement Benefits Accrued as Part of Company Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Company and Fund Complex(3) Paid to Trustee
Barry Barbash, Trustee and Chairman	$275,000	None	None	$275,000
Evan Bakst, Trustee	$220,000	None	None	$220,000
Anne Farlow, Trustee	$200,000	None	None	$200,000
Bruce Herring, Trustee	$220,000	None	None	$220,000
Lisa Polsky, Trustee	$240,000	None	None	$240,000

(1)	Compensation shown represents the annual compensation due to each Trustee under his or her compensation arrangements.
(2)	The Company does not accrue or propose to pay pension or retirement benefits to Trustees.
(3)	The “Fund Complex” consists solely of the Company as there are no related or affiliated 1940 Act registered investment companies.
The Company also reimburses each of the Trustees for all reasonable and authorized business expenses in accordance with the Company’s policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting and each committee meeting not held concurrently with a Board meeting.
The Company will not pay compensation to any Trustees who also serve in an executive officer capacity for the Manager or who are otherwise “interested persons” under the 1940 Act.
Trustee Common Share Ownership
None of the Trustees own Common Shares as of the date of this prospectus. The “Fund Complex” consists solely of the Company as there are no related or affiliated 1940 Act registered investment companies. Therefore, none of the Trustees own equity securities in funds in the Fund Complex as of the date of this prospectus.
Indemnification of Officers and Trustees; Limitations on Liability
The Governing Documents provide that the Company will indemnify its Trustees and officers and may indemnify its employees or agents against liabilities and expenses incurred in connection with litigation in which they may be involved because of their positions with the Company, to the extent permitted by law. However, nothing in the Governing Documents of the Company protects or indemnifies a trustee, officer, employee or agent of the Company against any liability to which such person would otherwise be subject in the event of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her position.

The Company has entered into an Indemnification Agreement with each Trustee, which provides that the Company, subject to certain exceptions, shall indemnify and hold harmless such Trustee against any and all expenses actually and reasonably incurred by the Trustee in any proceeding that the Trustee was or is made or is threatened to be made a party to, or is otherwise involved in, by reason of the fact that the Trustee is or was or has agreed to serve as a Trustee, officer, employee or agent of the Company, to the fullest extent permitted by applicable law. The Company shall not be obligated to indemnify a Trustee where, among other circumstances: (i) the Trustee is liable to the Company or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office or (ii) it is finally determined by a final adjudication of a court, arbitrator or administrative body of competent jurisdiction that (A) the Trustee’s conduct material to the matter giving rise to the action was committed in bad faith or was the result of active and deliberate dishonesty, (B) the Trustee received an improper personal benefit in money, property or services, or (C) in case of any criminal action, the Trustee had reasonable cause to believe his or her conduct was unlawful.
Non-Resident Trustee
Ms. Farlow resides outside of the United States and all or a significant portion of her assets are located outside the United States. Ms. Farlow does not have an authorized agent in the United States to receive service of process. As a result, it may not be possible for investors to effect service of process within the United States or to enforce against her in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the U.S. federal securities laws. It may also not be possible to enforce against Ms. Farlow in foreign courts judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws. Further, it is not certain that such courts would enforce, in an original action, liabilities against Ms. Farlow predicated solely on U.S. federal securities laws.

PORTFOLIO MANAGEMENT
The Manager
Pershing Square Capital Management, L.P. serves as the Company’s investment manager. The Manager’s principal office is located at 787 Eleventh Avenue, 9th Floor, New York, New York 10019, and its telephone number is +1 (212) 813-3700. Subject to the overall supervision of the Board, the Manager will manage the day-to-day operations of, and provide investment advisory and management services to, the Company. See “Investment Management Agreement.” The Manager is registered with the SEC as an investment adviser under the Advisers Act and with the CFTC as a CPO under the CEA.
Founded in 2003, the Manager is a leading alternative asset manager led by its founder and Chief Executive Officer, William A. Ackman, who has spent 34 years in the alternative asset management industry. Mr. Ackman is supported by an experienced investment team with an average of 15 years in the industry. The Manager’s investment team is highly aligned with its portfolio companies, fund investors and its shareholders due to, among other reasons, the $5.8 billion (as of December 31, 2025) invested by its employees and their affiliates in its funds and HHH, its approach to performance compensation, and employee ownership of the company. The Manager is headquartered in New York City and had 44 employees as of December 31, 2025. As of March 31, 2026, the Manager had $26.6 billion of total assets under management and $17.0 billion of fee-paying assets under management, approximately 96% of which is attributable to permanent capital. Following the Corporate Conversion, Mr. Ackman will remain the largest indirect shareholder of PS Inc.
Mr. Ackman is principally responsible for the Manager’s investment policies and implementation. Mr. Ackman is the Manager’s sole portfolio manager as he retains ultimate decision-making authority for all portfolio positions. Mr. Ackman works closely with members of the Manager’s investment team, its professionals and the other resources available to the Manager. In 2022, Mr. Ackman appointed Mr. Israel, who joined the Manager in 2009 (and is the longest tenured member of the investment team other than Mr. Ackman), as the Manager’s Chief Investment Officer and announced his intentions that Mr. Israel succeed him as having ultimate decision-making authority over the Manager’s investment strategy in the event of his (Mr. Ackman’s) departure, death or incapacity.
The Manager also acts as the investment manager for its other funds and HHH, and may act as investment adviser for additional funds and other entities in the future. See “- Entities Managed by the Manager” and “Conflicts of Interest.”
On May 31, 2024, in the Strategic Investment, the Manager sold a 10% interest in its business for $1.05 billion to a consortium of strategic investors, including institutions, family offices, and alternative asset management industry leaders and in connection with the Strategic Investment completed an internal reorganization of its ownership structure pursuant to which PS Holdco became the parent company of the Manager.
On May 5, 2025, PS Holdco completed the Howard Hughes Transaction pursuant to which it intends to transform HHH, one of the Affiliated Funds’ long-term holdings, into a diversified holding company. As a first step, on December 17, 2025, HHH entered into the Vantage Acquisition, which will enable HHH to build a profitable insurance company. In connection with the Vantage Acquisition, it is expected that the Manager will be engaged as investment manager for Vantage and its insurance company subsidiaries. The Vantage Acquisition is expected to close in the second quarter of 2026, subject to customary regulatory approvals and closing conditions. HHH has also announced that, over time, it intends to acquire controlling ownership of high-quality, durable growth public and private operating companies, while continuing to invest in and grow its master planned communities real estate business.
As part of the Howard Hughes Transaction, PS Holdco acquired nine million shares of common stock of HHH for $900 million, representing approximately 15% of the issued and outstanding common stock of HHH. PS Holdco (including through the Affiliated Funds) exercises the power to vote 40% of the issued and outstanding common stock of HHH (making it the largest single shareholder of HHH by voting power), as part of the Manager’s overall strategy with respect to HHH. On a combined basis, PS Holdco and the Affiliated Funds hold a 47% total interest in HHH. In addition, although the Manager does not anticipate that the Howard Hughes Transaction will disrupt the operation of its other funds, including the Company, the Howard Hughes Transaction involves a number of special risks, including the potential diversion of the Manager’s attention from its core funds, including the Company, and its core investment strategy, along with increasing demands on the Manager’s investment processes and infrastructure. Such risks could adversely affect the business and operations of the Company.

In recognition of the importance of this offering to the Manager’s long-term success and to provide an additional incentive for prospective investors to purchase Common Shares in this offering, PS Inc. will deliver to each purchaser of Common Shares in this offering, for no additional consideration, 1 share of PS Inc. Common Stock for every 5 Common Shares purchased in this offering, including any Common Shares acquired by the Underwriters in connection with the exercise of their option to purchase additional Common Shares from the Company as described under “Underwriting.” Similarly, PS Inc. will deliver to each purchaser of Common Shares in the Combined Private Placement, for no additional consideration, 1.5 shares of PS Inc. Common Stock for every 5 Common Shares purchased in the Combined Private Placement.
The PS Inc. IPO is the initial public offering of PS Inc. Common Stock. Following the PS Inc. IPO, PS Inc. Common Stock will be listed on the NYSE under the symbol “PS” and PS Inc. will be a public company subject to the reporting requirements of the Exchange Act. The Common Shares and the PS Inc. Common Stock will each trade separately on the NYSE, and investors may freely trade each security separately.
Immediately prior to the effectiveness of the PS Inc. registration statement on Form S-1 related to the PS Inc. IPO, in the Corporate Conversion, PS Holdco, which is the existing parent company of the Manager, will convert into a Nevada corporation by means of a statutory conversion and change its name to “Pershing Square Inc.”
Board of Directors of PS Inc.
Concurrent with the closing of the Strategic Investment, PS Holdco established a majority-independent Board of Directors at its general partner, Pershing Square Holdco GP, LLC, consisting of five independent directors and four affiliates of the Manager. Pershing Square Holdco GP, LLC currently indirectly owns 100% of the voting securities of the Manager. Following the Corporate Conversion, the Board of Directors of Pershing Square Holdco GP, LLC will become the Board of Directors of PS Inc. The independent directors are Kerry Murphy Healey, President Emerita of Babson College; Orion Hindawi, Executive Chairman of Tanium; Marco Kheirallah, partner at Lumina Capital; Nicholas M. Lamotte, Executive Chairman of Consulta; and David Coppel Calvo, Chief Commercial Officer, Vice President of Investment and Board Member of Grupo Coppel. The affiliate directors are William A. Ackman, Chairman and CEO of the Manager; Ryan Israel, Chief Investment Officer of the Manager; Ben Hakim, President of the Manager, and Halit Coussin, Chief Legal Officer and Chief Compliance Officer of the Manager.
The following is information concerning the business experience of the independent directors of PS Inc.:
Kerry Murphy Healey
Kerry Murphy Healey has served as a member of the PS Holdco board of directors since June 2024. Dr. Healey currently serves as a lecturer at the Princeton School of Public and International Affairs. Dr. Healey was the inaugural president of the Milken Center for Advancing the American Dream in Washington, DC, a position which she held from 2019-2022. Dr. Healey served as the President of Babson College from 2013-2019 and was elected President Emerita by the trustees of Babson College in 2021. Before joining Babson College, Dr. Healey served with distinction as the 70th lieutenant governor of Massachusetts from 2003 to 2007, where she worked to lead, enact, and implement a wide range of policy and legislative initiatives for the Romney-Healey Administration. In 2008, Dr. Healey was appointed by Secretary of State Condoleezza Rice as a founding member of the Executive Committee of the U.S. State Department’s Public-Private Partnership for Justice Reform in Afghanistan, a position to which she was later reappointed by Secretary of State Hillary Clinton. Prior to her public service, Dr. Healey worked for more than a decade as a public policy consultant to the United States Department of Justice for Cambridge-based think tank Abt Associates. Dr. Healey currently serves on the board of directors of Apollo Global Management Inc. and Marti Technologies, Inc. Dr. Healey holds an A.B. in government from Harvard College and a Ph.D. in political science and law from Trinity College, Dublin. She has been a fellow at the Harvard Kennedy School’s Institute of Politics and Harvard’s Center for Public Leadership. She is a member of the Council on Foreign Relations and the Trilateral Commission, and a trustee of the American University of Afghanistan, the American University of Bahrain and Western Governors University.

Orion Hindawi
Orion Hindawi has served as a member of the PS Holdco board of directors since June 2024. Mr. Hindawi is the Executive Chairman and former CEO of Tanium, a private venture-backed endpoint management and cyber security company which he co-founded in 2007. Mr. Hindawi served as the CEO of Tanium from 2016 to 2023 and has served as the Executive Chairman of Tanium since February 2023. Mr. Hindawi has led the development of enterprise-scale endpoint security and management platforms for the past 18 years at BigFix, Inc. (acquired by International Business Machines Corp. in 2010) and Tanium, in addition to holding multiple software patents in network communications and systems management.
Marco Kheirallah
Marco Kheirallah has served as a member of the PS Holdco board of directors since June 2024. Mr. Kheirallah is a founding partner at Lumina Capital Management, a special situations investment firm founded in 2022 in Brazil. Prior to Lumina Capital Management, beginning in 2010, Mr. Kheirallah was the Founder and Managing Partner at SIP Capital Fund. Mr. Kheirallah also served as the Chief Financial Officer at PDG Realty from 2012 to 2015. Mr. Kheirallah was a Partner at Banco Pactual from 2001 to 2009 and at Banco Matrix from 1996 to 2001. He also served as a Trader at Banco Opportunity from 1994 to 1996 and at Banco BCN from 1992 to 1994. Mr. Kheirallah received his bachelor’s degree in Business Administration from Fundação Getulio Vargas, EAESP.
Nicholas M. Lamotte
Nicholas M. Lamotte has served as a member of the PS Holdco board of directors since June 2024. Mr. Lamotte is the Executive Chairman of Consulta Limited, a value-oriented investment firm. Mr. Lamotte was appointed Executive Chairman of Consulta Limited in 2024, having served in various roles at Consulta Limited since 2008, including Chief Executive Officer and Chairman of the Board. Prior to joining Consulta Limited, Mr. Lamotte was an analyst at Halcyon Asset Management from 2006 to 2008 and an analyst at The Goldman Sachs Group, Inc. from 2005 to 2006. Mr. Lamotte received a Bachelor of Arts from Brown University, where he graduated magna cum laude and was elected to Phi Beta Kappa. Mr. Lamotte has completed the Owner/President Management program at Harvard Business School and has endowed the Nicholas M. Lamotte Scholarship for Business, Entrepreneurship and Organizations at Brown University.
David Coppel Calvo
David Coppel Calvo has served as a member of the PS Holdco board of directors since January 2025. Mr. Calvo is the Chief Commercial Officer, Vice President of Investment and Board Member of Grupo Coppel (the “Coppel Group”), one of the largest non-food retailers and financial service providers in Latin America. Prior to assuming his current role in December 2018, Mr. Coppel Calvo previously served in various roles at the Coppel Group since 2008, including Director of Internal Procurement and Supply Chain and President of Coppel Corporation. In addition to serving on the board of directors of the Coppel Group, Mr. Coppel Calvo also currently serves on the board of directors of Corazón Capital and Qualitas and previously served on the board of directors of Bonobos.com Inc., INSIKT – AURA, Fibra Plus and Lululemon Mexico. Mr. Coppel Calvo is also a member of Mexico en Moyimiento. Mr. Coppel Calvo received a Bachelor of Science in Industrial and Systems Engineering from Tecnologico de Monterrey (ITESM) and a Masters in Business Administration from the Pan-American Institute for Senior Business Management (IPADE).
Investment Team
Mr. Ackman, Mr. Israel and the other members of the PSCM investment team bring significant investment expertise as well as broad industry networks that encompass a wide array of sectors, industry participants, and intermediaries. Mr. Ackman, Mr. Israel and the other investment professionals work as a team. Analysts are generalists and work in small teams on every investment in the portfolio. The Manager believes that each member of the investment team has complementary skills and experience relevant to its strategy, as well as a track record of working together and providing creative solutions for complex transactions, which the Manager believes represents an important competitive advantage.

The investment team has experience in:
•	sourcing, structuring, and executing on a wide range of investment opportunities;
•	providing constructive strategic and operational guidance to management teams and boards of directors, to drive long-term shareholder value creation;
•
leveraging insights from their substantial investment, financial, operational oversight and governance experience to help optimize the financial condition, operating performance and strategy of a company; and

•	leveraging their extensive network of relationships to augment or complement the senior management team or board of directors of a company.
The investment team is also supported by 26 professionals who focus on all operational aspects of fund management, including finance, legal and compliance, technology and investor relations.
William A. Ackman
William A. Ackman, age 59, has served as the Founder and Chief Executive Officer of the Manager since its founding in 2003 and has also served as the Chairman of the board of directors of PS Holdco since June 2024. Prior to founding PSCM, Mr. Ackman co-founded and co-managed Gotham Partners, an investment adviser that managed public and private equity hedge fund portfolios, until 2003. Mr. Ackman also serves as Executive Chairman of the HHH Board of Directors since May 2025 and as the Chairman and Chief Executive Officer of SPARC since November 2021. In addition, Mr. Ackman serves on the board of the Pershing Square Foundation which he founded in 2006. Mr. Ackman previously served as Chief Executive Officer and Chairman of Pershing Square Tontine Holdings, Ltd., as a member of the Federal Reserve Bank of New York’s Investor Advisory Committee on Financial Markets and as a director of Universal Music Group N.V. Mr. Ackman received a Masters in Business Administration from the Harvard Business School and a Bachelor of Arts magna cum laude from Harvard College.
Ryan Israel
Ryan Israel, age 41, joined the Manager’s investment team in 2009 and has served as Chief Investment Officer of the Manager since August 2022. He has also served as a member of the board of directors of PS Holdco since June 2024. Mr. Israel is also a member of the HHH Board of Directors and serves as Chief Investment Officer for HHH. Mr. Israel was previously an analyst at The Goldman Sachs Group, Inc. in the Technology, Media and Telecom group. Mr. Israel served as a director of Element Solutions Inc. from October 2013 through January 2019. Mr. Israel received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2007.
Ben Hakim
Ben Hakim, age 50, joined the Manager’s investment team in 2012 and has served as President of the Manager since May 2024. He has also served as President of SPARC since November 2021, as a member of the HHH Board of Directors since May 2024 and as a member of the PS Holdco board of directors since February 2025. He previously served as President of Pershing Square Tontine Holdings, Ltd. Mr. Hakim was previously a Senior Managing Director at Blackstone Inc., where he worked in the Mergers & Acquisitions group for 13 years. Mr. Hakim received his Bachelor of Science from Cornell University in 1997.
Anthony Massaro
Anthony Massaro, age 38, joined the Manager’s investment team in 2013. He is also a director of Seaport Entertainment Group Inc. Mr. Massaro was previously a private equity associate at Apollo Global Management, where he focused on leveraged buyout and distressed debt investments across a wide range of industries. Prior to Apollo, he was an analyst at Goldman Sachs in the Natural Resources group. Mr. Massaro received his Bachelor of Science from the Wharton School at the University of Pennsylvania, where he graduated summa cum laude and beta gamma sigma in 2009.
Charles Korn
Charles Korn, age 37, joined the Manager’s investment team in 2014. Mr. Korn was previously a private equity associate at KKR, where he focused on media, communications and industrials. Prior to KKR, he was an analyst at

Goldman Sachs in the Technology, Media and Telecom group. Mr. Korn received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2010.
Bharath Alamanda
Bharath Alamanda, age 33, joined the Manager’s investment team in 2017. Mr. Alamanda was previously a private equity associate at KKR, where he focused on financial services. Prior to KKR, he was an analyst at Goldman Sachs in the Technology, Media and Telecom Group. Mr. Alamanda received his Bachelor of Science in Engineering from Princeton University, where he graduated summa cum laude and phi beta kappa in 2013.
Feroz Qayyum
Feroz Qayyum, age 34, joined the Manager’s investment team in 2017. Mr. Qayyum was previously a private equity associate at Hellman & Friedman, where he evaluated and oversaw investments across a wide range of industries. Prior to Hellman & Friedman, he was an analyst in the Mergers & Acquisitions group at Evercore. Mr. Qayyum received a degree in Honors Business Administration from The Richard Ivey School of Business at The University of Western Ontario, where he graduated with highest distinction as an Ivey Scholar in 2013.
Sonal Khosla
Sonal Khosla, age 28, joined the Manager’s investment team in 2025. Ms. Khosla was previously a private equity associate and analyst at KKR, where she focused on industrials. Ms. Khosla received her Bachelor of Science from the Wharton School at the University of Pennsylvania, where she graduated summa cum laude in 2020.
Jordan Aguiar-Lucander
Jordan Aguiar-Lucander, age 27, joined the Manager’s investment team in 2026. Mr. Aguiar-Lucander was previously a private equity senior associate and analyst at Silver Lake, where he focused on technology and technology-enabled investments. Mr. Aguiar-Lucander received his Bachelor of Arts in Mathematics and Economics from Harvard College, where he graduated cum laude in 2021.
Compensation of the Investment Team
The Manager’s financial arrangements with its investment team members, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on its employees. Certain of the Manager’s personnel, including most of the members of the investment team, hold indirect profit interests in PS Holdco through PS Partner Group, LLC (and will continue to hold such indirect profit interests in PS Inc. following the Corporate Conversion) and additionally are entitled to receive incentive compensation through holding interests in PS CompCo, LLC, which receives proceeds from the Manager based on the performance of certain advised funds. The senior members of the investment team are thus principally compensated based on the overall performance of the funds and other entities managed by the Manager, rather than the performance of any individual position, which encourages teamwork and aligns their interests with investors.
Personnel who do not participate in the profits of the Manager receive a base salary and are eligible to receive additional compensation in the form of an annual bonus, as determined by the Manager.
Common Shares Owned by Mr. Ackman
Mr. Ackman does not own Common Shares as of the date of this prospectus. As of the date of this prospectus the Manager owned 342,320 Common Shares. Upon the completion of the Pershing Square Investment, the Manager and its affiliates will have an aggregate investment in the Company of $250 million, comprised of (i) $200 million of Common Shares and (ii) $50 million aggregate liquidation preference of the Series A Preferred Shares.
Other Accounts Managed by Mr. Ackman
Mr. Ackman, as the Company’s portfolio manager, also manages the Affiliated Funds and certain other accounts, as indicated below. The following table identifies, as of March 31, 2026: (i) the number of registered investment companies, other pooled investment vehicles and other accounts managed by Mr. Ackman; (ii) the total assets of such registered investment companies, pooled investment vehicles and accounts; and (iii) the number and total assets of such registered companies, pooled investment vehicles and accounts that are subject to an advisory fee based on performance.

	Number of Accounts	Assets of Accounts	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee
Type of Account
Registered investment companies	1(1)	(1)	—	—
Other pooled investment vehicles	3(2)	$17.7 billion	3	$13.2 billion
Other accounts	1(3)	$8.9 billion	—	—

(1)
Refers to the Company. As of March 31, 2026, the Company, which has not commenced investment operations, had total assets of $7.3 million (including deferred offering costs) and net assets of $1,270,303.

(2)	Refers to the Affiliated Funds
(3)
Refers to HHH. For purposes of this table, HHH is deemed an “other account.” Pursuant to the terms of the Services Agreement, the Manager provides certain services to HHH, which includes investment advisory services. In exchange for such investment advisory and other services provided to HHH, the Manager is entitled to (i) a quarterly base management fee of $3,750,000 and (ii) a quarterly variable fee of 0.375% of the value of the HHH stock price relative to a reference price determined in accordance with the Services Agreement, in each case, subject to annual adjustments for inflation.

Investment Management Agreement
Under the terms of the Investment Management Agreement, the Manager is responsible for providing investment advisory services to the Company. As compensation for its services, the Company pays the Manager the Management Fee, which is payable quarterly in advance on the first business day of each fiscal quarter, based on the Company’s NAV on the last day of the previous fiscal quarter equal to 0.50% (or 2.0% on an annualized basis). After an initial two-year term, the Board will review on an annual basis the Investment Management Agreement to determine whether to continue the Investment Management Agreement.
The Manager bears all of its own costs incurred in providing investment advisory services to the Company and pays the compensation of all officers and Trustees of the Company who are its affiliates. As described below, however, the Company bears all other expenses incurred in the business and operation of the Company. Expenses borne directly by the Company include (but are not limited to):
•	the Management Fee;
•	the cost of calculating the Company’s NAV, including the cost of any third-party pricing or valuation services;
•
fees and expenses associated with investment research and due diligence including fees and expenses relating to newswire, quotation equipment and services, market data services, third-party providers of research, publications, periodicals, subscriptions and database services, data processing and computer software expenses, due diligence, providers of specialized data and/or analysis related to companies, sectors or asset classes in which the Company has made or intends to make an investment;

•	accounting, auditing, entity-level taxes imposed on or with respect to the Company and tax preparation fees and expenses;
•	professional fees and expenses (including fees and expenses of investment bankers, appraisers, public and government relations firms and other consultants and experts);
•
fees and expenses (including travel and lodging expenses) associated with corporate engagement campaigns, such as fees and expenses related to event hosting and production, public presentations, production, preparation and dissemination of any letters or other communications with respect to plans and proposals regarding the management, ownership, business and capital structure of any portfolio company or prospective investment, creating and maintaining informational websites and engaging in online campaigns including via social media, public relations, public affairs and government relations, forensic and other analyses and investigations, proxy contests, solicitations and tender offers and compensation, indemnification and expenses of any nominees proposed by the Manager as directors or executives of portfolio companies; and all related expenses (such as all costs incurred in connection with identifying and recruiting directors to serve on the board of a portfolio company, proxy solicitors, public relations and other relevant documents, the negotiation of side letters and other related costs);

•	fees and expenses (including travel and lodging expenses) relating to unaffiliated advisers, consultants and finders and/or introducers relating to investments and/or prospective investments;
•	website development and maintenance, media, marketing, printing and postage expenses, brokerage fees and commissions;
•	fees and expenses relating to short sales (including dividend and stock borrowing expenses);
•
clearing and settlement charges, custodial fees, bank service fees, margin and other interest expense and transaction fees, filing and registration fees (e.g., “blue sky” and corporate filing fees and expenses), insurance fees and expenses, initial offering and organizational expenses and payments for custody of the Company’s assets and for the performance of administrative services, and other Company fees and expenses as approved by the Board;

•
fees and expenses related to the operations of the company and the listing and trading of its securities on the NYSE or any national securities exchange, including the fees and expenses of Trustees not also serving in an executive officer capacity for the Company or the Manager, fees and expenses related to corporate brokers, rating agencies assigning credit ratings to the Company’s securities and the costs of maintenance of the Company’s website and communications with shareholders;

•	fidelity bond, Trustees and officers errors and omissions liability insurance and other insurance premiums;
•
legal expenses (including those expenses associated with attending, and preparing for Board meetings, as applicable, and generally serving as counsel to the Company or the independent Trustees of the Company, indemnification expenses and fees, expenses, fines, penalties, damages or settlements relating to or arising out of regulatory or similar investigations, inquiries and “sweeps” and pending, threatened and future litigation arising out of the Company’s investments);

•
underwriting costs and any costs and expenses associated with or related to due diligence performed with respect to the Company’s offering of its securities, including, but not limited to, costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisors and third-party due diligence providers;

•	costs incident to payment or dividends or distributions by the Company;
•	costs associated with the Company’s share repurchase program, if any;
•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002;
•
any fees, expenses and other costs related to any settlement, litigation, proceeding, arbitration and investigation (collectively, “litigation”) and/or threatened litigation arising out of or in connection with current and past investments (including litigation alleging violations of laws, regulations, breach of contract or tort), subject to applicable limitations on indemnification as set forth in the 1940 Act and the Company’s organizational documents;

•
fees and expenses relating to regulatory and self-regulatory organization filings and compliance pertaining to the Company’s business and activities, investments or prospective investments including Hart-Scott-Rodino Act, Exchange Act filings and other similar filings, including fees and expenses incurred as a result of failing to make such filings;

•
fees and expenses related to the organization of the Company, including fees and expenses related to the Company’s formation, legal fees and professional and other fees related to the recruitment of the Company’s Trustees who are not “interested persons” of the Company (as defined in Section 2(a)(19) of the 1940 Act);

•	fees and expenses incurred in the formation, maintenance and liquidation of any special purpose vehicles formed to effect or facilitate the acquisition of any investment;
•	wind-up and liquidation fees and expenses; and
•	other fees and expenses similar in type and nature to the fees and expenses described above.

The Company will also bear its allocable cost of expenses incurred by the Manager that are attributable to or incurred for the account of the Company. See “- Allocation of Expenses.”
The Manager has not assumed any responsibility to the Company other than to render the services described in the Investment Management Agreement, and it will not be responsible for any action of the Board in declining to follow the Manager’s advice or recommendations. Pursuant to the Investment Management Agreement, the Manager and certain related persons will not be liable to the Company for their acts under the Investment Management Agreement, absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties. The Company has agreed to indemnify, defend and protect the Manager and certain related persons with respect to all damages, liabilities, costs and expenses arising out of or otherwise based upon the performance of any of the Manager’s duties or obligations under the Investment Management Agreement or otherwise as the investment manager for the Company, and not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties under the Investment Management Agreement. These protections may lead the Manager to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.
The Investment Management Agreement also grants the Company a royalty-free license to use the name “Pershing Square USA, Ltd” for so long as the Manager or one of its affiliates remains the Company’s investment manager.
The Investment Management Agreement was approved by the Board on October 7, 2025 and by the sole Common Shareholder of the Company as of October 8, 2025 and became effective on October 8, 2025. The Investment Management Agreement will continue in effect for a period of two years from its effective date, and if not sooner terminated, will continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved at least annually by both (i) the vote of a majority of the Board or the vote of a majority of the outstanding voting securities of the Company (as such term is defined in the 1940 Act) and (ii) by the vote of a majority of the Trustees who are not parties to the Investment Management Agreement or “interested persons” (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement may be terminated as a whole at any time by the Company, without the payment of any penalty, upon the vote of a majority of the Board or a majority of the outstanding voting securities of the Company or by the Manager, on 60 days’ written notice by either party to the other which can be waived by the non-terminating party. The Investment Management Agreement will terminate automatically in the event of its “assignment” (as such term is defined in the 1940 Act and the rules thereunder).
A discussion regarding the basis for approvals by the Board of the Investment Management Agreement will be available in the Company’s reports to shareholders covering the annual or semi-annual period during which such approval took place.
Administration Agreement
State Street serves as administrator to the Company. State Street provides certain administrative services necessary for the operation of the Company. Such services include maintaining certain Company books and records, providing accounting and tax services and preparing certain regulatory filings. For its services as the Company’s administrator, the Company pays State Street (i) a fee for fund accounting services, payable quarterly, at an annual rate equal to 4.5 basis points of the first $500 million in NAV, 3.0 basis points of the next $500 million in NAV, 1.5 basis points of the next $500 million in NAV and 0.25 basis points of NAV above $1.5 billion, based on NAV on the last business day of the quarter, (ii) fees for fund administration services, payable quarterly, of $120,000 per year and (iii) fees for additional services as applicable.
The Company will bear all other costs and expenses of its operations, administration and transactions.
Entities Managed by the Manager
The Manager currently serves as the investment manager to each of the Affiliated Funds (PSH, PSLP and PSIL), which the Manager refers to as its “core funds.” The Affiliated Funds all have similar investment programs and generally invest in the same assets in similar proportions, subject to certain exceptions. Certain of the existing investors in PSLP and PSIL have agreed to redeem an aggregate of $316 million of their interests in such funds (determined based on net asset value as of March 31, 2026) and apply eligible net proceeds of approximately $289 million from such redemption to acquire an aggregate of approximately 5.8 million Common Shares and receive an aggregate of approximately 1.7 million shares of PS Inc. Common Stock in the Combined Private Placement. The net asset value used to determine the value at which interests in the private funds will be redeemed will be determined as of a redemption date prior to the completion of this offering, and therefore the amount set forth above will fluctuate as a result of any subsequent changes in net asset value of such funds until the redemption date.
Following the completion of the combined offering, the Company will become one of the Manager’s core funds. Each core fund will continue to have a similar investment program and generally invest in the same assets in similar proportions, subject to regulatory, tax, liquidity and other considerations applicable to the Company or the Affiliated Funds.
The Manager may, from time to time, serve as the investment adviser or management company for additional funds or products which may invest alongside the Affiliated Funds. The 1940 Act limits the Company’s ability to enter into certain transactions with certain of its affiliates as discussed further below in “Conflicts of Interest — Other Activities”.
The Manager also formed SPARC, a Delaware corporation, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. SPARC filed its Form S-1 Registration Statement (the “SPARC Registration Statement”) with the SEC on November 26, 2021 and on September 29, 2023 the SPARC Registration Statement was declared effective by the SEC. As described in the SPARC Registration Statement, SPARC distributed, at no cost, subscription warrants to purchase SPARC shares at a future date (such subscription warrants, “SPARs”). SPARs are a novel security with unique features. SPARC intends that, at the time during which a SPAR holder may elect to exercise its SPARs, the SPARs will be quoted on the OTCQX marketplace of the OTC Markets Group or other quotation service. The Affiliated Funds wholly own Pershing Square SPARC Sponsor, LLC (“SPARC Sponsor”), a Delaware limited liability company, and thus are the only source of funding for SPARC Sponsor. SPARC Sponsor is an affiliate of the Manager. The Manager is a nonmember manager of SPARC Sponsor and SPARC Sponsor is the sponsor entity for SPARC. SPARC will not raise capital from public investors until after SPARC has entered into a definitive agreement for a business combination and distributed to SPAR holders a prospectus included in a post-effective amendment to the SPARC Registration Statement that provides comprehensive disclosure of the proposed business combination. A business combination with one or more target businesses will only take place if and after such post-effective amendment to the SPARC Registration Statement has been declared effective by the SEC. On April 7, 2026, the Manager announced that it had made a proposal to the Board of Directors of UMG concerning a business combination transaction in which UMG would merge with SPARC, with the newly merged company to become New UMG and list its common stock on the NYSE. There is no assurance that the Manager’s proposal will be accepted by UMG or result in a transaction as proposed by the Manager or any other transaction. Subject at all times to the limitations of Section 17 of the 1940 Act and the SEC’s rules promulgated thereunder, the Company may invest in securities issued by SPARC in connection with or after its business combination with one or more target businesses but will not directly or indirectly acquire securities issued by SPARC or enter into any commitments or transactions to acquire any such securities prior to such time, except to the extent permitted by the 1940 Act.
On May 5, 2025, PS Holdco completed the Howard Hughes Transaction pursuant to which it intends to transform HHH, one of the Affiliated Funds’ long-term holdings, into a diversified holding company. As a first step, on December 17, 2025, HHH entered into the Vantage Acquisition, which will enable HHH to build a profitable insurance company. In connection with the Vantage Acquisition, it is expected that the Manager will be engaged as investment manager for Vantage and its insurance company subsidiaries. The Vantage Acquisition is expected to close in the second quarter of 2026, subject to customary regulatory approvals and closing conditions. HHH has also announced that, over time, it intends to acquire controlling ownership of high-quality, durable growth public and private operating companies, while continuing to invest in and grow its master planned communities real estate business. As part of the Howard Hughes Transaction, PS Holdco acquired nine million shares of common stock of HHH for $900 million, representing approximately 15% of the issued and outstanding common stock of HHH. PS Holdco (including through the Affiliated Funds) exercises the power to vote 40% of the issued and outstanding common stock of HHH (making it the largest single shareholder of HHH by voting power), as part of the Manager’s overall strategy with respect to HHH. On a combined basis, PS Holdco and the Affiliated Funds hold a 47% total interest in HHH.

The Manager expects that HHH will own controlling stakes in a diverse portfolio of operating companies with the expectation of holding each position for the long term. The Manager does not anticipate that HHH will concentrate such positions in any one or group of industries or sectors.
The Manager provides investment management services to the Affiliated Funds pursuant to investment management agreements under which the Manager earns management and performance fees based on each such Affiliated Fund’s net asset value. The Manager provides certain services, including investment advisory services, pursuant to the Services Agreement with HHH under which the Manager is entitled to (i) a quarterly base management fee of $3,750,000 and (ii) a quarterly variable fee of 0.375% of the value of the HHH stock price relative to a reference price determined in accordance with the Services Agreement, in each case, subject to annual adjustments for inflation. In addition to investment advisory services, the Manager also provides HHH with other services, including corporate development, transaction execution and capital markets advisory services.
Allocation of Expenses
When determining the allocation of fees and expenses, the Manager endeavors to allocate such fees and expenses on a fair and equitable basis and only charges expenses to, and allocates expenses among, the funds and other entities it manages to the extent permitted under such entity’s governing documents and applicable law. However, such determinations are inherently subjective and may give rise to conflicts of interest (i) between the entities managed by the Manager, on the one hand, and the Manager, who might otherwise bear such fees and expenses, on the other hand and (ii) among such entities. The Manager’s conflicts committee generally reviews guidelines for allocations of fees and expenses used by the Manager.
In order to allocate fees and expenses, the Manager first determines whether such fees and expenses are attributable to the entities it manages and, therefore, are to be borne by such entities or whether such fees and expenses are attributable to the Manager and, therefore, are to be borne by the Manager. In certain circumstances, the Manager may determine that an expense is to be shared by the Manager and the entities it manages.
With respect to fees and expenses determined to be attributable to the entities managed by the Manager (as opposed to fees and expenses attributable to the Manager), generally, each of the entities will bear its own operating and other fees and expenses. If any fees and expenses are incurred for the account of more than one of the entities managed by the Manager, the Manager will allocate such fees and expenses among such entities as described below or in such other manner as the Manager considers fair and equitable. Certain fees and expenses allocated to more than one entity may be allocated on a pro rata basis based on the month-end net asset value of each participating entity (such as fees and expenses for certain regulatory filings) or based on each entity’s month-end pro rata share of an investment (such as where an expense has been incurred in connection with a particular investment that is in the entity’s portfolio at such time). Where appropriate, other fees and expenses may be divided equally among such entities regardless of their relative net asset values. Expenses related to portfolio investments that a fund used to hold but which are no longer in their portfolio are generally allocated among all participating funds pro rata based on the month-end net asset value of each fund preceding the payment date of the relevant invoice, and to the extent the expense has been previously accrued for, the accrual will be reduced by the invoice amount. A fund will not be responsible for such expenses related to investments it did not hold.
In accordance with accounting guidelines, certain expenses may be accrued for prior to receiving an invoice, in which case the expenses will be reflected on the books of the applicable fund as expenses payable and will generally be allocated among the funds based on net asset value or share of the relevant investment, as applicable, at the time of the accrual. Where permitted by accounting guidelines, certain expenses (such as expenses incurred in connection with a bond issuance or organizational expenses) may be amortized, in which case the expense will be incurred throughout the life of the bond or the entity, as applicable.

CONFLICTS OF INTEREST
The Manager’s Allocation Policies
Inherent conflicts of interest arise from the fact that the Manager provides investment advisory services to the entities it manages, including the Company, its other funds, and HHH. The Manager may face conflicts of interest when allocating investment opportunities among the Company and the other entities it manages, in particular as the Manager and its affiliates may earn incentive allocation or other forms of performance compensation on the gains of its other funds that charge an incentive allocation or performance fee, whereas the Manager is not entitled to any incentive allocation or any other form of performance fee from the Company.
Furthermore, the portfolio strategies employed by the Manager for the other entities it manages could conflict with the transactions and strategies employed for the Company and may affect the prices and availability of the securities, financial instruments and assets in which the Company invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for the Company and the other entities managed by the Manager. Regulation and other factors may affect how, whether and when the Manager rebalances investment positions.
Allocation Policy
It is the policy of the Manager to allocate new investment opportunities fairly and equitably over time among the funds and other entities it manages. This means that a proposed investment opportunity will generally be allocated among those funds or such other entities for which participation in the investment opportunity is considered appropriate by the Manager, taking into account, among other considerations: (i) the risk-reward profile of the proposed investment opportunity in light of a fund or such other entity’s investment objectives (whether such objectives are considered solely in connection with the specific investment opportunity or in the context of such fund or other entity’s overall holdings); (ii) the potential for the proposed investment to create an imbalance in a fund or other entity’s investment portfolio; (iii) cash balances, liquidity requirements of the fund or other entity or anticipated cash flows (including as a result of actual or anticipated subscriptions redemptions or withdrawals, as applicable, and tax distributions); (iv) tax considerations; (v) regulatory restrictions or requirements (including diversification requirements) that would or could limit a fund or other entity’s ability to participate in the proposed investment opportunity (including, in the case of the Company, restrictions or requirements applicable under the 1940 Act or the Code); (vi) any need to re-size risk in the fund or other entity’s investment portfolio; and (vii) any other considerations of a similar nature. In particular, only the Company is subject to the requirements and restrictions of the 1940 Act.
The Manager expects to allocate investment opportunities among the Company and the Affiliated Funds on a proportionate basis pursuant to policies that are intended to result in the Company and the Affiliated Funds generally holding similar securities or other financial instruments relative to their respective adjusted net asset values (which means with respect to any core fund the net asset value plus any accrued (but not crystallized) performance fee/allocation and the amount of any outstanding long-term debt, including the current portion thereof). The considerations described above, however, may result in allocations among the Company and Affiliated Funds being made on a different basis. Similarly, as a result of the considerations described above, the Company or an Affiliated Fund may increase its exposure to an existing investment position, while the Company or some or all of the Affiliated Funds may not participate in such increase. The allocation of investment opportunities may, in particular, take into account cash balances or cash requirements in the Company and Affiliated Funds, including, for example, as a result of actual or anticipated subscriptions or redemptions in the Affiliated Funds.
For purposes of its allocation policy, the Manager may determine to treat more than one security and/or financial instrument as one single investment opportunity, if, among other things, the relevant securities or financial instruments are deemed by the Manager to provide similar exposure to an investment.
The Company and the Affiliated Funds, on the one hand, and HHH, on the other hand, generally pursue their respective primary investment objectives through different investment strategies. The Company and Affiliated Funds’ primary investment strategy typically involves the purchase of large minority stakes, whereas HHH’s primary investment strategy, in connection with becoming a diversified holding company, will typically involve the acquisition of controlling ownership of high-quality, durable growth public and private operating companies.
In addition to its control-oriented investment strategy, HHH has announced the Vantage Acquisition, which will enable HHH to build a profitable insurance company. In connection with the Vantage Acquisition, it is expected that the Manager will be engaged as investment manager for Vantage and its insurance company subsidiaries. The Manager intends to manage the assets of Vantage’s insurance company subsidiaries in accordance with applicable regulatory and rating agency requirements. The Manager plans to invest such assets primarily in fixed income securities (including U.S. Treasury bills) and common equity of public companies in a manner consistent with the investment strategy of the Manager’s core funds. Accordingly, the Manager believes its strategy for managing Vantage’s insurance company subsidiaries’ assets will be highly synergistic to its core funds investment strategy and its own cash management practices.
Each of the Company, HHH and the Affiliated Funds may consider a broad range of investment opportunities as part of their investment strategies. The Manager will retain the discretion to allocate investment opportunities among the entities it manages, including allocating a controlling position to the Company or to the Affiliated Funds and recommending a minority position to HHH, based on the particular opportunity and other factors it deems appropriate, and consistent with its contractual and legal obligations to the entities it manages, including those under the Services Agreement with HHH. In certain circumstances, a potential investment target may be attractive as both an investment by HHH and an investment by the Company and/or the Affiliated Funds. Pursuant to the Services Agreement with HHH, the Manager shall provide a preferential right to HHH with respect to opportunities to acquire controlling stakes in any private operating company (including a take-private transaction of a public operating company) that the Manager may identify from time to time, provided that any such investment is consistent with the financial resources of HHH and such investment is suitable for HHH as determined by the Manager in good faith. This preferential right does not apply to opportunities to acquire a private company in connection with efforts to publicly list such private company through an initial public offering, acquisition by a publicly listed special purpose acquisition company or other similar means. In addition, it is possible that both HHH and the Company and/or Affiliated Funds invest in the same asymmetric investments such as opportunistic hedges utilized to protect against specific macroeconomic risks and/or to capitalize on market volatility.
In the event the Manager determines that an investment opportunity should be allocated to both HHH and one or more of the Company and Affiliated Funds, the Manager will determine the appropriate target size of such investment opportunity as a percentage of each of the Company and/or participating Affiliated Funds’, as applicable, adjusted net asset value, and will separately determine (after obtaining HHH’s approval) the appropriate target size of the new investment opportunity for HHH. Once the target size of a new investment is determined for the Company and/or each participating Affiliated Fund, as applicable, and for HHH, the Manager will allocate trades in proportion to such target size.
Portfolio Companies
The Manager may pursue active corporate engagement with respect to an investment. In doing so, the Manager may cause the Company, either alone or otherwise, to accumulate a significant position in the securities of a portfolio company, and may secure the appointment of persons selected by the Manager to the portfolio company’s management team or board of directors. In doing so, the Manager may acquire fiduciary duties to the portfolio company and to the portfolio company’s other shareholders. Such fiduciary duties may require such individuals to take actions that are in the best interests of the company or its shareholders, members, unitholders, partners or other owners. Accordingly, the Manager may have a conflict of interest between the fiduciary duties (if any) that it owes to such portfolio company(ies) and its (their) shareholders, on the one hand, and those it owes to the Company and the Common Shareholders, on the other hand. In addition, in the event that Mr. Ackman or any other members of the Manager join a portfolio company’s management team or board of directors, and material non-public information is obtained with respect to such company or the Company becomes subject to trading restrictions pursuant to the internal trading policies of such company or as a result of applicable law or regulations, the Company may be prohibited for a period of time from purchasing or selling the securities of such company, and as a result be prevented from increasing its exposure (or maintaining its relative ownership stake, in the case that additional securities are issued by such company) to an investment position which appreciates or divesting from or exiting an investment position which decreases in value. Any such restrictions may have a material adverse effect on the Company and the value of any investment in the Company.
Special Purpose Vehicles
The Manager has in the past established and may in the future establish special purpose vehicles to make investments in one or more securities or financial instruments. This may be the case, for example, where the Manager proposes to acquire a large position in an issuer without causing the funds it manages to become overly exposed to that issuer.

Each special purpose vehicle is likely to be different and allocation of each such opportunity will be dependent upon the facts and circumstances specific to that unique situation (such as, strategy, industry, size, and projected timeline of the investment). As a general matter, the Manager, in allocating such opportunities to potential co-investors, expects to take into account various facts and circumstances including, but not limited to, whether a certain investor adds strategic value, industry expertise or other similar synergies, whether a potential investor has expressed an interest in evaluating such opportunities, whether the investor has the ability to review the co-investment opportunity and provide capital within the time frame required under the circumstances, whether a potential investor has a history of participating in co-investment opportunities with the Manager, the size of the potential investor’s interest to be held in the investment, whether the potential investor has demonstrated a long-term and/or continuing commitment to the potential success of the Manager and its funds, and such other factors that the Manager deems relevant under the circumstances. In addition, given their specific purposes, such special purpose vehicles may be allocated more or less than their pro-rata share of certain securities and financial instruments or may accumulate securities and financial instruments at a faster or slower rate than the Company. Conversely, upon a determination to wind-up a special purpose vehicle, such vehicle may divest its securities and financial instruments at a faster or slower rate than the Company or may do so at a time when the Company is purchasing such securities and financial instruments.
Other Activities
The Manager is not restricted from forming additional investment funds, entering into other investment advisory relationships, exercising investment responsibility, engaging in other business (or non-business) activities or directly or indirectly purchasing, selling, holding or otherwise dealing with any securities for the account of any such other business or for other entities (including, without limitation, for or on behalf of entities that invest or may invest in other entities it manages). These activities may be in competition with the Company or involve substantial time and resources of the Manager. In particular, there are challenges and risks inherent in the Howard Hughes Transaction. The Howard Hughes Transaction involves a number of special risks, including the potential diversion of the Manager’s attention from its core funds, including the Company, and its core investment strategy, along with increasing demands on the Manager’s investment processes and infrastructure. Such risks could adversely affect the business and operations of the Company.
The Manager has agreed with PSH that it will offset the variable performance fee payable by PSH to the Manager in an amount equal to 20% of any management fees the Manager earns from funds it manages that invest in public securities that do not have performance fees, which includes the Company. Although the officers and employees of the Manager will devote as much time to the Company as the Manager deems appropriate, the officers and employees may have conflicts in allocating their time and services among the Company and the other existing or any future entities they manage.
Subject to the limitations of the 1940 Act, the Manager may, at its sole discretion, offer co-investment opportunities to third parties, including, without limitation, certain shareholders and other funds. Co-investment opportunities may be made available through limited partnerships, limited liability companies or other entities formed to make such investments. The Manager may earn management fees and/or performance-based compensation (which may or may not be different from the fees and/or compensation charged to or received from us) in respect of such co-investments.
The 1940 Act limits the Company’s ability to enter into certain transactions with certain of its affiliates. As a result of these restrictions, the Company may be prohibited from buying or selling any security directly from or to any pooled investment vehicle managed by the Manager or any of its affiliated persons, including HHH. The 1940 Act also prohibits certain “joint” transactions with certain of the Company’s affiliates, which could include investments in the same portfolio company (whether at the same or different times), including controlling interests. The analysis of whether a particular transaction constitutes a joint transaction requires a review of the relevant facts and circumstances then existing. These limitations may limit the scope of investment opportunities that would otherwise be available to the Company and that are available to the other entities managed by the Manager, which are not regulated under the 1940 Act.
Mr. Ackman oversees the management of his family office, the mandate of which is to invest in investment funds as well as direct real estate, private equity, venture capital and/or other private investments for the benefit of Mr. Ackman, members of his immediate family and certain employees of the family office. While day-to-day management of the family office has been delegated to its employees, Mr. Ackman retains oversight and ultimate control over the operation of the family office. The Company does not expect that Mr. Ackman’s oversight role will affect his ability to fulfill his obligations to the Manager or otherwise interfere with the operations of the Manager. The Company does not directly invest in real estate properties, venture capital or private investments of the kind in which the family office invests. There can be no assurance, however, that investments for the family office would not also be appropriate for the Company or would not affect, adversely or otherwise, the Company’s investments. Mr. Ackman and the employees of the family office are subject to the Insider Trading Policies and Code of Ethics which are further described below. See “- Officers and Employees of the Manager May Have Access to Non-Public Information.”
Portfolio Transactions
Subject to policies established by the Board, the Manager is responsible for placing purchase and sale orders and the allocation of brokerage commissions on behalf of the Company. Transactions in equity securities are in most cases effected on U.S. stock exchanges and involve the payment of negotiated brokerage commissions. In general, there may be no stated commission in the case of securities traded in over-the-counter markets, but the prices of those securities may include undisclosed commissions or mark-ups. Principal transactions are not entered into with affiliates of the Company. The Company has no obligations to deal with any broker or group of brokers in executing transactions in portfolio securities. In executing transactions, the Manager seeks to obtain the best price and execution for the Company, taking into account such factors as price, size of order, difficulty of execution and operational facilities of the firm involved and the firm’s risk in positioning a block of securities. While the Manager generally seeks reasonably competitive commission rates, the Company does not necessarily pay the lowest commission available.
Subject to obtaining the best price and execution, brokers who provide supplemental research, market and statistical information to the Manager may receive orders for transactions by the Company. The term “research, market and statistical information” includes advice as to the value of securities, and advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Information so received will be in addition to and not in lieu of the services required to be performed by the Manager under the Investment Management Agreement, and the expenses of the Manager will not necessarily be reduced as a result of the receipt of such supplemental information. Such information may be useful to the Manager in providing services to entities other than the Company, and not all such information is used by the Manager in connection with the Company. Conversely, such information provided to the Manager by brokers and dealers through whom other entities managed by the Manager effect securities transactions may be useful to the Manager in providing services to the Company.
Officers and Employees of the Manager May Have Access to Non-Public Information
The Manager has adopted a code of ethics (the “Code of Ethics”) covering partners, employees and certain affiliates of the Manager (“Access Persons”) that governs personal securities trading and is designed to ensure compliance with applicable statutes and regulatory requirements and to prevent transactions suspected of being in conflict with the Company’s best interests or the best interests of other entities managed by the Manager. Among other restrictions, the Code of Ethics generally prohibits personal securities trading of Access Persons that anticipates or competes with the Company’s trading activity or would result from exposure to material non-public information.
Access Persons may from time to time come into possession of material non-public or other confidential information about public companies that, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Under applicable law and the Manager’s internal policies (the “Insider Trading Policies”), Access Persons would be prohibited from improperly disclosing or using such information for their personal benefit or for the benefit of any person, regardless of whether such person is an entity managed by the Manager. Accordingly, Access Persons are prohibited from communicating such material non-public or other confidential information, and such Access Persons will have no responsibility or liability for failing to disclose such information to shareholders or other entities managed by the Manager as a result of following the Code of Ethics and the Insider Trading Policies of the Manager.
Subject to the applicable requirements of the Code of Ethics, certain Access Persons may trade in securities for their own accounts. In addition, certain Access Persons may purchase or sell securities or engage in transactions at the same time as the Company and, therefore, may potentially affect prices or available opportunities. Any such trading by Access Persons, however, will be subject to required pre-clearance by the Manager’s Chief Compliance Officer and must be in accordance with the Manager’s compliance manual.
Relationship with Service Providers
Certain of the Company’s service providers have different divisions with separate relationships with the Company and/or with the Manager and its partners and/or employees (in their individual capacities). The existence of multiple relationships with these different divisions or the same division of the Company’s service providers may give rise to conflicts of interest with respect to the Company or the Manager.
Conflicts Committee
The Manager has established a Conflicts Committee that is responsible for (i) identifying potential conflicts of interest that may arise in its business and considering ways to address and mitigate them; (ii) considering new or potential conflicts that have not previously been addressed or that are otherwise not addressed in the Manager’s standard policies; and (iii) reviewing at least annually the adequacy of disclosure to investors regarding potential conflicts of interest and the effectiveness of existing policies designed to address potential conflicts. The Conflicts Committee comprises the Manager’s Portfolio Manager, Mr. Ackman, the President, Chief Compliance Officer, Chief Financial Officer and Head of Investor Relations, along with two affiliates of the Manager. See “Portfolio Management - The Manager.” In the context of its oversight duty, the Board is also kept regularly informed of the policies, reviews and decisions of the Manager’s Conflicts Committee.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
A shareholder who beneficially owns more than 25% of the outstanding voting securities of the Company may be deemed to be a “control person” of the Company for purposes of the 1940 Act. As of the date of this prospectus, the Company does not know of any persons, other than the Manager, who own of record or beneficially, 5% or more of the Common Shares as of that date.
Pershing Square Investment
PSUS Holdings will purchase (i) in the Combined Private Placement a number of Common Shares at a price of $50.00 per Common Share such that, together with the Common Shares previously acquired by the Manager and its affiliates, PSUS Holdings’ aggregate investment in the Common Shares will equal $200 million, and (ii) $50 million aggregate liquidation preference of the Series A Preferred Shares, at a price of $50.00 per Series A Preferred Share in a transaction exempt from registration under the Securities Act. PSUS Holdings has also agreed with the Company that it and its affiliates will not sell, transfer or otherwise dispose of $100 million of such Common Shares or the Series A Preferred Shares acquired as part of the Pershing Square Investment prior to the date that is the twenty five (25) year anniversary of the closing date of the combined offering, subject to certain exceptions.
Registration Rights Agreement
In connection with the completion of the combined offering and the Pershing Square Investment, the Company will enter into the Registration Rights Agreement with PSUS Holdings, pursuant to which the Manager (or its permitted transferees, as applicable) will, following the expiration of the lock-up period of the Common Shares acquired in the Pershing Square Investment (i.e., the date that is the twenty five (25) year anniversary of the closing date of the combined offering), have the right to cause the Company to use commercially reasonable efforts to file a registration statement and to use best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of the Common Shares acquired by PSUS Holdings or its affiliates in the Pershing Square Investment and any other equity securities of the Company purchased by PSUS Holdings or its affiliates on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement (which would include any permitted transferees) will be entitled to make up to 10 demand registrations that the Company register these securities and will have certain “piggyback rights” with respect to other registration statements filed by the Company. The Company will bear the cost of registering these securities.

NET ASSET VALUE
The Company will determine its NAV daily, as of the close of regular trading on the NYSE (generally, 4:00 p.m. Eastern Time). The Company will determine its NAV by dividing the value of the Company’s securities, cash and other assets (including interest accrued but not collected) less all its liabilities (including accrued expenses, the liquidation preference of any outstanding preferred shares and dividends payable) by the total number of Common Shares outstanding.
On a weekly basis, the Company will report its NAV, which is calculated as of the close of business on each Tuesday and posted on the following day that is a business day in New York. In the event that Tuesday is not a business day in New York, the Company will report the close-of-business NAV as of the business day immediately preceding that Tuesday. In addition, on a monthly basis, the Company will report its end-of-month NAV which is calculated as of the close of business on the last day of the month and posted on the following day that is a business day in New York. For weeks that include a month-end NAV report, the Company will report only the month-end NAV and not report the Tuesday (weekly) NAV. Following completion of the combined offering, the Company’s NAV information will be reported on its website (www.pershingsquareusa.com (under construction)) in order to satisfy the conditions for exemption from account statement distribution under CFTC Rule 4.12(c)(3).
The Company’s portfolio investments are valued based upon market quotations or, if market quotations are not readily available, at fair value as determined in good faith under valuation policies and procedures overseen by the Board. These valuation policies and procedures include pricing methodologies for determining the fair value of certain types of securities and other assets held by the Company that do not have quoted market prices, and authorize the use of other pricing sources, such as bid and ask prices supplied by independent brokers and evaluated prices supplied by independent pricing services.
Exchange-traded options, futures and options on futures are valued at the settlement price determined by the exchange.
The Board has designated the Manager as the “valuation designee” pursuant to Rule 2a-5 under the 1940 Act (the “Valuation Designee”). The Company may use fair value pricing determined by the Valuation Designee for (i) securities and other investments (except for interests in investment funds) for which market quotations are not readily available at the valuation date on a particular business day (including any security or other investment for which there is a lapse in the provision of prices by any reliable pricing source for a period of seven business days), (ii) securities and other investments for which, in the judgment of the Valuation Designee, the market prices or values available do not represent the fair value of the instrument, (iii) securities and other investments (other than interests in investment funds) determined to be illiquid, and (iv) investment fund interests, in the unlikely event that an investment fund does not report a value to the Valuation Designee on a timely basis at the end of the investment fund’s fiscal period.
Different valuation methods may result in differing values for the same investment. The fair value of a portfolio investment that the Company uses to determine its NAV may differ from the investment’s quoted or published price. Fair value pricing procedures are designed to result in prices for the Company’s securities and its NAV that are reasonable in light of the circumstances which make or have made market quotations unavailable or unreliable. There is no assurance, however, that fair value pricing will accurately reflect the market value of an investment.

DISTRIBUTIONS
The Company intends to distribute at least the minimum amount necessary to qualify for the favorable U.S. federal income tax treatment generally accorded to RICs. Such treatment requires that the Company must, among other things, satisfy certain quarterly asset diversification tests and derive in each taxable year at least 90% of its gross income from certain prescribed sources and distribute for each taxable year at least 90% of its “investment company taxable income” (generally, ordinary income plus the excess, if any, of net short-term capital gain over net long-term capital loss). The Company will be subject to tax on any undistributed taxable income or gains, including net capital gain.
Dividends, if any, are expected to be declared and paid annually. Payments will vary in amount, depending on investment income received and expenses of operation as well as reinvestment activity. The Company is not a suitable investment for any investor who requires regular dividend income.
The Company reserves the right to change its dividend distribution policy at the discretion of the Board.
To the extent that any portion of the Company’s distributions are considered a return of capital to shareholders for U.S. federal income tax purposes, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such shareholders invested. Although such return of capital distributions are not currently taxable to shareholders, such distributions will have the effect of lowering a shareholder’s tax basis in such shares, and could result in a higher tax liability when the shares are sold, even if they have not increased in value, or in fact, have lost value. If the total distributions made in any tax year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) and as return of capital thereafter.
Each year, a statement on Form 1099-DIV (or Form 1099-B, as applicable) identifying the sources of the distributions (i.e., paid from ordinary income, paid from net capital gains, and/or a return of capital, which is a nontaxable distribution) will be furnished to shareholders subject to IRS reporting. The Company’s ordinary distributions may exceed the Company’s earnings, especially during the period before the Company has substantially invested the proceeds from this offering.
As discussed above and under “U.S. Federal Income Tax Considerations,” to qualify for and maintain RIC tax treatment, the Company is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of the Company’s “investment company taxable income” and net tax-exempt interest income, determined without regard to any deduction for dividends paid, for such tax year. The Company intends to distribute at least the minimum amount necessary to qualify for such favorable U.S. federal income tax treatment and will be subject to tax on any undistributed taxable income or gains, including net capital gain. The Code imposes a 4% nondeductible excise tax on the Company to the extent the Company does not distribute by the end of any calendar year at least the sum of (i) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year (unless an election is made to use the Company’s fiscal year) and (iii) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Company paid no U.S. federal income tax. For purposes of the excise tax, amounts of investment company taxable income and net capital gain that were not distributed and on which the Company paid U.S. federal income tax for a tax year ending in the relevant calendar year are deemed distributed in such calendar year. The Company can offer no assurance that it will achieve results that will permit the payment of any cash distributions. If the Company issues senior securities, the Company will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Company’s borrowings. Any such limitations would adversely impact the Company’s ability to make distributions to shareholders.
Before investing you should consult your tax adviser.

DIVIDEND REINVESTMENT PLAN
The Company has adopted a dividend reinvestment plan that provides for reinvestment of cash dividends and other cash distributions (“Cash Dividends”) on behalf of record holders of Common Shares, unless a Common Shareholder elects to receive cash as provided below. As a result, if the Board authorizes, and the Company declares, a Cash Dividend, the Common Shareholders who have not “opted out” of the dividend reinvestment plan will have Cash Dividends automatically reinvested in additional Common Shares, rather than receiving the Cash Dividends. In this way, a Common Shareholder can maintain an undiluted investment while still allowing the Company to pay out the required distributable income. Other than through the dividend reinvestment plan, the Company has no current plan to issue additional Common Shares following the completion of the combined transaction.
In the case of Common Shareholders such as banks, brokers or other nominees that hold Common Shares for others who are the beneficial owners, the administrator will administer the plan on the basis of the number of Common Shares certified from time to time by the record shareholder and held for the account of beneficial owners who participate in the plan. Beneficial owners should contact their bank, broker or other nominee for more information.
No action will be required on the part of Common Shareholders to have Cash Dividends reinvested in Common Shares. Common Shareholders may elect to receive an entire Cash Dividend by notifying State Street, the administrator, in writing or by telephone so that such notice is received by the administrator by 1:00 p.m. Eastern time on the record date for such Cash Dividend. The administrator will set up an account for Common Shares acquired through the plan for Common Shareholders who have not elected to receive Cash Dividends in cash and hold such Common Shares in non-certificated form.
The Common Shares are acquired by the administrator for a participant’s account, depending upon the circumstances described below, either (i) through receipt of additional unissued but authorized Common Shares from the Company (“Newly Issued Shares”) or (ii) by purchase of outstanding Common Shares on the open market (“Open-Market Purchases”) on the NYSE or elsewhere. If, on a Cash Dividend payment date, the Company’s NAV is equal to or less than the market price per Common Share on the NYSE plus estimated brokerage commissions (such condition being referred to as “market premium”), the administrator will invest the Cash Dividend amount in Newly Issued Shares on behalf of the Common Shareholder. The number of Newly Issued Shares to be credited to the Common Shareholder’s account will be determined by dividing the dollar amount of the Cash Dividend by the Company’s NAV on the date the shares are issued, unless the Company’s NAV is less than 95% of the then current market price per Common Share, in which case the dollar amount of the Cash Dividend will be divided by 95% of the then current market price per Common Share on the NYSE. If on the Cash Dividend payment date the Company’s NAV is greater than the market price per Common Share on the NYSE, the plan administrator will invest the Cash Dividend amount in Common Shares acquired on behalf of the participant in Open-Market Purchases.
The administrator’s service fee, if any, and expenses for administering the plan will be paid for by the Company. There will be no brokerage charges to Common Shareholders with respect to Common Shares issued directly by the Company as a result of dividends or other distributions payable either in Common Shares or in cash. However, each participant will pay a pro-rata share of brokerage commissions incurred with respect to the administrator’s Open-Market Purchases in connection with the reinvestment of Cash Dividends.
Common Shareholders who receive dividends and other distributions in the form of Common Shares are subject to the same federal, state and local tax consequences as are Common Shareholders who elect to receive their dividends or other distributions in cash. A Common Shareholder’s basis for determining gain or loss upon the sale of Common Shares received in a dividend or other distribution from the Company will be equal to the total dollar amount of the dividend or other distribution payable to the Common Shareholder. Any Common Shares received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the Common Shares are credited to the U.S. Common Shareholder’s account.
Participants may terminate their accounts under the plan by writing to the administrator at State Street Corp - Transfer Agency, 1 Heritage Dr. North Quincy, MA 02171 or by calling the administrator at 617 985-9686. Such termination will be effective immediately if the participant’s notice is received by the administrator at least 10 days prior to any dividend or other distribution record date; otherwise, such termination will be effective only with respect to any subsequent dividend or other distribution.

The plan may be terminated by the Company upon notice in writing mailed to each participant at least 30 days prior to the effectiveness thereof and at least 30 days prior to any record date for the payment of any Cash Dividend by the Company. Additional information about the plan may be obtained by contacting the administrator by mail at State Street Corp - Transfer Agency, 1 Heritage Dr. North Quincy, MA 02171 or by telephone at 617-985-9686.

DESCRIPTION OF CAPITAL STRUCTURE
The following is a brief description of the terms of the Company’s Common Shares and the Series A Preferred Shares. This description does not purport to be complete and is qualified by reference to the Company’s Governing Documents and the Statement of Preferences of the Series A Preferred Shares (the “Series A Statement of Preferences”), each of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Common Shares
The Company is an unincorporated statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated November 28, 2023 (as amended by the Certificate of Amendment, dated February 6, 2024). Pursuant to the Declaration of Trust, the Company is authorized to issue an unlimited number of Common Shares. Each Common Share, when issued and paid for in accordance with the terms of this offering, will be validly issued, fully paid and non-assessable. All Common Shares are equal as to dividends, assets and voting privileges and have no conversion, preemptive or other subscription rights.
Listing. The Common Shares have been approved for listing on the NYSE, subject to notice of issuance, under the symbol “PSUS.”
Voting Rights. Together with the holders of any outstanding preferred shares, holders of the Common Shares will vote as a single class to elect the Board and on additional matters with respect to which the 1940 Act mandates a vote by the Company’s outstanding voting securities. Holders of preferred shares will have a right to elect two of the Company’s Trustees, and will have certain other voting rights. See “Anti-Takeover and Other Provisions in the Company’s Governing Documents.”
The presence in person or by proxy of shareholders entitled to cast a majority of the votes entitled to be cast at a meeting of the Company’s shareholders constitutes a quorum at the meeting, unless applicable law or the Governing Documents requires a separate vote of one or more classes of the Company’s shares, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter will constitute a quorum.
The Declaration of Trust provides that Trustees shall be elected by the affirmative vote of a majority of the shares of the Company present in person or represented by proxy and entitled to vote thereon, voting together as a single class; provided that in the event that the 1940 Act requires any Trustee to be elected by the holders of preferred shares, such Trustees to be elected solely by the holders of preferred shares shall be elected by the affirmative vote of a majority of the preferred shares present in person or represented by proxy and entitled to vote thereon, voting as a separate class, and the remaining Trustees shall be elected by the affirmative vote of a majority of the shares of the Company present in person or represented by proxy and entitled to vote, voting together as a single class.
With respect to all other matters, the Declaration of Trust provides that unless the Declaration of Trust, the Bylaws or a resolution of the Board specifying a greater or a lesser vote requirement for the transaction of any item of business, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy and entitled to vote thereon shall be the act of the shareholders with respect to such matter and where a separate vote of one or more classes or series of shares is required on any matter, the affirmative vote of a majority of the shares of such class or series of shares present in person or represented by proxy and entitled to vote thereon shall be the act of the shareholders of such class or series with respect to such matter.
Under the rules of the NYSE currently applicable to listed companies, the Company will be required to hold an annual meeting of shareholders in each fiscal year.
Issuance of Additional Common Shares. The provisions of the 1940 Act generally require that the public offering price (less underwriting discounts and commissions) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its common shareholders. The Company may, from time to time, seek the consent of Common Shareholders to permit the issuance and sale by the Company of Common Shares at a price below the Company’s then-current NAV, subject to certain conditions. If such consent is obtained, the Company may, contemporaneous with and in no event more than one year following the receipt of such consent, sell Common Shares at price below NAV in accordance with any conditions adopted in connection with the giving of such consent. Additional information regarding any consent of Common Shareholders obtained by the Company and the applicable conditions imposed on the issuance and sale by the Company of

Common Shares at a price below NAV will be disclosed in the prospectus relating to any such offering of Common Shares at a price below NAV. Until such consent of Common Shareholders, if any, is obtained, the Company may not sell Common Shares at a price below NAV. Because the Management Fee is based upon the Company’s NAV, the Manager’s interests in recommending the issuance and sale of Common Shares at a price below NAV may conflict with the interests of the Company and its Common Shareholders. Other than through its dividend reinvestment plan, the Company has no current plan to issue additional Common Shares following the completion of the combined transaction.
Preferred Shares
The Company’s Governing Documents provide that the Board may authorize and issue preferred shares with rights as determined by the Board, by action of the Board without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any preferred shares that might be issued. Under the 1940 Act, the Company may not issue preferred shares if, immediately after issuance, the Company would have asset coverage (as defined in the 1940 Act) of less than 200% as further described below. Any preferred shares issued by the Company would have special voting rights and a liquidation preference over the Common Shares as further described below.
Issuance of preferred shares constitutes leverage and could entail special risks to the Common Shareholders. See “Risk Factors - Leverage Risk.”
Series A Preferred Shares. Concurrently with the closing of the combined transaction, the Company intends to issue, in a transaction exempt from registration under the Securities Act, $50 million aggregate liquidation preference of its Series A Preferred Shares. The Company expects to issue all of the Series A Preferred Shares to PSUS Holdings at a price per share equal to the liquidation preference of the Series A Preferred Shares of $50.00 per share. The issuance of the Series A Preferred Shares to the Manager was approved by the Board including the Trustees who are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act. Under Rule 18f-4, the VaR limits are greater (250% relative VaR test rather than 200% relative VaR test) for a closed-end investment company that has preferred shares outstanding than for a closed-end investment company that does not have preferred shares outstanding. See “Use of Leverage - Derivative Transactions” for more information. Set forth below is a general summary of the terms of the Series A Preferred Shares as set forth in the Series A Statement of Preferences.
Dividends. Dividends on the Series A Preferred Shares will accumulate at an annual rate of 7.50% of the liquidation preference of $50.00 per share, will be cumulative from the date of original issuance and will be payable quarterly on March 1, June 1, September 1, and December 1 in each year, following the initial issuance.
Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to shareholders, after satisfying claims and obligations of the Company pursuant to Delaware law but before any distribution or payment shall be made in respect of the Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation payments, an amount per share equal to the liquidation preference of the Series A Preferred Shares of $50.00 per share, plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Company, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.
If, upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the assets of the Company available for distribution among the holders of all outstanding Series A Preferred Shares, and any other outstanding class or series of preferred shares of the Company ranking on a parity with the Series A Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred Shares of the liquidation preference on the Series A Preferred Shares plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred shares, then such available assets shall be distributed among the holders of Series A Preferred Shares and such other preferred shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the liquidation preference plus accumulated and unpaid dividends and distributions have been paid in full to the holders of Series A Preferred Shares, no dividends or distributions will be made to holders of the Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares as to liquidation.
Holder Redemption Right. Commencing on the date that is the ten (10) year anniversary of the completion of the combined offering, the Series A Preferred Shares may be redeemed by the holder thereof, in whole or in part, for cash at the per-share liquidation preference thereof, plus an amount equal to any accumulated but unpaid dividends and distributions (whether or not earned or declared) to the date fixed for redemption (the “Redemption Price”).
Preemptive, Exchange or Conversion Rights. The Series A Preferred Shares will have no preemptive, exchange or conversion rights.
Voting Rights. The 1940 Act requires that the holders of any preferred shares, which includes the Series A Preferred Shares, voting separately as a single class, have the right to elect at least two Trustees at all times. The remaining Trustees will be elected by holders of Common Shares and preferred shares, voting together as a single class. In addition, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, the holders of any preferred shares, including the Series A Preferred Shares, have the right to elect a majority of the Trustees at any time two years’ dividends on any preferred shares are unpaid. The 1940 Act also requires that, in addition to any approval by shareholders that might otherwise be required, the approval of the holders of a majority of any outstanding preferred shares, voting separately as a class, would be required to (1) adopt any plan of reorganization (as such term is used in the 1940 Act) within the meaning of Section 18(a)(2)(D) of the 1940 Act that would adversely affect the preferred shares and (2) take any action requiring a vote of security holders under Section 13(a) of the 1940 Act, including, among other things, changes in the Company’s sub-classification as a closed-end investment company or changes in its fundamental investment restrictions. As a result of these voting rights, the Company’s ability to take any such actions may be impeded to the extent that there are any preferred shares outstanding. Holders of preferred shares, including Series A Preferred Shares, will have equal voting rights with holders of Common Shares (one vote per share, unless otherwise required by the 1940 Act) and will vote together with holders of Common Shares as a single class.
Restrictions on Dividends and Other Distributions for the Series A Preferred Shares. So long as any Series A Preferred Shares are outstanding, the Company may not pay any dividend or distribution (other than a dividend or distribution paid in Common Shares or, subject to compliance with the 1940 Act, in options, warrants or rights to subscribe for or purchase Common Shares or other shares, if any, ranking junior to the Series A Preferred Shares as to dividends and distributions and upon liquidation) in respect of the Common Shares or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares (except by conversion into or exchange for shares of the Company ranking junior to the Series A Preferred Shares as to the payment of dividends or distributions and the distribution of assets upon liquidation), unless, in each case: (1) the Company has declared and paid (or provided to the relevant dividend paying agent) all cumulative dividends and distributions on the Series A Preferred Shares due on or prior to the date of such Common Shares dividend or distribution; (2) the Company has redeemed the full number of Series A Preferred Shares to be redeemed pursuant to any mandatory redemption provision in Series A Statement of Preferences; and (3) after making the dividend, distribution, redemption or other acquisition of Common Shares, the Company meets applicable asset coverage requirements described below under “1940 Act Limitations.”
1940 Act Limitations. Under the 1940 Act, the Company may not issue preferred shares, declare any dividend (except a dividend payable in Common Shares) or any other distribution on the Common Shares or purchase any Common Shares unless, immediately after such issuance, dividend, distribution or purchase, it has an “asset coverage” of at least 200% of the liquidation value of the outstanding preferred shares (i.e., such liquidation value may not exceed 50% of the value of the Company’s total assets). For these purposes, “asset coverage” means the ratio of (i) total assets less all liabilities and indebtedness not represented by “senior securities” to (ii) the amount of “senior securities representing indebtedness” plus the “involuntary liquidation preference” of the preferred shares. “Senior security” generally means any bond, note, or similar security evidencing indebtedness and any class of shares having priority over any other class as to distribution of assets or payment of dividends. “Senior security representing indebtedness” means any “senior security” other than equity shares. The “involuntary liquidation preference” of the preferred shares is the amount that holders of preferred shares would be entitled to receive in the event of an involuntary liquidation of the Company in preference to the Common Shares.

Asset Coverage Mandatory Redemption. The Company may, at its option, consistent with its Governing Documents and the 1940 Act, and in certain circumstances will be required to, mandatorily redeem the Series A Preferred Shares, at the Redemption Price, in the event that the Company fails to maintain the asset coverage requirements specified under the 1940 Act on a quarterly valuation date and such failure is not cured on or before 60 days following such failure.
The number of Series A Preferred Shares that will be redeemed in the case of a mandatory redemption will equal the minimum number of outstanding Series A Preferred Shares, the redemption of which, if such redemption had occurred immediately prior to the opening of business on the applicable cure date, would have resulted in the relevant asset coverage requirement having been met or, if the required asset coverage cannot be so restored, all of the Series A Preferred Shares. In the event that Series A Preferred Shares are redeemed due to a failure to satisfy the 1940 Act asset coverage requirements, the Company may, but is not required to, redeem a sufficient number of preferred shares so that the Company’s assets exceed the asset coverage requirements under the 1940 Act after the redemption by 10% (that is, 220% asset coverage).
If the Company does not have funds legally available for the redemption of, or is otherwise unable to redeem, all the Series A Preferred Shares to be redeemed on any redemption date, the Company will redeem on such redemption date that number of Series A Preferred Shares for which it has legally available funds, or is otherwise able to redeem, from the holders whose shares are to be redeemed ratably on the basis of the redemption price of such shares, and the remainder of those shares to be redeemed will be redeemed on the earliest practicable date on which the Company will have funds legally available for the redemption of, or is otherwise able to redeem, such Series A Preferred Shares upon written notice of redemption.
If fewer than all Series A Preferred Shares are to be redeemed, such redemption will be made as among the holders of that series pro rata in accordance with the respective number of Series A Preferred Shares held by each such holder on the record date for such redemption. If fewer than all Series A Preferred Shares held by any holder are to be redeemed, the notice of redemption mailed to such holder will specify the number of shares to be redeemed from such holder, which may be expressed as a percentage of shares held on the applicable record date.
Optional Redemption by the Company. The Series A Preferred Shares are not subject to optional redemption by the Company unless such redemption is necessary, in the judgment of the Board, to maintain the Company’s status as a RIC under the Code, in which case the Company may redeem the Series A Preferred Shares, in whole or in part, upon not less than thirty (30) nor more than sixty (60) days’ prior notice, for cash at the Redemption Price.
Access to Records
Any shareholder will have access to the books and records of the Company as described in Section 3819 of the DSTA.
Registration Rights
In connection with the completion of the combined offering and the Pershing Square Investment, the Company will enter into the Registration Rights Agreement, pursuant to which PSUS Holdings (or its permitted transferees, as applicable) will, following the expiration of the lock-up period of the Common Shares acquired in the Pershing Square Investment (i.e., the date that is the twenty five (25) year anniversary of the closing date of the combined offering), have the right to cause the Company to use commercially reasonable efforts to file a registration statement and to use best efforts to cause such registration statement to be declared effective as soon as practicable (but in no event later than 60 days) thereafter, providing for the resale, under Rule 415 of the Securities Act, of the Common Shares acquired in the Pershing Square Investment and any other equity securities of the Company purchased by PSUS Holdings or its affiliates on the open market, subject to certain conditions as provided in the Registration Rights Agreement. The parties to the Registration Rights Agreement (which would include any permitted transferees) will be entitled to make up to 10 demand registrations that the Company register these securities and will have certain “piggyback rights” with respect to other registration statements filed by the Company. The Company will bear the cost of registering these securities.
Reports to Shareholders
The Company will also produce both annual and semi-annual reports that will contain important information about the Company. For a free copy of the Company’s annual or semi-annual report (following the Company’s completion of an annual or semi-annual period, as applicable) or to request other information or ask questions about the Company, please write to the Company at IR@persq.com or call 212-813-3700 or visit the Company’s website at www.pershingsquareusa.com (under construction). This reference to the website does not incorporate the contents of the website into this prospectus.
Provisions in Conflict with Law or Regulation
The Company’s Declaration of Trust provides that, if the Board determines, with the advice of counsel, that any provision of the Declaration of Trust is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.
Enforcement of Judgments Rendered by Foreign Courts
Federal and state courts in the United States will recognize judgments entered by courts outside of the United States subject to limited exceptions. Although the law varies from state to state, the majority of states, including Delaware, have adopted, in whole or in part, the Uniform Foreign-Country Money Judgments Recognition Act (the “Judgments Recognition Act”). The Judgments Recognition Act permits the recognition of money judgments entered by foreign countries provided they are final, conclusive and enforceable where rendered. The Judgments Recognition Act contains several exceptions to recognition, including but not limited to foreign judgments rendered under a judicial system that does not provide impartial tribunals or procedures compatible with the requirements of due process of law, and foreign judgments entered in a court without personal jurisdiction over the defendant. Generally, judgments that do not fall under these exceptions may be recognized without consideration of the underlying merits, and once recognized, the judgment creditor may avail itself of various judgment enforcement mechanisms in the state of recognition.

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE COMPANY’S GOVERNING DOCUMENTS
The Company’s Governing Documents include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company or to change the composition of the Board. These provisions, however, have the advantage of potentially requiring persons seeking control of the Company to negotiate with the Company’s management regarding the price to be paid and facilitating the continuity of the Company’s investment objective and policies.
Any of the Trustees may be removed by action taken by two-thirds of the remaining Trustees. In addition, for cause only, and not without cause, a Trustee may be removed by action taken by a majority of the remaining Trustees, followed by the affirmative vote of the holders of not less seventy-five percent (75%) of the outstanding shares then entitled to vote in an election of such Trustee at a meeting that has been called for such purpose. “Cause” shall require (i) a final judicial determination by a court of competent jurisdiction that a Trustee has committed any action relating to the performance of his or her duties as a Trustee of the Company that constitutes gross negligence, fraud or willful misconduct, or (ii) that a Trustee has been indicated or convicted in a court of competent jurisdiction of a felony for (A) a crime involving fraud, moral turpitude or violence; or (B) an intentional or material violation of applicable securities or regulatory laws.
The Declaration of Trust requires a vote by a majority of the Trustees followed by the holders of at least seventy-five percent (75%) of the Common Shares and, if issued, preferred shares, voting together as a single class, except as described below, to authorize:
(1)	a conversion of the Company from a closed-end company to an open-end company; or
(2)
a merger or consolidation of the Company with any corporation, association, trust or other organization or a sale, lease or exchange of all or substantially all of the property owned or held by or for the account of the Company or the Trustees in such capacity.

unless such transaction has already been authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with the Company’s Governing Documents and two-thirds of the Trustees who are not “interested persons” of the Company for purposes of Section 2(a)(19) of the 1940 Act, in which case the affirmative vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act), voting together as a single class shall be required.
In the case of the conversion of the Company to an open-end company, or if it is the case that any of the foregoing transactions constitute a plan of reorganization (as such term is used in the 1940 Act) within the meaning of Section 18(a)(2)(D) of the 1940 Act which adversely affects the preferred shares, approval, adoption or authorization of the action in question will also require the affirmative vote of the holders of at least two-thirds of the preferred shares outstanding at the time, voting as a separate class, unless such transaction has already been authorized by the affirmative vote of two-thirds of the total number of Trustees fixed in accordance with the Company’s Governing Documents and two-thirds of the Trustees who are not “interested persons” of the Company for purposes of Section 2(a)(19) of the 1940 Act, in which case the affirmative vote of the holders of at least a majority of the Company’s preferred shares outstanding at the time, voting as a separate class, would be required.
Approval of shareholders would not be required, however, for any transaction, whether deemed a merger, consolidation, reorganization or otherwise whereby the Company issues shares in connection with the acquisition of assets (including those subject to liabilities) from any other investment company or similar entity.
The overall effect of the provisions described above is to render more difficult the accomplishment of a merger or the assumption of control by a third party. They provide, however, the advantage of potentially requiring persons seeking control of the Company to negotiate with the Board regarding the price to be paid and facilitating the continuity of the Company’s investment objective and policies. The voting requirements set forth above are in excess of those required under the DSTA, which does not provide an enumerated threshold for many of the matters discussed in this section of the prospectus.
The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Company and its Common Shareholders.
The Company is organized as a Delaware statutory trust and thus is subject to the control share acquisition statute contained in the DSTA Control Share Statute. The DSTA Control Share Statute applies to any closed-end investment company organized as a Delaware statutory trust and listed on a national securities exchange, such as the Company.

The DSTA Control Share Statute defines “control beneficial interests” (referred to as “control shares” herein) by reference to a series of voting power thresholds and provides that a holder of control shares acquired in a control share acquisition has no voting rights under the DSTA or the Company’s Governing Documents with respect to the control shares acquired in the control share acquisition, except to the extent approved by the Company’s shareholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares (generally, shares held by the acquiring person and their associates and shares held by Company insiders).
The DSTA Control Share Statute provides for a series of voting power thresholds above which shares are considered control shares. Whether one of these thresholds of voting power is met is determined by aggregating the holdings of the acquiring person as well as those of his, her or its “associates.” These thresholds are:
•	10% or more, but less than 15% of all voting power;
•	15% or more, but less than 20% of all voting power;
•	20% or more, but less than 25% of all voting power;
•	25% or more, but less than 30% of all voting power;
•	30% or more, but less than a majority of all voting power; or
•	a majority or more of all voting power.
Under the DSTA Control Share Statute, once a threshold is reached, an acquirer has no voting rights with respect to shares in excess of that threshold (i.e., the control shares) until approved by a vote of shareholders, as described above, or otherwise exempted by the Board. The DSTA Control Share Statute contains a statutory process for an acquiring person to request a shareholder meeting for the purpose of considering the voting rights to be accorded control shares. An acquiring person must repeat this process at each threshold level.
Under the DSTA Control Share Statute, an acquiring person’s “associates” are broadly defined to include, among others, relatives of the acquiring person, anyone in a control relationship with the acquiring person, any investment fund or other collective investment vehicle that has the same investment adviser as the acquiring person, any investment adviser of an acquiring person that is an investment fund or other collective investment vehicle and any other person acting or intending to act jointly or in concert with the acquiring person.
Voting power is the power (whether such power is direct or indirect or through any contract, arrangement, understanding, relationship or otherwise) to directly or indirectly exercise or direct the exercise of the voting power of shares of the Company in the election of the Company’s Trustees (either generally or with respect to any subset, series or class of trustees, including any Trustees elected solely by a particular series or class of shares, such as the preferred shares). Thus, Company preferred shares acquired in excess of the above thresholds would be considered control shares with respect to the preferred share class vote for two Trustees.
The DSTA Control Share Statute requires shareholders to disclose to the Company any control share acquisition within ten (10) days of such acquisition, and also permits the Company to require a shareholder or an associate of such person to disclose the number of shares owned or with respect to which such person or an associate thereof can directly or indirectly exercise voting power. Further, the DSTA Control Share Statute requires a shareholder or an associate of such person to provide to the Company within 10 days of receiving a request therefor from the Company any information that the Company’s Trustees reasonably believe is necessary or desirable to determine whether a control share acquisition has occurred.
The DSTA Control Share Statute does not provide that the Company can generally “opt out” of the application of the DSTA Control Share Statute; rather, specific acquisitions or classes of acquisitions may be exempted by the Board, either in advance or retroactively, but other aspects of the DSTA Control Share Statute, which are summarized above, would continue to apply. The DSTA Control Share Statute further provides that the Board is under no obligation to grant any such exemptions. The Board believes that the application of the DSTA Control Share Statute to the Company is in the best interests of the Company and its Common Shareholders and the Board has not exempted any acquisitions or classes of acquisitions for purposes of the DSTA Control Share Statute.
The foregoing is only a summary of the material terms of the DSTA Control Share Statute. Shareholders should consult their own counsel with respect to the application of the DSTA Control Share Statute to any particular circumstance. Some uncertainty around the general application under the 1940 Act of state control share statutes exists as a result of recent federal and state court decisions that have held that certain control share bylaws and the opting in to certain state control share statutes are inconsistent with the 1940 Act. Additionally, in some circumstances uncertainty may also exist in how to enforce the control share restrictions contained in state control share statutes against beneficial owners who hold their shares through financial intermediaries.
The Company’s Bylaws provide that, with respect to an annual meeting of shareholders, the nomination of individuals for election as Trustees and the proposal of other business to be considered by the shareholders may be made only (1) pursuant to the Company’s notice of the meeting given by or at the direction of the Board or any duly authorized committee thereof, (2) otherwise by or at the direction of the Board or (3) by any one or more shareholders who (i) are each at the time the required notice is delivered to the Secretary of the Company and on the record date for the determination of shareholders entitled to notice of and to vote at such annual meeting of shareholders, (ii) are each entitled to make nominations or proposals and to vote at the meeting and (iii) comply with the advance notice procedures set forth in the Bylaws. To be timely, a shareholder’s notice shall set forth all required information and must be delivered to the Secretary of the Company at its principal executive offices not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the anniversary date of the preceding year’s annual meeting. In the event, however, that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. The foregoing does not affect any right of a shareholder to request inclusion of a proposal pursuant to Rule 14a-8 of the Exchange Act.
The Company’s Bylaws provide that, with respect to an annual meeting of shareholders, the nomination of individuals for election as Trustees and the proposal of other business to be considered by the shareholders must satisfy a series of requirements relating to, among other things, (i) the shareholder giving notice and the beneficial owners, if any, on whose behalf the nomination is made, (ii) as to each person the shareholder proposes to nominate for election as Trustee, potential conflicts of interest or relationships and fitness to be a Trustee of a closed-end investment company, and (iii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.
The purpose of requiring shareholders to give the Company advance notice of nominations and other business at annual meetings of shareholders is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting annual meetings of shareholders. Although the Governing Documents do not give the Board any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action at annual meetings of shareholders that satisfy the requirements of the Governing Documents, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its shareholders.
The Company’s Governing Documents provide that a special meeting of shareholders may be called at any time only by a majority of the Trustees or the Chief Executive Officer and will be limited to the purposes for any such special meeting set forth in the notice thereof or otherwise at the direction of the Board. Shareholders will not be entitled to make nominations or other proposals at any special meeting of shareholders.
The Declaration of Trust also contains provisions regarding derivative and direct claims of shareholders. Under the Declaration of Trust, shareholders of the Company may not bring a derivative action to enforce the rights of the Company unless certain conditions are met, including that, prior to the commencement of such derivative action, the complaining shareholders have made a written demand to the Board requesting that the Board cause the Company to file the action itself. The Declaration of Trust details information, certifications, undertakings, and acknowledgments that must be included in the demand and requires at least 10% of the shareholders of the Company to join in bringing any derivative action. Within 30 calendar days after the receipt of a shareholder demand submitted in accordance with the requirements of Delaware law and the Declaration of Trust, the independent Trustees will consider the merits of the claim and determine whether maintaining a suit would be in the best interests of the Company. If the demand for derivative action has been considered by the Board, and a majority of the independent Trustees, after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Company (or class, as applicable), the complaining shareholders shall be barred from commencing the derivative action.
The Declaration of Trust further provides that a group of shareholders may not bring or maintain a direct action or claim for monetary damages against the Company or the Trustees predicated upon an express or implied right of action under the Declaration of Trust or the 1940 Act (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless shareholders who hold at least 10% of the outstanding shares of the Company have obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Company at the Company’s principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the group of shareholders or shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days of its receipt by the Company. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Company or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.
These provisions in the Declaration of Trust regarding derivative and direct claims of shareholders do not apply to claims made under the U.S. federal securities laws.
The Declaration of Trust also includes an exclusive forum provision which states that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative suit, action or proceeding brought on behalf of the Company, (ii) any suit, action or proceeding asserting a claim of breach of a fiduciary duty owed by any trustee, officer, or employee of the Company to the Company or the shareholders, (iii) any suit, action or proceeding asserting a claim against the Company or any trustee, officer, or employee of the Company arising pursuant to any provision of the DSTA, the Declaration of Trust or the Bylaws, or federal law, or (iv) any suit, action or proceeding asserting a claim against the Company or any trustee, officer, or employee of the Company governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such suit, action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. These exclusive forum provisions may increase costs for a shareholder to bring a claim or may limit a shareholder’s ability to bring a claim in a judicial forum that they find convenient or favorable. Further, the enforceability of an exclusive forum provision is questionable. These exclusive forum provisions do not apply to any claims, suits, actions or proceedings asserted under the U.S. federal securities laws.
The Declaration of Trust provides that the Board may, subject to certain exceptions, amend the Declaration of Trust without any vote of the shareholders to make any change that does not adversely affect the relative rights or preferences of any class or series of shares. The affirmative vote of seventy-five percent (75%) of the shareholders is however required for amendments to certain provisions of the Declaration of Trust, including provisions relating to the election and removal of Trustees, approval requirements for a merger of the Company, conversion of the Company to an open-end company, and changes to the amendment provisions of the Declaration of Trust. In addition, shareholders have no authority to adopt, amend or repeal the Bylaws. Under the Declaration of Trust and the Bylaws, the Trustees have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time, provided that the Trustees shall not adopt Bylaws which are in conflict with the Declaration of Trust. Action by the Trustees with respect to the Bylaws requires an affirmative vote of a majority of the Trustees.
The Company’s Governing Documents will be on file with the SEC prior to the completion of the combined offering. See “Additional Information.”

CLOSED-END INVESTMENT COMPANY STRUCTURE
Closed-end investment companies differ from open-end investment companies (commonly referred to as mutual funds) in that closed-end investment companies generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at net asset value at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end investment companies generally can stay more fully invested in securities consistent with the closed-end investment company’s investment objective and policies. In addition, in comparison to open-end investment companies, closed-end investment companies have greater flexibility in their ability to make certain types of investments, including investments in illiquid securities.
However, shares of closed-end investment companies listed for trading on a securities exchange frequently trade at a discount from net asset value but in some cases trade at a premium. The market price may be affected by trading volume of the shares, general market and economic conditions and other factors beyond the control of the closed-end investment company. The foregoing factors may result in the market price of the Common Shares being greater than, less than or equal to NAV. The Board has reviewed the structure of the Company in light of its investment objective and policies and has determined that the closed-end structure is in the best interests of the shareholders. The Company reserves the right, at any time to merge or reorganize with another company, liquidate or convert into an open-end company, in each case subject to applicable approvals by shareholders and the Board as required by law and the Company’s Governing Documents.
In the event of conversion to an open-end company, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. Shareholders of an open-end company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at net asset value, less any applicable redemption charge, as might be in effect at the time of a redemption. The Company would expect to pay all such redemption requests in cash but intends to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Company were converted to an open-end company, it is likely that new Common Shares would be sold at NAV plus a sales load.

REPURCHASE OF COMMON SHARES
Because the Company is a closed-end investment company, the Common Shareholders will not have the right to cause the Company to redeem their Common Shares. Instead, the Common Shares will trade in the open market at a price that will be a function of several factors, including NAV, relative demand for and supply of such shares in the market, general market and economic conditions and other factors. Notice is hereby given in accordance with Section 23(c) of the 1940 Act that the Company may purchase at market prices from time to time the Common Shares in the open market but is under no obligation to do so.
Notwithstanding the foregoing, at any time if the Company has preferred shares outstanding, the Company may not purchase, redeem or otherwise acquire any of its Common Shares unless (i) all accrued preferred shares dividends have been paid and (ii) at the time of such purchase, redemption or acquisition, the Company has an asset coverage of at least 200% after deducting the amount of such purchase, redemption or acquisition, as applicable. Similarly, if the Company has outstanding indebtedness, the Company may not purchase, redeem or acquire its capital stock unless the Company has an asset coverage of at least 300% after deducting the amount of such purchase, redemption or acquisition, as applicable. See “Use of Leverage.” Any service fees incurred in connection with any tender offer made by the Company will be borne by the Company and will not reduce the stated consideration to be paid to tendering shareholders.
Subject to its investment restrictions, the Company may borrow to finance the repurchase of the Common Shares or to make a tender offer for those shares. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Company in anticipation of share repurchases or tenders will reduce the Company’s net income. Any share repurchase, tender offer or borrowing approved by the Board would have to comply with the Exchange Act, the 1940 Act, and the rules and regulations thereunder.
The Board will review periodically the trading range and activity of the Company’s shares with respect to its NAV and the Board may take certain actions to seek to reduce or eliminate any such discount. Such actions may include open market repurchases or tender offers for the Common Shares at NAV. There can be no assurance that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to NAV.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations affecting the Company and the ownership and disposition of the Common Shares. This discussion assumes you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investments) and is applicable only to holders who purchase Common Shares in this offering. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the IRS, possibly with retroactive effect.
This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income, U.S. federal estate and gift taxes, the effects of any state, local or non-U.S. tax laws, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:
•	banks, financial institutions or financial services entities;
•	S corporations;
•	governments or agencies or instrumentalities thereof;
•	RICs;
•	real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	insurance companies;
•	broker-dealers;
•	taxpayers subject to mark-to-market accounting rules;
•	persons holding Common Shares as part of a “straddle,” hedge, integrated transaction or similar transaction;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons that actually or constructively own 5% or more of the Company’s Common Shares by vote or value;
•
persons that acquired the Company’s Common Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•
accrual-method taxpayers who are required under Section 451(b) of the Code to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements;

•	controlled foreign corporations or passive foreign investment companies; and
•	tax-exempt entities.
This discussion also does not consider the tax treatment of entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons who hold Common Shares through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of the Company’s securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Common Shares, we urge you to consult your tax adviser.
The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their tax adviser to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Company.

Taxation of the Company
The Company intends to elect to be treated and to qualify annually as a RIC under Subchapter M of the Code. Accordingly, the Company must, among other things, meet certain income, asset diversification and distribution requirements.
(i)
The Company must derive in each taxable year at least 90% of its gross income from the following sources: (i) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (ii) interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof).

(ii)
The Company must diversify its holdings so that, at the end of each quarter of each taxable year (i) at least 50% of the market value of the Company’s total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Company’s total assets and not more than 10% of the outstanding voting securities of such issuer and (ii) not more than 25% of the market value of the Company’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (a) any one issuer, (b) any two or more issuers that the Company controls (as determined under applicable tax rules) and that are determined to be engaged in the same business or similar or related trades or businesses or (c) any one or more “qualified publicly traded partnerships.” These asset diversification requirements are subject to certain special and complex measurement rules. For example, the Company generally will not fail to satisfy the asset diversification requirements solely as a result of a change in value with respect to assets held by the Company as of the end of a prior quarter.

(iii)
The Company must distribute in each taxable year at least 90% of its investment company taxable income (generally, its ordinary income and the excess of any net short-term capital gain over net long-term capital loss).

As long as the Company qualifies as a RIC, the Company generally will not be subject to U.S. federal income tax to the extent that it distributes its investment company taxable income and net realized capital gains. The Company intends to distribute at least the minimum amount necessary to qualify for the favorable U.S. federal income tax treatment generally accorded to RICs. The Company will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.
The Company will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Company will be subject to a corporate income tax on such retained amount, including any amount designated as undistributed capital gain pursuant to the following sentence. In that event, the Company expects to designate the retained amount as undistributed capital gain in a notice to its Common Shareholders, each of whom (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Company against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its Common Shares by the amount of undistributed capital gain included in such Common Shareholder’s gross income net of the tax deemed paid by the shareholder under clause (ii).
The Code imposes a 4% nondeductible excise tax on the Company to the extent the Company does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (taking into account certain deferrals and elections but not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Company’s fiscal year) and (iii) any income or gains realized, but not distributed, and on which the Company paid no federal income tax, in preceding years. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be decreased to reflect any over-distribution from the previous year and amounts of investment company taxable income and net capital gain realized, but not distributed, and on which the Company paid U.S. federal income tax for a tax year ending in the relevant calendar year are deemed distributed in such calendar year for purposes of the excise tax. While the Company intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Company’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Company will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.
Certain of the Company’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gains or “qualified dividend income” into higher-taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Company to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Company intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Company as a RIC (which may adversely affect the net after-tax return to the Company).
If for any taxable year the Company does not qualify as a RIC, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders. The Company could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC. The remainder of this discussion assumes that the Company will qualify for taxation as a RIC.
Taxation of Common Shareholders
Purchase Price Allocation and Basis
While not free from doubt, your acquisition pursuant to the combined offering of (1) Common Shares and (2) shares of PS Inc. Common Stock for no additional consideration in conjunction therewith should be treated for U.S. federal income tax purposes as the acquisition of both such Common Shares and such shares of PS Inc. Common Stock for the aggregate purchase price paid in the combined offering. Under this treatment, for U.S. federal income tax purposes, your aggregate tax basis in the Common Shares and shares of PS Inc. Common Stock that you receive will equal the total purchase price you pay in the combined offering, and you must allocate the purchase price between the Common Shares and the shares of PS Inc. Common Stock you received pursuant to the combined offering based on the relative fair market values of the shares acquired in the combined offering. The portion of the purchase price allocated to your Common Shares will be your tax basis in such Common Shares and the portion of the purchase price allocated to the shares of PS Inc. Common Stock that you receive will be your tax basis in such shares of PS. Inc. Common Stock. We believe that one reasonable method for determining fair market value is to use the volume weighted average trading prices of the Common Shares and shares of PS Inc. Common Stock on the first day of trading of the Common Shares and the PS Inc. Common Stock on the New York Stock Exchange. We intend, promptly following the completion of the first day of trading of the Common Shares and the PS Inc. Common Stock on the New York Stock Exchange, to provide additional guidance on our website regarding the computation of basis using this method based on our determination of such weighted average trading prices. However, there can be no assurance that the IRS or a court will agree with any such determination.
Your aggregate tax basis in the Common Shares and shares of PS Inc. Common Stock that you receive will equal the total purchase price you pay in the combined offering even if the combined volume weighted average trading prices of your Common Shares and shares of PS Inc. Common Stock on the first day of trading equal an aggregate amount greater than (or less than) your total purchase price.
Investors should note that the allocation of tax basis between the Common Shares and shares of PS Inc. Common Stock pursuant to the formula discussed herein may differ from the allocation of the proceeds of the offering to the Company. In addition, this allocation of tax basis may differ from the allocation of the purchase price for certain purposes by your broker. In addition, Investors who seek to dispose of either Common Shares or shares of

PS Inc. Common Stock prior to the determination of the fair market values following the first day of trading may not know the portion of their aggregate tax basis that will ultimately be allocated to such security, and as a result may not know the exact amount of gain or loss that may result from such disposition until such determination.
No statutory, administrative or judicial authority directly addresses the treatment of a transaction similar to the combined offering for U.S. federal income tax purposes and, therefore, the foregoing treatment of the Common Shares and the purchase price allocation between Common Shares and shares of PS Inc. Common Stock received in the combined offering (including the method of determining the relative fair market values of such shares detailed above) are not binding on the IRS or the courts. Because there are no authorities that directly address the treatment of a transaction similar to the combined offering for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the characterization described above or our determination regarding allocation of tax basis, and any alternative characterization or allocation could result in different and potentially adverse consequences for you, the Company, or PS Inc. Accordingly, you are urged to consult your tax adviser regarding the tax consequences of participating in the combined offering, including the allocation of tax basis between the Common Shares and shares of PS Inc. Common Stock.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of Common Shares who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia.
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust (i) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Distributions. Distributions paid to you by the Company from its net capital gain, which is the excess of net long-term capital gain over net short-term capital loss, if any, that the Company properly reports as capital gains dividends (“capital gain dividends”) are taxable as long-term capital gains, regardless of how long you have held your Common Shares. All other dividends paid to you by the Company (including dividends from short-term capital gains) from its current or accumulated earnings and profits as determined for U.S. federal income tax purposes (“ordinary income dividends”) are generally subject to tax as ordinary income.
In the case of corporate shareholders, properly reported ordinary income dividends paid by the Company generally will be eligible for the dividends received deduction to the extent that the Company’s income consists of dividend income from U.S. corporations and certain holding period requirements are satisfied. If you are a non-corporate shareholder (including a shareholder who is an individual), any properly reported ordinary income dividend that you receive from the Company generally will be eligible for taxation at reduced maximum rates to the extent that (i) the ordinary income dividend is attributable to “qualified dividend income” (i.e., generally dividends paid by U.S. corporations and certain foreign corporations) received by the Company, (ii) the Company satisfies certain holding period and other requirements with respect to the stock on which such qualified dividend income was paid and (iii) you satisfy certain holding period and other requirements with respect to your Common Shares. Qualified dividend income eligible for these special rules is not actually treated as capital gains, however, and thus will not be included in the computation of your net capital gain and generally cannot be used to offset any capital losses. In general, you may include as qualified dividend income only that portion of the dividends that may be and are so reported by the Company as qualified dividend income. Dividend income from “passive foreign investment companies” and, in general, dividend income from real estate investment trusts is not eligible for the reduced rate for qualified dividend income and is taxed at ordinary income rates.
Distributions of earnings from dividends paid by certain “qualified foreign corporations” can, however, qualify for the lower federal income tax rates on qualified dividends. Distributions of earnings from non-qualifying dividends, interest income, other types of ordinary income and short-term capital gains will be taxed at the ordinary income tax rate applicable to the taxpayer. There can be no assurance as to what portion of the Company’s distributions will qualify for favorable treatment as qualified dividend income.
Any distributions you receive that are in excess of the Company’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated as a tax-free return of capital to the extent of your adjusted tax basis in your Common Shares, and thereafter as capital gain from the sale of Common Shares. The amount of any Company distribution that is treated as a tax-free return of capital will reduce your adjusted tax basis in your Common Shares, thereby increasing your potential gain or reducing your potential loss on any subsequent sale or other disposition of your Common Shares. In determining the extent to which a distribution will be treated as being made from the Company’s earnings and profits, earnings and profits will be allocated on a pro rata basis first to distributions with respect to any of the Company’s preferred shares, and then to the Company’s Common Shares.
It is possible the Company may decide to retain some or all of its net capital gains, and to designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level tax on the retained amount, you will be required to include your share of the deemed distribution in income as if it had actually been distributed to you, and you will be entitled to claim a credit or refund equal to your allocable share of the corporate-level tax the Company pays on the retained capital gain. The amount of the deemed distribution net of such tax will be added to your cost basis for your Common Shares.
Since the Company expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate may be in excess of the maximum rate currently payable by non-corporate U.S. holders on long-term capital gains, the amount of tax that non-corporate U.S. holders will be treated as having paid may exceed the tax they owe on the capital gain dividend. If applicable, such excess generally may be claimed as a credit or refund against your other U.S. federal income tax obligations. If you are not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return, you would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes the Company paid. In order to utilize the deemed distribution approach, the Company must provide written notice to its shareholders prior to the expiration of 60 days after the close of the relevant tax year.
Dividends and other taxable distributions are taxable to you even if they are reinvested in additional Common Shares. Dividends and other distributions paid by the Company are generally treated as received by you at the time the dividend or distribution is made. If, however, the Company pays you a dividend in January that was declared in the previous October, November or December and you were the Common Shareholder of record on a specified date in one of such months, then such dividend will be treated for U.S. federal income tax purposes as being paid by the Company and received by you on December 31 of the year in which the dividend was declared. In addition, the Company may, under certain circumstances, elect to treat other dividends that are paid during the following taxable year as if they had been paid during the taxable year in question for purposes of determining the Company’s dividends paid deduction. If the Company makes such an election, the U.S. holder will still be treated as receiving the dividend in the taxable year in which the distribution was made.
Under the dividend reinvestment plan, U.S. holders who have not “opted out” of the Company’s dividend reinvestment plan will have their cash distributions automatically reinvested in additional Common Shares, rather than receiving cash distributions. Any distributions reinvested under the plan will nevertheless remain taxable to U.S. holders. A U.S. holder will have an adjusted basis in the additional Common Shares purchased through the plan equal to the amount of the reinvested distribution. The additional Common Shares will have a new holding period commencing on the day following the day on which such Common Shares are credited to the U.S. holder’s account.
The Company (or the applicable withholding agent) will send you information after the end of each year setting forth the amount and tax status of any distributions paid to you by the Company. The IRS currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income, capital gains, and qualified dividend income) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, the Company intends each year to allocate capital gain dividends, dividends eligible for dividends received deduction, and dividends that constitute qualified dividend income, if any, between its Common Shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year.
Sale of Common Shares. The sale or other disposition of Common Shares (including upon the liquidation of the Company) will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year. The amount of the gain or loss will be measured by the difference between your adjusted tax basis in your Common Shares and the amount of proceeds received in exchange for such Common Shares. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.
Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of Common Shares who is not a U.S. holder (as defined above). Whether an investment in the Common Shares is appropriate for a Non-U.S. holder will depend on your particular circumstances. Non-U.S. holders should consult their tax adviser before investing in the Common Shares.
Distributions of the Company’s “investment company taxable income” to Non-U.S. holders (including, except as described below interest income and realized net short-term gains in excess of realized long-term capital losses, which generally would be free of federal withholding tax if paid to Non-U.S. holders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent such distributions do not exceed the Company’s current and accumulated earnings and profits unless an applicable exception applies. If such distributions are income effectively connected (or treated as effectively connected) with a U.S. trade or business (“ECI”) of the Non-U.S. holder (and, if a treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. holder), the Company will not be required to withhold U.S. federal tax if the Non-U.S. holder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. holders (and, in the case of a non-U.S. holder that is a corporation, may be subject to an additional “branch profits tax,” as described below). Special certification requirements apply to a Non-U.S. holder that is a non-U.S. partnership or non-U.S. trust, and such entities are urged to consult their tax adviser.
U.S.-source withholding taxes are not generally imposed on dividends paid by RICs to the extent the dividends are reported as “interest-related dividends” or “short-term capital gain dividends.” Interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gains that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. person, and that satisfy certain other requirements. No assurances can be given as to whether any of the Company’s distributions will be reported as eligible for this exemption from withholding tax. In addition, Non-U.S. holders should be aware that U.S. withholding rules require the Company (or its withholding agent) to withhold on distributions in the absence of certainty as to whether such distributions are eligible for the exemption from withholding tax. Since amounts designated as interest-related dividends may be reduced to the extent such amounts exceed the Company’s “qualified net interest income” for the taxable year in which such dividend is distributed, the Company will generally not be certain that the entire amount of mid-year distributions of interest-related dividends is, in fact, properly treated as such. Accordingly, such distributions to Non-U.S. holders may be subject to over-withholding by the Company (or its withholding agent).
Actual or deemed distributions of the Company’s net capital gains to a Non-U.S. holder, and gains realized by a Non-U.S. holder upon the sale of its Common Shares (including upon a liquidation of the Company), will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are ECI of the Non-U.S. holder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. holder) or, in the case of an individual, the Non-U.S. holder was present in the United States for 183 days or more during the taxable year and certain other conditions are met. If the Company distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. holder will be entitled to a U.S. federal income tax credit or tax refund equal to the allocable share of the corporate-level tax the Company pays on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. holder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. holder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
If any actual or deemed distributions of the Company’s net capital gains, or any gains realized upon the sale or redemption of its Common Shares, are ECI of the Non-U.S. holder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. holder), such amounts will be subject to U.S. income tax, on a net-income basis, in the same manner, and at the graduated rates applicable to, a U.S. holder. For a corporate Non-U.S. holder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale or redemption of the Common Shares that are ECI (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. holder), may under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).
Non-U.S. holders should consult their tax adviser with respect to the U.S. federal income tax consequences of an investment in the Common Shares.
FATCA
Under legislation commonly referred to as the “Foreign Account Tax Compliance Act” (or “FATCA”), the applicable withholding agent generally will be required to withhold 30% of any payment of dividends on the Common Shares paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. account holders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each U.S. owner and such entity meets certain other specified requirements. If payments of this withholding tax are made, Non-U.S. holders that are otherwise eligible for an exemption from, or reduction in, withholding of U.S. federal income.
Taxes with respect to such interest or dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. The Company will not pay any additional amounts in respect of any amounts withheld. This withholding may be applied to reduce any future distributions to which you may be entitled.
Foreign Taxation
Income earned and gain realized by the Company from sources within a foreign country may be subject to withholding and other taxes imposed by that country. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.
The imposition of such taxes will reduce the amount of dividends and distributions paid to the Company’s shareholders. If more than 50% of the value of a Company’s total assets at the close of its taxable year consists of securities of foreign corporations, that Company will be eligible and may elect to treat a proportionate amount of certain foreign taxes paid by it as a distribution to each shareholder which would generally permit each shareholder either (1) to credit this amount (subject to applicable limitations) or (2) to deduct this amount for purposes of computing its U.S. federal income tax liability. The Company will notify you if it makes this election. A number of limitations apply to a taxpayer’s ability to use foreign tax deductions or credits.
Backup Withholding and Information Reporting
Backup withholding may apply to distributions on the Common Shares with respect to certain U.S. holders. Such U.S. holders generally will be subject to backup withholding unless such U.S. holders provide their correct taxpayer identification number and certain other information, certified under penalties of perjury, to the dividend paying agent, or otherwise establishes an exemption from backup withholding. Any amount withheld under backup withholding is allowed as a credit against such U.S. holder’s U.S. federal income tax liability, provided the proper information is provided to the IRS. Generally, the Company must report to the IRS and to Non-U.S. holders the amount of interest and dividends paid to the Non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable treaty or agreement. In general, a Non-U.S. holder will not be subject to backup withholding with respect to payments of dividends if (a) the Non-U.S. holder provides its name and address, and certifies, under penalties of perjury, to the applicable withholding agent that it is not a U.S. person (which certification may be made on an IRS W-8BEN or W-8BEN-E (or successor form)) or (b) the Non-U.S. holder holds the Common Shares through certain foreign intermediaries or certain foreign partnerships, and satisfies the certification requirements of applicable Treasury regulations. A Non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition (including a redemption) of the Common Shares within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the Non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a shareholder may be refunded or credited against such shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

THE SELLING SHAREHOLDER
On the closing date of the combined offering, PS Inc. will acquire from the Company and sell to the Underwriters the Common Shares offered hereby, at the public offering price less the sales load, and immediately thereafter deliver to the Company the net proceeds of this offering. This prospectus relates to the foregoing distribution of such Common Shares. PS Inc. is a co-registrant on the registration statement of which this prospectus forms a part and will also be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Therefore, it will be subject to the prospectus delivery and liability provisions under the Securities Act. This prospectus describes all material relationships between the Company and PS Inc.
The following table sets forth (i) the number and percentage of the outstanding Common Shares that PS Inc. beneficially owned before this offering, (ii) the number of Common Shares to be purchased by PS Inc. and resold in this offering by PS Inc. and (iii) the number and percentage of the outstanding Common Shares that will be beneficially owned by PS Inc. after this offering. The number of Common Shares outstanding upon completion of this offering will be 100,000,000 (assuming the Underwriters do not exercise their option to purchase additional Common Shares from the Company as described in this prospectus).

	Shares Beneficially Owned Prior to this Offering(1)		Shares to be Purchased and Resold in this Offering	Shares Beneficially Owned after this Offering
	Number	Percent	Number	Number	Percent
Selling Shareholder:
Pershing Square Inc.	342,320	100%	40,516,960	4,000,000(2)	4.0%

(1)	Purchased by the Manager in the Initial Manager Investment in order to fund the Company’s initial operating expenses.
(2)	Common Shares held by PSUS Holdings, a wholly owned subsidiary of PS Inc.

UNDERWRITING
The Underwriters named below, acting through Citigroup Global Markets Inc., UBS Securities LLC, BofA Securities, Inc., Jefferies LLC and Wells Fargo Securities, LLC as their representatives (the “Representatives”), have severally agreed, subject to the terms and conditions of an underwriting agreement with PS Inc., the Manager and the Company (the “Underwriting Agreement”), to purchase from PS Inc., as the selling shareholder, the number of Common Shares set forth opposite their respective names. The Underwriters are committed to purchase and pay for all such Common Shares (other than those covered by the over-allotment option described below) if any are purchased.

Underwriter	Institutional Shares	Total Shares
Citigroup Global Markets Inc.	4,907,740	7,200,340
UBS Securities LLC	4,907,740	10,974,010
BofA Securities, Inc.	4,907,740	6,594,130
Jefferies LLC	2,101,065	3,156,955
Wells Fargo Securities, LLC	2,101,065	5,460,340
RBC Capital Markets, LLC	647,700	1,478,815
BTG Pactual US Capital LLC	431,795	1,055,540
Keefe, Bruyette & Woods, Inc.	431,795	1,213,020
Academy Securities, Inc.	86,360	90,565
Huntington Securities, Inc.	—	260,485
Loop Capital Markets LLC	86,360	146,455
Oppenheimer & Co. Inc.	96,520	454,120
Piper Sandler & Co.	96,520	300,840
Roberts & Ryan Investments Inc.	86,360	102,585
Wedbush Securities Inc.	—	60,095
Aegis Capital Corp.	—	48,675
AmeriVet Securities	86,360	458,945
C.L. King & Associates, Inc.	86,360	117,610
CastleOak Securities, LP	86,360	87,560
Clear Street LLC	—	700,940
InspereX LLC	—	36,055
JonesTrading Institutional Services LLC	96,520	98,925
R. Seelaus & Co., LLC.	86,360	95,375
Samuel A. Ramirez & Company, Inc.	86,360	98,980
Siebert Williams Shank & Co., LLC	86,360	93,570
Tigress Financial Partners LLC	86,360	132,030
Total	21,589,800	40,516,960

If an Underwriter fails to purchase the Common Shares it has agreed to purchase, the Underwriting Agreement provides that one or more substitute underwriters may be found, the purchase commitments of the remaining Underwriters may be increased or the Underwriting Agreement may be terminated.
In connection with this offering, the Underwriters have been granted an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 6,077,544 Common Shares solely to cover over-allotments, if any, at the initial offering price. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of the Common Shares offered hereby. To the extent that the Underwriters exercise this option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase an additional number of Common Shares proportionate to such Underwriter’s initial commitment.
The Underwriting Agreement provides that the obligations of the Underwriters to purchase the Common Shares included in this offering are subject to approval of certain legal matters by counsel and certain other conditions.

The Company has agreed to pay a sales load to the Underwriters in amount equal to $1.00 per Common Share (2.0% of the public offering price) with respect to Common Shares sold to institutional investors and $1.25 per Common Share (2.5% of the public offering price per Common Share) with respect to shares sold to retail investors, which, assuming no exercise of the Underwriters’ option to purchase 6,077,544 additional Common Shares, will amount to an aggregate sales load of $45,248,750 (2.23% of the public offering price per Common Share), or $52,036,062 in total, assuming full exercise of the Underwriters’ option to purchase 6,077,544 additional Common Shares in the same proportion of Common Shares subject to the institutional commission and Common Shares subject to the retail commission, respectively. The aggregate sales load will be borne by all Common Shareholders. The Company will bear all of its costs associated with this offering.
The Company estimates that the total expenses of this offering, including registration, filing and listing fees, printing and legal and accounting expenses, but excluding the sales load, will be approximately $8.9 million. The Company and/or PSI, Inc. have also agreed to reimburse the Underwriters for certain out-of-pocket expenses, including counsel fees, in connection with this offering the combined transaction, in an amount of $3,500,000.
Each of the underwriters in this offering is acting as an underwriter in the PS Inc. IPO. The Underwriters have separately entered into an underwriting agreement in respect of the PS Inc. IPO with PS Inc. (the “PS Inc. Underwriting Agreement”). The delivery of the PS Inc. Common Stock to the Underwriters under the PS Inc. Underwriting Agreement is conditioned upon the completion of this offering and the Underwriters are committed to acquire all shares of the PS Inc. Common Stock offered in the PS Inc. IPO, if they purchase any Common Shares.
The Representatives have advised the Company and PS Inc. that the Underwriters may pay up to $0.75 per Common Share from the sales load to selected dealers who sell Common Shares and that such dealers may reallow a concession of up to $0.75 per Common Share to certain other dealers who sell Common Shares in connection with the sale of Common Shares.
Investors must pay for any Common Shares purchased on or before April 30, 2026.
Prior to the combined offering, there has been no public or private market for the Common Shares of the Company. There can be no assurance that the price at which the Common Shares sell after the combined offering will not be lower than the price at which they are sold by the Underwriters or that an active trading market in the Common Shares will develop and continue after the combined offering.
The Common Shares have been approved for listing on the NYSE, subject to notice of issuance, under the symbol “PSUS.”
In connection with the requirements for listing the Common Shares on the NYSE, the Underwriters have undertaken to sell lots of 100 or more Common Shares to a minimum of 400 beneficial owners in the United States. The minimum investment requirement is 5 Common Shares ($250.00).
The Underwriters have informed the Company and PS Inc. that they do not intend sales to discretionary accounts to exceed five percent of the total number of Common Shares offered by them.
The Company, the Manager and PS Inc. have each agreed to indemnify the Underwriters and their controlling persons for certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of those liabilities, except in the cases of willful misfeasance, bad faith, gross negligence or reckless disregard of applicable obligations and duties.
The Company and PS Inc. have agreed not to offer, sell or register with the SEC any additional equity securities of the Company, other than issuances and sales (1) of the Common Shares offered hereby or (2) pursuant to the Company’s dividend reinvestment plan, for a period of 180 days after the date of the Underwriting Agreement without the prior written consent of the Representatives.
PSUS Holdings will purchase (i) in the Combined Private Placement a number of Common Shares at a price of $50.00 per Common Share such that, together with the Common Shares previously acquired by the Manager and its affiliates, PSUS Holdings’ aggregate investment in the Common Shares will equal $200 million, and (ii) $50 million aggregate liquidation preference of the Series A Preferred Shares at a price of $50.00 per Series A Preferred Share in a transaction exempt from registration under the Securities Act. The affiliate of the Manager has also agreed with the Company that it will not sell, transfer or otherwise dispose of $100 million of such Common Shares or the Series A

Preferred Shares acquired by it or its affiliates as part of the Pershing Square Investment prior to the date that is the twenty five (25) year anniversary of the closing date of the combined transaction, subject to certain exceptions. The Company will not pay any sales load with respect to Common Shares acquired by the Manager in connection with the Pershing Square Investment.
In connection with the combined offering, the Company has secured commitments from the private placement investors, which are a group consisting of U.S. and international institutional investors, including family offices (28%), pension funds (24%), insurance companies (20%), ultra-high-net-worth investors (13%) and other investors (15%), to acquire Common Shares in the Combined Private Placement, and in connection therewith PS Inc. will deliver to each private placement investor, for no additional consideration, 1.5 shares of PS Inc. Common Stock for every 5 Common Shares purchased in the Combined Private Placement. The Combined Private Placement will include the purchase of an aggregate of 59.5 million Common Shares, which includes the $200 million common shares investment made by the Manager and its affiliates, representing aggregate proceeds to be received by the Company of $2.974 billion. In connection therewith, PS Inc. will deliver to the private placement investors (excluding its affiliates), for no additional consideration, an aggregate of 16.6 million shares of PS Inc. Common Stock. The agreements with the private placement investors provide that the Combined Private Placement will be settled concurrently with, and will be contingent upon, the closing of the combined offering and the satisfaction of other customary closing conditions. Certain of the Underwriters are also acting as placement agents in the Combined Private Placement and are expected to receive aggregate placement fees of approximately $41.3 million in connection with the Combined Private Placement. The Company and/or PSUS have also agreed to reimburse certain expenses of the placement agents in the Combined Private Placement in an amount of $500,000.
The combined transaction is expected to result in aggregate gross proceeds to the Company of $5,000,000,000 (inclusive of the gross proceeds of the Combined Private Placement before the sales load, placement and structuring fees, offering expenses and any exercise of the Underwriters’ option to purchase additional Common Shares, each as further described in this prospectus). Certain investors, including PS Inc., employees of PS Inc. and the Manager and their affiliates, who have indicated an interest in purchasing Common Shares in this offering have agreed that for a period of 180 days from the date of this prospectus, such party will not, without the prior written consent of the Representatives, on behalf of the Underwriters, offer, pledge, sell, contract to sell or otherwise dispose of or agree to sell or otherwise dispose of, directly or indirectly, or hedge any Common Shares or any securities convertible into or exchangeable for Common Shares, provided, however, that such party may sell or otherwise dispose of Common Shares pursuant to certain limited exceptions. The Representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time. In addition to allocations made to retail investors by the underwriters, a portion of the Common Shares and the PSI Common Stock offered pursuant to the combined offering will, at request, be offered to retail investors through Charles Schwab and Robinhood, via their respective online brokerage platforms. Charles Schwab and Robinhood will act as selling group members for the combined offering. These platforms are not affiliated with the Company or PS Inc. Purchases through these platforms will be subject to the terms, conditions and requirements set by such platforms. Any purchase of Common Shares and delivery PSI Common Stock in the combined offering through these platforms will initially be offered at the offering price of $50.00 per Common Share. Information contained on, or that can be accessed through, such brokerage platforms does not constitute part of this prospectus.
In connection with this offering, the Underwriters may purchase and sell Common Shares in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. There is no short position or over-allotment option with respect to shares issued to private placement investors pursuant to the Combined Private Placement. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Common Shares and syndicate short positions involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase from PS Inc., as the selling shareholder, in this offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Common Shares sold in this offering for their account may be reclaimed by the syndicate if such Common Shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Common Shares, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time without notice. These transactions may be effected on the NYSE or otherwise. To close a covered short position, the Underwriters purchase Common Shares in the open market or exercise the Underwriters’ option to purchase additional Common Shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which they may purchase Common Shares through the Underwriters’ option to purchase additional Common Shares. The exercise of the Underwriters’ option to purchase additional Common Shares will include the delivery of a corresponding number of shares of PS Inc. Common Stock. However, transactions in the Common Shares by the Underwriters may require corresponding purchases or sales by the underwriters of PS Inc. Common Stock, which may make it less likely that the Underwriters engage in any stabilizing transactions and may reduce the effectiveness of any such stabilizing transactions, relative to an initial public offering of a fund in which the Underwriters may engage in stabilization transactions without needing to make corresponding transactions in the stock of another entity. Generally, the Underwriters would not be expected to engage in stabilizing transactions or purchase Common Shares to cover syndicate short positions, unless the combined trading price of a Common Share and of a corresponding fraction of a share of PS Inc. Common Stock is in the aggregate less than the public offering price of $50.00. This may increase the volatility of the trading price of the Common Shares and the likelihood that the Common Shares trade at a discount to NAV. To the extent the Underwriters generate a net profit from purchasing Common Shares and PS Inc. Common Stock at combined trading prices below the public offering price to close out any syndicate short position, the Underwriters have agreed to pay any such net profit to the Company.
Solely for the purpose of facilitating the delivery of the Common Shares and the PS Inc. Common Stock, the public offering price of $50.00 may be reflected as a public offering price of $49.99 for a Common Share and $0.01 for the corresponding fraction of a share of PS Inc. Common Stock. However, all of the net proceeds of the combined offering will be received by the Company and the combined offering will not result in any proceeds to PS Inc.
A prospectus in electronic format may be made available on websites maintained by one or more Underwriters or selected dealers, if any, participating in this offering. The Representatives may agree to allocate a number of Common Shares to Underwriters for delivery to their online brokerage account holders. Internet distributions will be allocated by the Representatives to Underwriters that may make Internet distributions on the same basis as other allocations.
Other than in the United States, no action has been taken by the Company or the Underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the combined offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Banco BTG Pactual S.A. - Cayman Branch is not a broker-dealer registered with the U.S. Securities and Exchange Commission, or SEC, and therefore may not make sales of any Common Shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Banco BTG Pactual S.A. - Cayman Branch intends to sell the Common Shares in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law.
The Company and PS Inc. anticipate that from time to time certain of the Underwriters may act as brokers or dealers in connection with the execution of the Company’s portfolio transactions after they have ceased to be Underwriters and, subject to certain restrictions, may act as brokers while they are Underwriters. Certain Underwriters have performed investment banking and advisory services for the Manager and its affiliates from time to time, for which they have received customary fees and expenses. Certain Underwriters may, from time to time, engage in transactions with or perform services for the Manager and its affiliates in the ordinary course of business.
Total underwriting compensation determined in accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) rules is summarized as follows. The Company and/or PSI has agreed to reimburse the Underwriters for certain out-of-pocket expenses, including counsel fees, in connection with this offering in an amount of $3,500,000, which amount will not exceed 0.18% of the total public offering price of the Common Shares offered hereby if the over-allotment option is not exercised. A structuring fee of $10 million (in the aggregate) will be paid by the Company to Citigroup Global Markets Inc., UBS Securities LLC, BofA Securities, Inc, Jefferies LLC and Wells

Fargo Securities, LLC for structuring the combined offering, which amount will not exceed 0.5% of the total public offering price of the Common Shares offered hereby if the over-allotment option is not exercised. The sum of all compensation to the Underwriters in connection with this offering, including the sales load, all forms of additional payments to the Underwriters, if any, and the reimbursement by the Company of certain expenses of the Underwriters, will not exceed 2.97% of the total public offering price of the Common Shares offered hereby if the over-allotment option is not exercised.
An affiliate of Academy Securities, Inc. has committed to purchase in the Combined Private Placement $500,000 of Common Shares at a price per share of $50.00 and in connection therewith will receive one share of PS Inc. Common Stock for every 5 Common Shares purchased in the Combined Private Placement. These securities will be deemed to be underwriting compensation in connection with this offering.
The principal business address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, New York 10013. The principal business address of UBS Securities LLC is 11 Madison Avenue, New York, New York 10010. The principal business address of BofA Securities, Inc. is One Bryant Park, New York, New York 10036. The principal business address of Jefferies LLC is 520 Madison Avenue, New York, New York 10022. The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, North Carolina 28202.

NOTICE TO INVESTORS
For Prospective Investors Located in Australia
This prospectus: (i) does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (cth) (the “Corporations Act”); (ii) has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and (iii) may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).
The Common Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Common Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Common Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting a subscription for the Common Shares, an investor represents and warrants that it is an exempt investor.
As any offer of Common Shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Common Shares you undertake to us that you will not, for a period of 12 months from the date of issue of the Common Shares, offer, transfer, assign or otherwise alienate those Common Shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
For Prospective Shareholders in Bahrain
This prospectus and the Common Shares have not been reviewed, approved or registered by the Central Bank of Bahrain (“CBB”), the Bahrain Bourse or the Ministry of Industry and Commerce of the Kingdom of Bahrain. None of these authorities has passed upon the merits of an investment in the Common Shares or the adequacy of this prospectus.
This prospectus does not constitute, and may not be used in connection with, an offer to the public in Bahrain. No marketing, promotion or offering of the Common Shares will be conducted in or from within Bahrain, and no mass or general advertising will be undertaken in Bahrain. Any sale to persons in Bahrain will occur only on a strictly cross-border, reverse-enquiry basis. All subscription documents will be executed, and all subscription monies will be paid to and received, outside Bahrain. The distribution of this prospectus and any related offering materials in or into Bahrain is restricted. This prospectus may not be issued, passed to, or made available to the public generally in Bahrain.
By subscribing, each person in Bahrain represents, warrants and agrees that its approach to the Company was unsolicited and not the result of any marketing, promotion, invitation or inducement made in or from within Bahrain; that no in-person marketing meetings, roadshows or other promotional activities occurred with it in Bahrain; that all subscription documentation will be executed and all subscription monies will be remitted from and received outside Bahrain; that it will not reproduce or distribute this prospectus or any offering materials in or into Bahrain; and that it understands this prospectus is intended only for persons who are “Accredited Investors” as defined by the CBB and does not constitute a public offer in Bahrain.
For Prospective Investors Located in Barbados
The Common Shares have not been and will not be registered or approved by the Financial Services Commission of Barbados (the “FSC”) under the Barbados Mutual Funds Act, Cap. 320B or the Securities Act, Cap. 318A, and no Barbadian regulator has reviewed this prospectus. Accordingly, this prospectus does not constitute, and should not be construed as, an offer, sale, or invitation for subscription or purchase of any Common Shares in Barbados.

For Prospective Shareholders in The Bahamas
The securities described herein have not been registered with, approved or licensed by the Securities Commission of The Bahamas (“SCB”) and no prospectus or issuance certificate has been filed or approved in The Bahamas. This document does not constitute, and may not be used in connection with, an offer to the public in The Bahamas.
Interests will be offered and sold in or into The Bahamas only in circumstances that do not constitute a public offering and solely to “Accredited Investors” as defined in the Securities Industry Regulations, 2012. No general solicitation, advertising or public marketing will be undertaken in or into The Bahamas. The Company is not administered or managed in or from The Bahamas.
These materials are provided solely at the specific request of the recipient on a confidential basis and may not be reproduced or distributed in or into The Bahamas. Subscription documents should be executed, and subscription monies paid and received, outside The Bahamas. Persons in The Bahamas are responsible for complying with any applicable Bahamian laws, including exchange control requirements of the Central Bank of The Bahamas.
For Prospective Investors Located in Brazil
The Company is not listed with any stock exchange, organized over the counter market or electronic system of securities trading. The Common Shares have not been and will not be registered with any securities exchange commission or other similar authority, including the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, or the “CVM”). The Common Shares will not be directly or indirectly offered or sold within Brazil through any public offering, as determined by Brazilian law and by the rules issued by the CVM, including Law No. 6,385 (Dec. 7, 1976) and CVM Rule No. 400 (Dec. 29, 2003), as amended from time to time, or any other law or rules that may replace them in the future.
Acts involving a public offering in Brazil, as defined under Brazilian laws and regulations and by the rules issued by the CVM, including Law No. 6,385 (Dec. 7, 1976) and CVM Rule No. 400 (Dec. 29, 2003), as amended from time to time, or any other law or rules that may replace them in the future, must not be performed without such prior registration. Persons in Brazil wishing to acquire Common Shares should consult with their own counsel as to the applicability of these registration requirements or any exemption therefrom. Without prejudice to the above, the sale and solicitation of Common Shares is limited to qualified investors as defined by CVM Rule No. 409 (Aug. 18, 2004), as amended from time to time or as defined by any other rule that may replace it in the future.
This prospectus is intended solely for the use of the addressee and cannot be delivered or disclosed in any manner whatsoever to any person or entity other than the addressee.
For Prospective Investors Located in the British Virgin Islands
This prospectus and the Common Shares have not been registered, recognized, approved or licensed by the British Virgin Islands Financial Services Commission (the “BVI FSC”). Neither the BVI FSC nor any other authority in the British Virgin Islands (“BVI”) has passed upon the merits of an investment in the Common Shares or the adequacy of this prospectus. This prospectus does not constitute, and there will not be, an offering of the Common Shares to the public in the BVI. The Common Shares are not being offered or sold, and no invitation to subscribe for the Common Shares is being made in or from within the BVI. No person is authorized, in or from within the BVI, to make any invitation or inducement to any other person to subscribe for or purchase the Common Shares, or otherwise to promote the Company.
Notwithstanding the foregoing, the Common Shares may be offered and sold (i) on a reverse-enquiry or unsolicited basis to persons in the BVI and (ii) from outside the BVI to BVI-domiciled companies, BVI corporate trustees and BVI partnerships comprised wholly of non-natural persons (together, “BVI Entities”), provided that no person promotes the Company in or from within the BVI, no in-person marketing occurs in the BVI, and all subscription documentation is executed and all subscription monies are received outside the BVI. By subscribing, each person or entity in the BVI (each, a “BVI Person”) represents, warrants and agrees that its approach to the Company was unsolicited and not the result of any promotion, invitation or inducement made in or from within the BVI; that it did not participate in any in-person marketing meetings, roadshows or other promotional activities in the BVI; that all subscription documentation will be executed and all subscription monies will be remitted from and received outside the BVI; and that it will not reproduce or distribute this prospectus or any offering materials in or from within the BVI. If such BVI Person is a BVI-domiciled company, a BVI corporate trustee or a BVI partnership comprised wholly of non-natural persons, it further represents that any solicitation, if any, occurred from outside the BVI.

For Prospective Shareholders in Canada
No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Common Shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Common Shares and any representation to the contrary is an offence. The offer and sale of the Common Shares in Canada is being made on a private placement basis and is exempt from the requirement that the issuer prepare and file a prospectus under applicable Canadian securities laws. Any resale of Common Shares acquired by a Canadian investor in the combined offering must be made in accordance with applicable Canadian securities laws, which resale restrictions may under certain circumstances apply to resales of the Common Shares outside of Canada.
The Company is not, and may never be, a “reporting issuer,” as such term is defined under applicable Canadian securities legislation, in any province or territory of Canada in which the Common Shares will be offered and there currently is no public market for any of the Common Shares in Canada, and one may never develop.
Representations of purchasers
Each Canadian investor who purchases the Common Shares will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable that:
A.
Where required by law, the investor is purchasing the Common Shares as principal, or is deemed to be purchasing as principal in accordance with applicable securities laws of the province in which such investor is resident, for its own account and not as agent for the benefit of another person, and for investment only and not with a view to resale or distribution;

B.
The investor, or any ultimate purchaser for which the investor is acting as agent, is entitled under applicable Canadian securities laws to purchase the Common Shares without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing, is (i) an “accredited investor” as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, in section 73.3(1) of the Securities Act (Ontario), and (ii) a “permitted client” as defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; and

C.
The investor is not a person created or used solely to purchase or hold the Common Shares as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106.

Rights of action for damages or rescission
Securities legislation in certain of the Canadian provinces provides certain purchasers of securities pursuant to an offering document (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario prospectus and registration exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering document (such as this prospectus), or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation,” as defined in the applicable securities legislation. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed by applicable securities legislation and are subject to limitations and defenses under applicable securities legislation. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Underwriting conflicts
Pursuant to section 3a.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”) (or section 3a.4 in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction), the combined offering is conducted pursuant to an exemption from the requirement that Canadian investors be provided with certain underwriter conflicts of interest disclosure that would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Language of documents
Each purchaser residing in the Province of Québec hereby agrees that it is the purchaser’s express wish that all documents evidencing or relating in any way to the sale of the securities and all other contracts and related documents be drafted in the English language. Chaque acheteur residant dans la province de Québec reconnaît que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des titres et tous les autre contrats et documents s’y rapportant soient rédigés en anglais.
For Prospective Shareholders in China
The Common Shares may not be marketed, offered or sold directly or indirectly in a public manner within the People’s Republic of China (the “PRC,” for the purpose of this prospectus, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) and neither this prospectus nor any offering material or information contained herein relating to the Common Shares, may be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Common Shares to the public in the PRC.
The Common Shares may only be marketed, offered or sold in a non-public manner to not more than 200 specific institutional investors, including qualified domestic institutional investors as defined in the trial measures for the administration of securities investment outside the PRC by qualified domestic institutional investors

, qualified domestic insurance companies, qualified domestic trust companies, qualified domestic commercial banks and other qualified domestic investors (collectively, “Qualified Domestic Investors”). Other persons should not act or rely on this prospectus or any of its contents.
No public media or other means of public distribution or announcement will be used within the PRC in connection with the Common Shares or the delivery or distribution of this prospectus. This prospectus is being supplied to you solely for your information and may not be reproduced, redistributed, disclosed or passed on, in any way, to any other person or published, in whole or in part, for any other purpose. Neither this prospectus nor any part of it is intended as or constitutes provision of any consultancy or advisory service of securities investment or public inducement.
Subject to the foregoing, the distribution of this prospectus does not constitute a public offering of the securities under the securities laws of the PRC

, and is not intended as, and does not constitute, providing consulting or advisory service of securities investment as defined under the PRC laws.
For Prospective Shareholders in the European Economic Area
For the purposes of Directive 2011/61/EU of the European Parliament and the (European) Commission on Alternative Investment Fund Managers , as amended (including by Directive (EU) 2024/927) (the “Directive”), the Company will constitute a non-EU AIF whose AIFM is the management company, itself a non-EU AIFM (as each of the foregoing terms is defined in the directive). As of the date hereof, each member state of the European Economic Area (“EEA”) has adopted domestic legislation implementing the directive into its national law. Under the Directive, “marketing” (as defined in the Directive) to or with any investor domiciled or with a registered office in the EEA will be restricted by such laws and no such marketing will take place except as permitted by such laws.
Unless stated otherwise below, the Common Shares can only be marketed to investors domiciled, or with a registered office, in a member state of the EEA in which such marketing is permitted by applicable national law to those investors that are considered to be a professional client or may, on request, be treated as a professional client, within the meaning of Annex II to Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Directive 2002/92/EC and Directive 2011/61/EU.
AIFMD Supplement
The below contains information for investors and prospective investors required by (i) Directive 2011/61/EU of the European Parliament and the Council of the European Union on alternative investment fund managers, as amended (including by Directive (EU) 2024/927) (the “AIFMD”) and any implementing legislation and regulations thereunder, including, without limitation, Commission Delegated Regulation (EU) No 231/2013 supplementing the AIFMD with regard to exemptions, general operating conditions, depositaries, leverage, transparency, supervision and other applicable regulations implementing the AIFMD and (ii) the Alternative Investment Company Managers (Amendment Etc.) EU Exit Regulations 2019, the Alternative Investment Company Managers Regulations 2013 and the relevant provisions of the U.K. Financial Conduct Authority’s handbook of rules and guidance (the “FCA Handbook”), in each case as may be altered, amended, added to or cancelled from time to time (together, the “AIFMD Rules”). This AIFMD Supplement has not been prepared, and should not be relied upon, for any other purpose.
The contents of this AIFMD Supplement should not be considered legal, tax or financial advice and prospective investors should consult with their own counsel and advisers as to all matters concerning an investment in the Company.
LOCATION OF DISCLOSURES AND OTHER RESPONSES REQUIRED BY ARTICLE 23 OF THE AIFMD AND THE UK’S FINANCIAL CONDUCT AUTHORITY HANDBOOK, INVESTMENT FUNDS SOURCEBOOK, FUND RULE 3.2.2
Set out below is information required to be disclosed by Article 23 of AIFMD or, in the case of the United Kingdom, FUND Rule 3.2.2 of the United Kingdom Financial Conduct Authority’s Handbook of rules and guidance. References are to the relevant page and section of this Prospectus.
(a)	Name of the AIF
Pershing Square USA, Ltd.
(b)	Investment strategy and objectives of the AIF
For a description of the Company’s investment strategy, see “Prospectus Summary” starting on page 1 and “Investment Objective, Strategy and Policies” starting on page 33.
(c)	If the AIF is a feeder AIF, information on where the master AIF is established
Not applicable.
(d)	If the AIF is a fund of funds, information on where the underlying funds are established
Not applicable.
(e)	Types of assets in which the AIF may invest
For a description of the types of assets in which the Company may invest, see “Prospectus Summary” starting on page 1 and “Investment Objective, Strategy and Policies” starting on page 33.
(f)	Investment techniques that the AIF, or the AIFM on behalf of the AIF, may employ and all associated risks.
For a description of the investment techniques that the Manager may employ on behalf of the Company, see “Prospectus Summary” starting on page 1 and “Investment Objective, Strategy and Policies” starting on page 33.
For a description of the associated risks, see “Risk Factors” starting on page 49 - “No Investment History”; “Non-Diversified Status and Concentration”; “Market and Investment Risk”; “Private Offering Risks”; “Closed-End Fund: Liquidity Risks”; “Equity Securities Risk”; “Decision-Making Authority Risk”; “Market and Selection Risk”; “Valuation Risk”; “Reliance on the Manager Risk”; “Conflicts of Interest Risk”; “Corporate Engagement Risk”; “Dividend Risk”; “Restricted and Illiquid Investments Risk”; “Derivatives Risk”’; “Counterparty Risk”; “Swaps Risk”; “Futures Risk”; “Options Risk”; “Currency Risk”; “Leverage Risk”; “Liquidity Risk”; “Correlation Risk”; “Index Risk”; “Hedging Risk”; “Regulatory Risk”; “Convertible Securities Risk”; “Warrants and Rights Risk”; “Debt Securities Risk”; “Corporate Debt Risk”; “Distressed Securities Risk”; “New Issues Risk”; “Small-Cap and Mid-Cap Company Risk”; “Issuer Specific Risk”; “Credit Risk”; “Non-U.S. Securities Risk”; “Leverage Risk”; “Event Risk”; “Defensive Investing Risk”; “When-Issued, Forward Commitment and Delayed Delivery Transactions Risk”; “Securities Lending Risk”; “Dilution Risk”; “Market Disruption and Geopolitical Risk and Recent Market Conditions”; “Legal, Tax and Regulatory Risks”; “Subsidiary Risk”; “Execution Risk”; “Reliance on Third-Party Service Providers Risk”; “Cybersecurity Risk”; “Climate Change Risk”; “Risks Related to Environmental, Social and Governance Matters”; “Securities Act Liability”; “Large Investor Risk”; “Forum Selection Clause Risk”; “Anti-Takeover Provisions Risk”.

(g)	Any applicable investment restrictions
For a description of certain investment restrictions applicable to the Company, see “Investment Objective, Strategy, and Policies – Investment Restrictions” starting on page 43. The Company’s portfolio positions may also be limited by the concentration and diversification limitations and requirements applicable to registered investment companies under the 1940 Act and to RICs under the Code.
(h)	Circumstances in which the AIF may use leverage
See “Prospectus Summary” starting on page 1 and “Use of Leverage” starting on page 45.
(i)	Types and sources of leverage permitted and the associated risks
See “Use of Leverage” starting on page 45.
For a description of the associated risks, see “Prospectus Summary - Selected Risk Considerations – Leverage Risk” starting on page 23; “Risk Factors – Leverage Risk” on page 63, “Use of Leverage – Borrowings” on page 46, “Use of Leverage – Derivative Transactions” on page 47 and “Description of Capital Structure – Preferred Shares” on page 102.
(j)	Restrictions on the use of leverage and collateral and asset re-use arrangements
For a description on the restrictions of the Company’s use of leverage see “Use of Leverage” starting on page 45.
For restrictions on re-use see “Dividend Reinvestment Plan” starting on page 99.
For restrictions on the use of collateral, see “Investment Objective, Strategy and Policies – Investment Restrictions” on page 43.
(k)	Maximum level of leverage which the AIFM is entitled to employ on behalf of the AIF
The Company will be subject to the leverage limits applicable under the 1940 Act as well as the VaR leverage limits set forth in Rule 18f-4, see “Prospectus Summary – Use of Leverage” starting on page 16 and “Use of Leverage” starting on page 45.
(l)	Procedures by which the AIF may change its investment strategy or investment policy, or both
The investment strategy and policies of the Company (aside from the fundamental investment restrictions listed in “Investment Objective, Strategy and Policies – Investment Restrictions - Fundamental Investment Restrictions” on page 43) may be changed by the Board without prior approval at any time – see “Investment Objective, Strategy and Policies – Investment Restrictions - Non-Fundamental Investment Restrictions” on page 44.
(m)	Main legal implications of the contractual relationship entered into for the purpose of investment
Once invested, the investor will be a Common Shareholder in the Company. The main legal implications of the contractual relationship entered into by an investor are specified within “Description of Capital Structure – Common Shares” beginning on page 101.
(n)
For additional information on the main legal implications of the contractual relationship entered into for the purpose of investments, prospective investors must also review the Partnership Agreements and the related Subscription Agreements. Identity of the AIFM, the AIF’s depositaries, auditor and any other service providers, their duties and investors’ rights

The Company is not a partnership and does not have partnership agreements or subscription agreements. The rights of Common Shareholders are governed by the Declaration of Trust and the Bylaws. See “Description of Capital Structure” on page 101 and “Anti-Takeover and Other Provisions in the Company’s Governing Documents” on page 106.
For the identity of the Manager, see “Prospectus Summary – The Manager” on page 13.
For the identity of Administrator, see “Custodian, Administrator, Transfer Agent and Dividend Disbursing Agent” on page 143 and “Portfolio Management – Administration Agreement” on page 88.
For the identity of Legal Counsel, see “Legal Matters” on page 143.

For a discussion of the Company’s Audit Committee, see “Management of the Company – Committees of the Board – Audit Committee” on page 77.
For the identity of the Auditor, see “Independent Registered Public Accounting Firm” on page 143.
(o)	How the AIFM complies with the requirements relating to professional liability risk
The professional liability coverage provisions of the AIFMD do not apply to the Manager because the Company is a “non-EU AIF” and the Manager is a “non-EU AIFM” for purposes of the AIFMD. However, to cover potential liability risks resulting from activities that the Manager may carry out, the Manager has key man insurance and directors and officers/errors and omissions insurance. The Manager also has general liability, property and umbrella insurance.
(p)	AIFM management functions delegated by the AIFM
The Manager has not delegated any management function.
(q)	Safe-keeping function delegated by the Depositary
Not applicable.
(r)	The identity of each delegate appointed
Not applicable.
(s)	Any conflicts of interest that may arise from such delegations
Not applicable.
(t)	Valuation procedure and of the pricing methodology for valuing assets, including the methods used in valuing any hard-to-value assets
For the valuation procedures used by the Company, see “Net Asset Value” on page 97.
For risks and considerations related to valuing the Company, see “Risk Factors – Valuation Risk” starting on page 52.
(u)
Liquidity risk management, including the redemption rights of investors in normal and exceptional circumstances, of existing redemption arrangements with investors, and the possibility and conditions for using liquidity management tools selected in accordance with Article 16(2b)

For liquidity, see “Prospectus Summary – Our Competitive Strengths” on page 8, “Prospectus Summary – Selected Risk Considerations” starting on page 20, “Investment Objective, Strategy and Policies – Favorable Structural Features” on page 39, “Risk Factors - Closed-End Investment Company; Liquidity Risks” on page 51, and “Risk Factors – Restricted and Illiquid Investments Risk” on page 56.
For redemption, see “Prospectus Summary – Selected Risk Considerations” on page 20, “Risk Factors – Closed-End Investment Company; Liquidity Risks” on page 51, “Closed-End Investment Company Structure” on page 110 and “Repurchase of Common Shares” on page 111.
The liquidity management tools requirements under Article 16(2b) of the AIFMD do not apply to the Manager because the Manager is a “non-EU AIFM” for purposes of the AIFMD.
(v)	A description of fees, charges and expenses, and the maximum amounts directly or indirectly borne by investors
See “Prospectus Summary – Our Competitive Strengths” on page 8, “Summary of Company Expenses” on page 29, “Investment Objective, Strategy and Policies – Our Competitive Strengths – Favourable Structural Features” on page 39, “Portfolio Management” starting on page 81, and “Repurchase of Common Shares” on page 111.
(w)	A list of fees, charges and expenses that are borne by the AIFM in connection with the operation of the AIF and that will be directly or indirectly allocated to the AIF
The Manager bears all costs incurred by it in providing investment advisory services to the Company, and the Company’s operating expenses are primarily borne directly by the Company.

A description of those expenses is set out in “Summary of Company Expenses” on page 29 and “Portfolio Management – Investment Management Agreement” on page 86.

To the extent the Manager incurs fees or expenses attributable to or incurred for the account of the Company, or shared across the Company and other entities managed by the Manager, such fees and expenses will be allocated to the Company on a fair and equitable basis. Such shared expenses may include, without limitation: (i) fees and expenses for certain regulatory filings, allocated on a pro rata basis by reference to month-end net asset value of each participating entity; (ii) fees and expenses incurred in connection with a particular investment held across multiple funds, allocated based on each entity's pro rata share of that investment; and (iii) other expenses incurred for the account of more than one entity managed by the Manager, allocated in such manner as the Manager considers fair and equitable, including on an equal basis regardless of relative net asset values where appropriate.
The estimated amount of expenses allocated to the Company is included within the “Other Expenses” line item in the Fund's expense table. For further details of the allocation methodology, see “Portfolio Management – Allocation of Expenses” on page 90 and “Summary of Company Expenses” on page 29.
(x)	Fair treatment of investors
See “Prospectus Summary - Selected Risk Considerations - Conflicts of Interest Risk” on page 27, “Risk Factors - Conflicts of Interest Risk” on page 54 and “Conflicts of Interest” on page 91.
(y)	Investors who obtain preferential treatment or the right to obtain preferential treatment
The Company has not entered into side letters or other similar agreements granting preferential rights.
(z)	Procedure and conditions for the issue and sale of units or shares
For a description of the offering of the Common Shares, see “Prospectus Summary” starting on page 1, “Use of Proceeds” on page 32, “The Selling Shareholder” on page 120 and “Underwriting” starting on page 121.
(aa)	Availability of latest net asset value of the AIF and per unit or share of the AIF
See “Net Asset Value” on page 97 and “Description of Capital Structure – Access to Records” on page 104.
(bb)	Availability of the latest annual report
The Company has not commenced investment operations, and therefore there is no annual report currently available. For access to future records, see “Description of Capital Structure – Reports to Shareholders” on page 104.
(cc)	Availability of any historical performance information on the AIF
The Company has not, as of the date of this Prospectus, made any investments.
(dd)	Identity of prime brokers, description of material arrangements with prime brokers and management of conflicts, transfer and re-use of AIF assets and any transfer of liability to the prime broker
The Company has not appointed a prime broker. The Company’s assets are held by State Street as Custodian, see “Custodian, Administrator, Transfer Agent and Dividend Disbursing Agent” on page 143.
(ee)	Availability of periodic and regular information
See “Net Asset Value” on page 97 and “Reports to Shareholders” on page 104.
(ff)	Sustainable Finance Disclosure Regulation
This disclosure provides the sustainability-related information required under Article 6(1) and Article 4(1)(b) of Regulation (EU) 2019/2088 on sustainability-related disclosures in the financial services sector (as amended, the “SFDR”) as at March 10, 2021.

In accordance with the SFDR, for the purposes of this disclosure, “sustainability risk” means an environmental, social or governance event or condition that, if it occurs, could cause an actual or a potential material negative impact on the value of an investment, and “sustainability factors” means environmental, social and employee matters, respect for human rights, anti-corruption and anti-bribery matters.
The manner in which the Manager integrates sustainability risks into its investment decisions
The Manager has adopted a two-part approach to the integration of sustainability risks into its investment decisions: (i) investment selection and (ii) stewardship.
The Manager believes that good corporate governance, including the management of sustainability risks by a portfolio company’s management, mitigates risk and creates long-term value for shareholders. The most important criterion in the Manager’s investment selection process is its view of the long-term quality of a business, which is informed by, among other things, its assessment of the long-term impact of the company on all of its stakeholders and society at large, and how its management and board manage sustainability risks. Assessing the sustainability risks of a potential investment is a critical component of the Manager’s investment selection process.
The Manager is a fundamental value investor that utilizes an active approach to stewardship. Its strategy is to make investments in high quality, durable growth businesses over which it often has substantial influence. The Manager employs that influence in a manner that is intended to create long-term value for investors. In many instances, the Manager has identified companies with excellent governance and significant engagement on ESG issues, including environmental stewardship programs, community engagement, and diversity and inclusion initiatives. In other instances, the Manager believes that engagement with the management of certain investee companies to improve their ESG practices can improve long-term shareholder value.
The results of the Manager’s assessment of the likely impacts of sustainability risks on the returns of the Company and statement on consideration of adverse impacts
The Manager believes that the likely impact of sustainability risks on the Company’s returns are limited in light of its approach to investment selection. The Manager assesses the impacts of sustainability risks on the long-term success of each of its portfolio companies by seeking to deeply understand the business and the industry in which it operates. This due diligence process enables the Manager to avoid making investments where it concludes that the sustainability risks associated with core business products or services do not align with its investment principles.
The Manager’s assessment of sustainability risks and factors is limited, however, by the availability and quality of available data. Data addressing sustainability factors is not always disclosed by investee companies, may not otherwise be available and/or may be incomplete or inaccurate. Furthermore, most of the available information on a company’s sustainability factors is generally based on historical data, which may not fully reflect the future performance of that company, or the sustainability risks it is exposed to. While the Manager seeks to incorporate all appropriate information into its investment decision-making process, there can be no assurance that such policies and methodologies will capture all relevant information on sustainability risks and factors with respect to investee companies. The Manager does not take into consideration the adverse impacts of its investment decisions in respect of the Company on a defined set of sustainability factors within the meaning of SFDR, as the Company does not have a sustainability focus and because the Manager does not believe incorporating the limited and mixed quality of data available in respect of such adverse impacts into its investment decision making process to be consistent with the investment objectives of the Company.
(gg)	EU Taxonomy Regulation Statement
The following statement is made pursuant to Article 7 of Regulation (EU) 2020/852 (the “Taxonomy Regulation”): The investments underlying the Company do not take into account the EU criteria for environmentally sustainable economic activities.

For Prospective Shareholders in the Netherlands
The Common Shares have not been and will not be offered, sold, transferred or delivered in the Netherlands, as part of their initial distribution or at any time thereafter, directly or indirectly, other than to individuals or legal entities which are or are considered to be ‘qualified investors’ (gekwalificeerde beleggers) within the meaning of article 1:1 of the Dutch Financial Supervision Act (wet op het financieel toezicht, the “WFT”). The AIFM makes use of the National Private Placement Regime (“NPPR”) referred to in article 1:13b of the WFT. As a consequence, the combined offering does not require PSCM or the Company to have a license pursuant to the WFT. In accordance with the NPPR, PSCM is subject to certain reporting requirements vis-à-vis the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten).
For Prospective Shareholders in the United Kingdom
For the purposes of the Alternative Investment Fund Managers Regulations 2013/1773 (as amended) (“UK AIFMR”), the Company will constitute a non-UK AIF whose AIFM is the management company, itself a non-UK AIFM (as each of the foregoing terms is defined in UK AIFMR). Under UK AIFMR, “marketing” (as defined in UK AIFMR) to or with any investor domiciled or with a registered office in the United Kingdom will be restricted by UK AIFMR and no such marketing will take place except as permitted by UK AIFMR.
Unless stated otherwise below, the Common Shares can only be marketed to investors domiciled, or with a registered office, in the United Kingdom to those investors that are considered to be a professional client or may, on request, be treated as a professional client, within the meaning of point (8) of article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
For the purposes of investors in the United Kingdom, this communication is being made to and directed only at persons who: (i) have professional experience of participating in unregulated schemes falling within article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (as amended, the “CIS Order”) and fall within article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”); or (ii) fall within article 22(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the CIS Order and article 49(5)(a) to (d) of the FPO; or (iii) persons to whom this report may otherwise be lawfully made to or directed at, provided, that such persons are also “qualified investors” as defined in section 86 of the Financial Services and Markets Act 2000, all such persons together being referred to as relevant persons. The investments and investment activity to which this communication relates are available to, and will only be engaged in with, relevant persons. No other person should act or rely on it.
For Prospective Shareholders in Hong Kong
The contents of this prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire Common Shares. Accordingly, unless permitted by the securities laws of Hong Kong, no person may issue or have in its possession for the purposes of issue, this prospectus or any advertisement, invitation or document relating to the Common Shares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than in relation to Common Shares which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as such term is defined in the Securities and Futures Ordinance of Hong Kong (cap. 571) (the “SFO”) and the subsidiary legislation made thereunder) or in circumstances which do not result in this prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinances of Hong Kong (Cap. 32) (the “CWMPO”) or which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CWMPO. The offer of the Common Shares is personal to the person to whom this prospectus has been delivered by or on behalf of the Company, and a subscription for Common Shares will only be accepted from such person. No person to whom a copy of this prospectus is issued may issue, circulate or distribute this prospectus in Hong Kong or make or give a copy of this prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice.
For Prospective Investors Located in India
This prospectus and the Common Shares have not been registered with, reviewed or approved by the Securities and Exchange Board of India (“SEBI”), the Reserve Bank of India (“RBI”), the Registrar of Companies (“ROC”), or any other Indian authority. No Indian authority has passed upon the merits of an investment in the Common

Shares or the adequacy of this prospectus. This prospectus does not constitute, and may not be used in connection with, an offer or invitation to the public in India, or a “prospectus” for registration with the ROC. The Common Shares will not be marketed, offered or sold in or into India except in a manner consistent with private placement practices and on a strictly reverse-enquiry basis. No cold-calling, mass solicitation, general advertising, or roadshows will be undertaken in India. All subscription documents will be executed, and all subscription monies will be paid and received, outside India. The distribution of this prospectus and any related offering materials in or into India is restricted. This prospectus may not be reproduced or distributed for the purpose of an offer or solicitation in India. Persons in India who receive this prospectus must inform themselves about and observe any applicable legal or regulatory restrictions.
By subscribing, each investor who is resident in, or located in, India represents, warrants and agrees that its approach was wholly unsolicited and not the result of any marketing, invitation or inducement in or into India; that it did not participate in any in-person marketing meetings, roadshows or other promotional activities in India; that all subscription documentation will be executed and all subscription monies will be remitted from and received outside India; that it will not distribute offering materials in or into India; and that it is permitted under applicable Indian exchange control and overseas investment rules (including, as applicable, the Foreign Exchange Management Act and the Overseas Investment/Liberalised Remittance Scheme framework) to acquire and hold the Common Shares and has obtained, and will maintain, any required approvals or consents.
For Prospective Shareholders in Indonesia
This prospectus and the Common Shares have not been registered with, reviewed or approved by the Financial Services Authority of the Republic of Indonesia (Otoritas Jasa Keuangan or “OJK”). This prospectus does not constitute, and may not be used in connection with, an offering that constitutes a public offering in Indonesia. The Common Shares may not be offered or sold, directly or indirectly, in or into Indonesia or to any Indonesian party in a manner that would constitute a public offering under Indonesian law. No public advertising, mass solicitation or mass-media distribution in or into Indonesia will be undertaken. Subscription documents will not be executed in, and subscription monies will not be paid to or received in, Indonesia. The distribution of this prospectus and any related offering materials in or into Indonesia is restricted. This prospectus may not be reproduced or distributed for the purpose of an offer or solicitation in Indonesia. Persons in Indonesia who receive this prospectus must observe all applicable legal or regulatory restrictions.
By subscribing, each Indonesian party represents and agrees that it has not received any offer, invitation or inducement made in or into Indonesia or through Indonesian mass media; that no in-person marketing in Indonesia occurred with it; that all subscription documentation will be executed and all subscription monies will be remitted from and received outside Indonesia; and that it will not distribute offering materials in or into Indonesia and understands that the offering is not a public offering in Indonesia.
For Prospective Shareholders in Israel
The Common Shares have not been registered and are not expected to be registered under the Israeli Securities Law - 1968 (the “Securities Law”) or under the Israeli Joint Investment Trust Law - 1994 due to applicable exemptions. Accordingly, the Common Shares will only be offered and sold in Israel pursuant to applicable private placement exemptions, to parties that qualify as both (i) Sophisticated Investors described in Section 15a(b)(1) of the Securities Law and (ii) as “Qualified Customers” for purposes of Section 3(a)(11) of the Law for the Regulation of Provision of Investment Advice, Marketing Investments and Portfolio Management - 1995 (the “Investment Advisor Law”). Neither the Company nor the Manager is a licensed investment marketer under the Investment Advisor Law and neither the Company nor the Manager maintains insurance as required under such law. The Company and the Manager may be deemed to be providing investment marketing services but are not investment advisors for purposes of Israeli law. Any investment marketing which may be deemed provided under Israeli law in connection with an investment in the Company is deemed provided on a one time only basis and neither the Company nor the Manager will provide any ongoing investment marketing or investment advisory services to the investor. If any recipient in Israel of a copy of this prospectus is not qualified as described above, such recipient should promptly return this prospectus to the Company. By retaining a copy of this prospectus you are hereby confirming that you qualify as both a Sophisticated Investor and Qualified Customer, fully understand the ramifications thereof and agree to be treated as such by the Company.

For Prospective Shareholders in Mexico
The Common Shares have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the National Banking and Securities Commission of Mexico (Comisión Nacional Bancaria y de Valores; the “CNBV”) and may not be offered or sold publicly in Mexico or otherwise be subject to intermediation activities in Mexico, except that the Common Shares may be offered and sold to investors in Mexico qualifying as institutional or accredited investors pursuant to the private placement exemptions provided in article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). This prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV and may not be publicly distributed in Mexico. In making an investment decision, all investors, including any Mexican investor who may acquire Common Shares from time to time, must rely on their own examination of the terms of the combined offering and the Common Shares, including the merits and risks involved.
For Prospective Shareholders in Japan
No public offering of the Common Shares is being made to investors resident in Japan and no securities registration statement pursuant to Article 4, paragraph 1, of the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended) (the “FIEA”) has been made or will be made in respect of the combined offering of the Common Shares in Japan pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in Article 10 of the Cabinet Ordinance Concerning Definitions under Article 2 of the FIEA (Ordinance No. 14 of 1995, as amended)) as set forth in Article 2, Paragraph 3, Item 2 (a) of the FIEA or small number investors as set forth in Article 2, Paragraph 3, Item 3 of the FIEA. The Common Shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan unless they are offered or sold pursuant to an exemption from the registration requirements of, and in compliance with, the FIEA and any applicable laws and regulations of Japan. Neither the Financial Services Agency of Japan nor the Kanto Local Finance Bureau has passed upon the accuracy or adequacy of this prospectus or otherwise approved or authorized the combined offering of the Common Shares in Japan or to investors resident in Japan.
For Prospective Investors Located in the State of Qatar and the Qatar Financial Centre (“QFC”)
This prospectus is provided on an exclusive basis to the specifically intended recipient thereof, for the recipient’s personal use only and on the basis that the recipient is willing and able to conduct an independent investigation of the risks involved in this prospectus, the underlying instruments and any related documents. Nothing in this prospectus constitutes, is intended to constitute, shall be treated as constituting or shall be deemed to constitute, any offer or sale of securities in the State of Qatar or in the QFC to the public or the inward marketing of securities or an attempt to do business or conduct activities, as a bank, an investment company or otherwise in the State of Qatar or in the QFC.
This prospectus, the underlying instruments and any related documents have not been reviewed, approved, registered or licensed by or with the Qatar Central Bank, the Qatar Financial Centre Regulatory Authority, the Qatar Financial Markets Authority or any other regulator in the State of Qatar, the QFC or under any laws of the State of Qatar or the QFC. No transaction will be concluded in your jurisdiction. Recourse against the dealer, and those involved with it, may be limited or difficult and may have to be pursued in a jurisdiction outside Qatar and the QFC. Any distribution of this prospectus by the recipient to third parties in Qatar or the QFC beyond the terms hereof is not authorized and shall be at the liability of such recipient.
Any enquiries regarding the financial services or securities contained herein should be made by contacting the adviser.
For Prospective Investors Located in the Kingdom of Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Saudi Arabian Capital Market Authority.
The Capital Market Authority does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.

For Prospective Shareholders in Singapore
This prospectus and any other material in connection with the offer or sale is not a prospectus as defined in the Securities and Futures Act 2001 of Singapore (the “SFA”). Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you.
This prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) and the combined offering is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. The Company is not authorised or recognised by the MAS and the Common Shares are not allowed to be offered to the retail public. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 4A of the SFA, (ii) to a relevant person including an accredited investor under Section 305(1) of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Certain resale restrictions apply to the offer and investors are advised to acquaint themselves with such restrictions. The Common Shares, or interests in those shares, may not be offered or sold or transferred to any person in Singapore other than to an institutional investor or accredited investor as defined in Section 4A of the SFA, to a relevant person as defined in Section 305(5) of the SFA, or as permitted in writing by the Company or the Manager and in accordance with the conditions of any other applicable provision of the SFA.
Where the Common Shares are subscribed for or purchased under Section 305 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Common Shares or interests pursuant to an offer made under Section 305 except:
(1)
to an institutional investor or to a relevant person defined in Section 305(5) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of units in a collective investment scheme, securities, securities-based derivatives contracts or other assets, and further for corporations, in accordance with the conditions specified in Section 275(1A) of the SFA;

(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law; or
(4)	as specified in Section 305A(5) of the SFA.
You should therefore ensure that your own transfer arrangements comply with the applicable restrictions under the SFA. You should seek legal advice to ensure compliance with the above restrictions.
For Prospective Investors Located in South Africa
This prospectus and the Common Shares have not been approved by the Financial Sector Conduct Authority (“FSCA”) under the Collective Investment Schemes Control Act, 2002 (“CISCA”) and are not registered for public offer in South Africa. This prospectus does not constitute, and may not be used for, an offer to the public in South Africa. No marketing, promotion or solicitation will be conducted in or into South Africa. Any sale to persons in South Africa will occur only in response to a genuine, specific and unsolicited reverse enquiry, and all subscription documents will be executed and all subscription monies will be paid and received outside South Africa. The distribution of this prospectus and any related offering materials in or into South Africa is restricted. This prospectus may not be reproduced or distributed for the purpose of an offer or solicitation in South Africa.
By subscribing, each South African investor represents, warrants and agrees that its approach was a genuine, specific and unsolicited reverse enquiry; that it did not receive any marketing, promotion or solicitation in or into South Africa; that no in-person marketing meetings or roadshows occurred with it in South Africa; that all subscription documentation will be executed and all subscription monies will be remitted from and received outside South Africa; and that it will not distribute offering materials in or into South Africa. The investor acknowledges that the Company is not approved under CISCA and that this prospectus does not constitute a public offer in South Africa.
For Prospective Investors Located in Switzerland
The Company has not been approved for offering to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (FINMA) pursuant to article 120(1) of the Swiss Federal Act on Collective Investment Schemes (CISA). Banque Heritage SA, with its registered office at 61 Route de Chêne, 1208 Geneva, Switzerland has been appointed as representative and paying agent of the Company in Switzerland (the “Representative” and the “Paying Agent”). Accordingly, the Common Shares may only be offered (within the meaning of article 3(g) of the Swiss Federal Act on Financial Services (FinSA)) or marketed (within the meaning of article 127a of the Collective Investment Schemes Ordinance), directly or indirectly, in or from Switzerland and this prospectus and any other offering documents relating to the Company may only be made available in or from Switzerland to professional clients as defined in article 4(3) and article 5 (high-net-worth retail clients and private investment structures created for them if they declare that they wish to be treated as professional clients) or to private clients within the meaning of article 4(2) FinSA who are in a long-standing investment advisory- or investment management relationship with a regulated financial intermediary and who did not declare that they shall not be treated as qualified investors in accordance with article 10 (3ter) CISA. The prospectus as well as the annual reports may be obtained free of charge from the representative. In respect of the Common Shares offered in Switzerland, the place of performance is the registered office of the Representative. The place of jurisdiction is at the registered office of the Representative or at the registered office or place of residence of the investor.
For Prospective Investors Located in the Dubai International Financial Centre (DIFC)
This prospectus relates to a company which is not subject to any form of regulation or approval by the Dubai Financial Services Authority (“DFSA”).
This prospectus is only intended for recipients who are classified as ‘Deemed’ Professional Clients under the DFSA Rulebook or following their request for such prospectus.
The DFSA has no responsibility for reviewing or verifying any prospectus or other documents in connection with the Company. Accordingly, the DFSA has not approved this prospectus or any other associated documents nor taken any steps to verify the information set out in this prospectus, and has no responsibility for it.
The Common Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers should conduct their own due diligence on the Common Shares.
If you do not understand the contents of this document you should consult an authorised financial adviser.
For Prospective Investors Located in the Abu Dhabi Global Market (ADGM)
This communication is sent strictly within the context of, and constitutes, an Exempt Communication.
This document relates to the Common Shares which is not subject to any form of regulation or approval by the Financial Services Regulatory Authority of the Abu Dhabi Global Market (the “FSRA”). The FSRA accepts no responsibility for reviewing or verifying any prospectus or documents in connection with the Common Shares. Accordingly, the FSRA has not approved this document or any other associated documents nor taken any steps to verify the information set out in this document, and has no responsibility for it.
The financial product to which this document relates may be illiquid and/or subject to restrictions on its resale. Prospective purchasers should conduct their own due diligence on the financial product.

This document does not constitute or form part of any offer to issue or sell, or any solicitation of any offer to subscribe or purchase the Common Shares in the Abu Dhabi Global Market and accordingly should not be construed as such.
If you do not understand the contents of this document you should consult an authorised financial adviser.
For Prospective Investors Located in United Arab Emirates (Excluding the Dubai International Financial Centre (DIFC) and the Abu Dhabi Global Market (ADGM))
This document, and the information contained herein, does not constitute, and is not intended to constitute, a public offer of securities in the United Arab Emirates (“UAE”) and accordingly should not be construed as such. The Common Shares are only being offered to a limited number of exempt Professional Investors in the UAE who fall under one of the following categories: federal or local governments, government institutions and agencies, or companies wholly owned by any of them. The Common Shares have not been approved by or licensed or registered with the UAE Central Bank, the Securities and Commodities Authority, the Dubai Financial Services Authority, the Financial Services Regulatory Authority or any other relevant licensing authorities or governmental agencies in the UAE (the “Authorities”). The Authorities assume no liability for any investment that the named addressee makes as an exempt Professional Investor. The document is for the use of the named addressee only and should not be given or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof).
For Prospective Shareholders in Jersey
Consent under the Control of Borrowing (Jersey) Order 1958 has not been obtained for the circulation of this prospectus. Accordingly, the offer that is the subject of this prospectus may only be made in Jersey where the offer is not an offer to the public or the offer is valid in the United Kingdom or Guernsey and is circulated in Jersey only to persons similar to those to whom, and in a manner similar to that in which, it is for the time being circulated in the United Kingdom or Guernsey as the case may be. By accepting this offer each prospective investor in Jersey represents and warrants that he or she is in possession of sufficient information to be able to make a reasonable evaluation of the offer.
For Prospective Shareholders in Thailand
This document is provided to you as permitted by applicable laws and regulations, or solely at your request, and is not intended to be an offer, sale, or invitation for subscription or purchase of any interests in the Company in Thailand. This document has not been, and will not be, reviewed or approved by the Office of the Securities and Exchange Commission of Thailand. Accordingly, this document and any other documents and materials, in connection with the offer or sale, or invitations for subscription or purchase of any interests in the Company, may not be circulated or distributed, nor may the interests in the Company be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any members of the public in Thailand, unless it is conducted by an entity holding appropriate securities business license under Thai law in accordance with the relevant laws and regulations.
For Prospective Investors in Turkey
The securities described herein have not been, and will not be, registered with the Capital Markets Board of Turkey (the “CMB”), and no prospectus or issuance certificate has been approved by the CMB. This document does not constitute, and may not be used in connection with, a public offering in Turkey. No general solicitation, advertisement, or marketing will be carried out in or into Turkey. These materials are provided solely at the specific unsolicited request of the investor, on a confidential basis, and may not be reproduced or distributed in or into Turkey. Any sale to a person resident in Turkey will occur only on a genuine, unsolicited reverse-enquiry basis. Subscription documents will not be executed in, and subscription monies will not be paid to or received in, Turkey. Turkish residents are responsible for complying with applicable Turkish law, including routing transactions through a locally licensed intermediary and transferring payments via Turkish banks, as required.
By reviewing this document, each person resident in Turkey represents and agrees that it requested this information on an unsolicited basis and that it will not reproduce or distribute this document in or into Turkey.
For Prospective Shareholders in Chile
On June 27, 2012, the CMF issued General Rule No. 336 (Norma de Carácter General No. 336), or NCG 336, which is intended to govern the private offering of securities in Chile. NCG 336 provides that the offering of securities that meet the conditions described therein shall not be considered public offerings in Chile and shall be exempted from complying with the general rules applicable to public offerings.
The following information is provided to prospective investors pursuant to NCG 336:
(i)	Date of commencement of the offer: as set forth on the cover page of this prospectus. The offer of the Common Shares is subject to NCG 336.
(ii)
The subject matter of this offer are securities not registered with the securities registry (registro de valores) or the foreign securities registry (registro de valores extranjeros) kept by the CMF. As a consequence, the Common Shares are not subject to the oversight of the CMF.

(iii)	Since the Common Shares are not registered in Chile, there is no obligation to provide public information regarding the Common Shares in Chile.
(iv)	The Common Shares shall not be subject to public offering in Chile unless registered with the relevant securities registry kept by the CMF.
For Prospective Shareholders in Colombia
The Common Shares have not been and will not be registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores – RNVE) maintained by the Financial Superintendence of Colombia (Superintendencia Financiera de Colombia; the “SFC”) and, therefore, the Common Shares may not be publicly offered or sold in Colombia. However, the Common Shares may be offered in Colombia under Colombian law pursuant to the private placement exemption set forth in the Colombian regulation (Decree 2555 of 2010), in accordance of which an offering shall be deemed a private placement if it is addressed to fewer than one hundred (100) specific persons (article 6.1.1.1.1, Decree 2555 of 2010). These materials are solely our responsibility and have not been reviewed or authorized by the SFC and may not be publicly distributed in Colombia. In making an investment decision, all investors, including any Colombian investor who may acquire Common Shares from time to time, must rely on their own examination of the terms of the private placement and the Common Shares, including the merits and risks involved.
For Prospective Shareholders in Kuwait
This prospectus is not for general circulation to the public in Kuwait. The Common Shares have not been licensed for offering in Kuwait by the Kuwait Capital Markets Authority or any other relevant Kuwaiti government agency. The offering of the Common Shares in Kuwait on the basis of a private placement or public offering is, therefore, restricted in accordance with Law No. 7 of 2010 and the bylaws thereto (as amended). No private or public offering of the Common Shares is being made in Kuwait, and no agreement relating to the sale of the Common Shares will be concluded in Kuwait. No marketing or solicitation or inducement activities are being used to offer or market the Common Shares in Kuwait.
For Prospective Shareholders in Peru
The Common Shares have not been and will not be registered with or approved by the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or the “Peruvian SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima, or the “BVL” or the “Lima Stock Exchange”). Accordingly, this offering will not be a public offering in Peru.
Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the Common Shares and, therefore, the disclosure obligations set forth therein will not be applicable to the Company and PS Inc., before or after their acquisition by prospective investors. Offering materials relating to the offering of the Common Shares are being supplied to those Peruvian investors who have expressly requested them. Such materials may not be distributed to any person or entity other than the intended recipients. Accordingly, the Common Shares cannot be offered or sold in Peru, except if: (i) such Common Shares were previously registered with the Peruvian SMV, or (ii) such offering is considered a private offering under the Peruvian securities laws and regulations. The Peruvian securities laws establish, among other things, that an offer directed exclusively to institutional investors (as defined by Peruvian law) qualifies as a private offering. In making an investment decision, institutional investors (as defined by Peruvian law) must rely on their own examination of the terms of the offering of the Common Shares to determine their ability to invest in the Common Shares.

No offer or invitation to subscribe for or sell the Common Shares or beneficial interests therein can be made in Peru except in compliance with the Peruvian securities laws and regulations.
In making an investment decision, institutional investors must rely on their own examination of the terms of the offering of the Common Shares to determine their ability to invest in them.

PROXY VOTING
In accordance with SEC requirements, the Manager has adopted Proxy Voting Policies and Procedures (the “Proxy Policies”) to address how the Manager will vote proxies that it receives for its funds’ investments. The Proxy Policies seek to ensure that the Manager votes proxies (or similar instruments) in the best interests of its funds and ahead of the Manager’s interests, including when there may be conflicts of interest in voting proxies. The Manager does not anticipate any conflicts of interest between the Manager and its funds in terms of proxy voting. If the Manager, however, encounters an identifiable conflict of interest with respect to a particular vote, with sufficient time before a vote, the Manager’s Chief Compliance Officer or conflicts committee will determine how to vote the proxy consistent with the best interests of the fund (or HHH, if applicable) and in a manner not affected by the conflict of interest. The conflicts committee may opt for a voting procedure by which guidance is sought from outside legal counsel on matters involving a conflict of interest. Clients (including Common Shareholders) may not direct the Manager’s proxy voting but may obtain a copy of the Proxy Policies and/or information regarding how the Manager voted proxies for particular portfolio companies by contacting the Manager.
CUSTODIAN, ADMINISTRATOR, TRANSFER AGENT AND DIVIDEND DISBURSING AGENT
The Company has engaged State Street, whose principal business address is One Congress Street, Boston, Massachusetts 02114, to serve as the Company’s administrator, custodian, transfer agent and dividend disbursing agent. Under the service agreements between State Street and the Company, State Street provides certain administrative services necessary for the operation of the Company. Such services include maintaining certain Company books and records, providing accounting and tax services and preparing certain regulatory filings. State Street serves as the custodian of the Company’s assets pursuant to a custody agreement. Under the custody agreement, the custodian holds the Company’s assets in compliance with the 1940 Act.
For its services as the Company’s administrator, the Company pays State Street (i) a fee for fund accounting services, payable quarterly, at an annual rate equal to 4.5 basis points of the first $500 million in net asset value, 3.0 basis points of the next $500 million in net asset value, 1.5 basis points of the next $500 million in net asset value and 0.25 basis points of net asset value above $1.5 billion, based on net asset value on the last business day of the quarter, (ii) fees for fund administration services, payable quarterly, of $120,000 per year and (iii) fees for additional services as applicable.
State Street also serves as transfer agent and dividend disbursing agent with respect to the Common Shares and acts as the administrator of the Company’s dividend reinvestment plan.
LEGAL MATTERS
The validity of the Common Shares offered hereby will be passed upon for the Company by Richards, Layton & Finger, P.A. Certain other legal matters will be passed upon by Sullivan & Cromwell LLP as counsel to the Company in connection with the offering of the Common Shares. Certain legal matters will be passed on for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.
FISCAL YEAR
For accounting purposes, the Company’s fiscal year is the 12-month period ending on December 31. For tax purposes, the Company has adopted the 12-month period ending December 31 of each year as its taxable year.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP has been engaged as the Company’s Independent Registered Public Accounting Firm and provides auditing services to the Company. Ernst & Young LLP’s principal business address is One Manhattan West, New York, NY 10001.

ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Common Shares offered by this prospectus. The registration statement contains additional information about us and the Common Shares being offered by this prospectus.
The Company is subject to the informational requirements of the Exchange Act and the 1940 Act and is required to file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. Following the completion of the combined offering, Mr. Ackman, the Chief Executive Officer of the Manager, intends to use his X (formerly Twitter) account (@BillAckman) as a means of publicly disseminating current information about the Company from time to time including information about new and disposed of investments and hedges, as well as his views on macroeconomic, geopolitical and other developments. Accordingly investors should monitor this account in addition to following the Company’s SEC filings and the Company’s website (www.pershingsquareusa.com (under construction)), as well as the Company’s press releases and investor presentations and events. Information included in Mr. Ackman’s X account or on the Company’s website is not a part of or incorporated by reference into this prospectus.
As required by FUND Rule 3.2 (Investor Information) of the United Kingdom Financial Conduct Authority’s Handbook of Rules and Guidance and European Union Regulation 2015/2365 of the European Parliament and of the Council of November 25, 2015 on transparency of securities financing transactions and of reuse and amending European Union Regulation 648/2012 (the “SFTR”), where applicable the Manager will make available to any investor at the principal place of business of the Manager (or such other means as is determined by the Manager) any information required by the SFTR, including the use of securities financing transactions by the Company and total return swaps in accordance with the provisions of instruments used. With respect to any such securities financing transactions and total return swaps and should the Company enter into such transactions, the information provided will include the rationale for their use, the type of assets that can be subject to them, the maximum and expected proportion of assets under management subject to them, criteria to select counterparties, acceptable collateral, valuation methodology and information on safekeeping of assets and collateral.

PRIVACY NOTICE
Introduction
Your privacy is very important to us.
This notice (this “Privacy Notice”) is provided by Pershing Square USA, Ltd., and sets forth the Company’s policies for the collection, use, storage, sharing, disclosure (collectively, “processing”) and protection of nonpublic personal information and personal data (together, “personal information”) relating to current, prospective and former investors in the Company.
References to “you” or an “investor” in this Privacy Notice mean any investor who is an individual, or any individual connected with an investor who is a legal person, as applicable.
Who to Contact About This Privacy Notice
This Privacy Notice is being provided in accordance with the applicable requirements under the privacy and data protection laws that apply in the jurisdictions where the Company operates (collectively, the “Data Protection Laws”). The Company is considered to be a data controller in respect of any personal information it holds about you for the purposes of certain Data Protection Laws. This means that the Company determines the purposes and the means of the processing of your personal information.
Please contact Investor Relations by calling +1 (212) 813-3700 or by writing to the following address: ir@persq.com, for any questions about this Privacy Notice or requests with regards to the personal data we hold.
The Types of Personal Information the Company May Hold
The categories of personal information the Company may collect include names, residential or business addresses or other contact details, account details, information about assets, transactions, or investment activities or other personal information, as specified under the applicable Data Protection Laws.
How the Company Collects Personal Information
The Company may collect personal information about you through (i) information provided directly to the Company by you, or another person on your behalf; (ii) information you provide to the Company in correspondence and conversations with the Company’s representatives; and (iii) information that the Company obtains, directly or indirectly, in relation to any transactions between you and the Company, such as when you purchase securities from the Company.
The Company may also receive your personal information from third parties or other sources, such as the Company’s affiliates, publicly accessible databases or registers, tax authorities, governmental agencies and supervisory authorities, or other publicly accessible sources.
How the Company May Use Personal Information
The Company may process your personal information for the purposes of administering the relationship between you and the Company (including processing your transactions, communications and reporting), marketing of the Company’s products and services, monitoring and analyzing the Company’s activities, and complying with applicable legal or regulatory requirements (including, as may be applicable, anti-money laundering, fraud prevention, tax reporting, sanctions compliance, or responding to requests for information from supervisory authorities, or law enforcement agencies).
Where legally required, the Company will use one of the permitted grounds under the applicable Data Protection Laws to process your personal information. Such grounds include, for example, circumstances where:
(i)	processing is necessary to perform the Company’s obligations in providing a financial product or service to you;
(ii)	the Company is required to comply with a legal or regulatory obligation applicable to it; or
(iii)
the Company, or a third party on the Company’s behalf, has determined that it is necessary for our legitimate interests to collect and use your personal information, such as if we believe that you have a reasonable expectation for us or a third party to collect or use your personal information for such purpose.

What Are the Consequences of Failing to Provide Personal Information
Where personal information is required to satisfy a statutory obligation (including compliance with applicable anti-money laundering or sanctions requirements) or a contractual requirement, failure to provide such information may result in the Company not being able to provide services to you. Where there is suspicion of unlawful activity, failure to provide personal information may result in the submission of a report to the relevant law enforcement agency or supervisory authority.
How the Company May Share Personal Information
The Company may disclose information about you to its affiliates, service providers, or other third parties to accept your investment, administer and maintain your account(s), or otherwise perform its contractual obligations, or as may otherwise be permitted or required by law. The Company may also need to share your personal information with regulatory, tax or law enforcement authorities to comply with applicable legal or regulatory requirements, respond to court orders, or in the context of litigation, government, regulatory or self-regulatory organization requirements or requests for information, administrative proceedings, or investigations. The Company will also release information about you if you direct us to do so.
It may also be necessary, under anti-money laundering and similar laws, to disclose information about you to facilitate the establishment of trading relationships for the Company with the Company’s prime brokers, custodians, executing brokers or other trading counterparties.
The Company may also disclose information about you, or your transactions and experiences with the Company, including to its affiliates or service providers for the Company’s everyday business purposes, such as administration of its business, record-keeping, maintaining security of its information technology systems, reporting and monitoring of its activities, investor relations activities, and compliance with applicable legal and regulatory requirements.
Retention Periods and Security Measures
The Company will not retain personal information for longer than is necessary in relation to the purpose for which it is collected, subject to the applicable Data Protection Laws. Personal information will be retained for the duration of your investment in the Company and for a minimum of five years after a withdrawal of your investment, or liquidation of the Company. The Company may retain personal information for a longer period for the purpose of marketing its products and services or compliance with applicable law. From time to time, the Company will review the purpose for which personal information has been collected and decide whether to retain it or to delete if it no longer serves any purpose to the Company.
To protect your personal information from unauthorized access and use, the Company applies organizational and technical security measures in accordance with applicable Data Protection Laws. These measures include computer safeguards and secured files and buildings.
Additional Information under the U.S. Gramm-Leach-Bliley Act 1999 (Reg S-P) and Fair Credit Reporting Act (Reg S-AM)
For purposes of U.S. federal law, this Privacy Notice applies to current and former investors who are individuals or Individual Retirement Accounts. The Company is providing this additional information under U.S. federal law.
The Company may disclose information about its investors, prospective investors or former investors to affiliates (i.e., financial and non-financial companies related by common ownership or control) or non-affiliates (i.e., financial or non-financial companies not related by common ownership or control) for the Company’s everyday business purposes, such as to process your transactions, maintain your account(s) or respond to court orders and legal investigations. Thus, it may be necessary or appropriate, under anti-money laundering and similar laws, to disclose information about the Company’s investors in order to accept subscriptions from them. The Company will also release information about you if you direct us to do so.
The Company does not share your information with non-affiliates for them to market their own services to you. The Company may disclose information you provide to us to companies that perform marketing services on our behalf, such as any placement agent retained by the Company.

The Company will notify you of any material personal data breaches affecting you in accordance with the requirements of applicable Data Protection Laws.
Additional Information for Individual Investors in Europe
As an individual investor, you may have certain rights under the EU General Data Protection Regulation and the same as it forms part of the law of the United Kingdom (together, “GDPR”) or the Swiss Federal Act on Data Protection (as revised) (“FADP”), each to the extent applicable, in relation to the Company’s processing of your personal data and any processing carried out on your behalf. Subject to applicable law, these rights may include: (i) the right to request access to your personal data; (ii) the right to request rectification of your personal data; (iii) the right to request erasure of your personal data (the “right to be forgotten”); (iv) the right to restrict the Company’s processing or use of your personal data; (v) the right to object to the Company’s processing or use where it has considered this to be necessary for its legitimate interests (such as in the case of the Company’s marketing activities); (vi) where relevant, the right to request the portability of your personal data; (vii) if your consent to processing has been obtained, the right to withdraw your consent at any time; and (viii) the right to lodge a complaint with a supervisory authority. Please note that the right to be forgotten that applies in certain circumstances under GDPR is not likely to be available in respect of the personal data the Company holds, given the purpose for which we collect such data, as described above.
Due to the international nature of the Company’s business, your personal data may be transferred to jurisdictions that are not considered to offer equivalent protection to personal data as under the GDPR or FADP (“Third Countries”). The Company will take steps reasonably necessary to ensure that your personal data is treated securely and in accordance with this Privacy Notice and applicable Data Protection Laws when it is processed in, or otherwise accessed from, Third Countries - which may include entering into appropriate contractual undertakings with service providers who process personal data on our behalf in such Third Countries. The Company may also be required to transfer your personal data to its regulators or government agencies in Third Countries in cases where such transfers are necessary in the context of administrative proceedings, such as requests for information, examinations or investigations, or to other relevant parties in Third Countries where it is necessary for the purposes of establishing, bringing, or defending legal claims, or for another legitimate business purpose, such as compliance with our legal or regulatory obligations under foreign law.
If you require further information about these protective measures, you can request it using the contact details provided above.
Complaining to Supervisory Authorities
Subject to applicable Data Protection Law, you may have the right to lodge a complaint with a supervisory authority such as the Information Commissioner’s Office in the United Kingdom or a data protection authority in a member state of the European Economic Area of your usual residence or place of work or of the place of the alleged breach if you consider that the processing of your personal data carried out by the Company, the Company’s administrator or any other service provider to the Company, has breached applicable Data Protection Law.

Report of Independent Registered Public Accounting Firm
To the Shareholder and Board of Directors (Trustees) of Pershing Square USA, Ltd.
Opinion on the Financial Statements
We have audited the accompanying statement of assets and liabilities of Pershing Square USA, Ltd. (the “Company”), including the schedule of investments, as of September 30, 2025 and the related statements of operations for the period from January 1, 2025 through September 30, 2025, the year ended December 31, 2024, and the period from November 28, 2023 (inception) to December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at September 30, 2025, and the results of its operations for the period from January 1, 2025 through September 30, 2025, the year ended December 31, 2024, and the period from November 28, 2023 (inception) to December 31, 2023, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2025, by correspondence with the custodians and brokers. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP

We have served as the auditor of the Company since 2024.

New York, NY
October 28, 2025

Statement of Assets and Liabilities
As of September 30, 2025

Assets
Cash	$18,331
Investments in securities, at fair value (cost $2,163,055)	2,163,055
Deferred offering costs	1,674,292
Other assets	10,368
Total assets	3,866,046

Liabilities
Legal fees payable	1,290,219
Deferred offering costs payable	1,253,881
Trustee compensation payable	288,750
Accounting fees payable	37,500
Consulting fees payable	9,587
Other expenses payable	3,579
Total liabilities	2,883,516
Net assets	$982,530

Net assets consist of:
Common shares, unlimited shares authorized, 318,320 shares issued and outstanding	$15,916,000
Accumulated earnings/(loss)	(14,933,470)
Net assets	$982,530
Net asset value per share	$3.09

See accompanying notes to the Financial Statements.

Schedule of Investments
As of September 30, 2025

Description	Shares	Fair Value
Short-Term Investments – 220.2%
BlackRock Liquidity Funds Treasury Trust Fund, 4.00%(i)	2,142,790	$2,142,790
Goldman Sachs Financial Square Treasury Instruments Fund, 4.00%(i)	20,265	20,265
Total Short-Term Investments (cost $2,163,055)		2,163,055
Total Investments – 220.2% (cost $2,163,055)		2,163,055
Other assets less liabilities – (120.2)%		(1,180,525)
Net Assets – 100.0%		$982,530

(i)	Represents the 7-day effective yield as of September 30, 2025.
See accompanying notes to the Financial Statements.

Statements of Operations

	For the period from January 1, 2025 to September 30, 2025	For the year ended December 31, 2024	For the period from November 28, 2023 (inception) to December 31, 2023
Investment income
Interest income	$85,302	$18,233	$—

Expenses
Trustee compensation expense	866,250	615,369	—
Legal fees	173,723	9,255,307	52,203
Accounting fees	105,500	101,500	—
Consulting fees	23,790	311,778	—
Filing fees	2,944	3,389,980	—
Other expenses	41,413	97,248	—
Total expenses	(1,213,620)	(13,771,182)	(52,203)
Net investment income/(loss)	(1,128,318)	(13,752,949)	(52,203)
Net change in net assets resulting from operations	$(1,128,318)	$(13,752,949)	$(52,203)

See accompanying notes to the Financial Statements.

Notes to the Financial Statements
As of September 30, 2025
1.	ORGANIZATION
Pershing Square USA, Ltd. (the “Company” or “PSUS”), a Delaware statutory trust, is a closed-end investment company registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), managed by its investment manager, Pershing Square Capital Management, L.P. (“PSCM” or the “Investment Manager”). The Company was formed on November 28, 2023.
The Company’s investment objective is to preserve capital and seek maximum, long-term capital appreciation and growth in intrinsic value per share commensurate with reasonable risk, where risk is defined as the probability of permanent loss of capital, rather than price volatility. The Company will seek to achieve its investment objective by acquiring long-term, large minority stakes in 12 to 15 high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which PSCM believes they have underperformed their potential and/or when PSCM believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their business. Large minority stakes will be accumulated over time and will vary in size depending on the size of the portfolio company. The Company intends to invest principally in companies with simple, predictable, and free-cash-flow generative businesses, strong balance sheets, and exceptional management and governance in industries with significant barriers to entry and limited exposure to extrinsic factors it cannot control. PSCM looks for opportunities to assist portfolio companies in accelerating growth, increasing efficiency, improving capital allocation, managing through challenges and otherwise improving performance in order to generate long-term value. PSCM pursues a long-term investment strategy and does not typically engage in short-term trading in the shares of the portfolio companies in which it invests.
PSCM, a Delaware limited partnership, is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. The Company’s Board of Trustees (the “Board”) has overall responsibility for monitoring and overseeing the Company’s management and operations. Subject to the overall supervision of the Board, the Investment Manager manages the Company’s day-to-day operations and provides the Company with investment advisory and management services.
The Company has no operations to date other than matters relating to its organization and the sale and issuance of the Company’s common shares of beneficial interest (the “Common Shares”). The Investment Manager has purchased 318,320 Common Shares for a total purchase price of $15,916,000 or $50.00 per share. The Company intends to raise additional capital through the issuance of the Common Shares in an initial public offering (the “PSUS IPO”). The Common Shares are expected to be listed on the New York Stock Exchange, subject to notice of issuance, under the symbol “PSUS.”
In recognition of the importance of the PSUS IPO to PSCM’s long-term success and to provide an additional incentive for prospective investors to purchase Common Shares in the PSUS IPO, Pershing Square Inc., the prospective parent company of PSCM (“PSI”) intends to deliver to each investor who purchases Common Shares in the PSUS IPO, for no additional consideration, a quantity of PSI common stock (the “PSI Common Stock”) to be determined at a future date. The PSUS IPO and the initial public offering of the PSI Common Stock (the “PSI IPO”) are component parts of a single offering, which is referred to as the “combined offering.” Following the combined offering, the PSI Common Stock will be listed on the NYSE under the symbol “PS” and PSI will be a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Common Shares and the PSI Common Stock will each trade separately on the NYSE, and investors may freely sell each security separately.
Board of Trustees
The Board consists of six Trustees. Five of the Trustees are not “interested persons” of the Company or of the Investment Manager for purposes of Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board.

2.	SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The Company’s financial statements and the following significant accounting policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in United States Dollars. Such policies are consistently followed by the Company in the preparation of its financial statements.
Management has determined that the Company is an investment company in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The Company applies the specialized accounting guidance outlined therein.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Fair Value Measurement
Investments in money market funds are carried at the fund’s net asset value per share, which approximates fair value.
The Company considers all investments with a maturity of three months or less at the time of purchase to be short-term investments. As of September 30, 2025, short-term investments of $2,163,055, as presented in the statement of assets and liabilities and schedule of investments, were comprised of two money market funds which are invested in U.S. Treasury obligations.
Interest Income
Interest income related to cash and short-term investments is recognized when earned.
Offering Costs
Offering costs consist of fees related to underwriting, legal, regulatory filings, printing, and other costs for services directly related to the Company’s offering of the Common Shares and the preparation and filing of the registration statement. On August 1, 2024, the Company postponed its initial plans for an initial public offering for more than 90 days and, as a result, offering costs incurred by the Company from November 28, 2023 (inception) to August 1, 2024 (the date on which the Company withdrew its registration statement on Form N-2) were expensed. Offering costs incurred subsequent to August 1, 2024, in anticipation of a future offering, were deferred and recorded as assets. As of September 30, 2025, total offering costs incurred amounted to $1,674,292, consisting solely of legal fees, and are presented in the statement of assets and liabilities as deferred offering costs. Upon the issuance of the Common Shares in the PSUS IPO, total deferred offering costs will be charged to capital.
Prior to May 31, 2024, the Investment Manager paid certain of the Company’s expenses which were later reimbursed by the Company (further discussed in Note 6) as the Company did not have sufficient capital.
Organizational Expenses
The Company is responsible for the costs of its formation and organization and recognizes these expenses when incurred. These expenses are categorized as professional fees or other expenses based on the definitions herein. Prior to May 31, 2024, the Investment Manager paid certain of the Company’s organizational expenses which were later reimbursed by the Company (further discussed in Note 6) as the Company did not have sufficient capital.
Professional Fees
Professional fees include, but are not limited to, expenses relating to accounting, investment valuation, administrative services, auditing and tax preparation expenses, legal fees and expenses, fees of investment bankers, advisers, appraisers, public and government relations firms and other consultants and experts, and investment-related fees and expenses including research but excluding investment transaction costs. Since the Company’s inception, professional fees consist of accounting fees, consulting fees and legal fees as presented separately in the statements of operations.

Other Expenses
Other expenses include, but are not limited to, printing and postage expenses, bank service fees, insurance expenses, listing-related fees and expenses relating to corporate engagement, certain regulatory registrations in connection with the Company’s business and investment activities.
Filing Fees
Filing fees include, but are not limited to, regulatory fees prior to August 1, 2024 related to the Company’s filing of its registration statement on Form N-2 and other filings with the SEC and the Financial Industry Regulatory Authority including with respect to the Company’s withdrawal of its registration statement, printer expenses for Edgar filings and investment-related filings fees.
Taxation
As of September 30, 2025, the Company is a Delaware statutory trust with a single beneficial owner, PSCM, and is disregarded for U.S. federal income tax purposes. The Company intends to elect to be treated and to qualify annually as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Company qualifies as a RIC, the Company generally will not be subject to U.S. federal income taxes to the extent that it distributes its investment company taxable income and net realized capital gains. No federal income tax provision is required as the Company intends to distribute at least the minimum amount necessary to qualify for the favorable U.S. federal income tax treatment generally accorded to RICs. The Company plans to file U.S. federal and applicable state and local tax returns.
The Company accounts for income taxes under ASC 740, Income Taxes, which provides guidance related to the evaluation of uncertain tax positions. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” to be sustained by the applicable tax authority. Tax positions not deemed to meet a “more likely than not” threshold would be recorded as a tax expense in the current year. The Company would account for interest and penalties, if any, as a component of tax expense. The Company has evaluated its tax positions and has concluded that there are no significant tax positions requiring recognition, measurement, or disclosure in the financial statements. The Company’s U.S. federal tax returns are subject to examination for a period of three years after they are filed.
3.	INVESTMENT MANAGER AND ADMINISTRATOR AGREEMENTS
Investment Manager
The Investment Manager is the investment adviser to the Company pursuant to the Investment Management Agreement (“IMA”) and is responsible for the management of the Company and the administration of the affairs of the Company to the extent requested by the Company’s Board.
As compensation for its services, the Investment Manager will receive a quarterly management fee payable in advance on the first business day of each fiscal quarter in an amount equal to 0.50% (2.0% per annum) based on the Company’s net asset value (“NAV”) on the last day of the previous fiscal quarter (the “Management Fee”). No Management Fee will be charged until the completion of the PSUS IPO. The Investment Manager will not be entitled to an incentive allocation or any other form of performance fee pursuant to the IMA.
Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company (“State Street”) will serve as the Company’s administrator, custodian, transfer agent and dividend disbursing agent. Under the service agreements between State Street and the Company, State Street will provide certain administrative services necessary for the operation of the Company, including maintaining certain Company books and records, providing accounting and tax services, and preparing certain regulatory filings. State Street will also serve as the custodian of the Company’s assets pursuant to a custody agreement. Under the custody agreement, State Street holds the Company’s assets in compliance with the 1940 Act. Additionally, State Street will serve as transfer agent and dividend disbursing agent with respect to the Common Shares and as administrator of the Company’s dividend reinvestment plan. State Street will receive fees for these services following the completion of the PSUS IPO.

4.	CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash held in accounts at financial institutions, which, at times, may exceed the Federal Deposit Insurance Coverage of $250,000, and short-term investments at financial institutions. The Company has not experienced losses on these financial instruments and management believes the Company is not exposed to a significant credit risk.
5.	SHARE CAPITAL
The Company is authorized to issue an unlimited number of Common Shares and intends to offer Common Shares at $50.00 per share at the PSUS IPO. All holders of Common Shares will have equal rights as it relates to dividend distributions, assets and voting privileges. Holders of Common Shares will have no conversion, preemptive or other subscription rights. As of September 30, 2025, 318,320 Common Shares were issued and outstanding, held solely by the Investment Manager.
The Company is authorized to issue preferred shares subject to the Board’s approval and without prior approval of the holders of Common Shares. Any preferred shares issued by the Company would have special voting rights and a liquidation preference over the Common Shares. As of September 30, 2025, no preferred shares were issued and outstanding.
6.	RELATED PARTY TRANSACTIONS
Common Shares Held by the Investment Manager
The Investment Manager is the sole shareholder of the Company as of September 30, 2025 and made its initial contribution on February 15, 2024. For the year ended December 31, 2024, the Investment Manager contributed aggregate capital of $13,816,000 to the Company in exchange for 276,320 Common Shares at $50.00 per share. For the period from January 1, 2025 to September 30, 2025, the Investment Manager contributed capital of $2,100,000 to the Company in exchange for 42,000 Common Shares at $50.00 per share. Currently, the Investment Manager is the Company’s only source of funding through the Company’s issuance and sale of Common Shares to the Investment Manager.
Trustee Compensation
The Company’s Trustees who do not also serve in an executive officer capacity for the Company or the Investment Manager and who are not otherwise “interested persons” of the Company under the 1940 Act receive annual cash retainer fees. Additional annual compensation is payable to the chairman of the Board, the chairperson of the Audit Committee and Trustees serving on the Audit Committee. Such amounts are paid quarterly in arrears. On June 19, 2024, the Trustees were appointed to the Board. For the year ended December 31, 2024, Trustee compensation expense totaled $615,369 as presented in the statements of operations. For the period from January 1, 2025 to September 30, 2025, Trustee compensation expense totaled $866,250 as presented in the statements of operations, of which $288,750 was payable, as presented in the statement of assets and liabilities.
The Company also reimburses each of the Trustees for reasonable and authorized business expenses in accordance with the Company’s policies, including reimbursement of out-of-pocket expenses incurred in connection with attending board or committee meetings.
Reimbursement to the Investment Manager
The Investment Manager agreed to pay certain of the Company’s expenses until the Company had sufficient capital. The Company fully repaid the Investment Manager on May 31, 2024 for a total of $1,023,559. For the period from November 28, 2023 (inception) to December 31, 2023, the Investment Manager paid an aggregate amount of $618,515 and for the period from January 1, 2024 to May 31, 2024, the Investment Manager paid an aggregate amount of $405,044. The Company intends to pay for its outstanding payables and ongoing costs from its capital and no further reimbursement is expected to be necessary.
7.	GUARANTEES
The Company may enter into contracts that contain a variety of indemnification obligations. The Company’s maximum exposure under these arrangements is unknown. However, the Company has not had prior material claims or losses pursuant to these contracts and expects the risk of material loss to be remote.

8.	COMMITMENTS AND CONTINGENCIES
As of September 30, 2025, no commitments or contingencies existed.
9.	SUBSEQUENT EVENTS
The Investment Manager has evaluated the need for additional disclosures and/or adjustments resulting from subsequent events. This evaluation did not result in any additional subsequent events that necessitated disclosures and/or adjustments.

Statement of Assets and Liabilities (Unaudited)
As of March 31, 2026

Assets
Cash	$10,894
Investments in securities, at fair value (cost $1,428,643)	1,428,643
Deferred offering costs	5,860,505
Other assets	13,290
Total assets	7,313,332

Liabilities
Deferred offering costs payable	4,308,165
Professional fees payable	1,422,622
Trustee compensation payable	288,750
Other expenses payable	23,492
Total liabilities	6,043,029
Net assets	$1,270,303

Net assets consist of:
Common shares, unlimited shares authorized, 342,320 shares issued and outstanding	$17,116,000
Accumulated earnings/(loss)	(15,845,697)
Net assets	$1,270,303
Net asset value per share	$3.71

See accompanying notes to the unaudited Financial Statements.

Schedule of Investments (Unaudited)
As of March 31, 2026

Description	Shares	Fair Value
Short-Term Investments – 112.5%
BlackRock Liquidity Funds Treasury Trust Fund, 3.56%(i)	1,427,950	$ 1,427,950
Goldman Sachs Financial Square Treasury Instruments Fund, 3.58%(i)	693	693
Total Short-Term Investments (cost $1,428,643)		1,428,643
Total Investments – 112.5% (cost $1,428,643)		1,428,643
Other assets less liabilities – (12.5)%		(158,340)
Net Assets – 100.0%		$ 1,270,303

(i)	Represents the 7-day effective yield as of March 31, 2026.
See accompanying notes to the unaudited Financial Statements.

Statement of Operations (Unaudited)
For the six months ended March 31, 2026

Investment income
Interest income	$16,673

Expenses
Trustee compensation expense	577,500
Professional fees	281,119
Other expenses	70,279
Total expenses	(928,898)
Net investment income/(loss)	(912,225)
Net change in net assets resulting from operations	$ (912,225)

See accompanying notes to the unaudited Financial Statements.

Notes to the Unaudited Financial Statements
As of March 31, 2026
1.	ORGANIZATION
Pershing Square USA, Ltd. (the “Company” or “PSUS”), a Delaware statutory trust, is a non-diversified, closed-end investment company registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), managed by its investment manager, Pershing Square Capital Management, L.P. (“PSCM” or the “Investment Manager”). The Company was formed on November 28, 2023.
The Company’s investment objective is to preserve capital and seek maximum, long-term capital appreciation and growth in intrinsic value per share commensurate with reasonable risk, where risk is defined as the probability of permanent loss of capital, rather than price volatility. The Company seeks to achieve its investment objective by acquiring and holding large minority stakes in 12 to 15 high-quality, predominantly North American-listed, large-capitalization growth companies at attractive valuations during periods in which PSCM believes they have underperformed their potential and/or when PSCM believes they are undervalued because the market underestimates their potential or overestimates the impact of certain negative factors on their businesses. PSUS, alongside the three primary investment funds for which PSCM serves as investment manager (the “core funds”), will accumulate large minority stakes over time. Such stakes will vary in size depending on the size of the portfolio company and PSCM’s assessment of potential for loss versus opportunity for gain. Generally, PSCM seeks to accumulate positions of a size across its core funds that enable it to be a significant and influential shareholder, typically making it the largest, or among the largest, active shareholders (i.e., excluding passive investors such as index funds). By working with management teams and boards of directors, PSCM seeks to assist portfolio companies in creating substantial long-term value. PSCM may, from time to time, increase the number of holdings in the Company’s investment portfolio as a result of market or economic conditions or due to other considerations.
PSCM, a Delaware limited partnership, is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended. The Company’s Board of Trustees (the “Board”) has overall responsibility for monitoring and overseeing the Company’s management and operations. Subject to the overall supervision of the Board, the Investment Manager manages the Company’s day-to-day operations and provides the Company with investment advisory and management services.
The Company has no operations to date other than matters relating to its organization and the sale and issuance of the Company’s common shares of beneficial interest (the “Common Shares”). The Investment Manager has purchased 342,320 Common Shares for a total purchase price of $17,116,000 or $50.00 per share. The Company intends to raise additional capital through the issuance of the Common Shares in an initial public offering (the “PSUS IPO”). The Common Shares are expected to be listed on the New York Stock Exchange, subject to notice of issuance, under the symbol “PSUS.”
In recognition of the importance of the PSUS IPO to PSCM’s long-term success and to provide an additional incentive for prospective investors to purchase Common Shares in the PSUS IPO, Pershing Square Inc., the prospective parent company of PSCM (“PS Inc.”), will deliver to each initial investor in the PSUS IPO, for no additional consideration, 1 share of common stock of PS Inc. (the “PS Inc. Common Stock”) for every 5 Common Shares purchased in the PSUS IPO. The tax basis in the Common Shares and shares of PS Inc. Common Stock received in the PSUS IPO will equal the total purchase price of $50.00 paid in the combined offering. The Company and PS Inc. believe that a reasonable method for determining the allocation of tax basis would be to use the volume-weighted average trading prices of the Common Shares and shares of PS Inc. Common Stock on the first day of trading on the New York Stock Exchange (“NYSE”).
The PSUS IPO and the initial public offering of the PS Inc. Common Stock (the “PS Inc. IPO”) are component parts of a single offering, which is referred to as the “combined offering.” Following the combined offering, the PS Inc. Common Stock will be listed on the NYSE under the symbol “PS” and PS Inc. will be a public company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The Common Shares and the PS Inc. Common Stock will each trade separately on the NYSE.
In connection with the combined offering, certain qualified investors (the “private placement investors”) have been offered the opportunity to acquire Common Shares at a price of $50.00 per share in a private placement transaction (the “PSUS Private Placement”) exempt from registration under the Securities Act of 1933, as amended. PS Inc. will deliver to each private placement investor, for no additional consideration, 1.5 shares of PS Inc.

Common Stock for every 5 Common Shares purchased in the PSUS Private Placement (the “PS Private Placement” and together with the PSUS Private Placement, the “combined private placement” and together with the combined offering, the “combined transaction”). The agreements with the private placement investors provide that the combined private placement will be completed substantially concurrently with, and its completion will be contingent upon, the closing of the combined offering and the satisfaction of other customary closing conditions. The Company has secured approximately $2.8 billion in commitments for the combined private placement (including the $100 million investment by PS Inc. as discussed below).
The Common Shares delivered to investors in the PSUS Private Placement will be “restricted securities,” as defined in Rule 144 under the Securities Act and may not be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration. Beginning six months after the closing of the PSUS Private Placement, a holder of Common Shares acquired in the PSUS Private Placement will be able to sell such Common Shares pursuant to Rule 144 without volume or manner of sale restrictions, as long as (i) such holder is not at the time of such sale, and has not been at any time during the three months preceding such sale, an affiliate of the Company and (ii) in the case of any such sale that occurs prior to the first anniversary of the closing of the PSUS Private Placement, the Company has at the time of such sale filed all required reports under the Exchange Act.
PS Inc. or an affiliate thereof will purchase (i) in the combined private placement, a number of Common Shares at a price of $50.00 per Common Share such that PS Inc.’s investment, together with the Common Shares previously acquired by PSCM, results in an aggregate investment of $100 million, and (ii) a $50 million aggregate liquidation preference of the Company’s Series A Preferred Shares at a price of $50.00 per Series A Preferred Share in a transaction exempt from registration under the Securities Act. PS Inc. has agreed with the Company that it will not sell, transfer, or otherwise dispose of the Common Shares or the Series A Preferred Shares acquired by it or its affiliates prior to the date that is the 25-year anniversary of the closing date of the combined transaction, subject to certain exceptions.
Board of Trustees
The Board consists of six Trustees. Five of the Trustees are not “interested persons” of the Company or of the Investment Manager for purposes of Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board.
2.	SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The Company’s financial statements and the following significant accounting policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and are stated in United States Dollars. Such policies are consistently followed by the Company in the preparation of its financial statements.
Management has determined that the Company is an investment company in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The Company applies the specialized accounting guidance outlined therein.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Fair Value Measurement
Investments in money market funds are carried at the fund’s net asset value per share, which approximates fair value.
The Company considers all investments with a maturity of three months or less at the time of purchase to be short-term investments. As of March 31, 2026, short-term investments of $1,428,643, as presented in the statement of assets and liabilities and schedule of investments, were comprised of two money market funds which are invested in U.S. Treasury obligations.

Interest Income
Interest income related to cash and short-term investments is recognized when earned.
Offering Costs
Offering costs consist of fees related to underwriting, legal, regulatory filings, printing, and other costs for services directly related to the Company’s offering of the Common Shares and the preparation and filing of the registration statement. On August 1, 2024, the Company postponed its initial plans for an initial public offering for more than 90 days and, as a result, offering costs of $8,721,234 incurred by the Company from November 28, 2023 (inception) to August 1, 2024 (the date on which the Company withdrew its registration statement on Form N-2) were expensed. Offering costs incurred subsequent to August 1, 2024, in anticipation of a future offering, were deferred and recorded as assets. As of March 31, 2026, total deferred offering costs incurred amounted to $5,860,505, consisting of legal, accounting and filing fees, of which $4,308,165 remains payable, presented as deferred offering costs and deferred offering costs payable in the statement of assets and liabilities.
Upon the issuance of the Common Shares in the PSUS IPO and the PSUS Private Placement, all deferred offering costs will be charged to capital.
Organizational Expenses
The Company is responsible for the costs of its formation and organization and recognizes these expenses when incurred. These expenses are categorized as professional fees or other expenses based on the definitions herein.
Professional Fees
Professional fees include, but are not limited to, expenses relating to accounting, investment valuation, administrative services, auditing and tax preparation expenses, legal fees and expenses, fees of investment bankers, advisers, appraisers, public and government relations firms and other consultants and experts, and investment-related fees and expenses including research but excluding investment transaction costs.
Other Expenses
Other expenses include, but are not limited to, printing and postage expenses, bank service fees, insurance expenses, listing-related fees, expenses relating to corporate engagement and certain regulatory registrations in connection with the Company’s business and investment activities.
Income Taxes
As of March 31, 2026, the Company is a Delaware statutory trust with a single beneficial owner, PSCM. The Company intends to elect to be treated and to qualify annually as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Company qualifies as a RIC, the Company generally will not be subject to U.S. federal income taxes to the extent that it distributes its investment company taxable income and net realized capital gains. While no federal income tax provision is expected to be required as the Company intends to distribute at least the minimum amount necessary to qualify for the favorable U.S. federal income tax treatment generally accorded to RICs, the Company will be subject to tax on any undistributed taxable income or gains, including net capital gain. The Company plans to file U.S. federal and applicable state and local tax returns.
The Company accounts for income taxes under ASC 740, Income Taxes, which provides guidance related to the evaluation of uncertain tax positions. ASC 740 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more likely than not” to be sustained by the applicable tax authority. Tax positions not deemed to meet a “more likely than not” threshold would be recorded as a tax expense in the current year. The Company would account for interest and penalties, if any, as a component of tax expense. The Company has evaluated its tax positions and has concluded that there are no significant tax positions requiring recognition, measurement, or disclosure in the financial statements. The Company’s U.S. federal tax returns are subject to examination for a period of three years after they are filed.

3.	INVESTMENT MANAGER AND ADMINISTRATOR AGREEMENTS
Investment Manager
The Investment Manager is the investment adviser to the Company pursuant to the Investment Management Agreement (“IMA”) and is responsible for the management of the Company and the administration of the affairs of the Company to the extent requested by the Company’s Board.
As compensation for its services, the Investment Manager will receive a quarterly management fee payable in advance on the first business day of each fiscal quarter in an amount equal to 0.50% (2.0% per annum) based on the Company’s net asset value (“NAV”) on the last day of the previous fiscal quarter (the “Management Fee”). No Management Fee is charged until the completion of the PSUS IPO. The Investment Manager will not be entitled to an incentive allocation or any other form of performance fee pursuant to the IMA.
Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent
State Street Bank and Trust Company (“State Street”) will serve as the Company’s administrator, custodian, transfer agent and dividend disbursing agent. State Street will provide certain administrative services necessary for the operation of the Company, including maintaining certain Company books and records, providing accounting and tax services, and preparing certain regulatory filings. State Street will also serve as the custodian of the Company’s assets and hold such assets in compliance with the 1940 Act. Additionally, State Street will serve as transfer agent and dividend disbursing agent with respect to the Common Shares and as administrator of the Company’s dividend reinvestment plan. State Street will receive fees for these services following the completion of the PSUS IPO.
4.	CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash held in accounts at financial institutions, which, at times, may exceed the Federal Deposit Insurance Coverage of $250,000, and short-term investments at financial institutions. The Company has not experienced losses on these financial instruments and management believes the Company is not exposed to a significant credit risk.
5.	SHARE CAPITAL
The Company is authorized to issue an unlimited number of Common Shares and intends to sell Common Shares at a price of $50.00 per share in the combined transaction. All holders of Common Shares will have equal rights relating to dividend distributions, assets and voting privileges. Holders of Common Shares will have no conversion, preemptive or other subscription rights. As of March 31, 2026, 342,320 Common Shares were issued and outstanding, held solely by the Investment Manager.
Upon the issuance of the Common Shares in the combined transaction, the Company’s deferred offering expenses, as discussed in Note 2, will be charged to capital and borne by all shareholders. In addition, all expenses net of interest income accumulated prior to the Company’s IPO, reflected as an accumulated loss of $15,845,697 on the statement of assets and liabilities as of March 31, 2026, will also be borne by all shareholders upon completion of the combined transaction.
The Company is authorized to issue preferred shares subject to the Board’s approval and without prior approval of the holders of Common Shares. Any preferred shares issued by the Company would have special voting rights and a liquidation preference over the Common Shares. As discussed in Note 1, in connection with the combined transaction, the Company intends to issue $50 million aggregate liquidation preference of Series A Preferred Shares at a price of $50.00 per Series A Preferred Share to PS Inc. or an affiliate thereof. As of March 31, 2026, no preferred shares were issued and outstanding.
6.	RELATED PARTY TRANSACTIONS
Common Shares Held by the Investment Manager
The Investment Manager is the sole shareholder of the Company as of March 31, 2026 and made its initial contribution on February 15, 2024. Since the initial contribution, the Investment Manager has contributed aggregate capital of $17,116,000 to the Company in exchange for 342,320 Common Shares at $50.00 per share. For the six months ended March 31, 2026, the Investment Manager contributed capital of $1,200,000 to the Company in exchange for 24,000 Common Shares at $50.00 per share. Currently, the Investment Manager is the Company’s sole source of funding through the Company’s issuance and sale of Common Shares to the Investment Manager.

Trustee Compensation
The Company’s Trustees who do not also serve in an executive officer capacity for the Company or the Investment Manager and who are not otherwise “interested persons” of the Company under the 1940 Act, receive annual cash retainer fees. Additional annual compensation is payable to the chairman of the Board, the chairperson of the Audit Committee and Trustees serving on the Audit Committee. Such amounts are paid quarterly in arrears. On June 19, 2024, the Trustees were appointed to the Board. For the six months ended March 31, 2026, Trustee compensation expense totaled $577,500 as presented in the statement of operations, of which $288,750 was payable as presented in the statement of assets and liabilities.
The Company also reimburses each of the Trustees for reasonable and authorized business expenses in accordance with the Company’s policies, including reimbursement of out-of-pocket expenses incurred in connection with attending board or committee meetings.
7.	GUARANTEES
The Company may enter into contracts that contain a variety of indemnification obligations. The Company’s maximum exposure under these arrangements is unknown. However, the Company has not experienced material claims or losses pursuant to these contracts and expects the risk of material loss to be remote.
8.	COMMITMENTS AND CONTINGENCIES
In connection with both the combined private placement and the combined offering, the Company and PS Inc. intend to enter into separate reimbursement arrangements with the placement agents and the IPO’s managing underwriters, respectively. Under the first arrangement, which is in respect of the combined private placement, the Company and PS Inc. will agree to severally and not jointly reimburse the placement agents for reasonable and documented legal fees and expenses, subject to an aggregate cap of $500,000, with payment due upon the earlier of a closing of the combined private placement or June 30, 2026 (subject to extension under certain circumstances) if no such closing has occurred. Under the second arrangement, which is in respect of the combined offering, the Company and PS Inc. will agree to severally and not jointly reimburse the IPO underwriters for reasonable and documented legal fees and expenses, subject to an aggregate cap of $3,500,000, with payment due upon the earlier of a closing of the combined offering or June 30, 2026 (subject to extension under certain circumstances), provided that no closing has occurred and a closing is not reasonably likely to occur. In both instances, should the respective transaction fail to close by June 30, 2026 (subject to extension under certain circumstances), PS Inc. will bear sole responsibility for reimbursing the applicable counterparties for the full amount of reasonable and documented legal fees and expenses incurred, without regard to the caps described above.
As of March 31, 2026, no other material commitments or contingencies existed.
9.	SUBSEQUENT EVENTS
The Investment Manager has evaluated the need for additional disclosures and/or adjustments resulting from subsequent events. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

APPENDIX A – SUPPLEMENTAL PERFORMANCE INFORMATION OF THE AFFILIATED FUNDS
The Company is a non-diversified, closed-end management investment company that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The performance information presented below is for: (i) Pershing Square Holdings, Ltd. (“PSH”), a Guernsey-registered closed-ended investment company; (ii) Pershing Square, L.P. (“PSLP”), a private investment fund organized as a Delaware limited partnership; and (iii) Pershing Square International, Ltd. (“PSIL”), a Cayman Islands exempted company, which operates as a private investment fund (collectively, the “Affiliated Funds”), each of which is currently managed by the Manager, which has managed each Affiliated Fund since its respective inception.
The supplemental performance information presented below illustrates the past performance of all funds managed by the Manager with investment objectives, policies and strategies that are substantially similar to the investment objectives, policies and strategies of the Company. There can be no assurance that the Company will achieve comparable results or that the returns generated by the Company will equal or exceed those of any Affiliated Fund, or that the Company will be able to implement its investment strategy or achieve its investment objective. The Company’s investments may be made under different economic conditions and may include different underlying investments than those of the Affiliated Funds. See “Risk Factors” beginning on page 49 of the prospectus for more information.
The supplemental performance information presented below is not the performance record of the Company and should not be considered a substitute for the Company’s own performance. Past returns are not indicative of future performance.
The tables and graphs below set forth (i) under the heading “Composite Returns,” the historical composite weighted-average Net Returns (as defined below) of PSH, PSLP and PSINTL on an annual (with respect to the 1-Year period) and annualized basis (with respect to all other periods) and on a cumulative basis for the specified periods ending December 31, 2025 and March 31, 2026 (weighted based on each Affiliated Fund’s respective beginning-of-month assets under management), (ii) under the heading “Annualized Returns,” the historical net annual (with respect to the 1-Year period) and annualized (with respect to all other periods) total returns of each of the Affiliated Funds for the specified periods ending December 31, 2025 and March 31, 2026, (iii) under the heading “Cumulative Returns,” the (a) cumulative return and (b) annualized return an investor would have earned as of December 31, 2025 and as of March 31, 2026 if such investor invested in PSLP at its January 1, 2004 inception and converted its investment to PSH at its launch on December 31, 2012 (the “Conversion Date”) and (iv) under the heading “Annual Returns,” the historical net annual returns of each of the Affiliated Funds since their respective inceptions for the calendar years indicated.
The columns titled “PSH Net Return,” “PSLP Net Return,” and “PSIL Net Return” show the returns of PSH, PSLP and PSIL, respectively, after performance fees, management fees and other expenses incurred by each fund and are based on net amounts invested after deduction of any applicable sales load but before any taxes or tax withholding incurred by investors (“Net Returns”). The columns titled “Illustrative PSH Net Return,” “Illustrative PSLP Net Return,” and “Illustrative PSIL Net Return” show hypothetical net returns an investor in the applicable Affiliated Fund would have earned if such Affiliated Fund had paid only a 2.0% management fee (and did not pay any performance fees or incentive allocation), which is equivalent to the management fee that will be charged to the Company, after other expenses and any applicable sales load but before any taxes or tax withholding incurred by investors. These illustrative net returns are not actual returns and should not be considered a substitute for the Company’s own performance. There can be no assurance that the Company will achieve comparable results or that the returns generated by the Company will equal the illustrative net returns set forth herein.
In the case of the graphs shown under the heading “Cumulative Returns,” the line showing PSH/PSLP Net Return shows the cumulative Net Returns assuming an investor invested in PSLP up to the Conversion Date and converted its investment in PSLP to PSH from and after the Conversion Date. The line showing PSH/PSLP Illustrative Net Return shows the hypothetical cumulative net returns an investor would have earned in PSLP up to the Conversion Date and PSH from and after the Conversion Date if such investor had paid only a 2.0% management fee, which is equivalent to the management fee that will be charged by the Manager to the Company, and did not pay any incentive fees. These illustrative net returns are not actual returns and should not be considered a substitute for the Company’s own performance. There can be no assurance that the Company will achieve comparable results or that the returns generated by the Company will equal the illustrative net returns set forth herein.

None of the Affiliated Funds are registered under the 1940 Act, and, therefore, none of them are subject to the investment restrictions, leverage and derivative restrictions, diversification requirements and other regulatory requirements imposed on registered investment companies by the 1940 Act and on regulated investment companies by the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If any or all of the Affiliated Funds had been registered under the 1940 Act and/or operated as regulated investment companies under the Code, their respective returns might have been lower and their ability to undertake certain transactions or investments may have been restricted.
Composite Returns
As of December 31, 2025 (Annualized)

	Composite Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year (Annual)	20.7%	17.9%	21.6%	10.1%
5-Year	14.1%	14.4%	12.7%	6.6%
10-Year	15.7%	14.8%	12.7%	4.7%

As of March 31, 2026 (Annualized)

	Composite Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year (Annual)	2.7%	17.8%	19.4%	8.2%
5-Year	8.8%	12.0%	10.8%	5.7%
10-Year	17.0%	14.1%	12.4%	4.9%

As of December 31, 2025 (Cumulative)

	Composite Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year	20.7%	17.9%	21.6%	10.1%
5-Year	93.0%	96.0%	81.5%	37.7%
10-Year	329.0%	297.8%	231.9%	59.1%

As of March 31, 2026 (Cumulative)

	Composite Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year	2.7%	17.8%	19.4%	8.2%
5-Year	52.1%	76.6%	66.8%	32.2%
10-Year	380.4%	275.4%	220.9%	61.4%

Annualized Returns
As of December 31, 2025

	PSH Net Return	PSLP Net Return	PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year (Annual)	20.9%	18.3%	17.9%	17.9%	21.6%	10.1%
5-Year	14.1%	11.9%	11.0%	14.4%	12.7%	6.6%
10-Year	15.5%	13.3%	12.7%	14.8%	12.7%	4.7%

As of March 31, 2026

	PSH Net Return	PSLP Net Return	PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year (Annual)	2.7%	1.8%	-1.2%	17.8%	19.4%	8.2%
5-Year	8.8%	7.2%	6.4%	12.0%	10.8%	5.7%
10-Year	17.0%	14.2%	13.5%	14.1%	12.4%	4.9%

As of December 31, 2025

	PSH Net Return	Illustrative PSH Net Return	PSLP Net Return	Illustrative PSLP Net Return	PSIL Net Return	Illustrative PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year (Annual)	20.9%	24.1%	18.3%	22.2%	17.9%	21.7%	17.9%	21.6%	10.1%
2-Year	15.4%	17.6%	13.1%	15.8%	13.1%	15.8%	21.4%	20.4%	8.9%
3-Year	18.9%	21.2%	15.6%	18.2%	15.6%	18.1%	23.0%	21.7%	8.2%
4-Year	11.2%	12.6%	9.3%	11.0%	9.1%	10.7%	11.1%	10.4%	5.3%
5-Year	14.1%	16.1%	11.9%	14.2%	11.0%	13.1%	14.4%	12.7%	6.6%
6-Year	21.9%	25.1%	18.3%	21.9%	17.4%	20.8%	15.1%	13.3%	6.3%
7-Year	26.3%	29.2%	21.7%	25.0%	20.7%	23.7%	17.3%	15.3%	6.9%
8-Year	22.6%	24.9%	18.6%	21.2%	18.1%	20.6%	14.3%	12.1%	4.7%
9-Year	19.3%	21.2%	16.1%	18.4%	15.6%	17.7%	15.1%	13.3%	5.3%
10-Year	15.5%	17.2%	13.3%	15.2%	12.7%	14.5%	14.8%	12.7%	4.7%

As of March 31, 2026

	PSH Net Return	Illustrative PSH Net Return	PSLP Net Return	Illustrative PSLP Net Return	PSIL Net Return	Illustrative PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
1-Year (Annual)	2.7%	5.4%	1.8%	5.1%	-1.2%	1.9%	17.8%	19.4%	8.2%
2-Year	2.3%	3.7%	2.2%	4.0%	1.3%	3.0%	12.8%	13.3%	6.3%
3-Year	10.9%	13.1%	8.7%	11.2%	8.1%	10.5%	18.3%	17.3%	7.4%
4-Year	7.0%	8.4%	5.5%	7.2%	4.9%	6.5%	11.2%	10.8%	5.0%
5-Year	8.8%	10.4%	7.2%	9.1%	6.4%	8.2%	12.0%	10.8%	5.7%
6-Year	17.9%	20.9%	14.8%	18.2%	13.6%	16.8%	18.4%	17.1%	8.6%
7-Year	17.9%	20.6%	14.8%	17.9%	13.6%	16.5%	14.4%	12.8%	5.8%
8-Year	21.4%	23.6%	17.1%	19.8%	16.5%	19.0%	13.8%	11.8%	4.4%
9-Year	17.4%	19.3%	14.3%	16.5%	13.6%	15.7%	13.8%	12.0%	4.8%
10-Year	17.0%	18.6%	14.2%	16.2%	13.5%	15.3%	14.1%	12.4%	4.9%

Since PSH Inception (December 31, 2012)
As of December 31, 2025

PSH Net Return	Illustrative PSH Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
13.5%	15.2%	14.9%	12.2%	4.4%

As of March 31, 2026

PSH Net Return	Illustrative PSH Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
11.8%	13.4%	14.2%	11.6%	4.2%

Since PSLP Inception (January 1, 2004)
As of December 31, 2025

PSLP Net Return	Illustrative PSLP Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
15.4%	18.3%	10.7%	9.4%	2.3%

As of March 31, 2026

PSLP Net Return	Illustrative PSLP Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
14.4%	17.2%	10.3%	9.1%	2.2%

Since PSIL Inception (January 1, 2005)
As of December 31, 2025

PSIL Net Return	Illustrative PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
13.4%	15.9%	10.7%	9.1%	2.3%

As of March 31, 2026

PSIL Net Return	Illustrative PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
12.3%	14.8%	10.3%	8.8%	2.2%

Since PSLP Inception (January 1, 2004) and converted to PSH on the Conversion Date (Cumulative Returns)
As of December 31, 2025

Illustrative
PSLP / PSH Net Return (2)
(2.0% Mgmt. Fee only)
4,483%
PSLP / PSH
Net Return (1)
(1.5% Mgmt. &
20%/16% Incentive Fee)
2,644%
S&P 500
836%
5,000%
4,500%
4,000%
3,500%
3,000%
2,500%
2,000%
1,500%
1,000%
500%
0%
(500%)
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23
'24
'25

(1)	Represents net asset value net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012.

(2)
Represents hypothetical net asset value net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012, assuming PSLP and PSH only paid a 2.0% management fee (assumed to be accrued monthly throughout the year) and did not pay any performance fees.

As of March 31, 2026

(1)	Represents net asset value net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012.
(2)
Represents hypothetical net asset value net returns an investor would have earned if she/he invested in PSLP at its January 1, 2004 inception and converted to PSH at its launch on December 31, 2012, assuming PSLP and PSH only paid a 2.0% management fee (assumed to be accrued monthly throughout the year) and did not pay any performance fees.

Since PSLP Inception (January 1, 2004) and converted to PSH on the Conversion Date (Annualized Return)
As of December 31, 2025

PSLP/PSH Net Return	Illustrative PSLP/PSH Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
16.2%	19.0%	10.7%	9.4%	2.3%

As of March 31, 2026

PSLP/PSH Net Return	Illustrative PSLP/PSH Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
15.2%	17.8%	10.3%	9.1%	2.2%

Annual Returns

	PSH Net Return	PSLP Net Return	PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
2004		42.59%		10.9%	15.2%	2.2%
2005		39.93%	36.18%	4.9%	10.0%	4.2%
2006		22.54%	22.48%	15.8%	20.7%	9.2%
2007		22.01%	22.33%	5.6%	9.6%	3.2%
2008		-12.96%	-11.86%	-37.0%	-40.3%	-25.5%
2009		40.59%	41.21%	26.4%	30.8%	13.1%

	PSH Net Return	PSLP Net Return	PSIL Net Return	S&P 500	MSCI World Index	HFRX Equity Hedge Index
2010		29.67%	21.68%	15.1%	12.3%	8.9%
2011		-1.12%	-2.01%	2.1%	-5.0%	-19.1%
2012		13.25%	12.36%	16.0%	16.5%	4.8%
2013	9.57%	9.69%	9.30%	32.4%	27.4%	11.1%
2014	40.39%	36.93%	36.96%	13.7%	5.5%	1.4%
2015	-20.53%	-16.21%	-16.49%	1.4%	-0.3%	-2.3%
2016	-13.46%	-9.60%	-10.11%	12.0%	8.1%	0.1%
2017	-4.01%	-1.58%	-3.18%	21.8%	23.1%	10.0%
2018	-0.65%	-1.21%	1.76%	-4.4%	-8.2%	-9.4%
2019	58.07%	44.14%	42.78%	31.5%	28.4%	10.7%
2020	70.23%	56.56%	55.09%	18.4%	16.5%	4.6%
2021	26.91%	22.89%	19.04%	28.7%	22.4%	12.1%
2022	-8.83%	-7.81%	-8.37%	-18.1%	-17.7%	-3.2%
2023	26.65%	20.81%	20.65%	26.3%	24.4%	6.9%
2024	10.24%	8.24%	8.60%	25.0%	19.2%	7.8%
2025	20.90%	18.28%	17.87%	17.9%	21.6%	10.1%

The S&P 500 is an unmanaged capitalization-weighted index that measures the performance of the large-capitalization segment of the U.S. market. The index includes 500 leading U.S. stocks representing all major industries.
The MSCI World Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. The index captures large and mid-capitalization representation across 23 developed markets countries.
The HFRX Equity Hedge Index is constructed and maintained by Hedge Fund Research, Inc. The HFRX Equity Hedge Index includes funds that maintain long and short positions in primarily equity and equity derivative securities and employ a broad range of fundamental and quantitative techniques in their investment process.
These indices do not reflect any fees, expenses or sales loads. It is not possible to invest directly in an index. The volatility of the indices presented may be materially different from that of the performance of the Company and/or the Affiliated Funds. In addition, the indices employ different guidelines and criteria than the Company and the Affiliated Funds; as a result, the holdings in the Company and the Affiliated Funds differ significantly from the securities that comprise the indices. The indices allow for comparison of the Affiliated Funds’ performance with that of well-known, appropriate and widely recognized indices; the indices are not intended to be reflective or indicative of the Affiliated Funds’ or the Company’s past or future performance.

APPENDIX B – PUBLIC COMPANY ENGAGEMENTS OF THE MANAGER
The list below reflects all of the long position portfolio companies and short positions of the Affiliated Funds (along with the year of initial investment) from the inception of PSLP on January 1, 2004 through December 31, 2025, in respect of which (a) the Manager or any Affiliated Fund, as applicable, has designated a representative to the board, filed a Schedule 13D, Form 4 or a similar filing pursuant to the applicable law of another jurisdiction or has made a filing or notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; or (b) the Manager has publicly recommended changes to the company’s strategy in an investment-specific white paper, letter or presentation. Past performance is not necessarily indicative of future results. There can be no assurance that the Manager will be able to identify and make investments that are consistent with the Company’s investment objective or generate attractive returns for the Common Shareholders. This information is not intended to represent the anticipated portfolio composition of the Company or any anticipated portfolio holding. See “Risk Factors” beginning on page 49 of this prospectus for more information.

Long Positions
Wendy’s International, Inc.	2004
Sears Roebuck & Co.	2004
Plains Resources Inc.	2004
Atlantic Realty Trust, Inc.	2004
Sizeler Property Investors, Inc.	2004
McDonald’s Corporation	2005
Sears Canada Inc.	2005
Borders Group, Inc.	2006
Ceridian Corporation	2006
Target Corporation	2007
General Growth Properties, Inc.	2008
Longs Drug Stores Corporation	2008
EMC Corporation	2008
Landry’s Restaurants, Inc.	2009
The Howard Hughes Corporation*	2010
Fortune Brands Home & Security Inc.	2010
Beam Inc.	2010
Alexander & Baldwin, Inc.	2010
J.C. Penney Company, Inc.	2010
Canadian Pacific Railway Limited	2011
Justice Holdings Ltd.	2011
The Procter & Gamble Company	2012
Burger King Worldwide Inc. (now known as Restaurant Brands International Inc.)**	2012
Platform Specialty Products Corporation	2013
Air Products & Chemicals, Inc.	2013
Federal National Mortgage Association	2013
Federal Home Loan Mortgage Corporation	2013
Zoetis Inc.	2014
Allergan, Inc.	2014
Valeant Pharmaceuticals International, Inc.	2015
Nomad Foods Ltd.	2015
Mondelez International, Inc.	2015
Chipotle Mexican Grill, Inc.	2016
Automatic Data Processing, Inc.	2017
Starbucks Corporation	2018
United Technologies Corporation	2018
Lowe’s Companies Inc.	2018
Hilton Worldwide Holdings Inc.	2018

B-1

Long Positions
Agilent Technologies Inc.	2019
Starbucks Corporation	2020
Pershing Square Tontine Holdings, Ltd.	2020
Universal Music Group N.V.	2021
Canadian Pacific Kansas City Limited	2021
Alphabet Inc.	2023
Pershing Square SPARC Holdings, Ltd.	2023
Seaport Entertainment Group Inc.	2024
Brookfield Corporation	2024
Nike Inc.	2024
Hertz Global Holdings, Inc.	2024

Short Positions
MBIA Inc.	2004
The Ambac Financial Group, Inc.	2005
Federal National Mortgage Association	2007
Federal Home Loan Mortgage Corporation	2007
Financial Securities Assurance	2007
Herbalife Ltd.	2012

*	Now Howard Hughes Holdings Inc.
**
The original investment was made in Justice Delaware Holding, Inc., (a predecessor to Burger King Worldwide Inc.). Represents the year of initial investment. In 2020, the Manager (and its affiliated reporting persons) filed an initial Schedule 13D after previously filing a Schedule 13G with respect to the investment when it (along with its affiliated reporting persons) ceased to be eligible to file a Schedule 13G by virtue of the exemption under Section 13(d)(6)(B) of the Exchange Act.

B-2

40,516,960 Shares

Pershing Square USA, Ltd.
Common Shares

$50.00 per share
Prospectus
Citigroup
UBS Investment Bank
BofA Securities
Jefferies
Wells Fargo Securities
RBC Capital Markets
BTG Pactual
Keefe, Bruyette & Woods, Inc.
Academy Securities
Huntington Capital Markets
Loop Capital Markets
Oppenheimer & Co.
Piper Sandler
Roberts & Ryan
Wedbush Securities
Aegis Capital Corp.
AmeriVet Securities
C.L. King & Associates
CastleOak Securities, L.P.
Clear Street
InspereX
Jones
R. Seelaus & Co., LLC
Samuel A. Ramirez & Company, Inc.
Siebert Williams Shank
Tigress Financial Partners
Charles Schwab & Co., Inc.
Robinhood Financial LLC
Until May 23, 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.